                                                                    EXHIBIT 10.1

                                                                  EXECUTION COPY

================================================================================

                                CREDIT AGREEMENT

                                      Among

                             CSA ACQUISITION CORP.,

                        COOPER-STANDARD AUTOMOTIVE INC.,

                   COOPER-STANDARD AUTOMOTIVE CANADA LIMITED,

                          VARIOUS LENDING INSTITUTIONS,

                      DEUTSCHE BANK TRUST COMPANY AMERICAS,
                            as Administrative Agent,

                          LEHMAN COMMERCIAL PAPER INC.,
                              as Syndication Agent,

                                       and

                       GOLDMAN SACHS CREDIT PARTNERS L.P.,
                UBS SECURITIES LLC, and THE BANK OF NOVA SCOTIA,
                           as Co-Documentation Agents

                          Dated as of December 23, 2004

                                   ----------

                         DEUTSCHE BANK SECURITIES INC.,
                                       and
                              LEHMAN BROTHERS INC.,
                    as Joint Lead Arrangers and Book Runners

================================================================================

          CREDIT AGREEMENT, dated as of December 23, 2004, among CSA ACQUISITION
CORP., a Delaware corporation ("Holdings"), COOPER-STANDARD AUTOMOTIVE INC., an
Ohio corporation (the "U.S. Borrower"), COOPER-STANDARD AUTOMOTIVE CANADA
LIMITED, a corporation organized under the laws of Ontario (the "Canadian
Borrower" and, together with the U.S. Borrower, the "Borrowers"), the Lenders from time to time party hereto, the Administrative Agent, LEHMAN COMMERCIAL
PAPER INC., as Syndication Agent (in such capacity, the "Syndication Agent",
GOLDMAN SACHS CREDIT PARTNERS, L.P., UBS SECURITIES LLC and THE BANK OF NOVA
SCOTIA, as Co-Documentation Agents (in such capacity, each, a "Co-Documentation
Agent" and, collectively, the "Co-Documentation Agents"), and DEUTSCHE BANK
SECURITIES INC. and LEHMAN BROTHERS INC., as Joint Lead Arrangers and Book
Runners (in such capacity, each a "Joint Lead Arranger" and, collectively, the
"Joint Lead Arrangers"). Unless otherwise defined herein, all capitalized terms used herein and defined in Section 11 are used herein as so defined.

                                   WITNESSETH:

          WHEREAS, subject to and upon the terms and conditions herein set forth, the Lenders are willing to make available to the Borrowers on a several
(but not joint) basis the credit facilities provided for herein;

          NOW, THEREFORE, IT IS AGREED:

          SECTION 1. Definitions. As used herein, the following terms shall have the meanings herein specified unless the context otherwise requires. Defined terms in this Agreement shall include in the singular number the plural and in the plural the singular:

          "Account Party" shall mean (x) in the case of each Dollar Facility
Letter of Credit, the U.S. Borrower and (y) in the case of each Multicurrency
Facility Letter of Credit, the Canadian Borrower.

          "Acquisition" shall mean, collectively, the acquisition by Holdings from the Sellers of all Equity Interests in the U.S. Borrower, its Subsidiaries
and certain of its Affiliates, all as contemplated by the Acquisition Agreement and the other Acquisition Documents.

          "Acquisition Agreement" shall mean the Stock Purchase Agreement, dated as of September 16, 2004, among Holdings and the Seller (including the schedules and exhibits thereto), as amended by the First Amendment, dated as of December
3, 2004, and as the same may be further amended, modified and/or supplemented from time to time in accordance with the terms hereof and thereof.

          "Acquisition Documents" shall mean the Acquisition Agreement and all other material documents, instruments and agreements entered into in connection with the Acquisition and all schedules, exhibits and annexes to each of the foregoing, in each case as the same may be amended, modified and/or supplemented from time to time in accordance with the terms hereof and thereof.

          "Additional Collateral" shall mean all property (whether real or personal) in which security interests are granted (or have been purported to be granted) (and continue to be in effect at the time of determination) pursuant to
Sections 9.12 and 9.13.

          "Additional Security Documents" shall have the meaning provided in
Section 9.13.

          "Additional Senior Subordinated Notes" means any senior subordinated notes issued by the U.S. Borrower after the Initial Borrowing Date, and the
Indebtedness represented thereby, provided that (a) such senior subordinated notes (i) shall not provide for guarantors, obligors or security in addition to those which apply to the Senior Subordinated Notes, (ii) shall not have a maturity date that is earlier than the date occurring 180 days after the Tranche
C Term Loan Maturity Date, or provide for any amortization, sinking fund or other scheduled payments (other than regularly scheduled interest payments)
prior to the date occurring 180 days after the Tranche C Term Loan Maturity
Date, and (iii) shall be subordinated to the Obligations on terms not less favorable to the Lenders than the terms in respect of the Senior Subordinated
Notes and (b) all other terms (excluding interest rates and redemption premiums)
of such senior subordinated notes shall not be materially less favorable to the
Lenders than those existing with respect to the Senior Subordinated Notes, in each case as the same may be amended, modified and/or supplemented from time to time in accordance with the terms hereof and thereof. As used herein, the term
"Additional Senior Subordinated Notes" shall include any Exchange Additional
Senior Subordinated Notes issued pursuant to the respective Additional Senior
Subordinated Notes Indenture in exchange for theretofore outstanding Additional
Senior Subordinated Notes as contemplated by the definition of Exchange Senior
Notes.

          "Additional Senior Subordinated Notes Documents" shall mean the
Additional Senior Subordinated Notes, each Additional Senior Subordinated Notes
Indenture and the other documents and instruments entered into in connection with an issuance of Additional Senior Subordinated Notes, in each case as the same may be amended, modified and/or supplemented from time to time in accordance with the terms hereof and thereof.

          "Additional Senior Subordinated Notes Indenture" shall mean any indenture pursuant to which Additional Senior Subordinated Notes may be issued, as the same may be amended, modified and/or supplemented from time to time in accordance with the terms hereof and thereof.

          "Adjustable Applicable Margins" shall have the meaning provided in the definition of Applicable Margin.

          "Administrative Agent" shall mean Deutsche Bank Trust Company Americas and shall include any successor to the Administrative Agent appointed pursuant to Section 12.10; provided that as used herein and in the other Credit
Documents, for purposes of actions to be taken hereunder, notices to be received or given and payments to be received or made in respect of Tranche A Term Loans,
Canadian Dollar Denominated Incremental Term Loans and all borrowings under, and issuances of Letters of Credit pursuant to, the Multicurrency Facility Revolving
Loan Commitment, the term "Administrative Agent" shall mean the Canadian
Sub-Agent.

          "Affiliate" means, with respect to a specified Person, any other
Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
Neither any Agent nor any Lender shall be deemed to be an Affiliate of Holdings or any of its Subsidiaries solely by virtue of being a party to this Agreement.

          "Agent" shall mean the Administrative Agent, the Collateral Agent, the
Syndication Agent and each Co-Documentation Agent and shall include any successor to any such Person appointed pursuant to Section 12.10.

                                       -2-

          "Aggregate Dollar Facility RL Exposure" shall mean, at any time, the sum of (i) the aggregate principal amount of all Dollar Facility Revolving Loans then outstanding, (ii) the aggregate amount of all Dollar Facility Letter of
Credit Outstandings at such time and (iii) the aggregate principal amount of all
Swingline Loans then outstanding.

          "Aggregate Multicurrency Facility RL Exposure" shall mean, at any time, the sum of (i) the aggregate principal amount, or Face Amount, as applicable, of all Multicurrency Facility Revolving Loans outstanding at such time (for this purpose, using the U.S. Dollar Equivalent of the principal amount or Face Amount, as the case may be, of any Canadian Dollar Denominated Revolving
Loans), and (ii) the aggregate amount of all Multicurrency Facility Letter of
Credit Outstandings (using the U.S. Dollar Equivalent of all amounts expressed in Canadian Dollars) at such time.

          "Agreement" shall mean this Credit Agreement, as modified, supplemented, amended, restated (including any amendment and restatement hereof), extended, renewed, refinanced or replaced from time to time.

          "Applicable Currency" shall mean (i) with respect to any Loan, the
Available Currency in which such Loan was incurred and (ii) with respect to any
Letter of Credit, the Available Currency in which such Letter of Credit was denominated; provided that in the event Loans maintained in, or Unpaid Drawings owed in, Canadian Dollars are converted into Loans maintained, or Unpaid
Drawings owing, as the case may be, in U.S. Dollars under the circumstances contemplated by Section 2.14, the Applicable Currency with respect to such Loans and Unpaid Drawings shall be U.S. Dollars.

          "Applicable Increased Term Loan Rate" shall mean, at any time, (A)
with respect to any newly-created Tranche of Incremental Term Loans (other than
Canadian Dollar Denominated Incremental Term Loans), the rate per annum
(expressed as a percentage) determined by the Administrative Agent (and notified to the Lenders) as the rate per annum required to equalize the interest rates applicable to each then existing Tranche of Term Loans (other than Tranche A
Term Loans and Canadian Dollar Denominated Incremental Term Loans) and such
Tranche of Incremental Term Loans and (B) with respect to any newly-created
Tranche of Canadian Dollar Denominated Incremental Term Loans, the rate per annum (expressed as a percentage) determined by the Administrative Agent (and notified to the Lenders) as the rate per annum required to equalize the interest rates applicable to the Tranche A Term Loans and each other then existing
Tranche of Canadian Dollar Denominated Incremental Term Loans, on the one hand, and such Tranche of Canadian Dollar Denominated Incremental Term Loans, on the
other hand. Each determination of the "Applicable Increased Term Loan Rate"
shall be made by the Administrative Agent taking into account the relevant factors outlined in subclause (II) of the proviso to clause (viii) of Section
2.15(a) and shall be conclusive and binding on all Lenders absent manifest error.

          "Applicable Margin" shall mean initially a percentage per annum equal to (i) in the case of (x) Tranche A Term Loans maintained as (A) Canadian Prime
Rate Loans, 1.50% and (B) Bankers' Acceptance Loans, 2.50% (or, on and after the date of the most recent incurrence of any Tranche of Canadian Dollar Denominated
Incremental Term Loans bearing interest at the Applicable Increased Term Loan
Rate, the Applicable Increased Term Loan Rate for such Tranche of Canadian
Dollar Denominated Incremental Term Loans) and (y) Tranche B Term Loans and
Tranche C Term Loans maintained as (A) Base Rate Loans, 1.00% and (B) Eurodollar
Loans, 2.00% (or, on and after the date of the most recent incurrence of any
Tranche of Incremental Term Loans (other than

                                       -3-

Canadian Dollar Denominated Incremental Term Loans) bearing interest at the
Applicable Increased Term Loan Rate, the Applicable Increased Term Loan Rate for
such Tranche of Incremental Term Loans); (ii) in the case of Revolving Loans maintained as (A) Base Rate Loans or Canadian Prime Rate Loans, 1.50% and (B)
Eurodollar Loans or Banker's Acceptance Loans, 2.50%; (iii) in the case of
Swingline Loans, 1.50%; and (iv) in the case of any Type of Incremental Term
Loan of a given Tranche, that percentage per annum set forth in, or calculated in accordance with, Section 2.15 and the relevant Incremental Term Loan
Commitment Agreement (or (I) in the case of Canadian Dollar Denominated
Incremental Term Loans of a given Tranche, on and after the date of the most recent incurrence of any Tranche of Canadian Dollar Denominated Incremental Term
Loans bearing interest at the Applicable Increased Term Loan Rate, the
Applicable Increased Term Loan Rate for such Tranche of Canadian Dollar
Denominated Incremental Term Loans and (II) in the case of Incremental Term
Loans of a given Tranche (other than Canadian Dollar Denominated Incremental
Term Loans), on and after the date of the most recent incurrence of any Tranche of Incremental Term Loans (other than Canadian Dollar Denominated Incremental
Term Loans) bearing interest at the Applicable Increased Term Loan Rate, the
Applicable Increased Term Loan Rate for such Tranche of Incremental Term Loans).
From and after each day of delivery on or after the Effective Date of any certificate delivered in accordance with the first sentence of the following paragraph indicating an entitlement to a different margin for a given eligible
Tranche of Loans (other than Term Loans) from that described in the immediately preceding sentence (each, a "Start Date") to and including the applicable End
Date described below, the Applicable Margins for such eligible Tranche of Loans
(hereinafter, the "Adjustable Applicable Margins") shall be those set forth below opposite the Leverage Ratio indicated to have been achieved in any certificate delivered in accordance with the following sentence:

                                                          Multicurrency Facility
                               Multicurrency Facility     Revolving Loan, Dollar
                             Revolving Loan and Dollar   Facility Revolving Loan
                              Facility Revolving Loan    and Swingline Loan Base
                               Eurodollar Margin and     Rate and Canadian Prime
Leverage Ratio                      Drawing Fee                Rate Margin
--------------               -------------------------   -----------------------
Less than 3.50 to 1.00 but
equal to or greater than
3.00 to 1.00                           2.25%                      1.25%

Less than 3.00 to 1.00                 2.00%                      1.00%

          The Leverage Ratio used in a determination of the Adjustable
Applicable Margins for a given eligible Tranche of Loans shall be determined based on the delivery of a certificate of the U.S. Borrower by an Authorized
Officer to the Administrative Agent (with a copy to be sent by the
Administrative Agent to each Lender), within 45 days of the last day of any
Fiscal Quarter (each such certificate, a "Quarterly Pricing Certificate"), which certificate shall set forth the calculation of the Leverage Ratio as at the last day of the period of four consecutive Fiscal Quarters ended immediately prior to the relevant Start Date (but determined on a Pro Forma Basis solely to give effect to all Permitted Acquisitions, Asset Dispositions, Incremental Extensions
of Credit and issuances of Additional Senior Subordinated Notes consummated on or prior to the date of delivery of such certificate and any Indebtedness incurred, assumed or permanently repaid in connection therewith) and the
Adjustable Applicable Margins for such eligible Tranche of Loans which shall be thereafter applicable (until same are changed or cease to apply in accordance with the following

                                      -4-

sentences). The Adjustable Applicable Margins for each eligible Tranche of Loans as so determined shall apply, except as set forth in the succeeding sentence, from the relevant Start Date to the earlier of (x) the date on which the next certificate is delivered to the Administrative Agent or (y) the date which is 45 days following the last day of the period of four consecutive Fiscal Quarters in which the previous Start Date occurred (such earlier date, the "End Date"), at which time, if no certificate has been delivered to the Administrative Agent indicating an entitlement to new Adjustable Applicable Margins for the respective eligible Tranche of Loans (and thus commencing a new Start Date), the
Adjustable Applicable Margins for such Tranche of Loans shall be those set forth in the first sentence of this definition (such Adjustable Applicable Margins as so determined, the "Highest Adjustable Applicable Margins"). Notwithstanding
anything to the contrary contained above in this definition, the Adjustable
Applicable Margins shall be the Highest Adjustable Applicable Margins at all times (x) during which there shall exist any Event of Default under clauses (a),
(b), (h), (i) or (j) of Section 11 and (y) prior to the date of delivery of the financial statements pursuant to Section 9.01(c) for the 2nd Fiscal Quarter of
Fiscal Year 2005.

          "Applicable Prepayment Percentage" shall mean, at any time, 50%;
provided that if at any time the Leverage Ratio is (i) less than 3.25:1.00 (as set forth in an officer's certificate delivered pursuant to Section 9.01(c) for the Fiscal Quarter or Fiscal Year then last ended), the Applicable Prepayment
Percentage shall instead be 25% and (ii) less than 2.50:1.00 (as set forth in an officer's certificate delivered pursuant to Section 9.01(c) for the Fiscal
Quarter or Fiscal Year then last ended), the Applicable Prepayment Percentage shall instead be 0%.

          "Asset Disposition" means any disposition of assets of the U.S.
Borrower or any of its Subsidiaries outside the ordinary course of business that is permitted under Section 10.05.

          "Asset Sale" shall mean any sale, transfer or other disposition by
Holdings or any of its Subsidiaries to any Person other than the U.S. Borrower or any Wholly-Owned Subsidiary of the U.S. Borrower of any asset or property
(including, without limitation, any capital stock or other securities of, or other Equity Interests in, another Person) of Holdings or such Subsidiary other than the disposition described in clauses (a) through (g) and clauses (i) and
(j) of Section 10.05.

          "Assignment and Assumption Agreement" shall mean the Assignment and
Assumption Agreement substantially in the form of Exhibit K (appropriately completed).

          "Authorized Officer" shall mean, with respect to (i) delivering
Notices of Borrowing, Notices of Conversion/Continuation, Letter of Credit
Requests and similar notices, any person or persons that has or have been authorized by the board of directors of either Borrower to deliver such notices pursuant to this Agreement and that has or have appropriate signature cards on file with the Administrative Agent, the Swingline Lender and the respective
Issuing Lender; (ii) delivering financial information and officer's certificates pursuant to this Agreement, the chief financial officer, principal accounting officer, any treasurer, any controller or (except in the case of financial matters) the general counsel of Holdings or the U.S. Borrower; and (iii) any other matter in connection with this Agreement or any other Credit Document, any officer (or a person or persons so designated by any two officers) of Holdings or the U.S. Borrower.

          "Available Currency" shall mean (i) with respect to Tranche A Term
Loans, Canadian Dollars, (ii) with respect to Tranche B Term Loans, Tranche C
Term Loans, U.S. Borrower Incremental Term Loans, Dollar Facility Revolving
Loans and Swingline Loans and Dollar Facility

                                       -5-

Letters of Credit, U.S. Dollars, and (iii) with respect to Multicurrency
Facility Revolving Loans, Multicurrency Facility Letters of Credit and Canadian
Borrower Incremental Term Loans, U.S. Dollars and Canadian Dollars.

          "B/A Discount Proceeds" shall mean, in respect of any Bankers'
Acceptance or Draft to be purchased by a Canadian Lender on any date pursuant to
Section 2.01(a), (d) or (e), as the case may be, and Schedule III hereto, the difference between (i) the result (rounded to the nearest whole Canadian cent, and with one-half of one Canadian cent being rounded up) calculated on such day by dividing the aggregate Face Amount of such Bankers' Acceptance or Draft by the sum of one plus the product of (x) the Reference Discount Rate (expressed as a decimal) applicable to such Bankers' Acceptance or Draft multiplied by (y) a fraction, the numerator of which is the number of days in the term of such
Bankers' Acceptance or Draft and the denominator of which is 365; and (ii) the aggregate applicable Drawing Fee with such product being rounded up or down to the fifth decimal place and .000005 being rounded up.

          "B/A Equivalent Note" shall have the meaning provided in Schedule III hereto.

          "B/A Instruments" means, collectively, Bankers' Acceptances, Drafts and B/A Equivalent Notes, and, in the singular, any one of them.

          "B/A Lender" shall mean any Canadian Lender which is not a Non-B/A
Lender.

          "Bankers' Acceptance" means a Draft drawn by the Canadian Borrower and accepted by a Canadian Lender pursuant to Section 2.01(a), (d) or (e), as the case may be, and Schedule III hereto.

          "Bankers' Acceptance Loans" shall mean (i) the creation of Bankers'
Acceptances or (ii) the creation and purchase of completed Drafts and the exchange of such Drafts for B/A Equivalent Notes, in each case as contemplated in Sections 2.01(a), (d) and (e) and Schedule III hereto.

          "Bankruptcy Code" shall mean Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto.

          "Base Rate" at any time shall mean (x) in the case of Multicurrency
Facility Revolving Loans (and related Obligations) and Tranche A Term Loans and
Canadian Dollar Denominated Incremental Term Loans (and related Obligations)
owing in U.S. Dollars after the occurrence of a Sharing Event, the higher of (i)
the rate of interest in effect for such day as publicly announced from time to time by DBAG, as its "US base rate" for commercial loans made by it in Canada denominated in U.S. Dollars and (ii) the rate which is 1/2 of 1% in excess of the Federal Funds Rate at such time and (y) in all other cases, the higher of
(i) the rate which is 1/2 of 1% in excess of the Federal Funds Rate at such time and (ii) the Prime Lending Rate at such time.

          "Base Rate Loan" shall mean (i) each Swingline Loan, (ii) each other
Dollar Denominated Loan which is designated or deemed designated as a Base Rate
Loan by the respective Borrower at the time of the incurrence thereof or conversion thereto, (iii) each outstanding Tranche A Term Loan, Multicurrency
Facility Revolving Loan and Canadian Borrower Incremental Term Loan after the conversion thereof pursuant to Section 2.14.

                                       -6-

          "Borrowers" shall have the meaning provided in the first paragraph of this Agreement.

          "Borrowing" shall mean the borrowing of one Type of Loan pursuant to a single Tranche by the Canadian Borrower or the U.S. Borrower, as the case may be, from all the Lenders having Commitments with respect to such Tranche (or from the Swingline Lender, in the case of Swingline Loans) on a given date (or resulting from a conversion or conversions on such date), having (x) in the case of Eurodollar Loans the same Interest Period and (y) in the case of Bankers'
Acceptance Loans, underlying Bankers' Acceptances Drafts or B/A Equivalent Notes
with the same maturities; provided (x) that Base Rate Loans incurred pursuant to
Section 2.10(b) shall be considered part of the related Borrowing of Eurodollar
Loans and (y) any Incremental Term Loans incurred pursuant to Section 2.01(d)
shall be considered part of the related Borrowing of the then outstanding
Tranche of Term Loans (if any) to which such Incremental Term Loans are added pursuant to, and in accordance with the requirements of, Section 2.15(c).

          "Business Day" shall mean (i) for all purposes other than as covered by clauses (ii) and (iii) below, any day except Saturday, Sunday and any day which shall be in New York City a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (i) above and which is also a day for trading by and between banks in the New York or London interbank Eurodollar market and (iii) with respect to all notices and determinations in connection with, and payments of principal (or, Face Amount, as applicable), Unpaid
Drawings and interest on, Tranche A Term Loans, Canadian Dollar Denominated
Incremental Term Loans, Multicurrency Facility Revolving Loans incurred by the
Canadian Borrower or any Multicurrency Facility Letters of Credit, any day which is a Business Day described in clauses (i) and, if relevant, (ii) above and which is also a day which is not a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close in Toronto, Ontario.

          "CAM Exchange Percentage" shall mean, as to each Lender, a fraction, expressed as a decimal, in each case determined on the date of occurrence of a
Sharing Event (but before giving effect to any actions to occur on such date pursuant to Section 2.14) of which (a) the numerator shall be the sum of (i) the
RL Percentage of such Lender of (x) the aggregate outstanding principal amount
(or, Face Amount, as applicable) of all Revolving Loans and Swingline Loans
(taking the U.S. Dollar Equivalents of any amounts expressed in Canadian Dollars on the date of the occurrence of the Sharing Event) and (y) the aggregate amount of Letter of Credit Outstandings and (ii) the aggregate principal amount (or,
Face Amount, as applicable) of all outstanding Term Loans of such Lender (taking the U.S. Dollar Equivalents of any amounts expressed in Canadian Dollars on the date of the occurrence of the Sharing Event), and (b) the denominator of which shall be the sum of (i) the sum of (x) the aggregate outstanding principal (or,
Face Amount, as applicable) of all Revolving Loans and Swingline Loans (taking the U.S. Dollar Equivalents of any amounts expressed in Canadian Dollars on the date of the occurrence of the Sharing Event) and (y) the aggregate amount of
Letter of Credit Outstandings, and (ii) the aggregate principal amount (or, Face
Amount, as applicable) of all outstanding Term Loans of all Lenders (taking the
U.S. Dollar Equivalents of any amounts expressed in Canadian Dollars on the date of the occurrence of the Sharing Event).

          "Canadian Borrower" shall have the meaning provided in the first paragraph of this Agreement.

                                       -7-

          "Canadian Borrower Incremental Term Loans" shall mean Incremental Term
Loan incurred by the Canadian Borrower.

          "Canadian Credit Party" shall mean the Canadian Borrower and each
Canadian Subsidiary Guarantor.

          "Canadian Dollar Denominated Incremental Term Loans" shall mean
Canadian Borrower Incremental Term Loans made in Canadian Dollars.

          "Canadian Dollar Denominated Letter of Credit" shall mean each Letter of Credit denominated in Canadian Dollars.

          "Canadian Dollar Denominated Letter of Credit Outstandings" shall mean, at any time, the sum of (i) the aggregate Stated Amount of all outstanding
Canadian Dollar Denominated Letters of Credit at such time and (ii) the aggregate amount of all Unpaid Drawings with respect to Canadian Dollar
Denominated Letters of Credit at such time.

          "Canadian Dollar Denominated Loan" shall mean all Loans denominated in
Canadian Dollars, which shall include each Tranche A Term Loan, each Canadian
Dollar Denominated Incremental Term Loan and each Multicurrency Facility
Revolving Loan made in Canadian Dollars.

          "Canadian Dollar Denominated Revolving Loan" shall mean each
Multicurrency Facility Revolving Loan denominated in Canadian Dollars at the time of the incurrence thereof.

          "Canadian Dollar Equivalent" shall mean, at any time for the determination thereof, the amount of Canadian Dollars which could be purchased with the amount of U.S. Dollars involved in such computation at the spot rate of exchange therefor as quoted by the Administrative Agent as of 11:00 A.M. (New
York time) on the date two Business Days prior to the date of any determination thereof for purchase on such date (or, in the case of any determination pursuant to Section 2.14 or 13.22 or Section 21 of the U.S. Subsidiaries Guaranty (or any
equivalent provision in any other Subsidiaries Guaranty), on the date of determination).

          "Canadian Dollar L/C Stated Amount" of each Canadian Dollar
Denominated Letter of Credit shall, at any time, mean the maximum amount available to be drawn thereunder (expressed in Canadian Dollars) (in each case determined without regard to whether any conditions to drawing could then be met, but after giving effect to all previous drawings made thereunder).

          "Canadian Dollars" and "Cdn.$" shall mean freely transferable lawful money of Canada.

          "Canadian Lender" shall mean and include a Tranche A TL Lender, a
Multicurrency Facility RL Lender or any Lender holding Canadian Dollar
Denominated Incremental Term Loans (or related Incremental Term Loan
Commitments).

          "Canadian Pension Plan" shall mean any "registered pension plan" that is subject to the funding requirements of the Pension Benefits Act (Ontario) or applicable pension benefits legislation in any other Canadian jurisdiction and is applicable to employees of any Subsidiary of Holdings resident in Canada or any province or territory thereof.

          "Canadian Pledge Agreement" shall have the meaning provided in Section
6.14(b).

                                       -8-

          "Canadian Prime Rate" means, for any day, the rate of interest per annum equal to the greater of (i) the per annum rate of interest quoted or established as the "prime rate" of DBAG which it quotes or establishes for such day as its reference rate of interest in order to determine interest rates for commercial loans in Canadian Dollars in Canada to its Canadian borrowers; and
(ii) the average rate for Canadian Dollar banker's acceptances having a term of
30 days that appears on Reuters Screen CDOR Page (or such other page as may be selected by the Canadian Sub-Agent as a replacement page for such Banker's
Acceptances if such screen is not available) at approximately 10:00 a.m.
(Toronto time) on such day plus 75 basis points per annum, adjusted automatically with each quoted or established change in such rate, all without the necessity of any notice to either Borrower or any other Person.

          "Canadian Prime Rate Loans" shall mean any Canadian Dollar Denominated
Loan designated or deemed designated as such by the Canadian Borrower at the time of the incurrence thereof or conversion thereto.

          "Canadian Reference Lenders" shall mean, collectively, DBAG and The
Bank of Nova Scotia; and "Canadian Reference Lender" means any one of them, as the context requires.

          "Canadian Resident" shall mean, in respect of a Tranche A Term Loan, a
Canadian Dollar Denominated Incremental Term Loan, a Multicurrency Facility
Revolving Loan or Multicurrency Facility Letter of Credit, at any time, a Person who at that time is (a) not a non-resident of Canada for purposes of the Income
Tax Act (Canada); (b) an authorized foreign bank deemed to be resident in Canada for purposes of Part XIII of the Income Tax Act (Canada) in respect of all amounts payable to such Person pursuant to such Loans or Letters of Credit, as the case may be; (c) a Canadian partnership, within the meaning of that term for the purposes of paragraph 212(13.1)(b) of the Income Tax Act (Canada); or (d)
not liable for withholding tax pursuant to Part XIII of the Income Tax Act
(Canada) in respect of all amounts payable to such Person pursuant to such Loans or Letters of Credit, as the case may be.

          "Canadian Security Agreement" shall have the meaning provided in
Section 6.15(b).

          "Canadian Security Documents" shall mean and include the Canadian
Security Agreement, the Canadian Pledge Agreement each Mortgage covering a
Mortgaged Property located in Canada or any province thereof, and, on and after the execution and delivery thereof, each security or other pledge agreement entered into pursuant to the terms of this Agreement and governed by the laws of
Ontario (or Quebec, in the case of any Canadian Credit Party organized under the laws of Quebec or with Collateral, its chief executive office or its principal place of business in Quebec).

          "Canadian Sub-Agent" shall mean DBAG, or any other affiliate of DBTCA or DBAG designated by DBTCA to act in such capacity.

          "Canadian Subsidiaries Guaranty" shall have the meaning provided in
Section 6.13(b).

          "Canadian Subsidiary" shall mean (i) each Subsidiary of Holdings incorporated or organized in Canada or any province or territory thereof and
(ii) U.S. Finco.

          "Canadian Subsidiary Guarantor" shall mean (i) each Wholly-Owned
Subsidiary of Holdings that is a Canadian Subsidiary as of the Initial Borrowing
Date (other than the Canadian

                                       -9-

Borrower) and (ii) each other Wholly-Owned Subsidiary of Holdings that is a
Canadian Subsidiary and is created, established or acquired after the Initial
Borrowing Date which executes and delivers a Canadian Subsidiaries Guaranty, unless and until such time as the respective Canadian Subsidiary is released from all of its obligations under its Canadian Subsidiaries Guaranty in accordance with the terms and provisions thereof.

          "Canadian Welfare Plan" shall mean any medical, health,
hospitalization, insurance or other employee benefit or welfare plan or arrangement (but excluding any Canadian Pension Plan) applicable to employees of a Subsidiary of the U.S. Borrower resident in Canada or any province or territory thereof.

          "Capital Expenditures" means, for any period, (a) the additions to property, plant and equipment and other capital expenditures of the U.S.
Borrower and its Subsidiaries that are (or would be) set forth in a consolidated statement of cash flows of the U.S. Borrower for such period prepared in accordance with U.S. GAAP and (b) Capital Lease Obligations incurred by the U.S.
Borrower and its Subsidiaries during such period, provided that Capital
Expenditures shall not include (i) expenditures that constitute the consideration paid in respect of any Permitted Acquisition, (ii) expenditures to the extent they are made with the Net Proceeds from the issuance of Equity
Interests of Holdings, (iii) expenditures to the extent they are made with the
Net Proceeds of an Asset Sale or Recovery Event, so long as such Net Proceeds are reinvested in the business of the U.S. Borrower and its Subsidiaries pursuant to the requirements of the provisos contained in Sections 5.02(c) or
5.02(e), as the case may be, (iv) the purchase price of equipment to the extent the consideration therefor consists of any combination of (A) used or surplus equipment traded in at the time of such purchase and (B) the Net Proceeds of a substantially concurrent sale of used or surplus equipment, in each case in the ordinary course of business, (v) interest capitalized during such period, (vi)
expenditures that are accounted for as capital expenditures of the U.S. Borrower and its Subsidiaries and that actually are paid for by a third party (excluding
Holdings or any Subsidiary thereof) and for which neither Holdings nor any
Subsidiary thereof has provided or is required to provide or incur, directly or indirectly, any consideration or obligation to such third party or any other
Person (whether before, during or after such period) and (vii) the book value of any asset owned by the U.S. Borrower or any of its Subsidiaries prior to or during such period to the extent that such book value is included as a capital expenditure during such period as a result of the U.S. Borrower or such
Subsidiary reusing or beginning to reuse such asset during such period without a corresponding expenditure actually having been made in such period, provided that (A) any expenditure necessary in order to permit such asset to be reused shall be included as a Capital Expenditure during the period that such expenditure actually is made and (B) such book value shall have been included in
Capital Expenditures when such asset was originally acquired if such asset was originally acquired on or after January 1, 2004.

          "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under U.S.
GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with U.S. GAAP.

           "Change in Control" means (a) prior to a Qualified IPO, the failure by the Permitted Holders to own, directly or indirectly, beneficially and of record, Equity Interests in Holdings representing at least a majority of the aggregate ordinary voting power represented by the issued and

                                      -10-

outstanding Equity Interests in Holdings, (b) after a Qualified IPO, (i) the failure by the Permitted Holders to own, directly or indirectly, beneficially and of record, Equity Interests in Holdings representing at least 35% of the aggregate ordinary voting power represented by the issued and outstanding Equity
Interests in Holdings or (ii) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Exchange Act as in effect on the date hereof) other than the
Permitted Holders of Equity Interests in Holdings representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding
Equity Interests in Holdings, provided that, in the case of this clause (ii), the Permitted Holders own directly or indirectly, beneficially or of record, a smaller percentage of such aggregate ordinary voting power or (c) occupation of a majority of the seats (other than vacant seats) on the board of directors of
Holdings by Persons who were neither (i) nominated by the board of directors of
Holdings, (ii) appointed by directors so nominated or (iii) nominated or appointed by the Permitted Holders.

          "Co-Documentation Agent" shall have the meaning provided in the first paragraph of this Agreement and shall include any successor to a
Co-Documentation Agent appointed pursuant to Section 12.10.

          "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.
Section references to the Code are to the Code, as in effect at the date of this
Agreement and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

          "Collateral" shall mean all property (whether real or personal, movable or immovable) with respect to which any security interests have been granted (or purported to be granted) pursuant to any Security Document
(including any Additional Security Document), including, without limitation, all
Pledge Agreement Collateral, all Mortgaged Properties and all cash and Permitted
Investments delivered as collateral pursuant to Sections 5.02 or 11 or any
Credit Document and all Additional Collateral, if any.

          "Collateral Agent" shall mean DBTCA, acting as collateral agent for the Secured Creditors.

          "Collective Bargaining Agreements" shall have the meaning provided in
Section 6.17.

          "Commitment" shall mean any of the commitments of any Lender, i.e., whether a Tranche A Term Loan Commitment, Tranche B Term Loan Commitment,
Tranche C Term Loan Commitment, Incremental Term Loan Commitment, Multicurrency
Facility Revolving Loan Commitment or Dollar Facility Revolving Loan Commitment
of such Lender.

          "Common Equity Financing" shall have the meaning provided in Section
6.09(a).

          "Common Equity Financing Documents" shall mean all of the agreements governing or relating to the Common Equity Financing, in each case as the same may be amended, modified and/or supplemented from time to time in accordance with the terms thereof.

          "Company" shall mean any corporation, limited liability company, partnership or other business entity (or the adjectival form thereof, where appropriate).

                                      -11-

          "Consolidated Cash Interest Expense" means, for any period, the excess of (a) the sum of (i) the interest expense (including imputed interest expense in respect of Capital Lease Obligations) of the U.S. Borrower and its
Subsidiaries for such period, determined on a consolidated basis in accordance with U.S. GAAP, (ii) any interest accrued during such period in respect of
Indebtedness of the U.S. Borrower or any of its Subsidiaries that is required to be capitalized rather than included in such consolidated interest expense for such period in accordance with U.S. GAAP, (iii) any cash payments made during such period in respect of obligations referred to in clause (b)(iii) below that were amortized or accrued in a previous period and (iv) to the extent not otherwise included in consolidated interest expense for such period, commissions, discounts, yield and other fees, charges and amounts incurred in connection with Permitted Securitizations during such period that are payable to any person other than a U.S. Credit Party and that are comparable to or in the nature of interest under any Permitted Securitization, including losses on the sale of assets relating to any receivables securitization transaction accounted for as a "true sale" (other than any one-time financing fees paid upon entering into any Permitted Securitization), minus (b) the sum of (i) interest income (to the extent paid or payable in cash) of the U.S. Borrower and its Subsidiaries for such period, determined on a consolidated basis in accordance with U.S.
GAAP, in an aggregate amount not to exceed U.S.$4,000,000 during any period of four consecutive Fiscal Quarters, (ii) to the extent included in such consolidated interest expense for such period, non-cash amounts attributable to amortization of financing costs paid in a previous period and (iii) to the extent included in such consolidated interest expense for such period, non-cash amounts attributable to amortization of debt discounts or accrued interest payable in kind for such period; provided that for purposes of calculating the
Interest Expense Coverage Ratio for any period of four fiscal quarters ending prior to September 30, 2005, Consolidated Interest Expense for such period of four fiscal quarters shall be deemed to be (i) in the case of the period ended at the end of the fiscal quarter ended March 31, 2005, Consolidated Interest
Expense for such fiscal quarter multiplied by 4, (ii) in the case of the period ended at the end of the fiscal quarter ended June 30, 2005, Consolidated
Interest Expense for the period of two fiscal quarters ended at the end of such fiscal quarter multiplied by 2 and (iii) in the case of the period ended at the end of the fiscal quarter ended September 30, 2005, Consolidated Interest
Expense for the period of three fiscal quarters ended at the end of such fiscal quarter multiplied by 4/3.

          "Consolidated EBITDA" means, for any period, Consolidated Net Income for such period plus (a) without duplication and to the extent deducted in determining such Consolidated Net Income for such period, the sum of (i)
consolidated interest expense of the U.S. Borrower and its Subsidiaries for such period (including, to the extent not otherwise included in consolidated interest expense for such period, commissions, discounts, yield and other fees and charges incurred during such period in connection with Permitted Securitizations that are payable to any person other than a U.S. Credit Party, and any other amounts for such period comparable to or in the nature of interest under any
Permitted Securitization, including losses on the sale of assets relating to any receivables securitization transaction accounted for as a "true sale"), (ii)
consolidated income tax expense of the U.S. Borrower and its Subsidiaries for such period (including any income tax expense of Holdings for such period to the extent the U.S. Borrower has made payment to or for the account of Holdings in respect thereof), (iii) all amounts attributable to depreciation and amortization expense of the U.S. Borrower and its Subsidiaries for such period,
(iv) any non-cash charges, losses or expenses of the U.S. Borrower and its
Subsidiaries for such period (but excluding any non-cash charge, loss or expense in respect of an item that was included in Consolidated Net Income in a prior period and any non-cash charge, loss or expense that relates to the write-down or write-off of inventory, other than any write-down or write-off of inventory as a result of purchase accounting adjustments in respect of the Acquisition or any Permitted Acquisition), (v) any non-recurring fees, cash charges and other

                                      -12-

cash expenses (excluding any Restructuring Charges) made or incurred by the U.S.
Borrower and its Subsidiaries in connection with the Transaction that are paid or otherwise accounted for within 90 days of the Effective Date in an aggregate amount not to exceed U.S.$55,000,000, (vi) any Non-Specified Restructuring
Charges of the U.S. Borrower and its Subsidiaries for such period, provided that the aggregate amount of Non-Specified Restructuring Charges in any period, together with the aggregate amount of Non-Regulation S-X Adjustments attributable to such period, shall not exceed 7.5% of Consolidated EBITDA (for such purposes, as determined as provided in this definition without regard to this clause (vi)) for such period, (vii) any non-recurring fees, expenses or charges made or incurred by the U.S. Borrower and its Subsidiaries during such period in respect of professional or financial advisory, investment banking, financing, underwriting, placement agent or other similar services (including fees and expenses in respect of legal counsel, consultants and accountants) to the extent related to any equity offering, investment, acquisition, divestiture or recapitalization permitted hereunder or any issuance of Indebtedness permitted to be incurred hereunder (whether or not successful), (viii) any extraordinary charges or losses of the U.S. Borrower and its Subsidiaries for such period, (ix) any losses of the U.S. Borrower and its Subsidiaries for such period in respect of the sale of any discontinued operations during such period and (x) any losses of the U.S. Borrower and its Subsidiaries for such period in respect of business dispositions or asset dispositions outside the ordinary course of business (as determined in good faith by the U.S. Borrower) during such period, minus (b) without duplication and to the extent included in determining such Consolidated Net Income, (i) any cash payments made during such period in respect of non-cash charges described in clause (a)(i) taken in a prior period, (ii) any extraordinary gains and any non-cash items of income for such period, (iii) any gains for such period in respect of the sale of any discontinued operations during such period and (iv) any gains for such period in respect of business dispositions or asset dispositions outside the ordinary course of business (as determined in good faith by the U.S. Borrower) during such period, all determined on a consolidated basis in accordance with U.S.
GAAP. Notwithstanding the foregoing, Consolidated EBITDA shall be deemed to be
(i) in the case of the Fiscal Quarters ended March 31, 2004, June 30, 2004, and
September 30, 2004, U.S.$69,400,000, U.S.$73,000,000 and U.S.$39,000,000,
respectively, and (ii) in the case of the Fiscal Quarter ended December 31,
2004, the sum of actual Consolidated EBITDA for the period from and including the Initial Borrowing Date to and including the last day of such Fiscal Quarter plus an amount equal to U.S.$48,400,000 multiplied by a fraction (x) the numerator of which is the number of days from and including October 1, 2004 to but excluding the Initial Borrowing Date and (y) the denominator of which is the total number of days in such Fiscal Quarter.

          "Consolidated Net Income" shall mean, for any period, the net income or loss of the U.S. Borrower and its Subsidiaries for such period determined on a consolidated basis in accordance with U.S. GAAP (adjusted to reflect any charge, tax or expense incurred or accrued by Holdings during such period as though such charge, tax or expense had been incurred by the U.S. Borrower, to the extent that the U.S. Borrower has made or is permitted under the Credit
Documents to make any payment to or for the account of Holdings in respect thereof), provided that (a) there shall be excluded from Consolidated Net Income
(i) the income of any Subsidiary of the U.S. Borrower to the extent that the declaration or payment of dividends or other distributions by such Subsidiary of that income is not at the time permitted by a Requirement of Law or any agreement or instrument applicable to such Subsidiary, except to the extent of the amount of cash dividends or other cash distributions actually paid to the
U.S. Borrower or any of its Subsidiaries during such period (unless the income of the Subsidiary receiving such dividend or distribution would be excluded from
Consolidated Net Income pursuant to this proviso) and (ii) except for calculations required to be made on a Pro Forma Basis, the income or loss of any
Person accrued prior to the date it becomes a Subsidiary of the U.S. Borrower or is merged into or consolidated with the U.S. Borrower or any of

                                      -13-

its Subsidiaries or the date that such Person's assets are acquired by the U.S.
Borrower or any of its Subsidiaries and (b) there shall be included in
Consolidated Net Income the income of any Permitted Joint Venture to the extent of the amount of cash dividends or other cash distributions actually paid by such Permitted Joint Venture to the U.S. Borrower or any of its Subsidiaries
during such period (unless the income of the Subsidiary receiving such dividend or distribution would be excluded from Consolidated Net Income pursuant to clause (a) above).

          "Control" means the possession, directly or indirectly, of the power to (i) direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise or (ii) vote 10% or more of the securities having ordinary voting power for the election of directors (or equivalent governing body) of a Person. "Controlling"
and "Controlled" have meanings correlative thereto.

          "Credit Agreement Party" shall mean Holdings and each Borrower.

          "Credit Documents" shall mean this Agreement, the Notes, each
Subsidiaries Guaranty, the Intercompany Subordination Agreement, each Security
Document, each Incremental Term Loan Commitment Agreement and any other guarantees or security documents executed and delivered for the benefit of the
Lenders in accordance with the requirements of this Agreement and any other guaranties, pledge agreements or security documents executed and delivered in accordance with the requirements of Sections 9.12 and 9.13.

          "Credit Event" shall mean the making of a Loan (other than a Dollar
Facility Revolving Loan made pursuant to a Mandatory Dollar Facility RL
Borrowing) or the issuance of a Letter of Credit.

          "Credit Party" shall mean each U.S. Credit Party and each Canadian
Credit Party.

          "DBAG" shall mean Deutsche Bank AG, Canada Branch, in its individual capacity, and any successor corporation thereto by merger, consolidation or otherwise.

          "DBSI" shall mean Deutsche Bank Securities Inc., in its individual capacity, and any successor corporation thereto by merger, consolidation or otherwise.

          "DBTCA" shall mean Deutsche Bank Trust Company Americas, in its individual capacity, and any successor corporation thereto by merger, consolidation or otherwise.

          "Default" shall mean any event, act or condition, which with notice or lapse of time, or both, would constitute an Event of Default.

          "Defaulting Lender" shall mean any Lender with respect to which a
Lender Default is in effect.

          "Discontinuation" shall mean any discontinuation of any of the operations of the U.S. Borrower or any of its Subsidiaries.

          "Documents" shall mean and include (i) the Credit Documents, (ii) the
Acquisition Documents, (iii) the Common Equity Financing Documents, (iv) the
Senior Notes Documents, (v) the Senior Subordinated Notes Documents, (vi) the
Intercompany Distribution Transaction Documents, (vii) the Foreign Asset
Transfer Documents and (viii) the Refinancing Documents.

                                      -14-

          "Dollar Denominated Letter of Credit" shall mean each Letter of Credit denominated in U.S. Dollars.

          "Dollar Denominated Letter of Credit Outstandings" shall mean, at any time, the sum of (i) the aggregate Stated Amount of all outstanding Dollar
Denominated Letters of Credit at such time and (ii) the aggregate amount of all
Unpaid Drawings with respect to Dollar Denominated Letters of Credit at such time.

          "Dollar Denominated Loan" shall mean all Loans denominated in U.S.
Dollars, which shall include each Tranche B Term Loan, each Tranche C Term Loan, each Incremental Term Loan made in U.S. Dollars, each Dollar Facility Revolving
Loan, each Swingline Loan, and each Multicurrency Facility Revolving Loan made in U.S. Dollars, as well as each Tranche A Term Loan and each Multicurrency
Facility Revolving Loan made in Canadian Dollars converted into U.S. Dollars in accordance with the provisions of Section 2.14.

          "Dollar Denominated Revolving Loan" shall mean all Revolving Loans incurred in U.S. Dollars, including all Multicurrency Facility Revolving Loans denominated in U.S. Dollars and all Dollar Facility Revolving Loans.

          "Dollar Facility Letter of Credit" shall mean each Letter of Credit
(which must be denominated in U.S. Dollars) issued to the U.S. Borrower pursuant to Section 3.01 and designated as such by the U.S. Borrower in the respective
Letter of Credit Request.

          "Dollar Facility Letter of Credit Outstandings" shall mean, at any time, the sum of (i) the aggregate Stated Amount of all outstanding Dollar
Facility Letters of Credit and (ii) the aggregate amount of all Unpaid Drawings in respect of all Dollar Facility Letters of Credit.

          "Dollar Facility Revolving Loan" shall have the meaning provided in
Section 2.01(f).

          "Dollar Facility Revolving Loan Commitment" shall mean, for each
Lender, the amount set forth opposite such Lender's name on Schedule I hereto directly below the column entitled "Dollar Facility Revolving Loan Commitment", as same may be (x) reduced from time to time and/or terminated pursuant to
Sections 4.02, 4.03 and/or 11 or (y) adjusted from time to time as a result of assignments to or from such Lender pursuant to Sections 2.13 or 13.04(b).

          "Dollar Facility Revolving Note" shall have the meaning provided in
Section 2.05(a).

          "Dollar Facility RL Lender" shall mean any Lender with a Dollar
Facility Revolving Loan Commitment (without giving effect to any termination of the Total Dollar Facility Revolving Loan Commitment if any Swingline Loans or
Dollar Facility Letter of Credit Outstandings remain outstanding) or outstanding
Dollar Facility Revolving Loans (or any participation in any Dollar Facility
Letter of Credit Outstandings).

          "Dollar Facility RL Percentage" of any Dollar Facility RL Lender at
any time shall mean that percentage which is equal to a fraction (expressed as a percentage) the numerator of which is the Dollar Facility Revolving Loan
Commitment of such Dollar Facility RL Lender at such time and the denominator of which is the Total Dollar Facility Revolving Loan Commitment at such time, provided that if any such determination is to be made after the Total Dollar
Facility Revolving Loan Commitment (and the related Dollar Facility Revolving
Loan Commitments of the Lenders) has (or

                                      -15-

have) terminated, the determination of such percentages shall be made immediately before giving effect to such termination.

          "Domestic Permitted Acquisition" shall mean any Permitted Acquisition pursuant to which (a) any acquired or newly formed Subsidiary of the U.S.
Borrower is a Domestic Subsidiary of the U.S. Borrower or (b) the assets that are the subject of such Permitted Acquisition are acquired by a Domestic
Subsidiary of the U.S. Borrower and are located in the United States or any
State or territory thereof.

          "Domestic Subsidiary" shall mean, as to any Person, any Subsidiary of such Person incorporated or organized in the United States or any State or territory thereof or the District of Columbia (other than U.S. Finco).

          "Draft" shall mean at any time either a depository bill within the meaning of the Depository Bills and Notes Act (Canada), or a bill of exchange, within the meaning of the Bills of Exchange Act (Canada), drawn by the Canadian
Borrower on a Canadian Lender and bearing such distinguishing letters and numbers as such Canadian Lender may determine, but which at such time has not been completed or accepted by such Canadian Lender.

          "Drawing" shall have the meaning provided in Section 3.04(a).

          "Drawing Date" shall mean any Business Day fixed pursuant to Schedule
III for the creation of Bankers' Acceptances or the purchase of completed Drafts and the exchange thereof for B/A Equivalent Notes, in each case by a Canadian
Lender pursuant to Schedule III.

          "Drawing Fee" shall mean, in respect of a Draft drawn by the Canadian
Borrower hereunder and accepted by a B/A Lender or a Draft purchased by a
Non-B/A Lender, a fee calculated on the Face Amount of such Draft at a rate per annum equal to the Applicable Margin that would be payable with respect to a
Multicurrency Facility Revolving Loan maintained as a Eurodollar Loan drawn on the Drawing Date of such Draft. Drawing Fees shall be calculated on the basis of the term to maturity of the Draft and a year of 365 days.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

          "Effective Date" shall have the meaning provided in Section 13.10.

          "Eligible Transferee" shall mean and include a commercial bank, a mutual fund, an insurance company, a financial institution, a "qualified institutional buyer" (as defined in Rule 144A of the Securities Act), any fund that regularly invests in bank loans or any other "accredited investor" (as defined in Regulation D), but in any event excluding any individual and Holdings and its Subsidiaries and Affiliates.

          "End Date" shall have the meaning provided in the definition of
Applicable Margin.

          "Environmental Laws" shall mean all applicable federal, provincial, state, local and foreign laws (including common law), treaties, regulations, rules, directives, orders, injunctions, decrees, notices or legally binding agreements, in each case issued, promulgated or entered into by any Governmental
Authority relating to protection of the environment, natural resources, human

                                      -16-

health and safety (as relating to Hazardous Materials, the environment or occupational health and safety), or the presence of, Release of, or exposure to,
Hazardous Materials.

          "Environmental Liability" shall mean liabilities, obligations, damages, claims, actions, suits, judgments, orders, fines, penalties, fees, expenses and costs (including administrative oversight costs, natural resource damages and medical monitoring, investigation or remediation costs), whether contingent or otherwise, arising out of or relating to (a) compliance or noncompliance with any Environmental Law, (b) the presence, generation, use, handling, transportation, storage, treatment or disposal of any Hazardous
Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

          "Equity Interests" of any Person shall mean any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interest in (however designated) equity of such Person, including any preferred stock, any limited or general partnership interest and any limited liability company membership interest.

          "ERISA" shall mean the Employee Retirement Income Security Act of
1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

          "ERISA Affiliate" shall mean any trade or business (whether or not incorporated) that, together with the U.S. Borrower or Subsidiaries of the U.S.
Borrower, is treated as a single employer under Section 414(b) or (c) of the
Code.

          "ERISA Event" shall mean (a) any "reportable event", as defined in
Section 4043 of ERISA or the regulations issued thereunder, with respect to a
Plan (other than reportable events with respect to which the 30-day notice period has been waived), (b) the existence with respect to any Plan of an
"accumulated funding deficiency" (as defined in Section 412 of the Code or
Section 302 of ERISA), whether or not waived, (c) the filing pursuant to Section
412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan, (d) the incurrence by
Holdings, the U.S. Borrower or any of their respective ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan,
(e) the receipt by Holdings, the U.S. Borrower or any of their respective ERISA
Affiliates from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan, (f) the incurrence by Holdings, the U.S. Borrower or any of their respective ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan or (g) the receipt by
Holdings, the U.S. Borrower or any of their respective ERISA Affiliates of any notice, or the receipt by any Multiemployer Plan from Holdings, the U.S.
Borrower or any of their respective ERISA Affiliates of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer
Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

          "Eurodollar Loans" shall mean each Dollar Denominated Loan (excluding
Swingline Loans) designated as such by the respective Borrower or Borrowers at the time of the incurrence thereof or conversion thereto.

                                      -17-

          "Eurodollar Rate" shall mean, for any Interest Period, in the case of any U.S. Dollar Denominated Loan, (i) the rate (rounded upwards to the nearest
1/16 of 1%) appearing on the page identified as 'Reuters Libor 01' of the
Reuters Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interests rates applicable to U.S. dollar deposits in the London interbank market) for U.S. Dollar deposits of amounts in immediately available funds comparable to the principal amount of the applicable Eurodollar
Loan for which the Eurodollar Rate is being determined with maturities comparable to the Interest Period for which such Eurodollar Rate will apply, as of approximately 10:00 A.M. (New York time) on the Interest Determination Date divided by (ii) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency liabilities as defined in Regulation D (or any successor category of liabilities under
Regulation D). The determination of the Eurodollar Rate by the Administrative
Agent shall be conclusive and binding on the Borrowers absent manifest error.

          "Event of Default" shall have the meaning provided in Section 11.

          "Excess Cash Flow" shall mean, for any Excess Cash Flow Payment
Period, the sum (without duplication) of:

          (a) Consolidated Net Income for such Excess Cash Flow Payment Period, adjusted to exclude any gains or losses attributable to any Asset Sale or
     Recovery Event; plus

          (b) depreciation, amortization and other non-cash charges or losses
     (including deferred income taxes) deducted in determining such Consolidated
     Net Income for such Excess Cash Flow Payment Period; plus

          (c) the sum of (i) the amount, if any, by which Net Working Capital decreased during such Excess Cash Flow Payment Period (except as a result of reclassification of items from short-term to long-term) plus (ii) the net amount, if any, by which the consolidated deferred revenues and other consolidated accrued long term liability accounts (excluding Long-Term
     Indebtedness) of the U.S. Borrower and its consolidated Subsidiaries increased during such Excess Cash Flow Payment Period plus (iii) the net amount, if any, by which the consolidated accrued long-term asset accounts of the U.S. Borrower and its consolidated Subsidiaries decreased during such Excess Cash Flow Payment Period; minus

          (d) the sum of (i) any non-cash gains included in determining
     Consolidated Net Income for such Excess Cash Flow Payment Period plus (ii)
     the amount, if any, by which Net Working Capital increased during such
     Excess Cash Flow Payment Period (except as a result of reclassification of items from long-term to short-term) plus (iii) the net amount, if any, by which the consolidated deferred revenues and other consolidated accrued long term liability accounts of the U.S. Borrower and its consolidated
     Subsidiaries decreased during such Excess Cash Flow Payment Period plus
     (iv) the net amount, if any, by which the consolidated accrued long term asset accounts of the U.S. Borrower and its consolidated Subsidiaries increased during such Excess Cash Flow Payment Period; minus

                                      -18-

          (e) the sum of (i) Capital Expenditures for such Excess Cash Flow
     Payment Period (except to the extent (A) attributable to the incurrence of
     Capital Lease Obligations or (B) otherwise financed by incurring Long-Term
     Indebtedness) plus (ii) cash consideration paid during such Excess Cash
     Flow Payment Period to make Permitted Acquisitions or other capital investments or investments or expenditures pursuant to Sections 10.04(p) or
     10.04(q) (except to the extent financed (A) by incurring Long Term
     Indebtedness (excluding Indebtedness in respect of Revolving Loans and
     Swingline Loans), (B) with Equity Interests of Holdings or with the Net
     Proceeds of substantially concurrent equity contributions to, or sales or issuances of Equity Interests of, Holdings) or (C) with Retained Excess
     Cash Flow in respect of the immediately preceding Excess Cash Flow Payment
     Period); minus

          (f) the aggregate principal amount of Long Term Indebtedness repaid or prepaid by the U.S. Borrower and its consolidated Subsidiaries during such
     Excess Cash Flow Payment Period, excluding (i) Indebtedness in respect of
     Revolving Loans, Swingline Loans and Letters of Credit (unless there is a corresponding reduction in the aggregate Revolving Loan Commitments), (ii)
     Term Loans prepaid pursuant to Section 5.01 or Section 5.02(c), (d), (e) or
     (f) and (iii) repayments or prepayments of Long Term Indebtedness financed by incurring other Long-Term Indebtedness; minus

          (g) the aggregate amount of Restricted Payments made during such
     Excess Cash Flow Payment Period pursuant to clause (iii) of Section
     10.08(a); minus

          (h) amounts paid in cash during such Excess Cash Flow Payment Period in respect of (x) items that were accounted for as non-cash reductions in determining Consolidated Net Income in a prior Excess Cash Flow Payment
     Period and (y) reserves or accruals established in purchase accounting;
     plus

          (i) amounts received in cash during such Excess Cash Flow Payment
     Period in respect of items that were accounted for as a non-cash increase in determining Consolidated Net Income in a prior Excess Cash Flow Payment
     Period.

          "Excess Cash Flow Payment Period" shall mean, with respect to any
Excess Cash Payment Date, the immediately preceding Fiscal Year.

          "Excess Cash Payment Date" shall mean the date that is five (5) days after of the delivery (or required delivery) of the financial statements of the
U.S. Borrower pursuant to Section 9.01(a) for the Fiscal Year then last ended
(commencing with the Fiscal Year ended closest to December 31, 2005).

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder.

          "Exchange Senior Notes" shall mean senior notes issued in exchange for
Senior Notes pursuant to the Senior Notes Indenture, which Exchange Senior Notes are substantially identical securities to the originally issued Senior Notes and shall be issued pursuant to a registered exchange offer or private exchange offer for the Senior Notes on market terms satisfactory to the Administrative
Agent; provided that in no event will the issuance of any Exchange Senior Notes increase the aggregate principal amount of Senior Notes theretofore outstanding or otherwise result in an increase in the interest rate applicable to the Senior
Notes theretofore outstanding.

                                      -19-

          "Exchange Senior Subordinated Notes" shall mean senior subordinated notes issued in exchange for Senior Subordinated Notes pursuant to the Senior
Subordinated Notes Indenture, which Exchange Senior Subordinated Notes are substantially identical securities to the originally issued Senior Subordinated
Notes and shall be issued pursuant to a registered exchange offer or private exchange offer for the Senior Subordinated Notes on market terms satisfactory to the Administrative Agent; provided that in no event will the issuance of any
Exchange Senior Subordinated Notes increase the aggregate principal amount of
Senior Subordinated Notes theretofore outstanding or otherwise result in an increase in the interest rate applicable to the Senior Subordinated Notes theretofore outstanding.

          "Existing Indebtedness Agreements" shall have the meaning provided in
Section 6.17.

          "Existing Joint Ventures" means joint ventures in respect of which either Borrower or any of their respective Subsidiaries holds any Equity
Interests on the Initial Borrowing Date, as set forth on Schedule VII.

          "Face Amount" shall mean, in respect of a Draft, Bankers' Acceptance or B/A Equivalent Note, as the case may be, the amount payable to the holder thereof on its maturity. The Face Amount of any Bankers' Acceptance Loan shall be equal to the aggregate Face Amounts of the underlying Bankers' Acceptances,
B/A Equivalent Notes or Drafts, as the case may be.

          "Facing Fee" shall have the meaning provided in Section 4.01(c).

          "Federal Funds Rate" shall mean, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal
Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the
Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent.

          "Fees" shall mean all amounts payable pursuant to, or referred to in,
Section 4.01.

          "Financial Ratio" shall mean the Interest Coverage Ratio, the Leverage
Ratio or the Senior Secured Leverage Ratio.

          "Fiscal Quarter" shall mean, for any Fiscal Year, each of (i) the three month period commencing on January 1 of such Fiscal Year and ending on
March 31 of such Fiscal Year, (ii) the three month period commencing on April 1 of such Fiscal Year and ending on June 30 of such Fiscal Year, (iii) the three month period commencing on July 1 of such Fiscal Year and ending on September 30 of such Fiscal Year and (iv) the three month period commencing on October 1 of such Fiscal Year and ending on December 31 of such Fiscal Year, as the case may
be. For purposes of this Agreement, a reference to the 1st Fiscal Quarter of any
Fiscal Year shall be a reference to the period referred to in clause (i) above;
a reference to the 2nd Fiscal Quarter of any Fiscal Year shall be a reference to the period referred to in clause (ii) above; a reference to the 3rd Fiscal
Quarter of any Fiscal Year shall be a reference to the period referred to in clause (iii) above; and a reference to the

                                      -20-

4th Fiscal Quarter of any Fiscal Year shall be a reference to the period referred to in clause (iv) above.

          "Fiscal Year" shall mean the fiscal year of the U.S. Borrower and its
Subsidiaries ending on December 31 of each calendar year. For purposes of this
Agreement, any particular Fiscal Year shall be designated by reference to the calendar year in which the majority of such Fiscal Year falls.

          "Foreign Asset Transfer" shall have the meaning provided in Section
6.08(b).

          "Foreign Asset Transfer Documents" shall mean the various material documents and agreements entered into in connection with the Foreign Asset
Transfer.

          "Foreign Pension Plan" shall mean any plan, fund (including, without limitation, any superannuation fund) or other similar program established or maintained outside the United States of America by Holdings or any one or more of its Subsidiaries primarily for the benefit of employees of Holdings or any of its Subsidiaries residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code, but excluding any Canadian Pension Plan.

          "Foreign Permitted Acquisition" shall mean any Permitted Acquisition that is not a Domestic Permitted Acquisition.

          "Foreign Pledge Agreements" shall mean and include the Canadian Pledge
Agreement and the Local Law Pledge Agreements.

          "Foreign Security Document" shall mean each Security Document other than a U.S. Security Document.

          "Foreign Subsidiary" shall mean, as to any Person, any Subsidiary of such Person that is not a Domestic Subsidiary of such Person.

          "Funded Debt" shall mean, as of any date, the sum of (i) the aggregate principal amount (or, Face Amount, as applicable) of all Tranche A Term Loans,
Tranche B Term Loans, Tranche C Term Loans and Incremental Term Loans
outstanding on such date and (ii) the aggregate principal amount of the Senior
Notes, the Senior Subordinated Notes and Additional Senior Subordinated Notes
outstanding on such date.

          "Governmental Authority" shall mean the government of the United
States of America, Canada, any other nation or any political subdivision thereof, whether state, provincial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

          "GSCP" shall mean Goldman Sachs Credit Partners, L.P., in its individual capacity, and any successor corporation thereto by merger, consolidation or otherwise.

                                      -21-

          "Guarantee" of or by any Person (the "guarantor") shall mean any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect,
(a) to purchase or pay (or advance or supply funds for the purchase or payment
of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof
(including pursuant to any synthetic lease financing), (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such
Indebtedness or other obligation or (d) as an account party or applicant in respect of any letter of credit or letter of guaranty issued to support such
Indebtedness or obligation, provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Guarantee shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made and (b) the maximum amount for which such guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Guarantee (without giving effect to any rights of indemnification, contribution or subrogation), unless such primary obligation and the maximum amount for which such guaranteeing Person may be liable are not stated or determinable, in which case the amount of such Guarantee shall be such guaranteeing Person's maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.

          "Guaranteed Creditors" shall mean and include each of the Agents, the
Collateral Agent, the Lenders, the Issuing Lenders and each Person (other than any Credit Party or any of its Subsidiaries) party to any Swap Agreement to the extent that such Person constitutes a Secured Creditor under any of the Security
Documents.

          "Guarantors" shall mean and include Holdings, the U.S. Borrower and each Subsidiary Guarantor.

          "Guaranty" and "Guaranties" shall mean and include the Holdings
Guaranty, the U.S. Borrower's Guaranty and each Subsidiaries Guaranty.

          "Hazardous Materials" shall mean (i) all petroleum products or byproducts and all other petroleum hydrocarbons, coal ash, radon gas, asbestos or asbestos-containing materials, urea formaldehyde foam insulation, polychlorinated biphenyls, chlorofluorocarbons and all other ozone-depleting substances and (ii) all chemicals, materials, substances or wastes that are prohibited, limited or regulated by or pursuant to any Environmental Law.

          "Highest Adjustable Applicable Margins" shall have the meaning provided in the definition of Applicable Margin contained herein.

          "Holdings" shall have the meaning provided in the first paragraph of this Agreement.

          "Holdings Equity Contribution" shall have the meaning provided in
Section 6.09(a).

          "Holdings Guaranteed Obligations" shall mean (i) the principal (or,
Face Amount, as applicable) and interest on each Note issued to each Lender, and all Loans made, under this Agreement, all reimbursement obligations and Unpaid
Drawings with respect to Letters of Credit,

                                      -22-

together with all the other obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities (including, without limitation, indemnities, fees and interest thereon) of the Borrowers (or either of them) to each Lender, each
Agent, each Issuing Lender and the Collateral Agent now existing or hereafter incurred under, arising out of or in connection with this Agreement and each other Credit Document and the due performance and compliance by each Borrower with all the terms, conditions and agreements contained in this Agreement and each other Credit Document to which it is a party and (ii) all obligations
(including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities of the U.S. Borrower or any of its Subsidiaries owing under any Swap Agreement entered into by the U.S.
Borrower or any of its Subsidiaries with any Guaranteed Creditor so long as such
Guaranteed Creditor participates in such Swap Agreement, and their subsequent assigns, if any, whether now in existence or hereafter arising, and the due performance and compliance with all terms, conditions and agreements contained therein.

          "Holdings Guaranteed Party" shall mean each Borrower and each
Subsidiary of Holdings party to any Swap Agreement with any Secured Creditor.

          "Holdings Guaranty" shall mean the guaranty of Holdings pursuant to
Section 14.

          "Incremental Extensions of Credit" shall mean any extension of
Incremental Term Loan Commitments or Incremental Term Loans pursuant thereto, as contemplated by Sections 2.01(d) and 2.15.

          "Incremental Term Loan" shall have the meaning provided in Section
2.01(d).

          "Incremental Term Loan Borrower" shall mean (x) the U.S. Borrower, with respect to U.S. Borrower Incremental Term Loans and (y) the Canadian
Borrower, with respect to Canadian Borrower Incremental Term Loans.

          "Incremental Term Loan Borrowing Date" shall mean, with respect to each Tranche of Incremental Term Loans, each date on which Incremental Term
Loans of such Tranche are incurred pursuant to Section 2.01(d), which date shall be the date of the effectiveness of the respective Incremental Term Loan
Commitment Agreement pursuant to which such Incremental Term Loans are to be made.

          "Incremental Term Loan Commitment" shall mean, for each Lender, any commitment to make Incremental Term Loans provided by such Lender pursuant to
Section 2.15 on a given Incremental Term Loan Borrowing Date, in such amount as agreed to by such Lender in the respective Incremental Term Loan Commitment
Agreement delivered pursuant to Section 2.15, as the same may be terminated pursuant to Sections 4.03 and/or 11.

          "Incremental Term Loan Commitment Agreement" shall mean each
Incremental Term Loan Commitment Agreement in the form of Exhibit O
(appropriately completed) executed in accordance with Section 2.15.

          "Incremental Term Loan Commitment Requirements" shall mean, with respect to any provision of an Incremental Term Loan Commitment on a given
Incremental Term Loan Borrowing Date, the satisfaction of each of the following conditions: (u) no Default or Event of Default then exists or would result therefrom; (v) calculations are made by the U.S. Borrower demonstrating

                                      -23-

compliance on a Pro Forma Basis (determined as of the last day of the most recently ended Fiscal Quarter for which financial statements are available) with
(i) the covenants contained in Sections 10.12 and 10.13, (ii) a Leverage Ratio of less than 4.50:1.00 and (iii) a Senior Secured Leverage Ratio of less than
2.50:1.00; (w) the delivery by the relevant Credit Parties of such technical amendments, modifications and/or supplements to the respective Security
Documents as are reasonably requested by the Administrative Agent to ensure that the additional Obligations to be incurred pursuant to the Incremental Term Loan
Commitments are secured by, and entitled to the benefits of, the relevant
Security Documents; (x) the delivery by the U.S. Borrower to the Administrative
Agent of an officer's certificate executed by an Authorized Officer of the U.S.
Borrower certifying (i) as to compliance with preceding clauses (v) and (w) and containing the calculations required by clause (w) and (ii) which provisions of the Senior Notes Indenture and the Senior Subordinated Notes Indenture the
respective incurrence of Incremental Term Loans will be justified under and demonstrating in reasonable detail that the full amount of such Incremental Term
Loans may be incurred in accordance with, and will not violate the provisions of, the Senior Notes Indenture and the Senior Subordinated Notes Indenture; (y)
the satisfaction of all other conditions precedent that may be set forth in the respective Incremental Term Loan Commitment Agreement and (z) the completion by the Credit Parties of such other actions as the Administrative Agent may reasonably request in connection with the provision of such Incremental Term
Loan Commitment (including, without limitation, delivery of officers'
certificates, resolutions, evidence of good standing and reasonably satisfactory opinions of counsel).

          "Incremental Term Loan Lender" shall have the meaning provided in
Section 2.15(b).

          "Incremental Term Loan Maturity Date" shall mean, for any Tranche of
Incremental Term Loans, the final maturity date set forth for such Tranche of
Incremental Term Loans in the respective Incremental Term Loan Commitment
Agreement relating thereto, provided that the final maturity date for all
Incremental Term Loans of a given Tranche shall be the same date.

          "Incremental Term Loan Scheduled Repayment" shall have the meaning provided in Section 5.02(b).

          "Incremental Term Note" shall have the meaning provided in Section
2.05.

          "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such
Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding trade accounts payable and accrued obligations incurred in the ordinary course of business),
(f) all obligations of others secured by (or for which the holder of such obligations has an existing right, contingent or otherwise, to be secured by)
any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all Guarantees by such Person of the obligations of others (to the extent such obligations would constitute
"Indebtedness" pursuant to the other clauses of this definition), (h) all
Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party or applicant in respect of letters of credit and letters of guaranty, (j) the amount of any Permitted
Securitizations of such Person and (k) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances. The Indebtedness of any
Person shall include the Indebtedness of

                                      -24-

any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such
Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. Notwithstanding the foregoing, in connection with any Permitted
Acquisition, the term "Indebtedness" shall not include post-closing payment adjustments or earn-outs to which the seller in such Permitted Acquisition may become entitled.

          "Individual Dollar Facility RL Exposure" of any Dollar Facility RL
Lender shall mean, at any time, the sum of (I) the aggregate principal amount of all Dollar Facility Revolving Loans made by such Dollar Facility RL Lender and then outstanding, (II) such Dollar Facility RL Lender's L/C Participation
Percentage in each then outstanding Dollar Facility Letter of Credit multiplied by the sum of the Stated Amount of the respective Dollar Facility Letter of
Credit and any Unpaid Drawings relating thereto and (III) such Dollar Facility
RL Lender's Dollar Facility RL Percentage multiplied by the aggregate principal amount of all outstanding Swingline Loans.

          "Individual Multicurrency Facility RL Exposure" of any Multicurrency
Facility RL Lender shall mean, at any time, the sum of (I) the aggregate principal amount (or Face Amount, as applicable) of all Multicurrency Facility
Revolving Loans made by such Multicurrency Facility RL Lender and then outstanding (for this purpose, using the U.S. Dollar Equivalent of the principal amount or Face Amount, as the case may be, of Canadian Dollar Denominated
Revolving Loans) and (II) such Multicurrency Facility RL Lender's L/C
Participation Percentage in each then outstanding Multicurrency Facility Letter of Credit multiplied by the sum of the Stated Amount of the respective
Multicurrency Facility Letter of Credit and any Unpaid Drawings relating thereto
(for this purpose, using the U.S. Dollar Equivalent of any amounts expressed in
Canadian Dollars).

          "Individual RL Facility Exposures" of any Lender shall mean, at any time, the sum of the Individual Multicurrency Facility RL Exposure and the
Individual Dollar Facility RL Exposure of such Lender at such time.

          "Information Memorandum" shall mean the Confidential Information
Memorandum, dated December 3, 2004, relating to Holdings, the Borrowers and the
Transaction.

          "Initial Borrowing Date" shall mean the date (which shall occur on the
Effective Date) upon which the initial Borrowing of Loans occurs.

          "Initial Equity Investors" shall mean Cypress Merchant Banking
Partners II L.P., Cypress Merchant Banking II C.V., 55th Street Partners II
L.P., Cypress Side-by-Side LLC, GS Capital Partners 2000, L.P., GS Capital
Partners 2000 Offshore, L.P., GS Capital Partners 2000 GmbH & Co. KG, GS Capital
Partners 2000 Employee Fund, L.P. and Goldman Sachs Direct Investment Fund 2000,
L.P.

          "Initial Indebtedness to be Refinanced" shall mean and include (i)
certain Indebtedness of Foreign Subsidiaries under existing lines of credit,
(ii) reimbursement obligations with respect to certain existing letters of credit and bank guaranties and (iii) all other Indebtedness of Holdings and its
Subsidiaries outstanding immediately before the consummation of the Acquisition which is to be repaid or refinanced on the Initial Borrowing Date, including any such Indebtedness which is not permitted to remain outstanding after the Initial
Borrowing Date pursuant to Sections 6.10 or 10.01. Without limiting the foregoing, it understood and agreed that the aggregate amount of the "Initial
Indebtedness to be Refinanced" shall not exceed U.S.$15,000,000.

                                      -25-

          "Intercompany Debt" shall mean any Indebtedness, payables or other obligations, whether now existing or hereafter incurred, owed by Holdings or any
Subsidiary of Holdings to Holdings or any other Subsidiary of Holdings.

          "Intercompany Distribution Transaction Documents" shall mean all of the material documents and instruments entered into in connection with the
Intercompany Distribution Transactions, in each case as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

          "Intercompany Distribution Transactions" shall have the meaning provided in Section 6.09(b).

          "Intercompany Note" shall mean a promissory note evidencing intercompany loans made pursuant to Section 10.04(e), in each case duly executed and delivered substantially in the form of Exhibit L, with blanks completed in conformity herewith (or such other form as may be approved by the Administrative
Agent or the Required Lenders).

          "Intercompany Scheduled Existing Indebtedness" shall have the meaning provided in Section 8.18.

          "Intercompany Subordination Agreement" shall have the meaning provided in Section 6.13(c).

          "Interest Coverage Ratio" shall have the meaning provided in Section
10.12.

          "Interest Determination Date" shall mean, with respect to any
Eurodollar Loan, the second Business Day prior to the commencement of any
Interest Period relating to such Eurodollar Loan.

          "Interest Period" shall mean, with respect to any Eurodollar Loan, the interest period applicable thereto, as determined pursuant to Section 2.09.

          "Investment" shall have the meaning provided in the preamble to
Section 10.04.

          "Issuing Lender" shall mean (i) for purposes of any Dollar Facility
Letter of Credit, DBTCA, any affiliate of DBTCA and any Dollar Facility RL
Lender (or affiliate of any Dollar Facility RL Lender) which at the request of the U.S. Borrower and with the consent of the Administrative Agent agrees, in such Dollar Facility RL Lender's (or Dollar Facility RL Lender affiliate's) sole discretion, to become an Issuing Lender for the purpose of issuing Dollar
Facility Letters of Credit pursuant to Section 3, and (ii) for purposes of any
Multicurrency Facility Letter of Credit, DBAG, any of its affiliates which is a
Canadian Resident and any Multicurrency Facility RL Lender which is a Canadian
Resident (or affiliate of any Multicurrency Facility RL Lender which is a
Canadian Resident) which at the request of the Canadian Borrower and with the consent of the Administrative Agent agrees, in such Multicurrency Facility RL
Lender's (or Multicurrency Facility RL Lender affiliate's) sole discretion, to become an Issuing Lender for the purpose of issuing Multicurrency Facility
Letters of Credit pursuant to Section 3; provided that as of the Initial
Borrowing Date and until such time as it agrees otherwise, DBAG shall not be an
Issuing Lender with respect to any Trade Letter of Credit.

                                      -26-

          "Joint Lead Arrangers" shall mean DBSI and Lehman Brothers, each in their capacities as Joint Lead Arrangers and Book Runners.

          "Judgment Currency" shall have the meaning provided in Section
13.22(a).

          "Judgment Currency Conversion Date" shall have the meaning provided in
Section 13.22(a).

          "L/C Participant" shall have the meaning provided in Section 3.04(a).

          "L/C Participation Percentages" shall have the meaning provided in
Section 3.04(a).

          "L/C Supportable Indebtedness" shall mean (i) obligations of the U.S.
Borrower or its Wholly-Owned Subsidiaries incurred in the ordinary course of business and (ii) such other obligations of the U.S. Borrower or any of its
Wholly-Owned Subsidiaries as are permitted to exist pursuant to the terms of this Agreement.

          "LCPI" shall mean Lehman Commercial Paper Inc., in its individual capacity, and any successor corporation thereto by merger, consolidation or otherwise.

          "Leasehold" of any Person shall mean all of the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

          "Lehman Brothers" shall mean Lehman Brothers Inc., in its individual capacity, and any successor corporation thereto by merger, consolidation or otherwise.

          "Lender" shall mean and include (i) each financial institution with a
Commitment listed on Schedule I (as amended from time to time), as well as any
Person that becomes a "Lender" hereunder pursuant to Sections 2.13, 2.15 and/or
13.04(b) and (ii) the Swingline Lender. Unless the context otherwise requires, each reference in this Agreement to a Lender includes each lending office
(including any Affiliate of the respective Lender) of the respective Lender designated from time to time pursuant to Section 2.12.

          "Lender Default" shall mean (i) the wrongful refusal (which has not been retracted) of a Lender to make available its portion of any Borrowing
(including any Mandatory Dollar Facility RL Borrowing), to fund its portion of any unreimbursed payment under Section 3.04 or (ii) a Lender having notified the
Administrative Agent and/or any Credit Agreement Party that it does not intend to comply with its obligations under Sections 2.01 or 3.04 in circumstances where such non-compliance would constitute a breach of such Lender's obligations under the respective Section.

          "Letter of Credit" shall have the meaning provided in Section 3.01(a).

          "Letter of Credit Fees" shall have the meaning provided in Section
4.01(b).

          "Letter of Credit Outstandings" shall mean, at any time, the sum of
(i) the aggregate Stated Amount of all outstanding Letters of Credit which have not terminated at such time and (ii) the aggregate amount of all Unpaid Drawings
(taking the U.S. Dollar Equivalent of any amounts owed in Canadian Dollars) in respect of all Letters of Credit at such time.

          "Letter of Credit Request" shall have the meaning provided in Section
3.03(a).

                                      -27-

          "Leverage Ratio" shall mean, on any date, the ratio of (a) Total
Indebtedness on such date to (b) Consolidated EBITDA for the period of four consecutive Fiscal Quarters ended on such date (or, if such date is not the last day of a Fiscal Quarter, ended on the last day of the Fiscal Quarter most recently ended prior to such date), provided that, to the extent the U.S.
Borrower or any Subsidiary of the U.S. Borrower makes any Permitted Acquisition,
Asset Disposition or Discontinuation during the period of four Fiscal Quarters most recently ended, the Leverage Ratio for such period shall be calculated on a
Pro Forma Basis.

          "Lien" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance, lien (statutory or other), charge, preference, priority or other security agreement of any kind or nature whatsoever (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any similar recording or notice statute, and any lease having substantially the same economic effect as the foregoing).

          "Loan" shall mean each Tranche A Term Loan, each Tranche B Term Loan, each Tranche C Term Loan, each Incremental Term Loan, each Revolving Loan and each Swingline Loan.

          "Local Law Pledge Agreement" shall have the meaning provided in
Section 6.14(c).

          "Long-Term Indebtedness" means any Indebtedness that, in accordance with U.S. GAAP, constitutes (or, when incurred, constituted) a long-term liability.

          "Majority Lenders" of any Tranche shall mean those Non-Defaulting
Lenders which would constitute the Required Lenders under, and as defined in, this Agreement if all outstanding Obligations of the other Tranches under this
Agreement were repaid in full and all Commitments with respect thereto were terminated.

          "Management Agreements" shall have the meaning provided in Section
6.17.

          "Mandatory Dollar Facility RL Borrowing" shall have the meaning provided in Section 2.01(h).

          "Margin Regulations" shall mean, collectively, Regulation T,
Regulation U and Regulation X.

          "Margin Stock" shall have the meaning provided in Regulation U.

          "Material Adverse Effect" shall mean (x) in the case of any condition or representation to be satisfied or made, as the case may be, on, or as of, the
Initial Borrowing Date, any state of facts, change, occurrence or development that (i) directly or indirectly prevents or materially impairs or delays the ability of the Seller to perform its obligations under the Acquisition Documents or (ii) has a material adverse effect on the condition (financial or otherwise), results of operations, business, properties, assets or liabilities (whether accrued, absolute, contingent or otherwise, and whether or not due or to become due or asserted or unasserted) of Holdings, the U.S. Borrower and their respective Subsidiaries taken as a whole, but excluding any effect (a) resulting from general economic conditions (whether as a result of acts of terrorism, war
(whether or not declared), armed conflicts or otherwise) and (b) impacting companies in the industry in which the business and operations of the U.S.
Borrower and its Subsidiaries is conducted generally, in each

                                      -28-

such case except to the extent such efforts, facts, change, occurrence or development has a disproportionately adverse impact on Holdings, the U.S.
Borrower and the business and operations of the U.S. Borrower and its
Subsidiaries and (y) for all other purposes herein or in any other Credit
Document, any event, development or circumstance that has had, or could reasonably be expected to have, a material adverse effect on (i) the business, assets, liabilities, condition (financial or otherwise) or results of operations of Holdings, the Borrowers and their respective Subsidiaries, taken as a whole,
(ii) the ability of any Credit Party to perform any of its material obligations under any Credit Document or (iii) the validity or enforceability of any of the
Credit Documents or the rights and remedies of the Agents and the Lenders hereunder or thereunder.

          "Material Indebtedness" shall mean Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Swap Agreements
(if any), of any one or more of Holdings, the Borrowers and the Subsidiaries of the U.S. Borrower in an aggregate principal amount exceeding U.S.$17,500,000.
For purposes of determining Material Indebtedness, the "principal amount" of the obligations of the U.S. Borrower or any Subsidiary of the U.S. Borrower in
respect of any Swap Agreements (if any) at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the U.S.
Borrower or such Subsidiary would be required to pay if such Swap Agreement were terminated at such time.

          "Maturity Date" shall mean (i) with respect to Tranche A Term Loans, the Tranche A Term Loan Maturity Date, (ii) with respect to Tranche B Term
Loans, the Tranche B Term Loan Maturity Date, (iii) with respect to Tranche C
Term Loans, the Tranche C Term Loan Maturity Date, (iv) with respect to
Incremental Term Loans of a given Tranche, the respective Incremental Term Loan
Maturity Date therefor, (v) with respect to Revolving Loans, the Revolving Loan
Maturity Date and (vi) with respect to Swingline Loans, the Swingline Expiry
Date.

          "Maximum Swingline Amount" shall mean U.S.$20,000,000.

          "Minimum Applicable Facing Fee" shall mean (x) in the case of all
Letters of Credit (other than Canadian Dollar Denominated Letters of Credit),
U.S.$500 and (y) in the case of Canadian Dollar Denominated Letters of Credit,
Cdn.$750.

          "Minimum Borrowing Amount" shall mean (i) in the case of Dollar
Denominated Loans (excluding Swingline Loans and Dollar Denominated Revolving
Loans maintained as Base Rate Loans), U.S.$5,000,000, (ii) in the case of
Revolving Loans maintained from time to time as Base Rate Loans, U.S.$500,000,
(iii) in the case of Canadian Dollar Denominated Loans (excluding Multicurrency
Facility Revolving Loans maintained in Canadian Dollars as Canadian Prime Rate
Loans), Cdn.$ 1,000,000, (iv) in the case of Multicurrency Facility Revolving
Loans maintained in Canadian Dollars as Canadian Prime Rate Loans, Cdn.$500,000,
and (v) in the case of Swingline Loans, U.S.$100,000.

          "Moody's" shall mean Moody's Investors Service, Inc.

          "Mortgage" shall mean each mortgage, debenture (together with a debenture delivery agreement), deed of trust or deed to secure debt required to be delivered with respect to any Real Property pursuant to the terms of this
Agreement, together with any assignment of leases and rents to be executed in connection therewith (as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof).

                                      -29-

          "Mortgage Policy" shall mean each mortgage title insurance policy (and all endorsements thereto) for each Mortgaged Property required to be delivered pursuant to this Agreement.

          "Mortgaged Property" shall mean each Real Property owned by Holdings or any of its Subsidiaries and required to be mortgaged pursuant to this
Agreement.

          "Multicurrency Facility Letter of Credit" shall mean each Letter of
Credit (which may be denominated in U.S. Dollars or Canadian Dollars) issued to the Canadian Borrower pursuant to Section 3.01 and designated as such by the
Canadian Borrower in the respective Letter of Credit Request.

          "Multicurrency Facility Letter of Credit Outstandings" shall mean, at any time, the sum of (i) the aggregate Stated Amount of all outstanding
Multicurrency Facility Letters of Credit and (ii) the aggregate amount of all
Unpaid Drawings (taking the U.S. Dollar Equivalent of all amounts payable in
Canadian Dollars) in respect of all Multicurrency Facility Letters of Credit.

          "Multicurrency Facility Revolving Loan" shall have the meaning provided in Section 2.01(e).

          "Multicurrency Facility Revolving Loan Commitment" shall mean, for each Lender, the amount set forth opposite such Lender's name on Schedule I hereto directly below the column entitled "Multicurrency Facility Revolving Loan
Commitment", as same may be (x) reduced from time to time and/or terminated pursuant to Sections 4.02, 4.03 and/or 11 or (y) adjusted from time to time as a result of assignments to or from such Lender pursuant to Sections 2.13 or
13.04(b).

          "Multicurrency Facility Revolving Note" shall have the meaning provided in Section 2.05(a).

          "Multicurrency Facility RL Lender" shall mean each Lender which has a
Multicurrency Facility Revolving Loan Commitment (without giving effect to any termination of the Total Multicurrency Facility Revolving Loan Commitment if any
Multicurrency Facility Letter of Credit Outstandings remain outstanding) or which has any outstanding Multicurrency Facility Revolving Loans (or an L/C
Participation Percentage in any then outstanding Multicurrency Facility Letter of Credit Outstandings).

          "Multicurrency Facility RL Percentage" of any Multicurrency Facility
RL Lender at any time shall mean that percentage which is equal to a fraction
(expressed as a percentage) the numerator of which is the Multicurrency Facility
Revolving Loan Commitment of such Multicurrency Facility RL Lender at such time and the denominator of which is the Total Multicurrency Facility Revolving Loan
Commitment at such time, provided that if any such determination is to be made after the Total Multicurrency Facility Revolving Loan Commitment (and the
related Multicurrency Facility Revolving Loan Commitments of the Lenders) has
(or have) terminated, the determination of such percentages shall be made immediately before giving effect to such termination.

          "Multiemployer Plan" shall mean a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA that is established or maintained in the
United States of America.

                                      -30-

          "Net Proceeds" shall mean, with respect to any event, (a) the cash proceeds received in respect of such event including (i) any cash received in respect of any non-cash proceeds (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but excluding any interest payments), but only as and when received, (ii) in the case of a casualty, insurance proceeds and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, net of (b) the sum of (i) all reasonable fees and out-of-pocket expenses paid to third parties (other than
Affiliates) in connection with such event, (ii) in the case of a sale, transfer or other disposition of an asset (including pursuant to a sale and leaseback transaction or a casualty or a condemnation or similar proceeding), the amount of all payments required to be made as a result of such event to repay
Indebtedness (other than Loans) secured by such asset or otherwise subject to mandatory prepayment as a result of such event and (iii) the amount of all taxes paid (or reasonably estimated to be payable) and the amount of any reserves established to fund contingent liabilities reasonably estimated to be payable, in each case that are directly attributable to such event (as determined reasonably and in good faith by a Authorized Officer and, in the case of any such reserves, as set forth in an officer's certificate delivered by such
Authorized Officer to the Administrative Agent), it being understood and agreed that on the day that all such post-closing adjustments have been determined
(which shall not be later than 360 days following the date of the respective asset sale), the amount (if any) by which the reserved amount in respect of such event exceeds the actual post-closing adjustments payable by Holdings or any of its Subsidiaries in respect thereof shall constitute "Net Proceeds" on such date received by Holdings and/or any of its Subsidiaries from such event.
Notwithstanding the foregoing, for purposes of Sections 5.02(c) and (e), no net proceeds received in respect of any single transaction or series of related transactions shall constitute "Net Proceeds" unless such net proceeds shall exceed U.S.$2,000,000 (in which case the entire amount of net proceeds from such transaction or series of related transactions shall constitute "Net Proceeds").

          "Net Working Capital" shall mean, at any date, (a) the consolidated current assets of the U.S. Borrower and the Subsidiaries of the U.S. Borrower as
of such date (excluding cash and Permitted Investments) minus (b) the consolidated current liabilities of the U.S. Borrower and the Subsidiaries of the U.S. Borrower as of such date (excluding current liabilities in respect of
Indebtedness). Net Working Capital at any date may be a positive or negative number. Net Working Capital increases when it becomes more positive or less negative and decreases when it becomes less positive or more negative.

          "Non-B/A Lender" shall mean any Canadian Lender which is unwilling or unable to create Bankers' Acceptances by accepting Drafts and which has identified itself as a "Non-B/A Lender" by written notice to the Canadian
Borrower.

          "Non-Defaulting Lender" shall mean each Lender other than a Defaulting
Lender.

          "Non-Regulation S-X Adjustment" shall have the meaning provided in the definition of "Pro Forma Basis".

          "Non-Specified Restructuring Charges" shall mean any non-recurring
Restructuring Charges.

          "Non-U.S. Borrower" means any Borrower that is not a United States person (as such term is defined in Section 7701(a)(30) of the Internal Revenue
Code).

                                      -31-

          "Non-Wholly Owned Subsidiary" shall mean, as to any Person, each
Subsidiary of such Person which is not a Wholly-Owned Subsidiary of such Person.

          "Note" shall mean each Tranche A Term Note, each Tranche B Term Note, each Tranche C Term Note, each Incremental Term Note, each Multicurrency
Facility Revolving Note, each Dollar Facility Revolving Note and the Swingline
Note.

          "Notice of Borrowing" shall have the meaning provided in Section
2.03(a).

          "Notice of Conversion/Continuation" shall have the meaning provided in
Section 2.06.

          "Notice Office" shall mean the office of the Administrative Agent located at 60 Wall Street, MS NYC60-4305, New York, NY 10005-2858, or such other office as the Administrative Agent may designate to Holdings and the Lenders from time to time; provided that in the case of all borrowings of Tranche A Term
Loans, Canadian Dollar Denominated Incremental Term Loans and Multicurrency
Facility Revolving Loans, and all issuances of Multicurrency Facility Letters of
Credit, and all notices relating thereto, the "Notice Office" shall also include the office of the Canadian Sub-Agent located at 222 Bay Street, Suite 1100,
Toronto, Ontario, Canada M5K 1E7.

          "Obligation Currency" shall have the meaning provided in Section
13.22(a).

          "Obligations" shall mean all amounts, direct or indirect, contingent or absolute, of every type or description, and at any time existing, owing to any Agent, the Collateral Agent, any Issuing Lender or any Lender pursuant to the terms of this Agreement or any other Credit Document.

          "Offer to Prepay Notice" shall have the meaning provided in Section
5.02(g).

          "Offer to Prepay Term Loans" shall have the meaning provided in
Section 5.02(g).

          "Payment Office" shall mean the office of the Administrative Agent located at 60 Wall Street, MS NYC60-4305, New York, NY 10005-2858, or such other office as the Administrative Agent may designate to Holdings and the Lenders from time to time; provided that in the case of all payments of principal (or
Face Amount, as applicable), interest, Unpaid Drawings and/or other amounts owing with respect to Tranche A Term Loans, Canadian Dollar Denominated
Incremental Term Loans, Multicurrency Facility Revolving Loans or Multicurrency
Facility Letters of Credit (including all Letter of Credit Fees and Facing Fees with respect thereto), as the case may be, "Payment Office" shall mean the office of the Canadian Sub-Agent located at 222 Bay Street, Suite 1100, Toronto,
Ontario, Canada M5K 1E7.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 5002 of ERISA, or any successor thereto.

          "Permitted Acquisition" shall mean any acquisition by the U.S.
Borrower or any Credit Party which is a Wholly-Owned Subsidiary of the U.S.
Borrower of all the outstanding Equity Interests in, all or substantially all the assets of, or all or substantially all the assets constituting a business unit, division, product line or line of business of, a Person if (a) such acquisition was not preceded by, or consummated pursuant to, a hostile offer
(including a proxy contest), (b) no Default or Event of Default has occurred and is continuing or would result therefrom, (c) all transactions related thereto are consummated in accordance with applicable laws, (d) immediately after giving

                                      -32-

effect to such acquisition, any acquired or newly formed Subsidiary that is a
Domestic Subsidiary or a Canadian Subsidiary becomes a U.S. Credit Party or a
Canadian Credit Party, as the case may be, hereunder and all actions required to be taken with respect to such acquired or newly formed Subsidiary and any assets acquired in such acquisition under Sections 9.12 and 9.13 shall have been taken,
(e) on a Pro Forma Basis, as of the last day of the most recently ended Fiscal
Quarter for which financial statements are available, (i) the U.S. Borrower shall be in compliance with the covenants contained in Sections 10.12 and 10.13,
(ii) the Leverage Ratio shall be less than 4.50 to 1.00 and (iii) the Senior
Secured Leverage Ratio shall be less than 2.50 to 1.00, provided that the U.S.
Borrower shall not be required to comply with the terms of this clause (e) in connection with any acquisition to the extent that the aggregate purchase price payable by the U.S. Borrower and its Subsidiaries in respect of such acquisition, taken together with the aggregate purchase price paid by the U.S.
Borrower and its Subsidiaries in respect of all other acquisitions consummated without complying with the terms of this clause (e), does not exceed
$25,000,000, (f) the business of such Person or such assets, as applicable, constitute a business permitted by Section 10.03(b), (g) immediately before and after giving effect to such Permitted Acquisition, the Total Revolving Loan
Commitment exceeds the sum of the Aggregate Dollar Facility RL Exposure and
Aggregate Multicurrency Facility RL Exposure by not less than U.S.$50,000,000,
(h) in the case of the acquisition of 100% of the Equity Interests of any
Person, such acquired Person shall own no other Equity Interests of any other
Person unless either (x) such acquired Person owns 100% of the Equity Interests of such other Person or (y) if such acquired Person owns Equity Interests in any other Person which is a Non-Wholly Owned Subsidiary of such acquired Person, (1)
such acquired Person shall not have been created or established in contemplation of, or for purposes of, the respective Permitted Acquisition and (2) any such
Non-Wholly Owned Subsidiary of the acquired Person shall have been a Non-Wholly
Owned Subsidiary of such acquired Person prior to the date of the respective
Permitted Acquisition and shall not have been created or established in contemplation thereof and (i) the principal amount of Indebtedness that is assumed in connection with such Permitted Acquisition and (ii) the U.S. Borrower has delivered to the Administrative Agent a certificate of an Authorized Officer to the effect set forth in clauses (a), (b), (c), (d), (e), (f), (g) and (h)
above, together with all relevant financial information for the Person or assets to be acquired. For purposes of Section 10.04(a), the purchase price in respect of any Permitted Acquisition shall be deemed to include (i) the U.S. Borrower's good faith estimate (as of the date of consummation of such Permitted
Acquisition) of the aggregate amount that will be payable by the U.S. Borrower and the Subsidiaries of the U.S. Borrower pursuant to any post-closing payment adjustments or earn-outs with respect to such Permitted Acquisition (provided that the U.S. Borrower and the Subsidiaries of the U.S. Borrower shall only be permitted to make any such post-closing adjustment payment or earn-out payment to the extent that, on a Pro Forma Basis, as of the last day of the Fiscal
Quarter most recently ended prior to the date of such payment and for which financial statements are available (or required to be made available), (A) the
U.S. Borrower is in compliance with the covenants contained in Sections 10.12 and 10.13, (B) the Leverage Ratio shall be less than 4.50 to 1.00 and (C) the
Senior Secured Leverage Ratio shall be less than 2.50 to 1.00).

          "Permitted Encumbrances" shall mean:

          (a) Liens imposed by law for taxes, rates, assessments or other governmental charges or levies the payment of which is not yet due, or for which installments have been paid based on reasonable estimates pending final assessments, or if due, the validity of which is being contested in accordance with Section 9.05;

                                      -33-

          (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's, suppliers' and other like Liens imposed by law (including Liens of customs and revenue authorities to secure customs duties in connection with the importation of goods), arising in the ordinary course of business and securing obligations that are not overdue by more than 60 days or are being contested in accordance with Section 9.05;

          (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

          (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

          (e) judgment liens in respect of judgments that do not constitute an
     Event of Default under clause (k) of Section 11;

          (f) easements, zoning restrictions, rights-of-way, licences, permits, reservations, covenants, servitudes, and rights in the nature of easements
     (including, without limiting the generality of the foregoing, licenses, easements, rights-of-way and rights in the nature of easements for sidewalks, public ways, sewers, drains, gas, steam and water mains or electric light and power, or telephone and telegraph conduits, poles, wires and cables) and land use and building restrictions, by-laws, regulations and ordinances of federal, provincial, regional, state, municipal and other
     Governmental Authorities, minor defects or irregularities of title and other similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or materially interfere with the ordinary conduct of business of the U.S.
     Borrower or any Subsidiary of the U.S. Borrower;

          (g) landlords' and lessors' and other like Liens in respect of rent not in default or being reasonably contested and the rights of any tenant, occupant or licensee under any lease, occupancy agreement or licence which do not materially impair the use of the real property subject thereto for the purpose for which it is used by that Person;

          (h) reservations, limitations, provisos and conditions expressed in any original grant from the Crown or other grant of real or immovable property, or interests therein; and

          (i) the right reserved to or vested in any Governmental Authority by the terms of any lease, license, franchise, grant or permit acquired by that Person or by any statutory provision to terminate any such lease, license, franchise, grant or permit, or to require annual or other payments as a condition to the continuance thereof.

provided that the term "Permitted Encumbrances" shall not include any Lien securing Indebtedness.

          "Permitted Holder" shall mean (i) any Initial Equity Investor and any
Affiliate of any Initial Equity Investor that is neither an operating company nor a company controlled by an operating company and (ii) any general partner of any of the foregoing.

                                      -34-

          "Permitted Investments" shall mean:

          (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of
     America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

          (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody's;

          (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than
     U.S.$500,000,000;

          (d) repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above; and

          (e) money market funds that comply with the criteria set forth in SEC
     Rule 2a-7 under the Investment Company Act of 1940, substantially all of whose assets are invested in investments of the type described in clauses
     (a) through (d) above.

          "Permitted Joint Venture" shall mean any joint venture (a) in which the U.S. Borrower or any Subsidiary of the U.S. Borrower, together with any other Subsidiary of the U.S. Borrower, holds Equity Interests that represents
50% or less of the ordinary voting power and aggregate equity value represented by the issued and outstanding Equity Interests in such joint venture and (b)
that is engaged in a business permitted under Section 10.03(b), including the
Existing Joint Ventures.

          "Permitted Liens" shall have the meaning provided in Section 10.02.

          "Permitted Securitization" shall mean any transaction or series of transactions that may be entered into by the U.S. Borrower or any Subsidiary of the U.S. Borrower pursuant to which it may sell, convey, contribute to capital or otherwise transfer (which sale, conveyance, contribution to capital or transfer may include or be supported by the grant of a security interest)
Receivables or interests therein and all collateral securing such Receivables, all contracts and contract rights, purchase orders, security interests, financing statements or other documentation in respect of such Receivables, any guarantees, indemnities, warranties or other obligations in respect of such
Receivables, any other assets that are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving receivables similar to such Receivables and any collections or proceeds of any of the foregoing (collectively, the
"Related Assets") (i) to a trust, partnership, corporation or other Person
(other than the U.S. Borrower or any Subsidiary of the U.S. Borrower, other than a SPE Subsidiary), which transfer is funded in whole or in part, directly or indirectly, by the incurrence or issuance by the transferee or any successor transferee of Indebtedness, fractional undivided interests or other securities that are to

                                      -35-

receive payments from, or that represent interests in, the cash flow derived from such Receivables and Related Assets or interests in such Receivables and
Related Assets, or (ii) directly to one or more investors or other purchasers
(other than the U.S. Borrower or any Subsidiary of the U.S. Borrower), it being understood that a Permitted Securitization may involve (A) one or more sequential transfers or pledges of the same Receivables and Related Assets, or interests therein (such as a sale, conveyance or other transfer to an SPE
Subsidiary followed by a pledge of the transferred Receivables and Related
Assets to secure Indebtedness incurred by the SPE Subsidiary), and all such transfers, pledges and Indebtedness incurrences shall be part of and constitute a single Permitted Securitization, and (B) periodic transfers or pledges of
Receivables and/or revolving transactions in which new Receivables and Related
Assets, or interests therein, are transferred or pledged upon collection of previously transferred or pledged Receivables and Related Assets, or interests therein, provided that any such transactions shall provide for recourse to such
Subsidiary of the U.S. Borrower (other than any SPE Subsidiary) or the U.S.
Borrower (as applicable) only in respect of the cash flows in respect of such
Receivables and Related Assets and to the extent of other customary securitization undertakings in the jurisdiction relevant to such transactions.
The "amount" or "principal amount" of any Permitted Securitization shall be deemed at any time to be (1) the aggregate principal, or stated amount, of the
Indebtedness, fractional undivided interests (which stated amount may be described as a "net investment" or similar term reflecting the amount invested in such undivided interest) or other securities incurred or issued pursuant to such Permitted Securitization, in each case outstanding at such time, or (2) in the case of any Permitted Securitization in respect of which no such
Indebtedness, fractional undivided interests or securities are incurred or issued, the cash purchase price paid by the buyer in connection with its purchase of Receivables less the amount of collections received by the U.S.
Borrower or any Subsidiary of the U.S. Borrower in respect of such Receivables and paid to such buyer, excluding any amounts applied to purchase fees or discount or in the nature of interest. Each Lender authorizes each of the
Administrative Agent and Collateral Agent to enter into an intercreditor agreement in respect of each Permitted Securitization from time to time in effect and to take all actions it deems appropriate or necessary in connection with any such intercreditor agreement.

          "Person" shall mean any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

          "Plan" shall mean any employee pension benefit plan established or maintained in the United States of America subject to the provisions of Title IV or Section 302 of ERISA or Section 412 of the Code, and in respect of which
Holdings or a Subsidiary of Holdings or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an
"employer" as defined in Section 3(5) of ERISA.

          "Plan Termination Event" shall have the meaning provided in Section
11(l).

          "Pledge Agreement Collateral" shall mean all U.S. Pledge Agreement
Collateral and all other Equity Interests or other property similar to that pledged (or purported to have been pledged) pursuant to the U.S. Pledge
Agreement which is pledged (or purported to be pledged) pursuant to one or more
Canadian Pledge Agreements, Local Law Pledge Agreements, other Foreign Security
Documents or Additional Security Documents.

          "Pledge Agreements" shall mean the U.S. Pledge Agreement and each
Foreign Pledge Agreement.

                                      -36-

          "PPSA" shall mean the Personal Property Security Act (Ontario) and the regulations thereunder and any other personal property security legislation and applicable regulations of any other province or territory of Canada where a
Canadian Credit Party has, from time to time, tangible personal property, in each case, as may be amended from time to time and includes any successor legislation.

          "Preferred Equity," as applied to the Equity Interests of any Person, shall mean Equity Interests of such Person (other than common stock of such
Person) of any class or classes (however designed) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to Equity
Interests of any other class of such Person.

          "Prime Lending Rate" shall mean the rate which DBTCA (or another bank of recognized standing reasonably selected by the Administrative Agent)
announces from time to time as its prime lending rate, the Prime Lending Rate to change when and as such prime lending rate changes. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. DBTCA may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

          "Pro Forma Basis" shall mean, with respect to the calculation of any
Financial Ratio (to the extent calculation of such Financial Ratio is required on a "Pro Forma Basis" pursuant to the terms of this Agreement) for any period of four consecutive Fiscal Quarters (the "Reference Period"):

          (a) in making any determination of Consolidated EBITDA, pro forma effect shall be given to any Permitted Acquisition, Asset Disposition or
     Discontinuation, in any case that occurred during such Reference Period
     (or, in the case of any determination made pursuant to the definitions of the terms "Permitted Acquisition" or "Incremental Term Loan Commitment
     Requirements" or pursuant to Section 10.01(a)(xiii) or Section
     10.08(a)(vi), occurring during such Reference Period or thereafter and through and including the date of the applicable Permitted Acquisition,
     Incremental Extension of Credit, issuance of Additional Senior Subordinated
     Notes or Restricted Payment, as the case may be), as if such Permitted
     Acquisition, Asset Disposition or Discontinuation occurred on the first day of such Reference Period; and

          (b) in making any determination of Total Indebtedness or Consolidated
     Cash Interest Expense, pro forma effect shall be given to any incurrence, repayment or assumption of Indebtedness that occurred during such Reference
     Period and (i) in the case of any determination made pursuant to the definition of the term "Permitted Acquisition", occurring thereafter and through and including the date of the applicable Permitted Acquisition
     (including in connection with such Permitted Acquisition), (ii) in the case of any determination made pursuant to the definition of the term
     "Incremental Term Loan Commitment Requirements", occurring thereafter and through and including the date of the applicable Incremental Extension of
     Credit (including in connection with such Incremental Extension of Credit),
     (iii) in the case of any determination made pursuant to Section
     10.01(a)(xii), occurring thereafter and through and including the date of the applicable issuance of Additional Senior Subordinated Notes (including such issuance of Additional Senior Subordinated Notes) and (iv) in the case of any determination made pursuant to Section 10.08(a)(vi), occurring thereafter and through and including the date of the applicable

                                      -37-

     Restricted Payment (including in connection with such Restricted Payment), in each case as if such incurrence, repayment or assumption of Indebtedness occurred on the first day of such Reference Period,

in each case with such pro forma adjustments (i) as would be permitted to be reflected in pro forma financial information complying with the requirements of
Article 11 of Regulation S-X under the Securities Act (and the interpretations of the SEC thereunder) and (ii) that represent cost savings reasonably expected by such Authorized Officer to be realized within 12 months of the consummation of the applicable Permitted Acquisition, Asset Disposition or Discontinuation
(the adjustments described in this clause (ii) being referred to herein as
"Non-Regulation S-X Adjustments"), in each case to the extent reflected in a certificate of an Authorized Officer (with appropriate information and calculations in reasonable detail supporting such adjustments) delivered to the
Administrative Agent.

For purposes of clause (b) above, if any Indebtedness the incurrence, repayment or assumption of which is being given pro forma effect bears interest at a floating rate, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire Reference Period (taking into account any Swap Agreement applicable to such Indebtedness if such Swap Agreement has a remaining term in excess of 12 months).

          "Projections" shall have the meaning provided in Section 8.04(c).

          "Qualified IPO" shall mean a bona fide underwritten sale to the public of common stock of Holdings pursuant to a registration statement (other than on
Form S-8 or any other form relating to securities issuable under any benefit plan of Holdings or any of its Subsidiaries, as the case may be) that is declared effective by the SEC.

          "Qualified Preferred Stock" shall mean Preferred Equity of Holdings that (a) is issued at an aggregate purchase price no less than its aggregate liquidation preference, (b) does not require any payment of dividends (other than in additional shares of such preferred stock) prior to the date that is one year after the Tranche C Term Loan Maturity Date, (c) is not mandatorily redeemable pursuant to a sinking fund obligation or otherwise prior to the date that is one year after the Tranche C Term Loan Maturity Date, (d) contains no maintenance covenants, other covenants materially adverse to the Lenders or remedies (other than voting rights and increases in pay-in-kind dividends) and
(e) is convertible only into common equity of Holdings or securities that would constitute Qualified Preferred Stock.

          "Quarterly Payment Date" shall mean the last Business Day of each
March, June, September and December.

          "Quarterly Pricing Certificate" shall have the meaning provided in the definition of Applicable Margin.

          "Real Property" of any Person shall mean all of the right, title and interest of such Person in and to land, improvements and fixtures, including
Leaseholds.

          "Receivables" shall mean accounts receivable (including all rights to payment created by or arising from the sales of goods, leases of goods or the rendition of services, no matter how evidenced (including in the form of chattel paper) and whether or not earned by performance).

                                      -38-

          "Recovery Event" shall mean the receipt by Holdings or any of its
Subsidiaries of any insurance or condemnation proceeds payable (i) by reason of theft, physical destruction or damage or any other similar event with respect to any properties or assets of Holdings or any of its Subsidiaries, (ii) by reason of any condemnation, taking, seizing or similar event with respect to any properties or assets of Holdings or any of its Subsidiaries and (iii) under any policy of insurance required to be maintained under Section 9.07.

          "Reference Discount Rate" shall mean, in respect of any Bankers'
Acceptances or completed Drafts to be purchased by a Canadian Lender pursuant to
Section 2.01 and Schedule III hereto, by (i) a Schedule I chartered bank, the average Bankers' Acceptance discount rate for the appropriate term as quoted on
Reuters Screen CDOR Page in respect of Schedule I chartered banks (or such other page as may be selected by the Canadian Sub-Agent as a replacement page for such
Banker's Acceptances if such screen is not available) at 10:00 a.m. (Toronto time); and (ii) by any other Lender or Person, the lesser of (x) the rate specified in (i) plus 0.10% and (y) the arithmetic average of the discount rates
(calculated on an annual basis and rounded to the nearest one-hundredth of 1%, with five-thousandths of 1% being rounded up) quoted by each Canadian Reference
Lender at 10:00 A.M. (Toronto time) as the discount rate at which such Canadian
Reference Lender would purchase, on the relevant Drawing Date, its own bankers'
acceptances or Drafts having an aggregate Face Amount equal to, and with a term to maturity the same as, the Bankers' Acceptances or Drafts, as the case may be, to be acquired by such Canadian Lender on such Drawing Date.

          "Refinancing" shall mean and include the various refinancing transactions described in Sections 6.10(a) and (b).

          "Refinancing Documents" shall mean all of the agreements, documents and instruments executed or delivered in connection with the Refinancing.

          "Register" shall have the meaning provided in Section 13.17.

          "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

          "Regulation T" shall mean Regulation T of the Board of Governors of the Federal Reserve System as from to time in effect and any successor to all or any portion thereof.

          "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

          "Regulation X" shall mean Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or any portion thereof.

          "Related Assets" shall have the meaning provided in the definition of
Permitted Securitization.

          "Release" shall mean any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment or within or upon any building, structure, facility or fixture.

                                      -39-

          "Remaining Present Value" shall mean, as of any date with respect to any lease, the present value as of such date of the scheduled future lease payments with respect to such lease, determined with a discount rate equal to a market rate of interest for such lease reasonably determined at the time such lease was entered into.

          "Replaced Lender" shall have the meaning provided in Section 2.13.

          "Replacement Lender" shall have the meaning provided in Section 2.13.

          "Required Appraisal" shall have the meaning provided in Section 9.13.

          "Required Lenders" shall mean Non-Defaulting Lenders, the sum of whose outstanding principal of Term Loans ((x) or, if prior to the occurrence of the
Credit Events on the Initial Borrowing Date, whose Tranche A Term Loan
Commitments, Tranche B Term Loan Commitments and Tranche C Term Loan Commitments
and (y) if prior to the termination thereof pursuant to Section 4.03(f), whose
Incremental Term Loan Commitments) and Revolving Loan Commitments (or after the termination thereof, outstanding Individual RL Facility Exposures) as of any date of determination represent greater than 50% of the sum of all outstanding principal (or, Face Amount, as applicable) of Term Loans ((x) or if prior to the occurrence of the Credit Events on the Initial Borrowing Date, the sum of all
Tranche A Term Loan Commitments, Tranche B Term Loan Commitments and Tranche C
Term Loan Commitments and (y) if prior to the termination thereof pursuant to
Section 4.03(f), the sum of all Incremental Term Loan Commitments) of
Non-Defaulting Lenders at such time and the sum of all Revolving Loan
Commitments of all Non-Defaulting Lenders at such time (or, after the termination thereof, the sum of the then total Individual RL Facility Exposures of all Non-Defaulting Lenders at such time). For purposes of this definition, the calculation of the outstanding principal amount (or, Face Amount, as the case may be) of all Commitments and Term Loans denominated in Canadian Dollars shall be determined by taking the U.S. Dollar Equivalent thereof at the time of any such calculation.

          "Requirement of Law" shall mean, with respect to any Person, (i) the charter, articles or certificate of organization or incorporation and bylaws or other organizational or governing documents of such Person and (ii) any statute, law, treaty, rule, regulation, order, decree, writ, injunction or determination of any arbitrator or court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          "Restricted Payment" means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in
Holdings, the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Equity Interests in Holdings, the Borrower or any Subsidiary
or any option, warrant or other right to acquire any such Equity Interests in
Holdings, the Borrower or any Subsidiary.

          "Restructuring Charges" shall mean charges in respect of
restructurings, plant closings, headcount reductions or other similar actions, including severance charges in respect of employee terminations.

                                      -40-

          "Retained Excess Cash Flow" shall mean, with respect to any Excess
Cash Flow Payment Period ended after the Effective Date, the amount of Excess
Cash Flow for such Excess Cash Flow Payment Period that the U.S. Borrower was not required to use to prepay Term Loans pursuant to Section 5.02(f).

          "Revolving Loan" shall have the meaning provided in Section 2.01(f).

          "Revolving Loan Commitment" shall mean, for each RL Lender, its
Multicurrency Facility Revolving Loan Commitment (if any) and its Dollar
Facility Revolving Loan Commitment (if any).

          "Revolving Loan Maturity Date" shall mean December 23, 2010.

          "RL Commitment Commission" shall have the meaning provided in Section
4.01(a).

          "RL Lender" shall mean each Multicurrency Facility RL Lender and each
Dollar Facility RL Lender.

          "RL Percentage" of any RL Lender at any time shall mean that percentage which is equal to a fraction (expressed as a percentage) the numerator of which is the Revolving Loan Commitment of such RL Lender at such time and the denominator of which is the Total Revolving Loan Commitment at such time, provided that if any such determination is to be made after the Total
Revolving Loan Commitment (and the related Revolving Loan Commitments of the RL
Lenders) has terminated, the determination of such percentages shall be made immediately before giving effect to such termination.

          "S&P" shall mean Standard & Poor's Ratings Services, a division of
McGraw Hill, Inc.

          "Sale and Leaseback Transaction" shall have the meaning provided in
Section 10.06.

          "Scheduled Existing Indebtedness" shall mean Third Party Scheduled
Existing Indebtedness and Intercompany Scheduled Existing Indebtedness.

          "Scheduled Repayment" shall mean any Tranche A Term Loan Scheduled
Repayment, Tranche B Term Loan Scheduled Repayment, Tranche C Term Loan
Scheduled Repayment and/or Incremental Term Loan Scheduled Repayment, as
applicable.

          "Scotia" shall mean The Bank of Nova Scotia, in its individual capacity, and any successor corporation thereto by merger, consolidation or otherwise.

          "SEC" shall mean the Securities and Exchange Commission or any
Governmental Authority succeeding to any of its principal functions.

          "Section 5.04(b)(ii) Certificate" shall have the meaning provided in
Section 5.04(b)(ii).

          "Secured Creditor" shall mean each applicable "Secured Creditor", as defined in any applicable Security Document.

                                      -41-

          "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

          "Security Agreements" shall mean the U.S. Security Agreement and the
Canadian Security Agreement.

          "Security Document" shall mean and include each of the Security
Agreements, the Pledge Agreements, each Mortgage and, after the execution and delivery thereof, each Additional Security Document and all other mortgages, pledge agreements, security agreements and other security documents entered into from time to time pursuant to Sections 9.12 and/or 9.13, in each case as the same may be modified, supplemented or amended from time to time in accordance with the terms hereof and thereof.

          "Seller" shall mean Cooper Tire & Rubber Company, a Delaware corporation, and Cooper Tyre & Rubber Company UK Limited, a company organized under the laws of England and Wales.

          "Senior Notes" shall mean the U.S. Borrower's 7% Senior Notes due
2012, issued pursuant to the Senior Notes Indenture, as in effect on the
Effective Date and as the same may be amended, modified and/or supplemented from time to time in accordance with the terms hereof and thereof. As used herein, the term "Senior Notes" shall include any Exchange Senior Notes issued pursuant to the Senior Notes Indenture in exchange for theretofore outstanding Senior
Notes, as contemplated by the Offering Memorandum, dated December 16, 2004, and the definition of Exchange Senior Notes.

          "Senior Notes Documents" shall mean the Senior Notes, the Senior Notes
Indenture and all other material documents executed and delivered with respect to the Senior Notes or the Senior Notes Indenture, as in effect on the Effective
Date and as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

          "Senior Notes Indenture" shall mean the Indenture, dated as of
December 23, 2004, among Holdings, the U.S. Borrower, the U.S. Subsidiary
Guarantors and Wilmington Trust Company, as trustee, as in effect on the
Effective Date and as thereafter amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

          "Senior Secured Leverage Ratio" shall mean, on any date, the ratio of
(a) Total Senior Secured Indebtedness as of such date to (b) Consolidated EBITDA for the period of four consecutive Fiscal Quarters ended on such date (or, if such date is not the last day of a Fiscal Quarter, ended on the last day of the
Fiscal Quarter most recently ended prior to such date), provided that, to the extent the U.S. Borrower or any of its Subsidiaries makes any Permitted
Acquisition, Asset Disposition or Discontinuation during the period of four
Fiscal Quarters most recently ended, the Senior Secured Leverage Ratio for such period shall be calculated on a Pro Forma Basis.

          "Senior Subordinated Notes" shall mean the U.S. Borrower's 8.375%
Senior Subordinated Notes due 2014, issued pursuant to the Senior Subordinated
Note Indenture, as in effect on the Effective Date and as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. As used herein, the term "Senior Subordinated Notes" shall include any Exchange Senior Subordinated Notes issued pursuant to the Senior
Subordinated Notes Indenture in exchange for theretofore outstanding Senior
Subordinated Notes, as

                                      -42-

contemplated by the Offering Memorandum, dated December 16, 2004, and the definition of Exchange Senior Subordinated Notes.

          "Senior Subordinated Notes Documents" shall mean the Senior
Subordinated Notes, the Senior Subordinated Notes Indenture and all other documents executed and delivered with respect to the Senior Subordinated Notes or Senior Subordinated Notes Indenture, as in effect on the Effective Date and as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

          "Senior Subordinated Notes Indenture" shall mean the Indenture, dated as of December 23, 2004, among Holdings, the U.S. Borrower, the U.S. Subsidiary
Guarantors and Wilmington Trust Company, as trustee, as in effect on the
Effective Date and as thereafter amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

          "Shareholders' Agreements" shall have the meaning provided in Section
6.17.

          "Sharing Event" shall mean (i) the occurrence of any Event of Default with respect to any Credit Agreement Party pursuant to clauses (h), (i) or (j)
of Section 11, (ii) the declaration of the termination of any Revolving Loan
Commitment, or the acceleration of the maturity of any Loans, in each case pursuant to the last paragraph of Section 11 or (iii) the failure of either
Borrower to pay any principal of (or, Face Amount, as applicable), or interest on, Loans of any Tranche or any Letter of Credit Outstandings on the relevant
Maturity Date.

          "SPE Subsidiary" shall mean any Wholly-Owned Subsidiary formed solely for the purpose of, and that engages only in, one or more Permitted
Securitizations.

          "Special Reserve Account" shall have the meaning provided in Section
2.14(d).

          "Sponsor" shall mean, collectively, The Cypress Group L.L.C. and GS
Capital Partners 2000, L.P.

          "Standby Letter of Credit" shall have the meaning provided in Section
3.01(a).

          "Start Date" shall have the meaning provided in the definition of
Applicable Margin.

          "Stated Amount" of each Letter of Credit shall, at any time, mean the maximum amount available to be drawn thereunder (in each case determined without regard to whether any conditions to drawing could then be met, but after giving effect to all previous drawings made thereunder), provided that except as such term is used in Section 3.02 and except as provided in the definition of
"Canadian Dollar L/C Stated Amount", the "Stated Amount" of each Canadian Dollar
Denominated Letter of Credit shall be, on any date of calculation, the U.S.
Dollar Equivalent of the maximum amount available to be drawn in Canadian
Dollars thereunder (determined without regard to whether any conditions to drawing could then be met but after giving effect to all previous drawings made thereunder).

          "Subsidiaries Guaranty" shall mean and include the U.S. Subsidiaries
Guaranty, the Canadian Subsidiaries Guaranty and any other guaranty executed and delivered by any Subsidiary of the U.S. Borrower pursuant to Sections 9.12 and
9.13.

                                      -43-

          "Subsidiary" of any Person shall mean and include (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation
(irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through one or more Subsidiaries of such Person and (ii) any partnership, association, limited liability company, joint venture or other entity (other than a corporation) in which such Person directly or indirectly through one or more Subsidiaries of such Person, has more than a 50% Equity
Interest at the time.

          "Subsidiary Guarantor" shall mean each Subsidiary of Holdings that executes and delivers any Subsidiaries Guaranty, unless and until such time as the respective Subsidiary is released from all of its obligations under any relevant Subsidiaries Guaranty in accordance with the terms and provisions thereof.

          "Supermajority Lenders" of any Tranche shall mean those Non-Defaulting
Lenders which would constitute the Required Lenders under, and as defined in, this Agreement if (x) all outstanding Obligations of the other Tranches under this Agreement were repaid in full and all Commitments with respect thereto were terminated and (y) the percentage "50%" contained therein were changed to
"66-2/3%."

          "Swap Agreement" means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions, provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the U.S. Borrower or any of its Subsidiaries shall be a Swap
Agreement.

          "Swingline Expiry Date" shall mean the date that is five Business Days prior to the Revolving Loan Maturity Date.

          "Swingline Lender" shall mean DBTCA, or any Person serving as a successor Administrative Agent hereunder, in its capacity as a lender of
Swingline Loans.

          "Swingline Loans" shall have the meaning provided in Section 2.01(g).

          "Swingline Note" shall have the meaning provided in Section 2.05(a).

          "Syndication Agent" shall have the meaning provided in the first paragraph of this Agreement and shall include any successor to a Syndication
Agent appointed pursuant to Section 12.10.

          "Syndication Date" shall mean the earlier of (i) the 35th day following the Initial Borrowing Date and (ii) the date upon which the Agents determine (and notify Holdings and the Lenders) that the primary syndication
(and resultant addition of Persons as Lenders pursuant to Section 13.04(b)) has been completed.

          "Tax Allocation Agreements" shall have the meaning provided in Section
6.17.

                                      -44-

          "Tax Distribution" shall mean, in the event that Holdings and the U.S.
Borrower become pass-through or disregarded entities for U.S. federal income tax purposes, a distribution to Holdings to the extent the proceeds of such distribution are distributed to the holders of Equity Interests of Holdings in any taxable year to enable such holders to pay their Tax liability on their respective shares of cumulative taxable income attributable to Holdings for such year.

          "Taxes" shall have the meaning provided in Section 5.04(a).

          "Term Loan Lender" shall mean each Tranche A TL Lender, Tranche B TL
Lender, Tranche C TL Lender and each Incremental Term Lender.

          "Term Loans" shall mean and include Tranche A Term Loans, Tranche B
Term Loans, Tranche C Term Loans and each Incremental Term Loan.

          "Third Party Scheduled Existing Indebtedness" shall have the meaning provided in Section 8.18.

          "TL Repayment Percentage" of any Tranche of Term Loans at any time shall be a fraction (expressed as a percentage) (x) the numerator of which is the aggregate principal amount (or, Face Amount, as applicable) of outstanding
Term Loans of such Tranche and (y) the denominator of which is the sum of the aggregate principal amount (or, Face Amount, as applicable) of all outstanding
Term Loans at such time. For purposes of making the foregoing determination, the
U.S. Dollar Equivalent of the principal amount (or, Face Amount, as applicable)
of all outstanding Tranche A Term Loans and Canadian Dollar Denominated
Incremental Term Loans at the time of the respective determination shall be utilized.

          "Total Commitment" shall mean, at any time, the sum of the Total
Tranche A Term Loan Commitment, the Total Tranche B Term Loan Commitment, the
Total Tranche C Term Loan Commitment, the Total Incremental Term Loan Commitment
and the Total Revolving Loan Commitment.

          "Total Dollar Facility Revolving Loan Commitment" shall mean, at any time, the sum of the Dollar Facility Revolving Loan Commitments of each of the
Lenders with such a Commitment at such time.

          "Total Incremental Term Loan Commitment" shall mean, at any time, the sum of the Incremental Term Loan Commitments of each of the Lenders with such a
Commitment at such time.

          "Total Indebtedness" shall mean, as of any date, the sum of (a) the aggregate principal amount of Indebtedness of the U.S. Borrower and its
Subsidiaries outstanding as of such date, in the amount that would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with U.S. GAAP, plus (b) the aggregate principal amount of
Indebtedness of the U.S. Borrower and its Subsidiaries outstanding as of such date that is not required to be reflected on a balance sheet in accordance with
U.S. GAAP, determined on a consolidated basis, provided that, for purposes of clause (b) above, the term "Indebtedness" shall not include contingent obligations of the U.S. Borrower or any of its Subsidiaries as an account party or applicant in respect of any letter of credit or letter of guaranty, unless such letter of credit or letter of guaranty supports an obligation that constitutes Indebtedness, minus (c) the aggregate amount of cash and Permitted
Investments of the U.S. Borrower and its Subsidiaries as of such date with respect to which the

                                      -45-

Collateral Agent has a valid and enforceable security interest, prior and superior to the rights of any other Person, except for rights secured by
Permitted Liens; provided that the aggregate amount of cash and Permitted
Investments permitted to be included in this clause (c) shall not exceed
U.S.$40,000,000.

          "Total Multicurrency Facility Revolving Loan Commitment" shall mean, at any time, the sum of the Multicurrency Facility Revolving Loan Commitments of
each of the Lenders with such a Commitment at such time.

          "Total Revolving Loan Commitment" shall mean, at any time, the sum of the Total Dollar Facility Revolving Loan Commitment and the Total Multicurrency
Facility Revolving Loan Commitment, in each case in effect at such time.

          "Total Senior Secured Indebtedness" shall mean, as of any date, (a)
Total Indebtedness as of such date minus (b) Indebtedness of the U.S. Borrower and its Subsidiaries included in the determination of "Total Indebtedness" which is not secured by, or subject to, a Lien on the property or assets of the U.S.
Borrower or any of its Subsidiaries.

          "Total Tranche A Term Loan Commitment" shall mean, at any time, the sum of the Tranche A Term Loan Commitments of each of the Lenders with such a
Commitment at such time.

          "Total Tranche B Term Loan Commitment" shall mean, at any time, the sum of the Tranche B Term Loan Commitments of each of the Lenders with such a
Commitment at such time.

          "Total Tranche C Term Loan Commitment" shall mean, at any time, the sum of the Tranche C Term Loan Commitments of each of the Lenders with such a
Commitment at such time.

          "Total Unutilized Revolving Loan Commitment" shall mean, at any time, an amount equal to the remainder of (x) the Total Revolving Loan Commitment as in effect at such time less (y) the sum of the Aggregate Multicurrency Facility
RL Exposure at such time and the Aggregate Dollar Facility RL Exposure at such time.

          "Trade Letter of Credit" shall have the meaning set forth in Section
3.01(a).

          "Tranche" shall mean the respective facilities and commitments utilized in making Loans hereunder (i.e., whether Tranche A Term Loans, Tranche
B Term Loans, Tranche C Term Loans, Multicurrency Facility Revolving Loans,
Dollar Facility Revolving Loans, Swingline Loans or Incremental Term Loans made pursuant to one or more tranches designated pursuant to the respective
Incremental Term Loan Commitment Agreements in accordance with the relevant requirements specified in Section 2.15); provided that (x) in the circumstances contemplated by Section 2.15(c), Incremental Term Loans may be made part of a then existing Tranche of Term Loans and (y) for purposes of the definition of
"Supermajority Lenders", "Majority Lenders" and Section 13.12(a), Dollar
Facility Revolving Loans and Swingline Loans shall collectively be deemed to represent a single "Tranche".

          "Tranche A Term Loan" shall have the meaning provided in Section
2.01(a).

          "Tranche A Term Loan Commitment" shall mean, with respect to each
Lender, the amount set forth opposite such Lender's name in Schedule I directly below the column entitled

                                      -46-

"Tranche A Term Loan Commitment", as the same may be terminated pursuant to
Sections 4.03 and/or 11.

          "Tranche A Term Loan Maturity Date" shall mean December 23, 2010.

          "Tranche A Term Loan Scheduled Repayment" shall have the meaning provided in Section 5.02(b).

          "Tranche A Term Note" shall have the meaning provided in Section
2.05(a).

          "Tranche A TL Lender" shall mean any Lender with a Tranche A Term Loan
Commitment or outstanding Tranche A Term Loans.

          "Tranche B Term Loan" shall mean have the meaning provided in Section
2.01(b).

          "Tranche B Term Loan Commitment" shall mean, with respect to each
Lender, the amount set forth opposite such Lender's name in Schedule I directly below the column entitled "Tranche B Term Loan Commitment", as the same may be terminated pursuant to Sections 4.03 and/or 11.

          "Tranche B Term Loan Maturity Date" shall mean December 23, 2011.

          "Tranche B Term Loan Scheduled Repayment" shall have the meaning provided in Section 5.02(b).

          "Tranche B Term Note" shall have the meaning provided in Section
2.05(a).

          "Tranche B TL Lender" shall mean any Lender with a Tranche B Term Loan
Commitment or outstanding Tranche B Term Loans.

          "Tranche C Term Loan" shall mean have the meaning provided in Section
2.01(c).

          "Tranche C Term Loan Commitment" shall mean, with respect to each
Lender, the amount set forth opposite such Lender's name in Schedule I directly below the column entitled "Tranche C Term Loan Commitment", as the same may be terminated pursuant to Sections 4.03 and/or 11.

          "Tranche C Term Loan Maturity Date" shall mean December 23, 2011.

          "Tranche C Term Loan Scheduled Repayment" shall have the meaning provided in Section 5.02(b).

          "Tranche C Term Note" shall have the meaning provided in Section
2.05(a).

          "Tranche C TL Lender" shall mean any Lender with a Tranche C Term Loan
Commitment or outstanding Tranche C Term Loans.

          "Transaction" shall mean, collectively, (i) the consummation of the
Acquisition and the other transactions contemplated by the Acquisition
Documents, (ii) the consummation of the Common Equity Financing and the Holdings
Equity Contribution, (iii) the execution, delivery and

                                      -47-

performance by each U.S. Credit Party of the Senior Notes Documents to which it is a party, the issuance of the Senior Notes and the use of proceeds thereof,
(iv) the execution, delivery and performance by each U.S. Credit Party of the
Senior Subordinated Notes Documents to which it is a party, the issuance of the
Senior Subordinated Notes and the use of proceeds thereof, (v) the consummation of the Refinancing, (vi) the consummation of the Intercompany Distribution
Transactions, (vii) the consummation of the Foreign Asset Transfer, (viii) the execution, delivery and performance by each Credit Party of the Credit Documents to which it is a party, the borrowing of Loans, the use of proceeds thereof and the issuance of Letters of Credit hereunder and (ix) and the payment of all fees and expenses incurred in connection with the foregoing transactions (not to exceed $55,000,000).

          "Type" shall mean the type of Loan determined with regard to the interest option applicable thereto, i.e., whether a Base Rate Loan, a Eurodollar
Loan, a Canadian Prime Rate Loan or a Bankers' Acceptance Loan.

          "UBS Securities" shall mean UBS Securities LLC, in its individual capacity, and any successor corporation thereto by merger, consolidation or otherwise.

          "UCC" shall mean the Uniform Commercial Code as in effect from time to time in the relevant jurisdiction.

          "Unpaid Drawing" shall have the meaning provided in Section 3.05(a).

          "Unutilized Dollar Facility Revolving Loan Commitment" with respect to any Dollar Facility RL Lender, at any time, shall mean such Dollar Facility RL
Lender's Dollar Facility Revolving Loan Commitment at such time, if any, less the sum of (i) the aggregate outstanding principal amount of all Dollar Facility
Revolving Loans made by such Dollar Facility RL Lender and then outstanding and
(ii) the sum of such Dollar Facility RL Lender's L/C Participation Percentage of
the Stated Amount of each Dollar Facility Letter of Credit and any Unpaid
Drawings relating thereto.

          "Unutilized Multicurrency Facility Revolving Loan Commitment" with respect to any Multicurrency Facility RL Lender, at any time, shall mean such
Multicurrency Facility RL Lender's Multicurrency Facility Revolving Loan
Commitment at such time, if any, less the sum of (i) the aggregate outstanding principal amount of all Multicurrency Facility Revolving Loans (taking the U.S.
Dollar Equivalent of any such Loans denominated in Canadian Dollars) made by such Multicurrency Facility RL Lender and then outstanding, and (ii) the sum of such Multicurrency Facility RL Lender's L/C Participation Percentage of the
Stated Amount of each Multicurrency Facility Letter of Credit and any Unpaid
Drawings (taking the U.S. Dollar Equivalent of any amounts expressed in Canadian
Dollars) relating thereto.

          "U.S." or "United States" shall mean the United States of America.

          "U.S. Borrower" shall have the meaning provided in the first paragraph of this Agreement.

          "U.S. Borrower Guaranteed Obligations" shall mean (i) the principal
(or, Face Amount, as applicable) and interest on each Tranche A Term Note, each
Tranche B Term Note, each Multicurrency Facility Revolving Note and each
Incremental Term Note issued by the Canadian Borrower to each Lender, and each
Tranche A Term Loan, each Tranche B Term Loan, each

                                      -48-

Multicurrency Facility Revolving Loan and each Canadian Borrower Incremental
Term Loan made, under this Agreement, all reimbursement obligations and Unpaid
Drawings with respect to each Multicurrency Facility Letter of Credit issued for the account of the Canadian Borrower, together with all the other obligations
(including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities (including, without limitation, indemnities, fees and interest thereon) of the Canadian Borrower to each Lender, each Agent, each Issuing Lender and the Collateral Agent now existing or hereafter incurred under, arising out of or in connection with this
Agreement or any other Credit Document and the due performance and compliance by the Canadian Borrower with all the terms, conditions and agreements contained in the Credit Documents to which it is a party and (ii) all obligations (including obligations which, but for the automatic stay under Section 362(a) of the
Bankruptcy Code, would become due) and liabilities of each Subsidiary of the
U.S. Borrower owing under each Swap Agreement entered into by each Subsidiary of the U.S. Borrower with any Guaranteed Creditor so long as such Guaranteed
Creditor participates in such Swap Agreement, and their subsequent assigns, if any, whether now in existence or hereafter arising, and the due performance and compliance with all terms, conditions and agreements contained therein.

          "U.S. Borrower Guaranteed Party" shall mean the Canadian Borrower and each Subsidiary of the U.S. Borrower party to any Swap Agreement with any
Secured Creditor.

          "U.S. Borrower Incremental Term Loans" shall mean Incremental Term
Loans incurred by the U.S. Borrower.

          "U.S. Borrower's Guaranty" shall mean the guaranty of the U.S.
Borrower pursuant to Section 15.

          "U.S. Credit Party" shall mean Holdings, the U.S. Borrower and each
U.S. Subsidiary Guarantor.

          "U.S. Dollar Equivalent" of an amount denominated in a currency other than U.S. Dollars shall mean, at any time for the determination thereof, the amount of U.S. Dollars which could be purchased with the amount of such currency involved in such computation at the spot exchange rate therefor as quoted by the
Administrative Agent as of 11:00 A.M. (New York time) on the date two Business
Days prior to the date of any determination thereof for purchase on such date
(or, in the case of any determination pursuant to the definitions of "Required
Lenders" and "TL Repayment Percentage" or Section 2.14 or 13.22 or Section 21
(or any analogous provision) of any Subsidiaries Guaranty, on the date of determination); provided that, following the occurrence of a Sharing Event, the
U.S. Dollar Equivalent of any Unpaid Drawing or unreimbursed payment under a
Multicurrency Facility Letter of Credit expressed in Canadian Dollars shall be determined on the later of the time the drawing under the related Letter of
Credit was paid or disbursed by the Issuing Lender or the date of the occurrence of the Sharing Event, provided further, that for purposes of (x) determining compliance with Sections 2.01(e), 3.01(c) and 5.02(a)(i) and (y) calculating
Fees pursuant to Section 4.01 (except Fees which are expressly required to be paid in Canadian Dollars pursuant to Section 4.01), the U.S. Dollar Equivalent of any amounts denominated in a currency other than U.S. Dollars shall be revalued on a monthly basis using the spot exchange rates therefor as quoted in
Reuters ECB Page 37 (or, if same does not provide such exchange rates, on such other basis as is reasonably satisfactory to the Administrative Agent) on the last Business Day of each calendar month, provided, however, that at any time during a calendar month, if the Aggregate Multicurrency Facility RL Exposure
(for the purposes of the determination thereof, using the U.S. Dollar Equivalent as recalculated based on

                                      -49-

the spot exchange rate therefor as quoted in Reuters ECB Page 37 (or, if same does not provide such exchange rates, on such other basis as is reasonably satisfactory to the Administrative Agent) on the respective date of determination pursuant to this exception) would exceed 85% of the Total
Multicurrency Facility Revolving Loan Commitment, then in the sole discretion of the Administrative Agent or at the request of the Required Lenders, the U.S.
Dollar Equivalent shall be reset based upon the spot exchange rates on such date as quoted in the Reuters ECB Page 37 (or, if same does not provide such exchange rates, on such other basis as is reasonably satisfactory to the Administrative
Agent), which rates shall remain in effect until the last Business Day of such calendar month or such earlier date, if any, as the rate is reset pursuant to this proviso. Notwithstanding anything to the contrary contained in this definition, at any time that a Default or an Event of Default then exists, the
Administrative Agent may revalue the U.S. Dollar Equivalent of any amounts outstanding under the Credit Documents in a currency other than U.S. Dollars in its sole discretion.

          "U.S. Dollars", "Dollars" and the sign "U.S.$" shall each mean freely transferable lawful money of the United States of America.

          "U.S. Finco" shall mean CS Automotive LLC, a limited liability company organized under the laws of the State of Delaware.

          "U.S. GAAP" shall mean generally accepted accounting principles in the
United States of America as in effect from time to time; provided that determinations made pursuant to this Agreement in accordance with U.S. GAAP are subject (to the extent provided therein) to Section 13.07(a).

          "U.S. Pledge Agreement" shall have the meaning provided in Section
6.14(a).

          "U.S. Pledge Agreement Collateral" shall mean all of the "Collateral"
as defined in the U.S. Pledge Agreement.

          "U.S. Security Agreement" shall have the meaning provided in Section
6.15(a).

          "U.S. Security Documents" shall mean and include the U.S. Security
Agreement, the U.S. Pledge Agreement, each Mortgage covering a Mortgaged
Property located in the United States or any State or territory thereof and each other Security Document covering assets of a U.S. Credit Party situated in the
United States or any State or territory thereof.

          "U.S. Subsidiaries Guaranty" shall have the meaning provided in
Section 6.13(a) and shall include any counterpart thereof and any other substantially identical guaranty executed and delivered by any Domestic
Subsidiary of the U.S. Borrower pursuant to Sections 9.12 or 9.13.

          "U.S. Subsidiary Guarantor" shall mean (i) each Wholly-Owned Domestic
Subsidiary of Holdings as of the Initial Borrowing Date (other than the U.S.
Borrower) and (ii) each other Wholly-Owned Domestic Subsidiary of Holdings created, established or acquired after the Initial Borrowing Date which executes and delivers a U.S. Subsidiaries Guaranty, unless and until such time as the respective Domestic Subsidiary is released from all of its obligations under its
U.S. Subsidiaries Guaranty in accordance with the terms and provisions thereof.

          "Weighted Average Life to Maturity" shall mean, when applied to any
Indebtedness at any date, the number of years obtained by dividing (i) the then outstanding principal amount of

                                      -50-

such Indebtedness into (ii) the product obtained by multiplying (x) the amount of each then remaining installment or other required scheduled payments of principal, including payment at final maturity, in respect thereof, by (y) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment.

          "Wholly-Owned Domestic Subsidiary" shall mean, as to any Person, any
Wholly-Owned Subsidiary of such Person that is a Domestic Subsidiary of such
Person.

          "Wholly-Owned Foreign Subsidiary" shall mean, as to any Person, any
Wholly-Owned Subsidiary of such Person that is not a Domestic Subsidiary of such
Person.

          "Wholly-Owned Subsidiary" shall mean, as to any Person, (i) any corporation 100% of whose capital stock (other than director's qualifying shares and/or other nominal amounts of shares required by applicable law to be held by
Persons other than such Person) is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a
100% Equity Interest at such time.

          "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in ERISA.

          "Written" (whether lower or upper case) or "in writing" shall mean any form of written communication or a communication by means of telex, facsimile device, telegraph or cable.

          SECTION 2. Amount and Terms of Credit.

          2.01 Commitments.

          (a) Tranche A Term Loans. Subject to and upon the terms and conditions set forth herein, each Lender with a Tranche A Term Loan Commitment severally agrees to make a term loan (each, a "Tranche A Term Loan" and, collectively, the
"Tranche A Term Loans") to the Canadian Borrower, which Tranche A Term Loans:

          (i) shall be incurred by the Canadian Borrower pursuant to a single drawing on the Initial Borrowing Date for the purposes described in Section
     9.11(a);

          (ii) shall be denominated in Canadian Dollars;

          (iii) except as hereafter provided, shall, at the option of the
     Canadian Borrower, be made either by means of (x) Canadian Prime Rate
     Loans, (y) in the case of a B/A Lender, the creation of Bankers'
     Acceptances on the terms and conditions provided for herein and in Schedule
     III hereto or (z) in a case of a Non-B/A Lender, the creation and purchase of completed Drafts and the exchange of such Drafts for B/A Equivalent
     Notes, in each case on the terms and conditions provided for herein and in
     Schedule III hereto; and

          (iv) shall be made by each Lender in that initial aggregate principal amount as is equal to the Tranche A Term Loan Commitment of such Lender on the Initial Borrowing Date (before giving effect to the termination thereof on such date pursuant to Section 4.03(b)).

                                      -51-

Once repaid, Tranche A Term Loans incurred hereunder may not be reborrowed.

          (b) Tranche B Term Loans. Subject to and upon the terms and conditions set forth herein, each Lender with a Tranche B Term Loan Commitment severally agrees to make a term loan (each, a "Tranche B Term Loan" and, collectively, the
"Tranche B Term Loans") to the Canadian Borrower, which Tranche B Term Loans:

          (i) shall be incurred by the Canadian Borrower pursuant to a single drawing on the Initial Borrowing Date for the purposes described in Section
     9.11(a);

          (ii) shall be denominated in U.S. Dollars;

          (iii) except as hereafter provided, shall, at the option of the
     Canadian Borrower, be incurred and maintained as, and/or converted into,
     Base Rate Loans or Eurodollar Loans, provided that (A) except as otherwise specifically provided in Section 2.10(b), all Tranche B Term Loans made as part of the same Borrowing shall at all times consist of Tranche B Term
     Loans of the same Type and (B) unless the Administrative Agent has determined that the Syndication Date has occurred (at which time this clause (B) shall no longer be applicable), no more than four Borrowings of
     Tranche B Term Loans to be maintained as Eurodollar Loans may be incurred prior to the 35th day after the Initial Borrowing Date (or, if later, the last day of the Interest Period applicable to the fourth Borrowing of
     Eurodollar Loans referred to below), each of which Borrowings of Eurodollar
     Loans may only have an Interest Period of one week, and the first of which
     Borrowings may be made on the fifth Business Day after the Initial
     Borrowing Date, the second of which Borrowings may only be made on the last day of the Interest Period of the first such Borrowing, the third of which
     Borrowings may only be made on the last day of the Interest Period of the second such Borrowing and the fourth of which Borrowings may only be made on the last day of the Interest Period of the third such Borrowing; and

          (iv) shall be made by each Lender in that initial aggregate principal amount as is equal to the Tranche B Term Loan Commitment of such Lender on the Initial Borrowing Date (before giving effect to the termination thereof on such date pursuant to Section 4.03(c)).

Once repaid, Tranche B Term Loans incurred hereunder may not be reborrowed.

          (c) Tranche C Term Loans. Subject to and upon the terms and conditions set forth herein, each Lender with a Tranche C Term Loan Commitment severally agrees to make a term loan (each, a "Tranche C Term Loan" and, collectively, the
"Tranche C Term Loans") to the U.S. Borrower, which Tranche C Term Loans:

          (i) shall be incurred by the U.S. Borrower pursuant to a single drawing on the Initial Borrowing Date for the purposes described in Section
     9.11(a);

          (ii) shall be denominated in U.S. Dollars;

          (iii) except as hereafter provided, shall, at the option of the U.S.
     Borrower, be incurred and maintained as, and/or converted into, Base Rate
     Loans or Eurodollar Loans, provided that (A) except as otherwise specifically provided in Section 2.10(b), all Tranche C

                                      -52-

     Term Loans made as part of the same Borrowing shall at all times consist of
     Tranche C Term Loans of the same Type and (B) unless the Administrative
     Agent has determined that the Syndication Date has occurred (at which time this clause (B) shall no longer be applicable), no more than four
     Borrowings of Tranche C Term Loans to be maintained as Eurodollar Loans may be incurred prior to the 35th day after the Initial Borrowing Date (or, if later, the last day of the Interest Period applicable to the fourth
     Borrowing of Eurodollar Loans referred to below), each of which Borrowings of Eurodollar Loans may only have an Interest Period of one week, and the first of which Borrowings may only be made on the same date as the initial
     Borrowing of Tranche B Term Loans that are maintained as Eurodollar Loans, the second of which Borrowings may only be made on the last day of the
     Interest Period of the first such Borrowing, the third of which Borrowings may only be made on the last day of the Interest Period of the second such
     Borrowing and the fourth of which Borrowings may only be made on the last day of the Interest Period of the third such Borrowing; and

          (iv) shall be made by each Lender in that initial aggregate principal amount as is equal to the Tranche C Term Loan Commitment of such Lender on the Initial Borrowing Date (before giving effect to the termination thereof on such date pursuant to Section 4.03(d)).

Once repaid, Tranche C Term Loans incurred hereunder may not be reborrowed.

          (d) Incremental Term Loans. Subject to and upon the terms and conditions set forth herein, (i) each Lender with an Incremental Term Loan
Commitment for a given Tranche of Incremental Term Loans severally agrees, to make a term loan (each, an "Incremental Term Loan" and, collectively, the
"Incremental Term Loans") to the Incremental Term Loan Borrower for such
Tranche, which Incremental Term Loans:

          (i) shall be incurred pursuant to a single drawing on the respective
     Incremental Term Loan Borrowing Date for the purposes described in Section
     9.11(a);

          (ii) shall be denominated in U.S. Dollars or, if the Incremental Term
     Loan Borrower is the Canadian Borrower and so elects in accordance with the terms of Section 2.15, Canadian Dollars;

          (iii) in the case of Incremental Term Loans denominated in U.S.
     Dollars, shall, except as hereinafter provided, at the option of the
     Incremental Term Loan Borrower for such Tranche, be incurred and maintained as, and/or converted into one or more Borrowings of Base Rate Loans or
     Eurodollar Loans, provided that except as otherwise specifically provided in Section 2.10(b), all such Incremental Term Loans of a given Tranche made as part of the same Borrowing shall at all times consist of Incremental
     Term Loans of the same Type;

          (iv) in the case of Incremental Term Loans denominated in Canadian
     Dollars, shall, except as hereafter provided, at the option of the Canadian
     Borrower, be made either by means of (x) Canadian Prime Rate Loans, (y) in the case of a B/A Lender, the creation of Bankers' Acceptances on the terms and conditions provided for herein and in Schedule III hereto or (z) in a case of a Non-B/A Lender, the creation and purchase of completed Drafts and the exchange of such Drafts for B/A Equivalent Notes, in each case on the terms and conditions provided for herein and in Schedule III hereto;

                                      -53-

          (v) shall not exceed for any such Incremental Term Loan Lender at any time of any incurrence thereof, the Incremental Term Loan Commitment of such Incremental Term Loan Lender for such Tranche on the respective
     Incremental Term Loan Borrowing Date (before giving effect to the termination thereof on such date pursuant to Section 4.03(g)); and

          (vi) shall, in the case of a Canadian Dollar Denominated Incremental
     Term Loan, be made by a Lender which is a Canadian Resident.

Once repaid, Incremental Term Loans may not be reborrowed.

          (e) Multicurrency Facility Revolving Loans. Subject to and upon the terms and conditions set forth herein, each Multicurrency Facility RL Lender severally agrees to make, at any time and from time to time on or after the
Initial Borrowing Date and prior to the Revolving Loan Maturity Date, a revolving loan or revolving loans to the Canadian Borrower (each, a
"Multicurrency Facility Revolving Loan" and, collectively, the "Multicurrency
Facility Revolving Loans"), which Multicurrency Facility Revolving Loans:

          (i) shall (subject to Section 2.14) be made and maintained in the respective Available Currency elected by the Canadian Borrower;

          (ii) except as hereafter provided, shall, at the option of the
     Canadian Borrower, be incurred and maintained as, and/or converted into, one or more Borrowings of (w) Base Rate Loans, (x) Eurodollar Loans, (y)
     Canadian Prime Rate Loans in Canadian Dollars, or (z) (i) in the case of a
     B/A Lender, the creation of Bankers' Acceptances in Canadian Dollars on the terms and conditions provided for herein and in Schedule III hereto or (ii)
     in a case of a Non-B/A Lender, the creation and purchase of completed
     Drafts in Canadian Dollars and the exchange of such Drafts for B/A
     Equivalent Notes, in each case on the terms and conditions provided for herein and in Schedule III hereto, provided that except as otherwise specifically provided in Section 2.10(b), all Multicurrency Facility
     Revolving Loans denominated in U.S. Dollars made as part of the same
     Borrowing shall at all times consist of Multicurrency Facility Revolving
     Loans of the same Type;

          (iii) may be repaid and reborrowed in accordance with the provisions hereof;

          (iv) shall not be made (and shall not be required to be made) by any
     Multicurrency Facility RL Lender in any instance where the incurrence thereof (after giving effect to the use of the proceeds thereof on the date of the incurrence thereof to repay any amounts theretofore outstanding pursuant to this Agreement) would cause the Individual Multicurrency
     Facility RL Exposure of such Multicurrency Facility RL Lender to exceed the amount of its Multicurrency Facility Revolving Loan Commitment at such time; and

          (v) shall not be made (and shall not be required to be made) by any
     Multicurrency Facility RL Lender if the making of same would cause the
     Aggregate Multicurrency Facility RL Exposure (after giving effect to the use of the proceeds thereof on the date of the incurrence thereof to repay any amounts theretofore outstanding pursuant to this Agreement) to exceed the Total Multicurrency Facility Revolving Loan Commitment as then in effect.

                                      -54-

          (f) Dollar Facility Revolving Loans. Subject to and upon the terms and conditions set forth herein, each Dollar Facility RL Lender severally agrees to make, at any time and from time to time on or after the Initial Borrowing Date and prior to the Revolving Loan Maturity Date, a revolving loan or revolving loans to the U.S. Borrower (each, a "Dollar Facility Revolving Loan" and, collectively, the "Dollar Facility Revolving Loans" and, together with the
Multicurrency Facility Revolving Loans, collectively, the "Revolving Loans" and each a "Revolving Loan"), which Dollar Facility Revolving Loans:

          (i) shall be made and maintained in U.S. Dollars;

          (ii) except as hereafter provided, shall, at the option of the U.S.
     Borrower be incurred and maintained as, and/or converted into, one or more
     Borrowings of Base Rate Loans or Eurodollar Loans, provided that except as otherwise specifically provided in Section 2.10(b), all Dollar Facility
     Revolving Loans made as part of the same Borrowing shall at all times consist of Dollar Facility Revolving Loans of the same Type;

          (iii) may be repaid and reborrowed in accordance with the provisions hereof;

          (iv) shall not be made (and shall not be required to be made) by any
     Dollar Facility RL Lender in any instance where the incurrence thereof
     (after giving effect to the use of the proceeds thereof on the date of the incurrence thereof to repay any amounts theretofore outstanding pursuant to this Agreement) would cause the Individual Dollar Facility RL Exposure of such Dollar Facility RL Lender to exceed the amount of its Dollar Facility
     Revolving Loan Commitment at such time; and

          (v) shall not be made (and shall not be required to be made) by any
     Dollar Facility RL Lender if the making of same would cause the Aggregate
     Dollar Facility RL Exposure (after giving effect to the use of the proceeds thereof on the date of the incurrence thereof to repay any amounts theretofore outstanding pursuant to this Agreement) to exceed the Total
     Dollar Facility Revolving Loan Commitment as then in effect.

          (g) Swingline Loans. Subject to and upon the terms and conditions set forth herein, the Swingline Lender agrees to make, at any time and from time to time on or after the Initial Borrowing Date and prior to the Swingline Expiry
Date, a revolving loan or revolving loans to the U.S. Borrower (each, a
"Swingline Loan" and, collectively, the "Swingline Loans"), which Swingline
Loans:

          (i) shall be made and maintained in U.S. Dollars;

          (ii) shall be made and maintained as Base Rate Loans;

          (iii) may be repaid and reborrowed in accordance with the provisions hereof;

          (iv) shall not be made (and shall not be required to be made) if the making of same would cause the Aggregate Dollar Facility RL Exposure (after giving effect to the use of the proceeds thereof on the date of the incurrence thereof to repay any amounts theretofore outstanding pursuant to this Agreement) to exceed the Total Dollar Facility Revolving Loan
     Commitment as then in effect; and

                                      -55-

          (v) shall not exceed in aggregate principal amount at any time outstanding, the Maximum Swingline Amount.

Notwithstanding anything to the contrary contained in this Section 2.01(g), (x)
the Swingline Lender shall not be obligated to make any Swingline Loans at a time when a Lender Default exists with respect to any Dollar Facility RL Lender unless the Swingline Lender has entered into arrangements satisfactory to it to eliminate the Swingline Lender's risk with respect to the Defaulting Lender's or
Defaulting Lenders' refunding obligations (through the requirement that
Mandatory Dollar Facility RL Borrowings be made from time to time) in respect of such Swingline Loans, including by cash collateralizing such Defaulting Lender's or Defaulting Lenders' Dollar Facility RL Percentages of the outstanding
Swingline Loans and (y) the Swingline Lender shall not make any Swingline Loan after it has received written notice from any Credit Agreement Party or the
Required Lenders stating that a Default or an Event of Default exists and is continuing until such time as the Swingline Lender shall have received written notice (A) of rescission of all such notices from the party or parties originally delivering such notice or notices or (B) of the waiver of such
Default or Event of Default by the Required Lenders.

          (h) Refunding of Swingline Loans. On any Business Day, the Swingline
Lender may, in its sole discretion, give notice to the Dollar Facility RL
Lenders that the outstanding Swingline Loans shall be funded with a Borrowing of
Dollar Facility Revolving Loans in U.S. Dollars (provided that such notice shall be deemed to have been automatically given upon the occurrence of a Default or an Event of Default under clause (h), (i) or (j) of Section 11 or upon the exercise of any of the remedies provided in the last paragraph of Section 11), in which case a Borrowing of Dollar Facility Revolving Loans (each such
Borrowing, a "Mandatory Dollar Facility RL Borrowing") shall be made on the next succeeding Business Day by all Dollar Facility RL Lenders pro rata based on each such Dollar Facility RL Lender's Dollar Facility RL Percentage and the proceeds thereof shall be applied directly to the Swingline Lender to repay the Swingline
Lender for such outstanding Swingline Loans. Each Dollar Facility RL Lender hereby irrevocably agrees to make Dollar Facility Revolving Loans upon one
Business Day's notice pursuant to each Mandatory Dollar Facility RL Borrowing in the amount and in the manner specified in the preceding sentence and on the date specified in writing by the Swingline Lender notwithstanding (i) that the amount of the Mandatory Dollar Facility RL Borrowing may not comply with the minimum amount for Borrowings otherwise required hereunder, (ii) whether any conditions specified in Section 7 are then satisfied, (iii) whether a Default or an Event of Default then exists, (iv) the date of such Mandatory Dollar Facility RL
Borrowing, (v) the amount of the Total Dollar Facility Revolving Loan Commitment
at such time and (vi) the amount of the Dollar Facility Revolving Loan
Commitment of such Dollar Facility RL Lender at such time. In the event that any
Mandatory Dollar Facility RL Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under any bankruptcy, reorganization, dissolution, insolvency, receivership, administration or liquidation or similar law with respect to either Borrower), then each Dollar Facility RL Lender hereby agrees that it shall forthwith purchase (as of the date the Mandatory Dollar Facility
RL Borrowing would otherwise have occurred, but adjusted for any payments received from either Borrower on or after such date and prior to such purchase)
from the Swingline Lender such participations in such outstanding Swingline
Loans as shall be necessary to cause such Dollar Facility RL Lenders to share in such Swingline Loans ratably based upon their respective Dollar Facility RL
Percentages, provided that (x) all interest payable on the Swingline Loans shall be for the account of the Swingline Lender until the date as of which the respective participation is required to be purchased and, to the extent attributable to the purchased participation, shall be payable to the participant from and after such date and (y) at the time any

                                      -56-

purchase of participations pursuant to this sentence is actually made, the purchasing Dollar Facility RL Lender shall be required to pay the Swingline
Lender interest on the principal amount of the participation purchased for each day from and including the day upon which the Mandatory Dollar Facility RL
Borrowing would otherwise have occurred to but excluding the date of payment for such participation, at the overnight Federal Funds Rate for the first three days and at the rate otherwise applicable to Dollar Facility Revolving Loans maintained as Base Rate Loans hereunder for each day thereafter.

          2.02 Minimum Borrowing Amounts, etc. The aggregate principal amount of each Borrowing of Loans shall not be less than the Minimum Borrowing Amount applicable to Borrowings of the respective Type and Tranche of Loans to be made or maintained pursuant to the respective Borrowing, provided that Mandatory
Dollar Facility RL Borrowings shall be made in the amounts required by Section
2.01(h). More than one Borrowing may be incurred on any day, but at no time shall there be outstanding more than (x) twenty (20) Borrowings of Eurodollar
Loans and (y) ten (10) different maturity dates in the aggregate for all outstanding Bankers' Acceptance Loans.

          2.03 Notice of Borrowing. (a) Whenever a Borrower desires to make a
Borrowing of Loans hereunder (excluding (x) Borrowings of Swingline Loans, (y)
Mandatory Dollar Facility RL Borrowings and (z) Borrowings of Canadian Prime
Rate Loans to the extent resulting from automatic conversions of Bankers'
Acceptance Loans as provided in Schedule III), an Authorized Officer of such
Borrower shall give the Administrative Agent at its Notice Office at least one
Business Day's prior written notice (or telephonic notice promptly confirmed in writing) of each Base Rate Loan or Canadian Prime Rate Loans and at least three
Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of each Eurodollar Loans or Bankers' Acceptance Loans to be made hereunder, provided that any such notice shall be deemed to have been given on a certain day only if given before 12:00 Noon (New York time) on such day. Each such written notice or written confirmation of telephonic notice (each, a
"Notice of Borrowing"), except as otherwise expressly provided in Section 2.10, shall be irrevocable and shall be given by or on behalf of the respective
Borrower in the form of Exhibit A-1, appropriately completed to specify: (i) the aggregate principal amount or Face Amount, as the case may be, of the Loans to be made pursuant to such Borrowing (stated in the Applicable Currency), (ii) the date of such Borrowing (which shall be a Business Day), (iii) whether the respective Borrowing shall consist of Tranche A Term Loans, Tranche B Term
Loans, Tranche C Term Loans, U.S. Borrower Incremental Term Loans, Canadian
Borrower Incremental Term Loans, Multicurrency Facility Revolving Loans or
Dollar Facility Revolving Loans, (iv) in the case of Dollar Denominated Loans, whether the Dollar Denominated Loans being made pursuant to such Borrowing are to be initially maintained as Base Rate Loans or Eurodollar Loans and, if
Eurodollar Loans, the Interest Period to be initially applicable thereto, and
(v) in the case of Canadian Dollar Denominated Revolving Loans, whether the respective Borrowing shall consist of Canadian Prime Rate Loans or Bankers'
Acceptance Loans and, if Bankers' Acceptance Loans, the term thereof (which shall comply with the requirements of Schedule III). The Administrative Agent shall promptly give each Lender which is required to make Loans of the Tranche specified in the respective Notice of Borrowing notice of such proposed
Borrowing, of such Lender's proportionate share thereof (determined in accordance with Section 2.07) and of the other matters required by the immediately preceding sentence to be specified in the Notice of Borrowing.

          (b) (i) Whenever the U.S. Borrower desires to make a Borrowing of
Swingline Loans hereunder, an Authorized Officer of the U.S. Borrower shall give the Swingline Lender, not later than 1:00 P.M. (New York time) on the date such
Swingline Loan is to be made, written notice or telephonic notice promptly confirmed in writing of each Swingline Loan to be made hereunder.

                                      -57-

Each such notice shall be irrevocable and shall be given by or on behalf of the
U.S. Borrower in the form of Exhibit A-1, appropriately completed to specify:
(A) the date of Borrowing (which shall be a Business Day), and (B) the aggregate principal amount of the Swingline Loans to be made pursuant to such Borrowing.

          (ii) Mandatory Dollar Facility RL Borrowings shall be made upon the notice specified in Section 2.01(h), with the U.S. Borrower irrevocably agreeing, by its incurrence of any Swingline Loan, to the making of the
Mandatory Dollar Facility Borrowings as set forth in Section 2.01(h).

          (c) Without in any way limiting the obligation of either Borrower to confirm in writing any telephonic notice permitted to be given hereunder, the
Administrative Agent or the Swingline Lender (in the case of a Borrowing of
Swingline Loans) or the respective Issuing Lender (in the case of the issuance of Letters of Credit), as the case may be, may, prior to receipt of written confirmation, act without liability upon the basis of such telephonic notice, believed by the Administrative Agent, the Swingline Lender, or such Issuing
Lender, as the case may be, in good faith to be from an Authorized Officer of such Borrower. In each such case, the Administrative Agent's, the Swingline
Lender's or the respective Issuing Lender's record of the terms of such telephonic notice shall be conclusive evidence of the contents of such notice, absent manifest error.

          2.04 Disbursement of Funds. Not later than 12:00 Noon (New York time)
on the date specified in each Notice of Borrowing (or (x) in the case of
Swingline Loans, not later than 1:00 P.M. (New York time) on the date specified pursuant to Section 2.03(b)(i) and (y) in the case of Mandatory Dollar Facility
RL Borrowings, not later than 10:00 A.M. (New York time) on the date specified in Section 2.01(h)), each Lender with a Commitment under the respective Tranche
(or each Lender required to make Loans pursuant to the respective Mandatory
Dollar Facility RL Borrowing), will make available its pro rata portion
(determined in accordance with Section 2.07) of each such Borrowing requested to be made on such date (or, in the case of Swingline Loans, the Swingline Lender shall make available the full amount thereof). All such amounts shall be made available in U.S. Dollars (in the case of Dollar Denominated Loans) or in
Canadian Dollars (in the case of Canadian Dollar Denominated Loans), as the case may be, and in immediately available funds at the Payment Office of the
Administrative Agent, and the Administrative Agent will make available to the respective Borrower at the Payment Office or such other location as may be reasonably satisfactory to the Administrative Agent and specified in the relevant Notice of Borrowing (or to the Swingline Lender, in the case of a
Mandatory Dollar Facility RL Borrowing) the aggregate of the amounts so made available by the Lenders prior to (x) 1:00 P.M. (New York time) on such day
(excluding Swingline Loans and Dollar Facility Revolving Loans made pursuant to
Mandatory Dollar Facility RL Borrowings) and (y) 2:00 P.M. (New York time) on such day, in the case of any Swingline Loan, in each case to the extent of funds actually received by the Administrative Agent prior to such times on such day.
Unless the Administrative Agent shall have been notified by any Lender prior to the date of Borrowing that such Lender does not intend to make available to the
Administrative Agent such Lender's portion of any Borrowing to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date of Borrowing and the
Administrative Agent may, in reliance upon such assumption, make available to the relevant Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender, the
Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative
Agent shall promptly notify the relevant Borrower to

                                      -58-

pay immediately such corresponding amount to the Administrative Agent and such
Borrower shall immediately pay such corresponding amount to the Administrative
Agent. The Administrative Agent shall also be entitled to recover on demand from such Lender or the U.S. Borrower or the Canadian Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the respective Borrower until the date such corresponding amount is recovered by the
Administrative Agent, at a rate per annum equal to (i) if recovered from such
Lender, the overnight Federal Funds Rate (or, in the case of Canadian Dollar
Denominated Loans, the cost to the Administrative Agent of acquiring overnight funds in Canadian Dollars) and (ii) if recovered from the respective Borrower, the rate of interest applicable to the respective Borrowing, as determined pursuant to Section 2.08. Nothing in this Section 2.04 shall be deemed to relieve any Lender from its obligation to make Loans hereunder or to prejudice any rights which the relevant Borrower may have against any Lender as a result of any failure by such Lender to make Loans hereunder.

          2.05 Notes. (a) Subject to the provisions of Section 2.05(j), the
Canadian Borrower's (in the case of Tranche A Term Loans, Tranche B Term Loans,
Canadian Borrower Incremental Term Loans and Multicurrency Facility Revolving
Loans) and the U.S. Borrower's (in the case of Tranche C Term Loans, U.S.
Borrower Incremental Term Loans, Dollar Facility Revolving Loans and Swingline
Loans) obligation to pay the principal of, and interest on, the Loans made by each Lender shall be evidenced (i) if Tranche A Term Loans, by a promissory note duly executed and delivered by the Canadian Borrower substantially in the form of Exhibit B-1 with blanks appropriately completed in conformity herewith (each, a "Tranche A Term Note" and, collectively, the "Tranche A Term Notes"), (ii) if
Tranche B Term Loans, by a promissory note duly executed and delivered by the
Canadian Borrower substantially in the form of Exhibit B-2 with blanks appropriately completed in conformity herewith (each, a "Tranche B Term Note"
and, collectively, the "Tranche B Term Notes"), (iii) if Tranche C Term Loans,
by a promissory note duly executed and delivered by the U.S. Borrower substantially in the form of Exhibit B-3, with blanks appropriately completed in conformity herewith (each, a "Tranche C Term Note" and, collectively, the
"Tranche C Term Notes"), (iv) if Incremental Term Loans, by a promissory note duly executed and delivered by the Incremental Term Loan Borrower for such
Tranche substantially in the form of Exhibit B-4, with blanks appropriately completed in conformity herewith (each, an "Incremental Term Note" and, collectively, the "Incremental Term Notes"), (v) if Multicurrency Facility
Revolving Loans, by a promissory note duly executed and delivered by the
Canadian Borrower substantially in the form of Exhibit B-5, with blanks appropriately completed in conformity herewith (each, a "Multicurrency Facility
Revolving Note" and, collectively, the "Multicurrency Facility Revolving
Notes"), (vi) if Dollar Facility Revolving Loans, by a promissory note duly executed and delivered by the U.S. Borrower substantially in the form of Exhibit
B-6, with blanks appropriately completed in conformity herewith (each, a "Dollar
Facility Revolving Note" and, collectively, the "Dollar Facility Revolving
Notes"), and (vii) if Swingline Loans, by a promissory note duly executed and delivered by the U.S. Borrower substantially in the form of Exhibit B-7, with blanks appropriately completed in conformity herewith (the "Swingline Note").

          (b) The Tranche A Term Note issued to each Lender with a Tranche A
Term Loan Commitment or outstanding Tranche A Term Loans shall (i) be executed by the Canadian Borrower, (ii) be payable to such Lender (or an affiliate designated by such Lender) or its registered assigns and be dated the Initial
Borrowing Date (or, in the case of any Tranche A Term Note issued after the
Initial Borrowing Date, the date of issuance thereof), (iii) be in a stated
principal amount (expressed in Canadian Dollars) equal to the Tranche A Term
Loan Commitment of such Lender on the Initial Borrowing Date before giving effect to any reductions thereto on such date (or, in the case

                                      -59-

of any Tranche A Term Note issued after the Initial Borrowing Date, in a stated
principal amount (expressed in Canadian Dollars) equal to the outstanding principal amount of the Tranche A Term Loan of such Lender on the date of the issuance thereof) (iv) subject to Section 2.14, be payable (in Canadian Dollars)
in the principal amount of the Tranche A Term Loan evidenced thereby from time to time, (v) mature on the Tranche A Term Loan Maturity Date, (vi) bear interest as provided in the appropriate clause of Section 2.08 in respect of the Canadian
Prime Rate Loans evidenced thereby, (vii) be subject to voluntary repayment as provided in Section 5.01 and mandatory repayment as provided in Section 5.02 and
(viii) be entitled to the benefits of this Agreement and the other Credit
Documents.

          (c) The Tranche B Term Note issued to each Lender with a Tranche B
Term Loan Commitment or outstanding Tranche B Term Loans shall (i) be executed by the Canadian Borrower, (ii) be payable to such Lender (or an affiliate designated by such Lender) or its registered assigns and be dated the Initial
Borrowing Date (or, in the case of any Tranche B Term Note issued after the
Initial Borrowing Date, the date of issuance thereof), (iii) be in a stated
principal amount (expressed in U.S. Dollars) equal to the Tranche B Term Loan
Commitment of such Lender on the Initial Borrowing Date (or, in the case of any
Tranche B Term Note issued after the Initial Borrowing Date, in a stated
principal amount (expressed in U.S. Dollars) equal to the outstanding principal amount of the Tranche B Term Loan of such Lender on the date of the issuance thereof) and be payable (in U.S. Dollars) in the principal amount of the Tranche
B Term Loan evidenced thereby from time to time, (iv) mature on the Tranche B
Term Loan Maturity Date, (v) bear interest as provided in the appropriate clause of Section 2.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to voluntary repayment as provided in Section 5.01 and mandatory repayment as provided in Section 5.02 and
(vii) be entitled to the benefits of this Agreement and the other Credit
Documents.

          (d) The Tranche C Term Note issued to each Lender with a Tranche C
Term Loan Commitment or outstanding Tranche C Term Loans shall (i) be executed by the U.S. Borrower, (ii) be payable to such Lender (or an affiliate designated by such Lender) or its registered assigns and be dated the Initial Borrowing
Date (or, in the case of any Tranche C Term Note issued after the Initial
Borrowing Date, the date of issuance thereof), (iii) be in a stated principal amount (expressed in U.S. Dollars) equal to the Tranche C Term Loan Commitment of such Lender on the Initial Borrowing Date before giving effect to any reductions thereto on such date (or, in the case of any Tranche C Term Note issued after the Initial Borrowing Date, in a stated principal amount (expressed in U.S. Dollars) equal to the outstanding principal amount of the Tranche C Term
Loan of such Lender on the date of the issuance thereof) and be payable (in U.S.
Dollars) in the principal amount of the Tranche C Term Loan evidenced thereby from time to time, (iv) mature on the Tranche C Term Loan Maturity Date, (v)
bear interest as provided in the appropriate clauses of Section 2.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to voluntary repayment as provided in Section 5.01 and mandatory repayment as provided in Section 5.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

          (e) The Incremental Term Note issued to each Lender with an
Incremental Term Loan Commitment or outstanding Incremental Term Loans under a given Tranche shall (i) be executed by the Incremental Term Loan Borrower for such Tranche, (ii) be payable to such Lender (or an affiliate designated by such
Lender) or its registered assigns and be dated the date of issuance thereof,
(iii) be in a stated principal amount (expressed in U.S. Dollars or Canadian
Dollars, as applicable) equal to the Incremental Term Loan Commitment of such
Lender on the respective Incremental Term Loan Borrowing Date (prior to the incurrence of any Incremental Term Loans

                                      -60-

pursuant thereto on such date) (or, if issued thereafter, be in a stated
principal amount (expressed in U.S. Dollars or Canadian Dollars, as applicable)
equal to the outstanding principal amount of the Incremental Term Loans of such
Lender on the date of issuance thereof) and be payable (in U.S. Dollars or
Canadian Dollars, as applicable) in the principal amount of the Incremental Term
Loans evidenced thereby from time to time, (iv) mature on the respective
Incremental Term Loan Maturity Date, (v) bear interest as provided in the appropriate clause of Section 2.08 in respect of Base Rate Loans, Canadian Prime
Rate Loans or Eurodollar Loans, as applicable, evidenced thereby, (vi) be subject to voluntary prepayment as provided in Section 5.01 and mandatory repayment as provided in Section 5.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

          (f) The Multicurrency Facility Revolving Note issued to each
Multicurrency Facility RL Lender shall (i) be executed by the Canadian Borrower,
(ii) be payable to the order of such Multicurrency Facility RL Lender (or an affiliate designated by such Multicurrency Facility RL Lender) or its registered assigns and be dated the Initial Borrowing Date (or, if issued thereafter, the date of issuance thereof), (iii) be in a stated principal amount (expressed in
U.S. Dollars) equal to the Multicurrency Facility Revolving Loan Commitment of
such Multicurrency Facility RL Lender on the date of issuance thereof (or, if issued after the termination of such Multicurrency Facility Revolving Loan
Commitment, in an amount equal to the Individual Multicurrency Facility RL
Exposure of the respective Multicurrency Facility RL Lender), provided that if, because of fluctuations in exchange rates after the date of issuance thereof, the Multicurrency Facility Revolving Note of any Multicurrency Facility RL
Lender would not be at least as great as the outstanding principal amount
(taking the U.S. Dollar Equivalent of all Canadian Dollar Denominated Revolving
Loans evidenced thereby) of the Multicurrency Facility Revolving Loans made by such Multicurrency Facility RL Lender at any time outstanding, the respective
Multicurrency Facility RL Lender may request (and in such case the Canadian
Borrower shall promptly execute and deliver) a new Multicurrency Facility
Revolving Note in an amount equal to the aggregate principal amount (taking the
U.S. Dollar Equivalent of all Canadian Dollar Denominated Revolving Loans
evidenced thereby) of the Multicurrency Facility Revolving Loans of such
Multicurrency Facility RL Lender outstanding on the date of the issuance of such new Multicurrency Facility Revolving Note, (iv) with respect to each
Multicurrency Facility Revolving Loan evidenced thereby, be payable (subject to
Section 2.14) in the respective Available Currency in which such Multicurrency
Facility Revolving Loan was made, provided that the obligations with respect to each Canadian Dollar Denominated Revolving Loan evidenced thereby shall be subject to conversion into Dollar Denominated Loans as provided in (and in the circumstances contemplated by) Section 2.14, (v) mature on the Revolving Loan
Maturity Date, (vi) bear interest as provided in the appropriate clause of
Section 2.08 in respect of the Base Rate Loans, Canadian Prime Rate Loans or
Eurodollar Loans, as applicable, evidenced thereby, (vii) be subject to voluntary prepayment as provided in Section 5.01 and mandatory repayment as provided in Section 5.02 and (viii) be entitled to the benefits of this
Agreement and the other Credit Documents.

          (g) The Dollar Facility Revolving Note issued to each Dollar Facility
RL Lender shall (i) be executed by the U.S. Borrower, (ii) be payable to the order of such Dollar Facility RL Lender or its registered assigns and be dated the Initial Borrowing Date (or, if issued thereafter, the date of issuance thereof), (iii) be in a stated principal amount (expressed in U.S. Dollars)
equal to the Dollar Facility Revolving Loan Commitment of such Dollar Facility
RL Lender on the date of issuance thereof (or, if issued after the date of the termination of such Dollar Facility Revolving Loan Commitment, in a stated
principal amount equal to the Individual Dollar Facility RL Exposure of the respective Dollar Facility RL Lender) and be payable in U.S. Dollars in the outstanding principal amount of Dollar Facility Revolving Loans evidenced thereby, (iv) mature on the Revolving Loan

                                      -61-

Maturity Date, (v) bear interest as provided in the appropriate clauses of
Section 2.08 in respect of Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to voluntary prepayment as provided in
Section 5.01 and mandatory repayment as provided in Section 5.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

          (h) The Swingline Note issued to the Swingline Lender shall (i) be executed by the U.S. Borrower, (ii) be payable to the order of the Swingline
Lender or its registered assigns and be dated the Initial Borrowing Date, (iii)
be in a stated principal amount (expressed in U.S. Dollars) equal to the Maximum
Swingline Amount and be payable in U.S. Dollars in the principal amount of the outstanding Swingline Loans evidenced thereby from time to time, (iv) mature on the Swingline Expiry Date, (v) bear interest as provided in the appropriate clause of Section 2.08 in respect of the Base Rate Loans evidenced thereby, (vi)
be subject to voluntary prepayment as provided in Section 5.01 and mandatory repayment as provided in Section 5.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

          (i) Each Lender will note on its internal records the amount of each
Loan made by it and each payment in respect thereof and will prior to any transfer of any of its Notes endorse on the reverse side thereof the outstanding principal amount of Loans evidenced thereby. Failure to make any such notation or any error in any such notation or endorsement shall not affect either
Borrower's obligations in respect of any Loans.

          (j) Notwithstanding anything to the contrary contained above or elsewhere in this Agreement, Notes shall only be delivered to Lenders that at any time specifically request the delivery of such Notes. No failure of any
Lender to request or obtain a Note evidencing its Loans to either Borrower shall affect or in any manner impair the obligations of the respective Borrower to pay the Loans (and all related Obligations) which would otherwise be evidenced thereby in accordance with the requirements of this Agreement, and shall not in any way affect the security or guaranties therefor provided pursuant to the various Credit Documents. Any Lender that does not have a Note evidencing its outstanding Loans shall in no event be required to make the notations otherwise described in preceding clause (i). At any time when any Lender requests the delivery of a Note to evidence any of its Loans, the relevant Borrower shall promptly execute and deliver to the respective Lender the requested Note or
Notes in the appropriate amount or amounts to evidence such Loans.

          2.06 Conversions. (a) Each Borrower shall have the option to convert, on any Business Day occurring after the Initial Borrowing Date, all or a portion equal to at least the applicable Minimum Borrowing Amount (and, if greater, in an integral multiple of U.S.$500,000) of the outstanding principal amount of
Dollar Denominated Loans (other than Swingline Loans, which shall at all times be maintained as Base Rate Loans) made pursuant to one or more Borrowings of one or more Types of Dollar Denominated Loans under a single Tranche into a
Borrowing or Borrowings of another Type of Dollar Denominated Loan under such
Tranche, provided that (i) except as otherwise provided in Section 2.10(b) or unless the respective Borrower pays all amounts owing pursuant to Section 2.11 concurrently with any such conversion, Eurodollar Loans may be converted into
Base Rate Loans only on the last day of an Interest Period applicable to the
Eurodollar Loans being converted, (ii) no such partial conversion of Eurodollar
Loans shall reduce the outstanding principal amount of such Eurodollar Loans made pursuant to a single Borrowing to less than the applicable Minimum
Borrowing Amount applicable thereto, (iii) Base Rate Loans may not be converted into Eurodollar Loans if an Event of Default is in existence on the date of conversion and the Administrative Agent (on behalf of the Required Lenders) has given notice to the U.S.

                                      -62-

Borrower that no such conversion shall be permitted while such Event of Default is continuing, and (iv) unless the Administrative Agent has determined that the
Syndication Date has occurred (at which time this clause (iv) shall no longer be applicable), prior to the 35th day after the Initial Borrowing Date, conversions of Base Rate Loans into Eurodollar Loans may only be made if any such conversion is effective on the first day of the first, second, third or fourth Interest
Period referred to in clause (B) of the proviso appearing in each of Sections
2.01(b)(iii) and 2.01(c)(iii) and so long as such conversion does not result in a greater number of Borrowings of Eurodollar Loans prior to the 35th day after the Initial Borrowing Date as are permitted under Sections 2.01(b)(iii) and
2.01(c)(iii) and (v) no conversion pursuant to this Section 2.06 shall result in a greater number of Borrowings of Eurodollar Loans than is permitted under
Section 2.02. Each such conversion shall be effected by a Borrower by giving the
Administrative Agent at its Notice Office prior to 12:00 Noon (New York time) at least three Business Days' prior notice (each, a "Notice of
Conversion/Continuation") in the form of Exhibit A-2, appropriately completed to specify the Dollar Denominated Loans to be so converted, the Borrowing or
Borrowings pursuant to which such Dollar Denominated Loans were made and, if to be converted into Eurodollar Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall give each Lender prompt notice of any such proposed conversion affecting any of its Dollar Denominated
Loans.

          (b) Mandatory and voluntary conversions of Bankers' Acceptance Loans into Canadian Prime Rate Loans shall be made in the circumstances, and to the extent, provided in Schedule III. Except as otherwise provided under Section
2.14, Bankers' Acceptance Loans shall not be permitted to be converted into any other Type of Loan prior to the maturity date of the respective Bankers'
Acceptance or B/A Equivalent Note, as the case may be.

          (c) The Canadian Borrower shall have the option to convert on any
Business Day occurring on or after the Initial Borrowing Date, all or a portion at least equal to the applicable Minimum Borrowing Amount of the outstanding principal amount of Canadian Prime Rate Loans made pursuant to one or more
Borrowings under a single Tranche into a Borrowing or Borrowings of Bankers'
Acceptance Loans under such Tranche; provided, that (i) Canadian Prime Rate
Loans may not be converted into Bankers' Acceptance Loans if an Event of Default is in existence on the date of such conversion and the Administrative Agent (on behalf of the Required Lenders) has given notice to the Canadian Borrower that no such conversion shall be permitted while such Event of Default is continuing and (ii) Borrowings of Bankers' Acceptance Loans resulting from this Section
2.06 shall be limited in number as provided in Section 2.02. Each such conversion shall be effected by the Canadian Borrower by giving the
Administrative Agent at its Notice Office, prior to 12:00 Noon (New York time), at least three Business Days prior to the date of the proposed conversion, a
Notice of Conversion/Continuation specifying the Canadian Dollar Denominated
Loans to be so converted into Bankers' Acceptance Loans, the Borrowing or
Borrowings pursuant to which such Canadian Dollar Denominated Loans were made and the term of the proposed Borrowing of Bankers' Acceptance Loans (which, in each case, shall comply with the requirements of Schedule III). The
Administrative Agent shall give each Multicurrency Facility RL Lender prompt notice of any such proposed conversion affecting any of its Multicurrency
Facility Revolving Loans maintained as Canadian Prime Rate Loans. Upon any such conversion, the proceeds thereof will be deemed to be applied directly on the day of such conversion to prepay the outstanding principal amount of the
Multicurrency Facility Revolving Loans being converted.

          2.07 Pro Rata Borrowings. All Borrowings of Tranche A Term Loans,
Tranche B Term Loans, Tranche C Term Loans, Incremental Term Loans,
Multicurrency Facility Revolving Loans and Dollar Facility Revolving Loans
(including Mandatory Dollar Facility RL Borrowings)

                                      -63-

under this Agreement shall be incurred from the Lenders pro rata on the basis of such Lenders' Tranche A Term Loan Commitments, Tranche B Term Loan Commitments,
Tranche C Term Loan Borrowing Amounts, Incremental Term Loan Commitments,
Multicurrency Facility RL Percentages or Dollar Facility RL Percentages, as the
case may be. All Borrowings of Swingline Loans shall be incurred from the
Swingline Lender. It is understood that no Lender shall be responsible for any default by any other Lender of its obligation to make Loans hereunder and that each Lender shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to make its Loans hereunder.

          2.08 Interest. (a) The U.S. Borrower hereby agrees to pay (in the case of Tranche C Term Loans, U.S. Borrower Incremental Term Loans and Dollar
Facility Revolving Loans, in each case maintained as Base Rate Loans, and
Swingline Loans) and the Canadian Borrower hereby agrees to pay (in the case of
Tranche A Term Loans, Tranche B Term Loans, Canadian Borrower Incremental Term
Loans and Multicurrency Facility Revolving Loans, in each case maintained as
Base Rate Loans (including any Canadian Dollar Denominated Loan made to the
Canadian Borrower and converted into a Dollar Denominated Loan pursuant to
Section 2.14)), interest in respect of the unpaid principal amount of each Base
Rate Loan made to it from the date the proceeds thereof are made available to it
(or, in the case of a conversion of any Canadian Dollar Denominated Loan into a
Dollar Denominated Loan pursuant to Section 2.14, from the date of the conversion of such Loan) until the earlier of (i) the maturity (whether by acceleration or otherwise) of such Base Rate Loan and (ii) the conversion of such Base Rate Loan to a Eurodollar Loan pursuant to Section 2.06(a), at a rate per annum which shall be equal to the sum of the Base Rate in effect from time to time during the period such Base Rate Loan is outstanding plus the relevant
Applicable Margin as in effect from time to time.

          (b) The U.S. Borrower hereby agrees to pay (in the case of Tranche C
Term Loans, U.S. Borrower Incremental Term Loans and Dollar Facility Revolving
Loans maintained as Eurodollar Loans) and the Canadian Borrower hereby agrees to pay (in the case of Tranche B Term Loans, Multicurrency Facility Revolving Loans
and Canadian Borrower Incremental Term Loans maintained as Eurodollar Loans), interest in respect of the unpaid principal amount of each Eurodollar Loan made to it from the date the proceeds thereof are made available to it until the earlier of (i) the maturity (whether by acceleration or otherwise) of such
Eurodollar Loan and (ii) the conversion of such Eurodollar Loan to a Base Rate
Loan pursuant to Sections 2.06, 2.09 or 2.10, as applicable, at a rate per annum which shall, during each Interest Period applicable thereto, be equal to the sum of the Eurodollar Rate for such Interest Period plus the relevant Applicable
Margin as in effect from time to time.

          (c) The Canadian Borrower agrees to pay interest in respect of the unpaid principal amount of each Canadian Prime Rate Loan made to it from the date the proceeds thereof are made available to it (which shall, in the case of a conversion contemplated by Schedule III, be deemed to be the date upon which a maturing Bankers' Acceptance or B/A Equivalent Note is converted into a Canadian
Prime Rate Loan pursuant to said Schedule III, with the proceeds thereof to be equal to the full Face Amount of such maturing Bankers' Acceptance or B/A
Equivalent Note), until the earlier of (i) the maturity thereof (whether by acceleration, or otherwise) and (ii) the conversion of such Canadian Prime Rate
Loan to a Bankers' Acceptance Loan pursuant to Section 2.06(c), at a rate per annum which shall be equal to the sum of the Canadian Prime Rate in effect from time to time during the period such Canadian Prime Rate Loan is outstanding plus the relevant Applicable Margin as in effect from time to time.

                                      -64-

          (d) Overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan and any other overdue amount payable hereunder shall, in each case, bear interest at a rate per annum (1) in the case of overdue principal of, and interest or other amounts owing with respect to, Loans and any other amounts owing in Canadian Dollars, equal to 2% per annum in excess of the Applicable Margin for Canadian Prime Rate Loans plus the Canadian Prime
Rate, each as in effect from time to time, and (2) in all other cases, equal to the greater of (x) 2% per annum in excess of the rate otherwise applicable to
Base Rate Loans maintained pursuant to the respective Tranche (or, if the overdue amount owing does not relate to any specific Tranche, the rate otherwise applicable to Tranche C Term Loans which are maintained as Base Rate Loans) from time to time and (y) the rate which is 2% in excess of the rate then borne by such Loans, in each case with such interest to be payable on demand.

          (e) Accrued (and theretofore unpaid) interest shall be calculated daily and payable (i) in respect of each Base Rate Loan and each Swingline Loan, quarterly in arrears on each Quarterly Payment Date, (ii) in respect of each
Canadian Prime Rate Loan, monthly in arrears on the last Business Day of each calendar month, (iii) in respect of each Eurodollar Loan, on (x) the date of any conversion into a Base Rate Loan pursuant to Sections 2.06(a), 2.09, 2.10(b) or
2.14, as applicable (on the amount converted) and (y) the last day of each
Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three month intervals after the first day of such Interest Period and (iv) in respect of each Loan (other than Bankers Acceptance Loans), on (x) the date of any prepayment or repayment thereof (on the amount prepaid or repaid), (y) at maturity (whether by acceleration or otherwise) and (z) after such maturity, on demand.

          (f) All computations of interest hereunder shall be made in accordance with Section 13.07(b) and (c).

          (g) Upon each Interest Determination Date, the Administrative Agent shall determine the Eurodollar Rate for the respective Interest Period or
Interest Periods and shall promptly notify the respective Borrower and the respective Lenders thereof. Each such determination shall, absent manifest error, be final and conclusive and binding on all parties hereto.

          2.09 Interest Periods. At the time a Borrower gives any Notice of
Borrowing or Notice of Conversion/Continuation in respect of the making of, or conversion into, any Eurodollar Loans (in the case of the initial Interest
Period applicable thereto) or on the third Business Day prior to the expiration of an Interest Period applicable to such Eurodollar Loans (in the case of any subsequent Interest Period), the respective Borrower shall have the right to elect, by having an Authorized Officer of such Borrower give the Administrative
Agent notice thereof, the interest period (each, an "Interest Period")
applicable to such Eurodollar Loans, which Interest Period shall, at the option of such Borrower, be (x) one-week periods to the extent required by clause (B)
of the provisos appearing in Sections 2.01(b)(iii) and 2.01(c)(iii) and clause
(iv) of the proviso appearing in Section 2.06(a)) and (y) in all other cases, one, two, three or six-month period or, to the extent agreed to by all Lenders required to make Loans under the respective Tranche, a nine or twelve-month period; provided that:

          (i) all Eurodollar Loans comprising the same Borrowing shall at all times have the same Interest Period;

                                      -65-

          (ii) the initial Interest Period for any Eurodollar Loan shall commence on the date of Borrowing of such Eurodollar Loan (including, in the case of Dollar Denominated Loans, the date of any conversion thereto from a Borrowing of Base Rate Loans) and each Interest Period occurring thereafter in respect of such Eurodollar Loan shall commence on the day on which the next preceding Interest Period applicable thereto expires;

          (iii) if any Interest Period relating to a Eurodollar Loan begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

          (iv) if any Interest Period for a Eurodollar Loan would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, however, that if any
     Interest Period for a Eurodollar Loan would otherwise expire on a day which is not a Business Day but is a day of the month after which no further
     Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

          (v) no Interest Period in respect of any Borrowing under a given
     Tranche of Loans shall be selected which extends beyond the respective
     Maturity Date for such Tranche of Loans;

          (vi) no Interest Period may be elected at any time an Event of Default is then in existence if the Administrative Agent (on the behalf of the
     Required Lenders) has given notice to the U.S. Borrower that no Interest
     Period may be elected while such Event of Default is continuing; and

          (vii) no Interest Period in respect of any Borrowing of any Tranche of
     Term Loans shall be elected which extends beyond any date upon which a
     Scheduled Repayment for the respective Tranche of Term Loans will be required to be made under Section 5.02(b), if, after giving effect to the election of such Interest Period, the aggregate principal amount under such
     Tranche of Term Loans which have Interest Periods which will expire after such date will be in excess of the aggregate principal amount under such
     Tranche of Term Loans then outstanding less the aggregate amount of such required Scheduled Repayment.

With respect to any Eurodollar Loans, at the end of any Interest Period
applicable to a Borrowing thereof, the U.S. Borrower or the Canadian Borrower, as applicable, may elect to split the respective Borrowing under a single
Tranche into two or more Borrowings of the same Type of such Tranche or combine two or more Borrowings of the same Type under a single Tranche into a single
Borrowing of such Tranche, in each case, by having an Authorized Officer of the relevant Borrower give notice thereof together with its election of one or more
Interest Periods, in each case so long as each resulting Borrowing (x) has an
Interest Period which complies with the foregoing requirements of this Section
2.09, (y) has a principal amount which is not less than the Minimum Borrowing
Amount applicable to Borrowings of the respective Type and Tranche, and (z) does not cause a violation of the requirements of Section 2.02. If upon the expiration of any Interest Period applicable to a Borrowing of Eurodollar Loans, the U.S. Borrower or the Canadian Borrower, as applicable, has failed to elect, or is not permitted to elect, a new Interest Period to be applicable to such
Eurodollar Loans as provided above, the relevant Borrower shall be deemed to have elected, to convert such Eurodollar Loans into Base Rate Loans.

                                      -66-

          2.10 Increased Costs; Illegality; etc. (a) In the event that any
Lender shall have determined in good faith (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto but, with respect to clauses (i) and (iv) below, may be made only by the
Administrative Agent):

          (i) on any Interest Determination Date that, by reason of any changes arising after the Effective Date affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of the respective
     Eurodollar Rate; or

          (ii) at any time, that such Lender shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Eurodollar Loans because of (x) any change since the Effective Date in any applicable law or governmental rule, regulation, order, guideline or request (whether or not having the force of law) or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, order, guideline or request, such as, for example, but not limited to (A) a change in the basis of taxation of payments to a Lender of the principal of or interest on the Loans or any other amounts payable hereunder (except for changes in the rate of tax on, or determined by reference to, the net income or net profits of such Lender imposed by the jurisdiction in which its principal office or applicable lending office is located), or (B) a change in official reserve requirements, but, in all events, excluding reserves required under
     Regulation D to the extent included in the computation of the Eurodollar
     Rate and/or (y) other circumstances affecting such Lender, the interbank
     Eurodollar market or the position of such Lender in such market (whether or not such Lender was a Lender at the time of such occurrence); or

          (iii) at any time after the Effective Date, that the making or continuance of any Eurodollar Loan has been made unlawful by any law or governmental rule, regulation or order (or would conflict with any governmental rule, regulation, guideline, request or order not having the force of law but with which such Lender customarily complies even though the failure to comply therewith would not be unlawful), or impracticable as a result of a contingency occurring after the Effective Date which materially and adversely affects the interbank Eurodollar market; or

          (iv) at any time that Bankers' Acceptance Loans are not available, as determined in good faith by the Administrative Agent, acting reasonably, to fund any Borrowing of Bankers' Acceptance Loans requested pursuant to
     Section 2.01(a), (d) or (e);

then, and in any such event, such Lender (or the Administrative Agent, in the case of clauses (i) or (iv) above) shall promptly give notice (by telephone confirmed in writing) to the affected Borrower, and, except in the case of clauses (i) and (iv) above, to the Administrative Agent of such determination
(which notice the Administrative Agent shall promptly transmit to each of the other Lenders). Thereafter (w) in the case of clause (i) above, in the event
Eurodollar Loans are so affected, Eurodollar Loans shall no longer be available until such time as the Administrative Agent notifies Holdings, any affected
Borrower and the Lenders that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing or Notice of Conversion/Continuation given by either Borrower with respect to Eurodollar
Loans which have not yet been incurred (including by way of conversion) shall be deemed rescinded by such Borrower, (x) in the case of clause (ii) above, the respective Borrower or Borrowers agrees, subject to the

                                      -67-

provisions of Section 13.24 (to the extent applicable), to pay to such Lender, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as shall be required to compensate such Lender for such increased costs or reductions in amounts received or receivable hereunder (with the written notice as to the additional amounts owed to such Lender, submitted to the respective Borrower or Borrowers by such Lender in accordance with the foregoing to be, absent manifest error, final and conclusive and binding on all the parties hereto, although the failure to give any such notice shall not release or diminish any of the respective
Borrower's or Borrowers' obligations to pay additional amounts pursuant to this
Section 2.10(a) upon the subsequent receipt of such notice), (y) in the case of clause (iii) above, the respective Borrower or Borrowers shall take one of the actions specified in Section 2.10(b) as promptly as possible and, in any event, within the time period required by law and (z) in the case of clause (iv) above,
Bankers' Acceptance Loans (exclusive of Bankers' Acceptance Loans which have theretofore been funded) shall no longer be available until such time as the
Administrative Agent notifies the Borrowers and the Lenders that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing given by the Canadian Borrower with respect to such Bankers' Acceptance Loans which have not been incurred shall be deemed rescinded by the Canadian Borrower. Each of the Administrative Agent and each
Lender agrees that if it gives notice to either Borrower of any of the events described in clause (i), (ii), (iii) or (iv) above, it shall promptly notify such Borrower and, in the case of any such Lender, the Administrative Agent, if such event ceases to exist. Notwithstanding the foregoing, for the avoidance of doubt, this Section 2.10 shall not apply to increased costs with respect to
Taxes which are subject to indemnity under Section 5.04 hereof or any taxes that would have been subject to indemnity under Section 5.04 hereof but for an exclusion contained therein.

          (b) At any time that any Eurodollar Loan is affected by the circumstances described in Section 2.10(a)(ii) or (iii), the affected Borrower may (and in the case of a Eurodollar Loan affected by the circumstances described in Section 2.10(a)(iii) shall) either (x) if the affected Eurodollar
Loan is then being made initially or pursuant to a conversion, cancel the respective Borrowing by giving the Administrative Agent telephonic notice
(confirmed in writing) on the same date that such Borrower was notified by the affected Lender or the Administrative Agent pursuant to Section 2.10(a)(ii) or
(iii) or (y) if the affected Eurodollar Loan is then outstanding, upon at least three Business Days' written notice to the Administrative Agent, require the affected Lender to convert such Eurodollar Loan into a Base Rate Loan (which conversion, in the case of the circumstance described in Section 2.10(a)(iii), shall occur no later than the last day of the Interest Period then applicable to such Eurodollar Loan or such earlier day as shall be required by applicable law); provided that, if more than one Lender is affected at any time, then all affected Lenders must be treated the same pursuant to this Section 2.10(b).

          (c) If any Lender shall have determined after the Effective Date that the adoption or effectiveness after the Effective Date of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change after the Effective Date in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's or such other corporation's capital or assets as a consequence of such Lender's Commitment or Commitments hereunder or its obligations hereunder to either Borrower to a level below that which such Lender or such other corporation could

                                      -68-

have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Lender's or such other corporation's policies with respect to capital adequacy), then from time to time, upon written demand by such Lender (with a copy to the Administrative Agent), accompanied by the notice referred to in the next succeeding sentence of this clause (c), such Borrower agrees, subject to the provisions of Section 13.24 (to the extent applicable), to pay to such Lender such additional amount or amounts as will compensate such
Lender or such other corporation for such reduction in the rate of return to such Lender or such other corporation. Each Lender, upon determining in good faith that any additional amounts will be payable pursuant to this Section
2.10(c), will give prompt written notice thereof to the relevant Borrower (a copy of which shall be sent by such Lender to the Administrative Agent), which notice shall set forth such Lender's basis for asserting its rights under this
Section 2.10(c) and the calculation, in reasonable detail, of such additional amounts claimed hereunder, although (subject to the provisions of Section 13.24
(to the extent applicable)) the failure to give any such notice shall not release or diminish such Borrower's obligations to pay additional amounts pursuant to this Section 2.10(c) upon the subsequent receipt of such notice. A
Lender's good faith determination of compensation owing under this Section
2.10(c) shall, absent manifest error, be final and conclusive and binding on all the parties hereto.

          2.11 Compensation. Each Borrower severally agrees, subject to the provisions of Section 13.24 (to the extent applicable), to compensate each
Lender, upon its written request (which request shall set forth in reasonable detail the basis for requesting such compensation), for all losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund its Eurodollar Loans but excluding any loss of anticipated profit) which such Lender may sustain: (i) if for any reason (other than a default by such Lender or any Agent) a Borrowing of, or conversion from or into, Eurodollar Loans does not occur on a date specified therefor in a
Notice of Borrowing or Notice of Conversion/Continuation (whether or not withdrawn by such Borrower or deemed withdrawn pursuant to Section 2.10(a));
(ii) if any repayment (including any repayment made pursuant to Sections 5.01 or
5.02 or as a result of an acceleration of the Loans pursuant to Section 11 or as a result of the replacement of a Lender pursuant to Sections 2.13, 5.01 or
13.12(b)) or conversion of any of its Eurodollar Loans occurs on a date which is not the last day of an Interest Period applicable thereto; (iii) if any repayment (including any repayment made pursuant to Sections 5.01 or 5.02 or as a result of an acceleration of the Loans pursuant to Section 11 or as a result of the replacement of a Lender pursuant to Sections 2.13 or 13.12(b)) of any
Bankers' Acceptance Loan occurs on a date which is not the maturity date of the respective Bankers' Acceptance Loan, as the case may be; (iv) if any prepayment of any Eurodollar Loans or Bankers' Acceptance Loans is not made on any date specified in a notice of prepayment given by the respective Borrower or
Borrowers; or (v) as a consequence of (x) any other default by such Borrower to repay its Loans when required by the terms of this Agreement or any Note held by such Lender or (y) any election made pursuant to Section 2.10(b). Each Lender's calculation of the amount of compensation owing pursuant to this Section 2.11 shall be made in good faith. A Lender's basis for requesting compensation pursuant to this Section 2.11 and a Lender's calculation of the amount thereof, shall, absent manifest error, be final and conclusive and binding on all parties hereto.

          2.12 Change of Lending Office. (a) Each Lender may at any time or from time to time designate, by written notice to the Administrative Agent to the extent not already reflected on Schedule II, one or more lending offices (which, for this purpose, may include Affiliates of the respective Lender) for the various Loans made, Letters of Credit participated in, by such Lender
(including, without limitation, by designating a separate lending office (or
Affiliate) to act as such with respect to Dollar Denominated Loans and Dollar
Denominated Letter of Credit Outstandings

                                      -69-

versus Canadian Dollar Denominated Loans and Canadian Dollar Denominated Letter
of Credit Outstandings); provided that, for designations made after the
Effective Date (unless such designation is made after the occurrence of a
Sharing Event as a result of any Lender's purchase of Loans pursuant to Section
2.14), to the extent such designation shall result in increased costs under
Sections 2.10, 3.06 or 5.04 in excess of those which would be charged in the absence of the designation of a different lending office (including a different
Affiliate of the respective Lender), then the Borrowers shall not be obligated to pay such excess increased costs (although if such designation results in increased costs, the Borrowers shall be obligated to pay the costs which would have applied in the absence of such designation and any subsequent increased costs of the type described above resulting from changes after the date of the respective designation). Except as provided in the immediately preceding sentence, each lending office and Affiliate of any Lender designated as provided above shall, for all purposes of this Agreement, be treated in the same manner as the respective Lender (and shall be entitled to all indemnities and similar provisions in respect of its acting as such hereunder).

          (b) Each Lender agrees that upon the occurrence of any event giving rise to the operation of Sections 2.10(a)(ii) or (iii), Section 2.10(c), Section
3.06 or Section 5.04 with respect to such Lender, it will, if requested by the applicable Borrower by notice to such Lender, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans or Letters of Credit affected by such event, provided that such designation is made on such terms that such Lender and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of such
Section. Nothing in this Section 2.12 shall affect or postpone any of the obligations of either Borrower or the rights of any Lender provided in Sections
2.10, 3.06 and 5.04.

          2.13 Replacement of Lenders. (x) If any Lender becomes a Defaulting
Lender, (y) upon the occurrence of any event giving rise to the operation of
Sections 2.10(a)(ii) or (iii), Section 2.10(c) or (d), Section 3.06 or Section
5.04 with respect to any Lender which results in such Lender charging to either
Borrower increased costs materially in excess of the average costs being charged by the other Lenders in respect of such contingency or (z) in the case of a refusal by a Lender to consent to a proposed change, waiver, discharge or termination with respect to this Agreement which has been approved by the
Required Lenders as provided in Section 13.12(b), the U.S. Borrower shall have the right, in accordance with the requirements of Section 13.04(b), to replace such Lender (the "Replaced Lender") with one or more Eligible Transferees
(collectively, the "Replacement Lender"), none of whom shall constitute a
Defaulting Lender at the time of such replacement and each of whom shall be reasonably acceptable to the Administrative Agent or, in the case of a replacement as provided in Section 13.12(b) where the consent of the respective
Lender is required with respect to less than all Tranches of its Loans or
Commitments, at the option of Holdings, to replace only the Commitments and/or outstanding Loans of such Lender in respect of each Tranche where the consent of such Lender would otherwise be individually required, with identical Commitments and/or Loans of the respective Tranche provided by the Replacement Lender;
provided that:

          (i) at the time of any replacement pursuant to this Section 2.13, the
     Replacement Lender shall enter into one or more Assignment and Assumption
     Agreements pursuant to Section 13.04(b) (and with all fees payable pursuant to said Section 13.04(b) to be paid by the Replacement Lender) pursuant to which the Replacement Lender shall acquire all of the Commitments and all then outstanding Loans (or, in the case of the replacement of less than all the Tranches of Commitments and outstanding Loans of the respective
     Replaced Lender, all the Commitments and/or all then outstanding Loans relating to the Tranche or Tranches with respect to which such Lender is being replaced) of, and all participations in all then

                                      -70-

     outstanding Letters of Credit issued pursuant to the respective Tranche or
     Tranches where the respective Lender is being replaced by, the Replaced
     Lender and, in connection therewith, shall pay to (x) the Replaced Lender in respect thereof an amount equal to the sum (in the relevant currency or currencies) of (A) an amount equal to the principal of, and all accrued interest on, all then outstanding Loans (including the Face Amount of any outstanding Bankers' Acceptances and B/A Equivalent Notes) of the
     respective Replaced Lender under each Tranche with respect to which such
     Replaced Lender is being replaced, (B) an amount equal to all Unpaid
     Drawings (if any) under each Tranche with respect to which the respective
     Replaced Lender is being replaced, in each case that have been funded by
     (and not reimbursed to) such Replaced Lender at such time, together with all then unpaid interest with respect thereto at such time, and (C) an amount equal to all accrued, but theretofore unpaid, Fees owing to the
     Replaced Lender (but only with respect to the relevant Tranche or Tranches, in the case of the replacement of less than all Tranches then held by the respective Replaced Lender) pursuant to Section 4.01, (y) in the case of the replacement of any Multicurrency Facility Revolving Loan Commitment
     and/or Dollar Facility Revolving Loan Commitment, the respective Issuing
     Lender amounts equal to such Replaced Lender's Multicurrency Facility RL
     Percentage and/or Dollar Facility RL Percentage, as the case may be, of any
     Unpaid Drawings pursuant to Letters of Credit issued pursuant to the respective Tranche evidenced by such Commitments (which at such time remain
     Unpaid Drawings) with respect to Letters of Credit issued by such Issuing
     Lender to the extent such amount was not theretofore funded by such
     Replaced Lender, and (z) in the case of any replacement of Dollar Facility
     Revolving Loan Commitments, the Swingline Lender, an amount equal to such
     Replaced Lender's pro rata share of any Mandatory Dollar Facility RL
     Borrowing (as appropriate) (determined in accordance with Sections 2.01(h)
     and 2.07), to the extent such amount was not theretofore funded by such
     Replaced Lender, without duplication;

          (ii) all obligations of the Borrowers owing to the Replaced Lender in respect of each Tranche where such Replaced Lender is being replaced (other than (a) those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid but including all amounts, if any, owing under Section 2.11 or (b)
     relating to any Tranche of Loans and/or Commitments of the respective
     Replaced Lender which will remain outstanding after giving effect to the respective replacement) shall be paid in full to such Replaced Lender concurrently with such replacement; and

          (iii) if the respective Replaced Lender has a related Multicurrency
     Facility RL Lender, or if the Replaced Lender is a Multicurrency Facility
     RL Lender which has a related Lender, all of the actions specified above in this Section 2.13 shall be taken with respect to both the respective Lender and Multicurrency Facility RL Lender (who shall be treated collectively as a Replaced Lender).

Upon the execution of the respective Assignment and Assumption Agreement, the payment of amounts referred to in clauses (i) and (ii) above, the recordation of the assignment on the Register by the Administrative Agent pursuant to Section
13.17 and, if so requested by the Replacement Lender (when applicable), delivery to the Replacement Lender of the appropriate Note or Notes executed by the respective Borrower, (x) the Replacement Lender shall become a Lender hereunder and, unless the respective Replaced Lender continues to have outstanding Term
Loans or any Commitment hereunder, the Replaced Lender shall cease to constitute a Lender hereunder, except with respect to indemnification provisions under this
Agreement (including, without limitation, Sections 2.10, 2.11, 3.06, 5.04, 13.01 and 13.06), which shall survive as to such Replaced Lender and (y) in the case of

                                      -71-

the replacement of any Multicurrency Facility Revolving Loan Commitment or
Dollar Facility Revolving Loan Commitment pursuant to this Section 2.13, the
Multicurrency Facility RL Percentages and/or Dollar Facility RL Percentages, as
the case may be, of the Lenders shall be automatically adjusted at such time to give effect to such replacement. In connection with any replacement of Lenders pursuant to, and as contemplated by, this Section 2.13, each of the U.S.
Borrower and the Canadian Borrower hereby irrevocably authorizes Holdings to take all necessary action, in the name of the U.S. Borrower or the Canadian
Borrower, as the case may be, as described above in this Section 2.13 in order to effect the replacement of the respective Lender or Lenders in accordance with the preceding provisions of this Section 2.13.

          2.14 Special Provisions Applicable to Lenders Upon the Occurrence of a
Sharing Event. (a) On the date of the occurrence of a Sharing Event, automatically (and without the taking of any action) (x) all then outstanding
Canadian Dollar Denominated Loans and all Unpaid Drawings in respect of Letters of Credit issued for the Canadian Borrower's account owed in Canadian Dollars, shall be automatically converted into Loans of the respective Tranche maintained in, and Unpaid Drawings of the respective Tranche owing in, U.S. Dollars (in an amount equal to the U.S. Dollar Equivalent of the aggregate principal amount (or
Face Amount, as applicable) of the respective Loans or Unpaid Drawings on the date such Sharing Event first occurred, which Loans or Unpaid Drawings (i) shall continue to be owed by the Canadian Borrower, (ii) shall at all times thereafter be deemed to be Base Rate Loans and (iii) shall be immediately due and payable on the date such Sharing Event has occurred) and (y) all principal, accrued and unpaid interest and other amounts owing with respect to such Canadian Dollar
Denominated Loans and Unpaid Drawings shall be immediately due and payable in
U.S. Dollars, taking the U.S. Dollar Equivalent of such principal, accrued and unpaid interest and other amounts. The occurrence of any conversion of Canadian
Dollar Denominated Loans or Unpaid Drawing to Base Rate Loans as provided above in this Section 2.14(a) shall be deemed to constitute, for purposes of Section
2.11, a prepayment of Loans before the last day of any Interest Period relating thereto.

          (b) On the date of the occurrence of any Sharing Event, (i) if any
Swingline Loans are outstanding, one or more Mandatory Dollar Facility RL
Borrowings shall be made in accordance with the requirements of Section 2.01(h), and (ii) if there have been any Drawings pursuant to Letters of Credit which have not yet been reimbursed to the respective Issuing Lender pursuant to
Section 3, the various L/C Participants in the respective Letters of Credit shall make payments to the Issuing Lender therefor in accordance with the requirements of Section 3.04. Each Lender which is required to make payments pursuant to the immediately preceding sentence shall be obligated to do so in accordance with the terms of this Agreement. For purposes of making calculations pursuant to the following provisions of this Section 2.14, such payments shall be deemed to have been made on the date of the occurrence of the Sharing Event, before making such calculations. Notwithstanding anything to the contrary contained in the immediately preceding sentence, any Lender which has failed, or fails, to make any payments required to be made by it as described in this clause (b) (and/or the other relevant Sections of this Agreement) shall remain obligated to make such payments, together with interest thereon, and shall be obligated to the Swingline Lender or the respective Issuing Lender, as the case may be, for any damages caused by its delay or failure in making any payments required to be made by it as described above.

          (c) On the date of the occurrence of a Sharing Event, the following actions shall be required to occur: (i) the participations of the RL Lenders in all then outstanding Letters of Credit shall be automatically adjusted so that each RL Lender shall participate in each outstanding Letter of Credit (whether a
Multicurrency Facility Letter of Credit or Dollar Facility Letter of Credit) in

                                      -72-

accordance with their RL Percentages, rather than their Multicurrency Facility
RL Percentages or their Dollar Facility RL Percentages, as the case may be, and
(ii) if the outstanding principal of all then outstanding Revolving Loans and
Unpaid Drawings theretofore paid, and owing to, the respective RL Lender (after giving effect to the conversions and events required by Sections 2.14(a) and
(b)), is less than its RL Percentage of the outstanding principal amount of all
Revolving Loans and the aggregate amount of all Unpaid Drawings at such time, then such RL Lender shall purchase, for cash in U.S. Dollars, participations from other RL Lenders in their outstanding Revolving Loans and/or Unpaid
Drawings so that, after giving effect to such purchases by all RL Lenders which are in such position, each RL Lender shall have the same credit exposure (with respect to Revolving Loans and Unpaid Drawings), as a percentage of its
Revolving Loan Commitment (before giving effect to any termination or reduction thereof at or prior to the occurrence of the respective Sharing Event), as each other RL Lender. Any payments made after the date of the respective Sharing
Event pursuant to the preceding sentence shall be required to be accompanied by payments of interest (which shall be distributed by the Administrative Agent to the respective Lender or Lenders entitled to receive the respective cash payments) at the greater of the Federal Funds Rate or such rate as may be determined by the Administrative Agent in accordance with banking industry practice on interbank compensation. The foregoing purchases shall be accomplished through purchases and sales of participations in the relevant obligations as required above, and each Lender hereby agrees, at the request of the Administrative Agent, to enter into customary participation agreements approved by the Administrative Agent to effect the foregoing. All purchases of sales of participating interests pursuant to this Section 2.14(c) shall be made in U.S. Dollars. Promptly following the occurrence of a Sharing Event, the
Administrative Agent shall notify each RL Lender and shall specify the amount of
U.S. Dollars required from each RL Lender to effect the purchases and sales by the various RL Lenders of participating interests in the amounts required above
(together with accrued interest with respect to the period for the most recent payment date through the date of the Sharing Event plus any additional amounts payable by either Borrower pursuant to Section 5.04 in respect of such accrued and unpaid interest). Promptly upon receipt of such request, each RL Lender required to purchase participations as specified above shall deliver to the
Administrative Agent (in immediately available funds) U.S. Dollars in the amounts specified by the Administrative Agent. The Administrative Agent shall promptly deliver the amounts so received to the various RL Lenders who are selling participations in such amounts as are needed to effect the purchases of participations as provided above. Promptly following receipt thereof, each RL
Lender which had sold participations as provided above (through the
Administrative Agent) will deliver to each RL Lender (through the Administrative
Agent) which so purchased a participating interest in its Loans or Unpaid
Drawings a participation certificate dated the date of such purchase and in such amounts.

          (d) In the event that upon the occurrence of a Sharing Event any
Letter of Credit shall be outstanding and undrawn in whole or in part, each RL
Lender shall on the date of the occurrence of such Sharing Event, and after giving effect to the purchases and sales of participations on such date pursuant to preceding Section 2.14(c), but before giving effect to the purchases and sales of participations on such date pursuant to Section 2.14(e), promptly pay over to the Administrative Agent, in immediately available funds in the currency in which such Letter of Credit is, denominated, an amount equal to such RL
Lender's RL Percentage of such undrawn face amount, together with interest thereon (denominated in the relevant currency) from the date of the Sharing
Event to the date on which such amount shall be paid to the Administrative Agent at a rate per annum equal to that rate determined by the Administrative Agent in accordance with banking industry rules or practice on interbank compensation.
The Administrative Agent shall establish a separate account or accounts for each
RL Lender in an amount equal to the amount received from such Lender pursuant to the preceding sentence. The Administrative Agent shall have sole dominion and control

                                      -73-

over each such account (each, a "Special Reserve Account"), and the amounts deposited in each Special Reserve Account shall be held in such Special Reserve
Account until withdrawn as provided in clause (f), (g) or (h) below in this
Section 2.14. The Administrative Agent shall maintain records enabling it to determine the amounts paid over to it and deposited in the Special Reserve
Accounts. As amounts are drawn under outstanding Letters of Credit in respect of which amounts have been paid into the various Special Reserve Accounts pursuant to this Section 2.14(d), amounts shall be drawn ratably from the Special Reserve
Accounts of the various RL Lenders (in accordance with their RL Percentages) to pay such amounts. The amounts paid to the Administrative Agent pursuant to this clause (d) shall be held as a reserve against the Letter of Credit Outstandings shall not constitute Loans or extensions of credit to either Borrower and shall not give rise to any obligation on the part of either Borrower to pay interest to any Lender, it being agreed that the Borrowers' reimbursement obligations in respect of Letters of Credit shall arise only at such times as drawings or payments are made thereunder as provided in Section 3.04.

          (e) Upon the occurrence of a Sharing Event, but after giving effect to the actions required to be taken pursuant to preceding clause (a) through (d)
(although any failure by any Lender to take the actions required of it pursuant to said clauses shall not prevent the actions required hereby, but the respective Lender shall continue to be obligated to perform its obligations as required above and the Administrative Agent shall be authorized to make any equitable adjustments as may be deemed necessary or, in the reasonable opinion of the Collateral Agent, advisable pursuant to following clause (i) of this
Section 2.14), the Lenders shall purchase participations from other Lenders in the respective Tranches of Loans (including, in the case of the Total Revolving
Loan Commitment, participations in each outstanding Letter of Credit and each
Unpaid Drawing) so that, after giving effect to such purchases, each Lender shall have the same credit exposure in each Tranche, at such time (including,
(x) in the case of the Total Revolving Loan Commitment, a participation in each outstanding Letter of Credit and each Unpaid Drawing and (y) a participation in each Special Reserve Account established pursuant to Section 2.14(d) and all amounts deposited therein from time to time or to be returned to the Lenders in accordance with the provisions of Section 2.14(g)), whether or not such Lender shall previously have participated therein, equal to such Lender's CAM Exchange
Percentage thereof. The foregoing actions shall be accomplished pursuant to this clause (e) through purchases and sales of participations in the various Tranches as required hereby, and at the request of the Administrative Agent each Lender hereby agrees to enter into customary participation agreements approved by the
Administrative Agent to evidence same. All purchases and sales of participations pursuant to this Section 2.14(e) shall be made in U.S. Dollars. At the request of the Administrative Agent, each Lender which has sold participations in any of its Tranches and/or Special Reserve Accounts as provided above (through the
Administrative Agent) will deliver to each Lender (through the Administrative
Agent) which has so purchased a participation therein a participation certificate in the appropriate amount as determined in conjunction with the
Administrative Agent. It is understood that the amount of funds delivered by each Lender shall be calculated on a net basis, giving effect to both the sales and purchases of participations by the various Lenders as required above.

          (f) In the event that after the occurrence of a Sharing Event any drawing or payment shall be made in respect of a Letter of Credit, the
Administrative Agent shall, at the request of the respective Issuing Lender, withdraw from the Special Reserve Account of each of the Lenders (in accordance with each Lender's RL Percentage) any amounts, up to the amount of such drawing or payment, deposited in the respective Special Reserve Account and remaining on deposit and deliver such amounts to such Issuing Lender, in satisfaction of the reimbursement obligations of the various RL Lenders under Section 3.04(c) (but not of the applicable Borrower under Section 3.05(a)). In the

                                      -74-

event that any Lender shall default on its obligation to pay over any amount to the Administrative Agent in respect of any Letter of Credit as provided in
Section 2.14(d), the respective Issuing Lender shall, in the event of a drawing or payment thereunder, have a claim against such Lender to the same extent as if such Lender had defaulted on its obligations under Section 3.04(c), but shall have no claim against any other Lender, notwithstanding the exchange of interests in the applicable Borrower's reimbursement obligations pursuant to
Section 2.14(e). Each other Lender shall have a claim against such defaulting
Lender for any damages sustained by it as a result of such default.

          (g) In the event that after the occurrence of a Sharing Event any
Letter of Credit shall terminate or expire undrawn or unpaid upon, then, if and so long as the Administrative Agent determines (in its reasonable discretion)
that adequate funds remain on deposit in the Special Reserve Accounts of the various RL Lenders to fund (without giving effect to the purchases of participation pursuant to Section 2.14(e)) all remaining drawings or payments which could come due in respect of outstanding Letters of Credit, the
Administrative Agent shall withdraw from the Special Reserve Account of each
Lender the amount remaining on deposit therein in respect of such Letter of
Credit (or in any case, such lesser amount as the Administrative Agent reasonably determines can be distributed without causing the amount on deposit from the various RL Lenders to be less than the remaining exposure on outstanding Letters of Credit) and distribute such amount to such Lender, provided that, if such amount is not denominated in U.S. Dollars, the
Administrative Agent shall distribute to each such Lender the U.S. Dollar
Equivalent of such amount. All amounts received by any Lender pursuant to this clause (g) shall, to the extent it has sold participations therein in accordance with the requirements of Section 2.14(e), be distributed by it to the various participants therein in accordance with their participating interests.

          (h) Pending the withdrawal of any amounts from its Special Reserve
Account as contemplated above in this Section 2.14, the Administrative Agent may, and shall, at the direction of the Required Lenders and subject to such rules as the Administrative Agent may prescribe for the avoidance of inconvenience, invest such amounts in Permitted Investments.

          (i) All determinations by the Administrative Agent pursuant to this
Section 2.14 shall be made by it in accordance with the provisions herein and with the intent being to equitably share the credit risk for all Tranches hereunder in accordance with the provisions hereof. Absent manifest error, all determinations by the Administrative Agent hereunder shall be binding on the
Borrowers and each of the Lenders. The Administrative Agent shall have no liability to either Borrower or Lender hereunder for any determinations made by it hereunder except to the extent resulting from the Administrative Agent's gross negligence or willful misconduct (as determined by a court of competent jurisdiction).

          (j) Upon, and after, the occurrence of a Sharing Event (i) no further
Credit Events shall be made or occur, (ii) all amounts from time to time accruing with respect to, and all amounts from time to time payable on account of, Canadian Dollar Denominated Loans (including, without limitation, any interest and other amounts which were accrued but unpaid on the date of such
Sharing Event) shall be payable in U.S. Dollars (taking the U.S. Dollar
Equivalents of all such amounts on the date of the occurrence of the respective
Sharing Event, with all calculations for periods after the Sharing Event being made as if the respective such Loan had originally been made in U.S. Dollars)
and shall be distributed by the Administrative Agent for the account of the
Lenders which made such Loans or are participating therein and (iii) all
Revolving Loan Commitments of all the RL Lenders shall be automatically terminated. Notwithstanding anything to the contrary contained above, the failure of any Lender to purchase its participating interests as required above in

                                      -75-

any extensions of credit upon the occurrence of a Sharing Event shall not relieve any other Lender of its obligation hereunder to purchase its participating interests in a timely manner, but no Lender shall be responsible for the failure of any other Lender to purchase the participating interest to be purchased by such other Lender on any date.

          (k) If any amount required to be paid by any Lender pursuant to this
Section 2.14 is not paid to the Administrative Agent on the date upon which the
Sharing Event occurred, such Lender shall, in addition to such aforementioned amount, also pay to the Administrative Agent on demand an amount equal to the product of (i) the amount so required to be paid by such Lender for the purchase of its participations, (ii) the daily average Federal Funds Rate, during the period from and including the date of request for payment to the date on which such payment is immediately available to the Administrative Agent and (iii) a fraction the numerator of which is the number of days that elapsed during such period and the denominator of which is 360. A certificate of the Administrative
Agent submitted to any Lender with respect to any amounts payable under this
Section 2.14 shall be conclusive in the absence of manifest error. Amounts payable by any Lender pursuant to this Section 2.14 shall be paid to the
Administrative Agent for the account of the relevant Lenders, provided that, if the Administrative Agent (in its sole discretion) has elected to fund on behalf of such other Lender the amounts owing to such other Lenders, then the amounts shall be paid to the Administrative Agent for its own account.

          (l) Whenever, at any time after the relevant Lenders have received from any other Lenders purchases of participations pursuant to this Section
2.14, the various Lenders receive any payment on account thereof, such Lenders will distribute to the Administrative Agent, for the account of the various
Lenders participating therein, such Lenders' participating interests in such amounts (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such participations were outstanding) in like funds as received, provided, however, that in the event that such payment received by any Lenders is required to be returned, the Lenders who received previous distributions in respect of their participating interests therein will return to the respective Lenders any portion thereof previously so distributed to them in like funds as such payment is required to be returned by the respective Lenders.

          (m) Each Lender's obligation to purchase participating interests pursuant to this Section 2.14 shall be absolute and unconditional and shall not be affected by any circumstance including, without limitation, (i) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against any other Lender, Holdings, either Borrower or any other Person for any reason whatsoever, (ii) the occurrence or continuance of an Event of Default,
(iii) any adverse change in the condition (financial or otherwise) of Holdings, either Borrower or any other Person, (iv) any breach of this Agreement by
Holdings, either Borrower, any Lender or any other Person, or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

          (n) Notwithstanding anything to the contrary contained elsewhere in this Agreement, upon any purchase of participations as required above, (i) the relevant Borrower shall pay to each Lender granting any participations as required above, for the account of the respective Lender which has purchased such participations, any increased costs and indemnities (including, without limitation, pursuant to Sections 2.11, 3.12, 3.06 and 5.04) to the same extent as if such Lender which has purchased such participations were the direct Lender as opposed to a participant therein, which increased costs shall be calculated without regard to Section 2.13, Section 13.04(a) or the penultimate sentence of
Section 13.04(b) and (ii) each Lender which has sold such participations

                                      -76-

shall be entitled to receive from the relevant Borrower indemnification from and against any and all taxes imposed as a result of the sale of the participations pursuant to this Section 2.14. Each Borrower acknowledges and agrees that, upon the occurrence of a Sharing Event and after giving effect to the requirements of this Section 2.14, increased Taxes may be owing by it pursuant to Section 5.04, which Taxes shall be paid (to the extent provided in Section 5.04) by the respective Borrower or Borrowers, without any claim that the increased Taxes are not payable because same resulted from the participations effected as otherwise required by this Section 2.14.

          2.15 Incremental Term Loan Commitments. (a) So long as no Default or
Event of Default is then in existence, each Borrower shall have the right, in consultation and coordination with the Administrative Agent as to all of the matters set forth below in this Section 2.15, but without requiring the consent of any of the Lenders, to request at any time and from time to time after the
Initial Borrowing Date and prior to the date which is 12 months prior to the
Tranche A Term Loan Maturity Date, that one or more Lenders (and/or one or more other Persons which are Eligible Transferees and which will become Lenders)
provide Incremental Term Loan Commitments to such Borrower and, subject to the terms and conditions contained in this Agreement and in the respective
Incremental Term Loan Commitment Agreement, make Incremental Term Loans pursuant thereto; it being understood and agreed, however, that (i) no Lender shall be obligated to provide an Incremental Term Loan Commitment as a result of any such request by such Borrower, and until such time, if any, as such Lender has agreed in its sole discretion to provide an Incremental Term Loan Commitment and executed and delivered to the Administrative Agent an Incremental Term Loan
Commitment Agreement as provided in clause (b) of this Section 2.15, such Lender shall not be obligated to fund any Incremental Term Loans, (ii) any Lender
(including any Eligible Transferee who will become a Lender) may so provide an
Incremental Term Loan Commitment without the consent of any other Lender, (iii)
each Tranche of Incremental Term Loan Commitments shall be made available to a single Incremental Term Loan Borrower and shall be denominated in U.S. Dollars or, if extended to the Canadian Borrower, U.S. Dollars or Canadian Dollars, (iv)
the amount of Incremental Term Loan Commitments made available pursuant to a given Incremental Term Loan Commitment Agreement shall be in a minimum aggregate amount for all Lenders which provide an Incremental Term Loan Commitment thereunder (including Eligible Transferees who will become Lenders) of at least
U.S.$25,000,000 (or, Cdn.$5,000,000, in the case of Incremental Term Loan
Commitments denominated in Canadian Dollars), (v) the aggregate amount of all
Incremental Term Loan Commitments provided pursuant to this Section 2.15 (taking the U.S. Dollar Equivalent of any Incremental Term Loan Commitments denominated in Canadian Dollars) shall not exceed $250,000,000 (provided that at no time may the sum of (x) the aggregate amount of all Incremental Term Loan Commitments provided pursuant to this Section 2.15 (taking the U.S. Dollar Equivalent of any
Incremental Term Loan Commitments denominated in Canadian Dollars) and (y) the aggregate principal amount of Additional Senior Subordinated Notes issued pursuant to Section 10.01(a)(xiii) and outstanding at such time exceed
$400,000,000), (vi) the proceeds of all Incremental Term Loans shall be used only for the purposes permitted by Section 9.11(a), (vii) each Incremental Term
Loan Commitment Agreement shall specifically designate, with the approval of the
Administrative Agent, the Tranche of the Incremental Term Loan Commitments being provided thereunder (which Tranche shall be a new Tranche (i.e., not the same as any existing Tranche of Incremental Term Loans, Incremental Term Loan
Commitments or other Term Loans), unless the requirements of Section 2.15(c) are satisfied), (viii) if to be incurred as a new Tranche of Incremental Term Loans, such Incremental Term Loans shall have the same terms as each other Tranche of
Term Loans as in effect immediately prior to the effectiveness of the applicable
Incremental Term Loan Agreement, except as to currency (which is subject to the requirements of preceding clause (iii)), purpose (which is subject to the requirements of preceding clause (vi)) and mandatory repayment

                                      -77-

application provisions (which are governed by Section 5.02); provided, however, that (I) the maturity and amortization of such Tranche of Incremental Term Loans may differ, so long as such Tranche of Incremental Term Loans shall have (a) an
Incremental Term Loan Maturity Date of no earlier than the Tranche C Term Loan
Maturity Date (or, in the case of Incremental Term Loans denominated in Canadian
Dollars, the Tranche A Term Loan Maturity Date) and (b) a Weighted Average Life
to Maturity of no less than the Weighted Average Life to Maturity as then in effect for the Tranche C Term Loans (or, in the case of Incremental Term Loans denominated in Canadian Dollars, the Tranche A Term Loans) and (II) the
"interest rate" for such Tranche of Incremental Term Loans as of the Incremental
Term Loan Borrowing Date therefor (which, for such purposes only, shall be determined by the Administrative Agent and deemed to include all upfront or similar fees or original issue discount (amortized over the life of such
Incremental Term Loans) payable to all Lenders providing such Incremental Term
Loans, but exclusive of any arrangement, structuring or other fees payable in connection therewith that are not shared with all Lenders providing such Tranche of Incremental Term Loans) may exceed the "interest rate" then applicable to (a)
the Tranche A Term Loans and each other Tranche of Canadian Dollar Denominated
Incremental Term Loans, in the case of a new Tranche of Canadian Dollar
Denominated Incremental Term Loans to be incurred by the Canadian Borrower, or
(b) the Tranche B Term Loans, the Tranche C Term Loans and each other Tranche of
Incremental Term Loans (other than Canadian Dollar Denominated Incremental Term
Loans), in the case of a new Tranche of Incremental Term Loans denominated in
U.S. Dollars (as such "interest rate" shall have been determined by the
Administrative Agent on the same basis provided in the immediately preceding parenthetical) if the Applicable Margin for (1) the Tranche A Term Loans and
each other Tranche of Canadian Dollar Denominated Incremental Term Loans, in the
case of a new Tranche of Canadian Dollar Denominated Incremental Term Loans to
be incurred by the Canadian Borrower, or (b) the Tranche B Term Loans, the
Tranche C Term Loans and each other Tranche of Incremental Term Loans (other than Canadian Dollar Denominated Incremental Term Loans), in the case of a new
Tranche of Incremental Term Loans denominated in U.S. Dollars, is (or are)
increased to the Applicable Increased Term Loan Rate for such Tranche of
Incremental Term Loans, (ix) all Incremental Term Loans (and all interest, fees and other amounts payable thereon) incurred by a given Incremental Term Loan
Borrower shall be Obligations of such Incremental Term Loan Borrower under this
Agreement and the other applicable Credit Documents and shall be secured by the relevant Security Agreements, and guaranteed under each relevant Guaranty, on a pari passu basis with all other Loans secured by each such Security Agreement and guaranteed under each such Guaranty, (x) each Incremental TL Lender making
Canadian Dollar Denominated Incremental Term Loans to the Canadian Borrower
shall have delivered to the Canadian Borrower and the Administrative Agent such certificates, forms, documents or other evidence as may be applicable and determined by the Canadian Borrower, acting reasonably, to be reasonably satisfactory to establish that such Lender is a Canadian Resident on the date of the incurrence of such Canadian Dollar Denominated Incremental Term Loans (it being acknowledged that a representation by such Person that it is a Canadian
Resident shall be deemed to be reasonably satisfactory evidence thereof if such representation is accompanied by an explanation of the basis for such status)
and (xi) each Lender (including any Eligible Transferee who will become a
Lender) agreeing to provide an Incremental Term Loan Commitment pursuant to an
Incremental Term Loan Commitment Agreement shall, subject to the satisfaction of the relevant conditions set forth in this Agreement, make Incremental Term Loans under the Tranche specified in such Incremental Term Loan Commitment Agreement as provided in Section 2.01(d) and such Loans shall thereafter be deemed to be
Incremental Term Loans under such Tranche for all purposes of this Agreement and the other applicable Credit Documents.

                                      -78-

          (b) At the time of the provision of Incremental Term Loan Commitments pursuant to this Section 2.15, the respective Incremental Term Loan Borrower, the Administrative Agent and each such Lender or other Eligible Transferee which agrees to provide an Incremental Term Loan Commitment (each, an "Incremental
Term Loan Lender") shall execute and deliver to the Administrative Agent an
Incremental Term Loan Commitment Agreement substantially in the form of Exhibit
O (appropriately completed), with the effectiveness of the Incremental Term Loan
Commitment provided therein to occur on the date on which (w) a fully executed copy of the respective Incremental Term Loan Commitment Agreement shall have been delivered to the Administrative Agent, (x) all fees required to be paid in connection therewith at the time of such effectiveness shall have been paid
(including, without limitation, any agreed upon up-front or arrangement fees owing to the Administrative Agent), (y) all Incremental Term Loan Commitment
Requirements are satisfied, and (z) all other conditions set forth in this
Section 2.15 shall have been satisfied. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Incremental Term Loan
Commitment Agreement, and at such time, (i) Schedule I shall be deemed modified to reflect the revised Incremental Term Loan Commitments of the affected Lenders and (ii) to the extent requested by any Incremental Term Loan Lender,
Incremental Term Notes will be issued at the respective Incremental Term Loan
Borrower's expense, to such Incremental Term Loan Lender, to be in conformity with the requirements of Section 2.05 (with appropriate modification) to the extent needed to reflect the new Incremental Term Loans made by such Incremental
Term Loan Lender.

          (c) Notwithstanding anything to the contrary contained above in this
Section 2.15, the Incremental Term Loan Commitments provided by an Incremental
Term Loan Lender or Incremental Term Loan Lenders, as the case may be, pursuant to each Incremental Term Loan Commitment Agreement shall constitute a new
Tranche, which shall be separate and distinct from the existing Tranches pursuant to this Agreement (with a designation which may be made in letters
(i.e., A, B, C, etc.), numbers (1, 2, 3, etc.) or a combination thereof (i.e.,
A-1, A-2, B-1, B-2, C-1, C-2, etc.), provided that, with the consent of the
Administrative Agent, the parties to a given Incremental Term Loan Commitment
Agreement (but not in respect of a Tranche A Term Loan, a Tranche B Term Loan or a given Tranche of Canadian Borrower Incremental Term Loans) may specify therein that the respective Incremental Term Loans made pursuant thereto shall constitute part of, and be added to, an existing Tranche of Term Loans, in any case so long as the following requirements are satisfied:

          (i) the Incremental Term Loans to be made pursuant to such Incremental
     Term Loan Commitment Agreement shall have the same Borrower, the same
     Maturity Date, the same Applicable Margins and the same currency denomination as the Tranche of Term Loans to which the new Incremental Term
     Loans are being added;

          (ii) the new Incremental Term Loans shall have the same Scheduled
     Repayment dates as then remain with respect to the Tranche to which such new Incremental Term Loans are being added (with the amount of each
     Scheduled Repayment applicable to such new Incremental Term Loans to be the same (on a proportionate basis) as is theretofore applicable to the Tranche to which such new Incremental Term Loans are being added, thereby increasing the amount of each then remaining Scheduled Repayment of the respective Tranche proportionately; and

          (iii) on the date of the making of such new Incremental Term Loans, and notwithstanding anything to the contrary set forth in Section 2.09, such new Incremental Term Loans shall be added to (and form part of) each
     Borrowing of outstanding Term Loans of the

                                      -79-

     respective Tranche on a pro rata basis (based on the relative sizes of the various outstanding Borrowings), so that each Lender Loans under the respective holding Tranche of Term Loans participates in each outstanding
     Borrowing of Term Loans of the respective Tranche (after giving effect to the incurrence of such new Incremental Term Loans pursuant to Section
     2.01(d)) on a pro rata basis.

To the extent the provisions of preceding clause (iii) require that Lenders making new Incremental Term Loans add such Incremental Term Loans to the then outstanding Borrowings of Eurodollar Loans of such Tranche, it is acknowledged that the effect thereof may result in such new Incremental Term Loans having short Interest Periods (i.e., an Interest Period that began during an Interest
Period, then applicable to outstanding Eurodollar Loans of such Tranche and which will end on the last day of such Interest Period). In connection therewith, it is hereby agreed that, to the extent the Incremental Term Loans are to be so added to the then outstanding Borrowings of Term Loans of such
Tranche which are maintained as Eurodollar Loans, the Lenders that have made such Incremental Term Loans shall be entitled to receive from the U.S. Borrower such amounts, as reasonably determined by the respective Lenders, to compensate them for funding the new Incremental Term Loans of the respective Tranche during an existing Interest Period (rather than at the beginning of the respective
Interest Period based upon rates then applicable thereto). All determinations by any Lender pursuant to the immediately preceding sentence shall, absent manifest error, be final and conclusive and binding on all parties hereto.

          2.16 Provisions Regarding Bankers' Acceptances, Drafts, etc. The
parties hereto agree that the provisions of Schedule III shall apply to all
Bankers' Acceptances, Bankers' Acceptance Loans, Drafts and B/A Equivalent Notes
created hereunder, and that the provisions of Schedule III shall be deemed incorporated by reference into this Agreement as if such provisions were set forth in their entirety herein.

          SECTION 3. Letters of Credit.

          3.01 Letters of Credit. (a) Subject to and upon the terms and conditions herein set forth, a Borrower may request an Issuing Lender, at any time and from time to time on and after the Initial Borrowing Date and prior to the fifth Business Day (or the 30th day in the case of Trade Letters of Credit)
preceding the Revolving Loan Maturity Date, to issue, (x) for the account of the
U.S. Borrower (in the case of requests made by it) or the account of the
Canadian Borrower (in the case of requests made by it) and for the benefit of any holder (or any trustee, agent or other similar representative for any such holders) of L/C Supportable Indebtedness of the respective Account Party or any of its or their Subsidiaries, irrevocable standby letters of credit in a form customarily used by such Issuing Lender or in such other form as has been approved by such Issuing Lender (each such standby letter of credit, a "Standby
Letter of Credit") in support of such L/C Supportable Indebtedness and (y) for the account of the respective Account Party and for the benefit of sellers of goods to the respective Account Party or any of its or their Subsidiaries in the ordinary course of business, irrevocable sight trade letters of credit in a form customarily used by such Issuing Lender or in such other form as has been approved by such Issuing Lender (each such trade letter of credit, a "Trade
Letter of Credit", and each such Standby Letter of Credit and Trade Letter of
Credit, a "Letter of Credit" and collectively, the "Letters of Credit"). All
Letters of Credit shall be issued on a sight basis only. Each Letter of Credit shall constitute either (x) a Multicurrency Facility Letter of Credit, in which case such Letter of Credit shall be deemed to constitute a utilization of the
Multicurrency Facility Revolving Loan Commitments and shall, subject to the provisions of Section 2.14 if a Sharing Event occurs, be participated in (as more fully described in following Section 3.04(a)) by the Multicurrency Facility
RL Lenders in accordance with their respective Multicurrency Facility RL
Percentages or (y) a Dollar Facility Letter of Credit, in which case such Letter of Credit shall be deemed to constitute a utilization of the Dollar Facility
Revolving Loan Commitments and shall, subject to the provisions of Section 2.14 if a

                                      -80-

Sharing Event occurs, be participated in (as more fully described in following
Section 3.04(a)) by the Dollar Facility RL Lenders in accordance with their respective Dollar Facility RL Percentages. All Multicurrency Facility Letters of
Credit shall be denominated in U.S. Dollars or Canadian Dollars and shall be issued for the account of the Canadian Borrower. All Dollar Facility Letters of
Credit shall be denominated in U.S. Dollars and shall be issued for the account of the U.S. Borrower.

          (b) Subject to and upon the terms and conditions set forth herein, each Issuing Lender hereby agrees that it will, at any time and from time to time on and after the Initial Borrowing Date and prior to the fifth Business Day
(or the 30th day in the case of Trade Letters of Credit) preceding the Revolving
Loan Maturity Date, following its receipt of the respective Letter of Credit
Request, issue for the account of the respective Account Party one or more
Letters of Credit, (x) in the case of Trade Letters of Credit, in support of trade obligations of the respective Account Party or any of its or their
Subsidiaries that arise in the ordinary course of business or (y) in the case of
Standby Letters of Credit, in support of such L/C Supportable Indebtedness as is permitted to remain outstanding without giving rise to a Default or Event of
Default hereunder; provided that the respective Issuing Lender shall be under no obligation to issue any Letter of Credit if at the time of such issuance:

          (i) any order, judgment or decree of any governmental authority or arbitrator shall purport by its terms to enjoin or restrain such Issuing
     Lender from issuing such Letter of Credit or any requirement of law applicable to such Issuing Lender or any request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over such Issuing Lender shall prohibit, or request that such
     Issuing Lender refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing
     Lender with respect to such Letter of Credit any restriction or reserve or capital requirement (for which such Issuing Lender is not otherwise compensated) not in effect on the date hereof, or any unreimbursed loss, cost or expense which was not applicable, in effect or known to such
     Issuing Lender as of the date hereof and which such Issuing Lender in good faith deems material to it;

          (ii) such Issuing Lender shall have received written notice from any
     Credit Agreement Party or the Required Lenders prior to the issuance of such Letter of Credit of the type described in clause (ix) of Section
     3.01(c) or the last sentence of Section 3.03(b); or

          (iii) a Lender Default exists with respect to any RL Lender, unless the Issuing Lender has entered into arrangements satisfactory to it and the respective Account Party to eliminate such Issuing Lender's risk with respect to the Lender which is the subject of the Lender Default, including by cash collateralizing (in U.S. Dollars or Canadian Dollars, as appropriate) such Lender's relevant Dollar Facility RL Percentage or
     Multicurrency Facility RL Percentage, as the case may be, of the Dollar
     Facility Letter of Credit Outstandings or Multicurrency Facility Letter of
     Credit Outstandings, as the case may be.

          (c) Notwithstanding the foregoing, (i) no Multicurrency Facility
Letter of Credit shall be issued the Stated Amount of which, when added to the sum of the Multicurrency Facility

                                      -81-

Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid on the date of, and prior to the issuance of, the respective Multicurrency Facility
Letter of Credit) at such time, would exceed U.S.$5,000,000, (ii) no Dollar
Facility Letter of Credit shall be issued the Stated Amount of which, when added to the Dollar Facility Letter of Credit Outstandings (exclusive of Unpaid
Drawings which are repaid on the date of, and prior to the issuance of, the respective Dollar Facility Letter of Credit) at such time, would exceed
U.S.$40,000,000, (iii) no Multicurrency Facility Letter of Credit shall be issued at any time when the Aggregate Multicurrency Facility RL Exposure exceeds
(or would after giving effect to such issuance exceed) the Total Multicurrency
Facility Revolving Loan Commitment at such time, (iv) no Dollar Facility Letter of Credit shall be issued at any time when the Aggregate Dollar Facility RL
Exposure exceeds (or would after giving effect to such issuance exceed) the
Total Dollar Facility Revolving Loan Commitment at such time, (v) (x) each
Standby Letter of Credit shall by its terms terminate on or before the date which occurs 12 months after the date of the issuance thereof (although any such
Standby Letter of Credit may be extendable for successive periods of up to 12 months, but not beyond the fifth Business Day preceding the Revolving Loan
Maturity Date, on terms acceptable to the Issuing Lender thereof) and (y) each
Trade Letter of Credit shall by its terms terminate on or before the date occurring not later than 180 days after such Trade Letter of Credit's date of issuance, (vi) (x) no Standby Letter of Credit shall have an expiry date occurring later than the fifth Business Day preceding the Revolving Loan
Maturity Date and (y) no Trade Letter of Credit shall have an expiry date occurring later than 30 days prior to the Revolving Loan Maturity Date, (vii)
(x) each Multicurrency Facility Letter of Credit shall be denominated in
Canadian Dollars or U.S. Dollars and (y) each Dollar Facility Letter of Credit shall be denominated in U.S. Dollars and (viii) no Issuing Lender will issue any
Letter of Credit after it has received written notice from any Credit Agreement
Party or the Required Lenders stating that a Default or an Event of Default exists until such time as such Issuing Lender shall have received a written notice of (x) rescission of such notice from the party or parties originally delivering the same or (y) a waiver of such Default or Event of Default by the
Required Lenders.

          3.02 Minimum Stated Amount. The Stated Amount of each Letter of Credit upon issuance shall be not less than (x) in the case of a Dollar Denominated
Letter of Credit, U.S.$25,000 and (y) in the case of a Canadian Dollar
Denominated Letter of Credit, Cdn.$25,000, or in each case such lesser amount as is reasonably acceptable to the respective Issuing Lender.

          3.03 Letter of Credit Requests. (a) Whenever an Account Party desires that a Letter of Credit be issued for its account, such Account Party shall give the Administrative Agent (at the appropriate Notice Office) and the respective
Issuing Lender at least 3 Business Days' (or such shorter period as is acceptable to such Issuing Lender in any given case) written notice prior to the proposed date of issuance (which shall be a Business Day). Each notice shall be in the form of Exhibit C (each, a "Letter of Credit Request"), including without limitation by specifying whether the requested Letter of Credit shall constitute a Multicurrency Facility Letter of Credit, or a Dollar Facility Letter of Credit
and the Available Currency in which the requested Letter of Credit is to be denominated. Each Letter of Credit Request shall include any other documents as such Issuing Lender customarily requires in connection therewith.

          (b) The making of each Letter of Credit Request shall be deemed to be a representation and warranty by the U.S. Borrower or the Canadian Borrower, as the case may be, that such Letter of Credit may be issued in accordance with, and will not violate the requirements of, Section 3.01(c). Unless the respective
Issuing Lender has received notice from the Required Lenders before it issues a
Letter of Credit that one or more of the applicable conditions specified in
Sections 6 or 7, as the case may be, are not then satisfied, or that the issuance of such Letter of Credit would

                                      -82-

violate Section 3.01(c), then such Issuing Lender may issue the requested Letter of Credit for the account of the respective Account Party in accordance with such Issuing Lender's usual and customary practices.

          3.04 Letter of Credit Participations. (a) Immediately upon the issuance by any Issuing Lender of any Letter of Credit, such Issuing Lender shall be deemed to have sold and transferred to (i) in the case of a
Multicurrency Facility Letter of Credit, each Multicurrency Facility RL Lender and (ii) in the case of a Dollar Facility Letter of Credit, each Dollar Facility
RL Lender (each such Lender with respect to any Letter of Credit, in its capacity under this Section 3.04, a "L/C Participant"), and each such L/C
Participant shall be deemed irrevocably and unconditionally to have purchased and received from such Issuing Lender, without recourse or warranty, an undivided interest and participation, in a percentage equal to (x) in the case of a Multicurrency Facility Letter of Credit, such L/C Participant's
Multicurrency Facility RL Percentage or (y) in the case of a Dollar Facility
Letter of Credit, such L/C Participant's Dollar Facility RL Percentage, in such
Multicurrency Facility Letter of Credit or Dollar Facility Letter of Credit, as
the case may be, each drawing made thereunder (each, a "Drawing") and the obligations of the respective Borrower under this Agreement with respect thereto
(although Letter of Credit Fees shall be payable directly to the Administrative
Agent for the account of the Multicurrency Facility RL Lenders or Dollar
Facility RL Lenders, as the case may be, as provided in Section 4.01(b) and the
L/C Participants shall have no right to receive any portion of any Facing Fees with respect to any such Letters of Credit) and any security therefor or guaranty pertaining thereto. Upon any change in (x) the Multicurrency Facility
Revolving Loan Commitments and, as a result thereof the Multicurrency Facility
RL Percentages, of the Multicurrency Facility RL Lenders pursuant to Sections
2.13 or 13.04, it is hereby agreed that, with respect to all outstanding
Multicurrency Facility Letters of Credit and Unpaid Drawings relating thereto, there shall be an automatic adjustment to the participations pursuant to this
Section 3.04 to reflect the new Multicurrency Facility RL Percentages of the
Multicurrency Facility RL Lenders and (y) the Dollar Facility Revolving Loan
Commitments and, as a result thereof the Dollar Facility RL Percentages, of the
Dollar Facility RL Lenders pursuant to Sections 2.13 or 13.04, it is hereby agreed that with respect to all outstanding Dollar Facility Letters of Credit and Unpaid Drawings relating thereto, there shall be an automatic adjustment to the participations pursuant to this Section 3.04 to reflect the new Dollar
Facility RL Percentages of the Dollar Facility RL Lenders. With respect to each
Letter of Credit from time to time outstanding, the percentage participations therein of the various Multicurrency Facility RL Lenders (in the case of a
Multicurrency Facility Letter of Credit) or Dollar Facility RL Lenders (in the
case of a Dollar Facility Letter of Credit) calculated as provided above in this
Section 3.04(a) are herein called the "L/C Participation Percentages" of the various Multicurrency Facility RL Lenders or Dollar Facility RL Lenders, as the
case may be, in such Letters of Credit. All calculations of the L/C
Participation Percentages shall be made from time to time by the Administrative
Agent, which calculations shall be conclusive absent manifest error. In addition to the adjustments contemplated above, upon the occurrence of a Sharing Event, in accordance with the provisions of Section 2.14(d), the "L/C Participation
Percentages" of the RL Lenders shall be adjusted, so that each RL Lender shall participate in each outstanding Letter of Credit (whether a Multicurrency
Facility Letter of Credit or a Dollar Facility Letter of Credit) in accordance with its RL Percentage, in each case as more fully described in Section 2.14(d).
In any instance described in the immediately preceding sentence, each RL Lender shall be a L/C Participant with respect to each Letter of Credit and its L/C
Participation Percentage in each Letter of Credit shall be determined by the
Administrative Agent in accordance with the relevant provisions of Section
2.14(d). Furthermore, upon the occurrence of a Sharing Event and as more fully set forth in Section 2.14, additional sub-participations may be required to be granted by the various RL Lenders in their

                                      -83-

participations in outstanding Letters of Credit, in each case in accordance with, and subject to the provisions of, Section 2.14.

          (b) In determining whether to pay under any Letter of Credit, the respective Issuing Lender shall have no obligation relative to the other Lenders other than to confirm that any documents required to be delivered under such
Letter of Credit appear to have been delivered and that they appear to substantially comply on their face with the requirements of such Letter of
Credit. Any action taken or omitted to be taken by any Issuing Lender under or in connection with any Letter of Credit issued by it if taken or omitted in the absence of gross negligence or willful misconduct (as determined by a court of competent jurisdiction), shall not create for such Issuing Lender any resulting liability to any Account Party or any Lender.

          (c) In the event that any Issuing Lender makes any payment or disbursement under any Letter of Credit issued by it and the respective Account
Party shall not have reimbursed such amount in full to such Issuing Lender pursuant to Section 3.05(a), such Issuing Lender shall promptly notify the
Administrative Agent, which shall promptly notify each L/C Participant therein
(i.e., (A) if no Sharing Event has occurred, either (x) the Multicurrency
Facility RL Lenders in the case of a Multicurrency Facility Letter of Credit or
(y) the Dollar Facility RL Lenders in the case of a Dollar Facility Letter of
Credit or (B) if a Sharing Event has occurred, each RL Lender) of such failure, and each L/C Participant therein shall promptly and unconditionally pay to the
Administrative Agent for the account of such Issuing Lender the amount of such
L/C Participant's L/C Participation Percentage (as relates to the respective
Letter of Credit) of the respective Unpaid Drawing (with the amount thereof and the currency in which same is owing to be calculated in accordance with the provisions of Section 3.05(a)) in U.S. Dollars (or, to the extent the respective
Unpaid Drawing is, in accordance with Section 3.05(a), to be reimbursed by the respective Account Party in Canadian Dollars, in Canadian Dollars) and in same day funds. If the Administrative Agent so notifies, prior to 11:00 A.M. (New
York time) on any Business Day, any L/C Participant required to fund an Unpaid
Drawing under a Letter of Credit, such L/C Participant shall make available to the Administrative Agent at the Payment Office for the account of the respective
Issuing Lender, in U.S. Dollars (or in Canadian Dollars to the extent the respective Unpaid Drawing is required to be paid by the respective Account Party in Canadian Dollars pursuant to the provisions of Section 3.05(a)), such L/C
Participant's L/C Participation Percentage (as relates to the respective Letter of Credit) of the amount of such payment on such Business Day in same day funds.
If and to the extent that, for any reason, such L/C Participant shall not have made its L/C Participation Percentage of the amount of such payment available to the Administrative Agent for the account of the respective Issuing Lender, such
L/C Participant agrees to pay to the Administrative Agent for the account of such Issuing Lender, forthwith on demand such amount, together with interest thereon, for each day from the date the respective Unpaid Drawing occurred until the date such amount is paid to the Administrative Agent for the account of such
Issuing Lender at the overnight Federal Funds Rate (or, in the case of amounts owed in Canadian Dollars, at the cost to the Administrative Agent of acquiring overnight funds in Canadian Dollars), provided that if any L/C Participant does not make available to the Administrative Agent any amounts required to be made available by it as described above within 2 Business Days after the respective
L/C Participant has been notified by the Administrative Agent or the respective
Issuing Lender to make such amounts available, then the respective L/C
Participant shall pay interest on the amounts demanded of it at the same rates payable from time to time by the respective Account Party on the respective
Unpaid Drawings pursuant to Section 3.05(a). The failure of any L/C Participant to make available to the Administrative Agent for the account of the respective
Issuing Lender its relevant L/C Participation Percentage of any payment under any Letter of Credit issued by it shall not relieve any other L/C Participant in the respective Letter of Credit of

                                      -84-

its obligation hereunder to make available to the Administrative Agent for the account of such Issuing Lender its relevant L/C Participation Percentage of any such Letter of Credit on the date required, as specified above, but no L/C
Participant shall be responsible for the failure of any other L/C Participant to make available to the Administrative Agent for the account of such Issuing
Lender such other L/C Participant's relevant L/C Participation Percentage of any such payment.

          (d) Whenever any Issuing Lender receives a payment of a reimbursement obligation as to which the Administrative Agent has received for the account of such Issuing Lender any payments from the L/C Participants pursuant to clause
(c) above, such Issuing Lender shall pay to the Administrative Agent and the
Administrative Agent shall promptly pay each L/C Participant which has paid its relevant L/C Participation Percentage thereof, in U.S. Dollars (or in Canadian
Dollars in the case of payments to be made in Canadian Dollars pursuant to
Section 3.05(a)) and in same day funds, an amount equal to such L/C
Participant's share (based on the proportionate aggregate amount funded by such
L/C Participant to the aggregate amount funded by all L/C Participants) of the principal amount of such reimbursement obligation and interest thereon accruing after the purchase of the respective participations.

          (e) Each Issuing Lender shall, promptly after the issuance of, or amendment or modification to, a Standby Letter of Credit, give the
Administrative Agent and the respective Account Party written notice of such issuance, amendment or modification, as the case may be, and such notice shall be accompanied by a copy of such Standby Letter of Credit, such amendment or such modification, as the case may be. Promptly upon receipt of such notice, the
Administrative Agent shall notify each L/C Participant, in writing, of such issuance, amendment or modification and if any L/C Participant shall so request, the Administrative Agent shall furnish said L/C Participant with a copy of such
Standby Letter of Credit, such amendment or such modification, as the case may
be.

          (f) Each Issuing Lender (other than DBTCA) shall deliver to the
Administrative Agent, promptly on the first Business Day of each week, by facsimile transmission, the aggregate daily Stated Amount available to be drawn under the outstanding Trade Letters of Credit issued by such Issuing Lender for the previous week.

          (g) The obligations of the L/C Participants to make payments to the
Administrative Agent for the account of the respective Issuing Lender with respect to Letters of Credit issued by it shall be irrevocable and not subject to counterclaim, set-off or other defense or any other qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

          (i) any lack of validity or enforceability of this Agreement or any of the Credit Documents;

          (ii) the existence of any claim, setoff, defense or other right which any Credit Party or any of its Subsidiaries may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of
     Credit (or any Person for whom any such transferee may be acting), any
     Agent, any Lender, any Issuing Lender, any L/C Participant, or any other
     Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions
     (including any underlying transaction

                                      -85-

     between any Credit Party or any of its Subsidiaries and the beneficiary named in any such Letter of Credit);

          (iii) any draft, certificate or any other document presented under any
     Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

          (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents; or

          (v) the occurrence of any Default or Event of Default;

provided that the L/C Participants shall not be obligated to reimburse such
Issuing Lender for any wrongful payment made by such Issuing Lender under a
Letter of Credit issued by it constituting willful misconduct or gross negligence on the part of such Issuing Lender (as determined by a court of competent jurisdiction). Any action taken or omitted to be taken by any Issuing
Lender under or in connection with any Letter of Credit shall not create for such Issuing Lender any resulting liability to the L/C Participants or any other
Person unless such action is taken or omitted to be taken with gross negligence or willful misconduct (as determined by a court of competent jurisdiction).

          3.05 Agreement to Repay Letter of Credit Drawings. (a) The U.S.
Borrower hereby agrees (in the case of Dollar Facility Letters of Credit), and the Canadian Borrower hereby agrees (in the case of Multicurrency Facility
Letters of Credit), to reimburse the respective Issuing Lender, by making payment in U.S. Dollars (in the case of all Dollar Denominated Letters of Credit or, after a Sharing Event, all Letters of Credit) or Canadian Dollars (in the
case of Canadian Dollar Denominated Letters of Credit at any time prior to a
Sharing Event) to the Administrative Agent in immediately available funds at the
Payment Office (or by making the payment directly to such Issuing Lender at such location as may otherwise have been agreed upon by the respective Account Party and such Issuing Lender), for any payment or disbursement (in the case of any such payment or disbursement under any Canadian Dollar Denominated Letter of
Credit which is unpaid on the date of the occurrence of a Sharing Event, or which payments or disbursements are made thereafter, taking the U.S. Dollar
Equivalent of the amount of the respective payment or disbursement made in
Canadian Dollars as such U.S. Dollar Equivalent is determined on the first date upon which the respective Sharing Event occurs or, if later, the date upon which the respective payment or disbursement is made) made by such Issuing Lender under any Letter of Credit issued by it (each such amount so paid until reimbursed, an "Unpaid Drawing"), not later than the third Business Day after the Administrative Agent or the Issuing Lender notifies the respective Borrower of such payment or disbursement, with interest on the amount so paid or disbursed by such Issuing Lender, to the extent not reimbursed prior to Noon
(New York time), on the date of such payment or disbursement, from and including the date paid or disbursed to but excluding the date such Issuing Lender is reimbursed by the U.S. Borrower or the Canadian Borrower, as the case may be, therefor at a rate per annum which shall be (x) in the case of Dollar
Denominated Letters of Credit and other amounts owing in U.S. Dollars after the occurrence of a Sharing Event, the Base Rate in effect from time to time plus the Applicable Margin for Multicurrency Facility Revolving Loans (in the case of
Multicurrency Facility Letters of Credit) or Dollar Facility Revolving Loans (in
the case of Dollar Facility Letters of Credit) in each case maintained as Base
Rate Loans, as in effect from time to time and (y) in the case of Canadian
Dollar Denominated Letters of Credit for periods occurring prior to the occurrence of a Sharing Event, the Canadian Prime Rate in effect from time to time plus the Applicable Margin for Canadian Dollar Denominated Revolving Loans
as in effect from time to

                                      -86-

time, provided, however, to the extent such amounts are not reimbursed prior to
Noon (New York time) on the third Business Day following notice to the respective Account Party by the Administrative Agent or the respective Issuing
Lender of such payment or disbursement, interest shall thereafter accrue on the amounts so paid or disbursed by such Issuing Lender (and until reimbursed by the respective Account Party) at a rate per annum which shall be (x) in the case of
Dollar Denominated Letters of Credit and other amounts owing in U.S. Dollars after the occurrence of a Sharing Event, the Base Rate in effect from time to time plus the Applicable Margin for Multicurrency Facility Revolving Loans (in
the case of Multicurrency Facility Letters of Credit) or Dollar Facility
Revolving Loans (in the case of Dollar Facility Letters of Credit) in each case maintained as Base Rate Loans, as in effect from time to time plus 2% and (y) in the case of Canadian Dollar Denominated Letters of Credit for periods occurring prior to the occurrence of a Sharing Event, the Canadian Prime Rate in effect from time to time plus the Applicable Margin for Multicurrency Facility
Revolving Loans maintained as Canadian Prime Rate Loans as in effect from time to time plus 2%, in each such case, with interest to be payable on demand, provided further, that it is understood and agreed, however, that the notices referred to above in this clause (a) and in the immediately preceding proviso shall not be required to be given if an Event of Default under clauses (h), (i)
or (j) of Section 11 shall have occurred and be continuing (in which case the
Unpaid Drawings shall be due and payable immediately without presentment, demand, protest or notice of any kind (all of which are hereby waived by each
Credit Party) and shall bear interest at the rate provided in the foregoing proviso on and after the third Business Day following the respective Drawing).
The respective Issuing Lender shall give the respective Account Party prompt notice of each Drawing under any Letter of Credit, provided that the failure to give, or any delay in giving, any such notice shall in no way affect, impair or diminish the respective Account Party's obligations under this Agreement.

          (b) The obligations of the U.S. Borrower (with respect to Dollar
Facility Letters of Credit) and the obligations of the Canadian Borrower (with respect to Multicurrency Facility Letters of Credit) under this Section 3.05 to reimburse the respective Issuing Lender with respect to Unpaid Drawings
(including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the respective Account Party may have or have had against any Lender (including in its capacity as Issuing Lender or as L/C
Participant), including, without limitation, any defense based upon the failure of any Drawing to conform to the terms of such Letter of Credit or any nonapplication or misapplication by the beneficiary of the proceeds of such
Drawing, the respective Issuing Lender's only obligation to the respective
Account Party being to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to substantially comply on their face with requirements of such Letter of Credit;
provided, however, that no Account Party shall be obligated to reimburse any
Issuing Lender for any wrongful payment made by such Issuing Lender under a
Letter of Credit issued by it as a result of willful misconduct or gross negligence on the part of such Issuing Lender (as determined by a court of competent jurisdiction). Any action taken or omitted to be taken by any Issuing
Lender under or in connection with any Letter of Credit shall not create for such Issuing Lender any resulting liability to any Account Party unless such action is taken or admitted to be taken with gross negligence or willful misconduct (as determined by a court of competent jurisdiction).

          3.06 Increased Costs. If after the Effective Date, any Issuing Lender or any L/C Participant determines in good faith that the adoption or effectiveness after the Effective Date of any applicable law, rule or regulation, order, guideline or request or any change therein, or any change after the Effective Date in the interpretation or administration thereof by any governmental authority,

                                      -87-

central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Issuing Lender or any L/C
Participant with any request or directive (whether or not having the force of law) by any such authority, central bank or comparable agency shall either (i)
impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against Letters of Credit issued by such Issuing Lender or such L/C Participant's participation therein, or (ii) impose on any Issuing
Lender or any L/C Participant any other conditions directly or indirectly affecting this Agreement, any Letter of Credit or such L/C Participant's participation therein; and the result of any of the foregoing is to increase the cost to such Issuing Lender or such L/C Participant of issuing, maintaining or participating in any Letter of Credit, or to reduce the amount of any sum received or receivable by such Issuing Lender or such L/C Participant hereunder or reduce the rate of return on its capital with respect to Letters of Credit, then, upon written demand to the U.S. Borrower or the Canadian Borrower, as the case may be, by such Issuing Lender or such L/C Participant (a copy of which notice shall be sent by such Issuing Lender or such L/C Participant to the
Administrative Agent), accompanied by the certificate described in the last sentence of this Section 3.06, the U.S. Borrower or the Canadian Borrower, as
the case may be, shall, subject to Section 13.24 (to the extent applicable), pay to such Issuing Lender or such L/C Participant for such increased cost or reduction. A certificate submitted to the relevant Borrower by such Issuing
Lender or such L/C Participant, as the case may be (a copy of which certificate shall be sent by such Issuing Lender or such L/C Participant to the
Administrative Agent), setting forth in reasonable detail the basis for the determination of such additional amount or amounts necessary to compensate such
Issuing Lender or such L/C Participant as aforesaid shall be final and conclusive and binding on such Borrower absent manifest error, although (subject to Section 13.24 (to the extent applicable)) the failure to deliver any such certificate shall not release or diminish such Borrower's obligations to pay additional amounts pursuant to this Section 3.06 upon subsequent receipt of such certificate.

          SECTION 4. Fees; Commitments.

          4.01 Fees. (a) (x) The Canadian Borrower agrees to pay to the
Administrative Agent for distribution to each Non-Defaulting Lender with a
Multicurrency Facility Revolving Loan Commitment a commitment commission, in
U.S. Dollars, for the period from the Effective Date to but excluding the
Revolving Loan Maturity Date (or such earlier date as the Total Multicurrency
Facility Revolving Loan Commitment shall have been terminated), computed at a rate equal to 0.50% per annum on the daily average Unutilized Multicurrency
Facility Revolving Loan Commitment of such Non-Defaulting Lender as in effect from time to time and (y) the U.S. Borrower agrees to pay to the Administrative
Agent for distribution to each Non-Defaulting Lender with a Dollar Facility
Revolving Loan Commitment a commitment commission, in U.S. Dollars, for the period from the Effective Date to but excluding the Revolving Loan Maturity Date
(or such earlier date as the Total Dollar Facility Revolving Loan Commitment shall have been terminated), computed at a rate equal to 0.50% per annum on the daily average Unutilized Dollar Facility Revolving Loan Commitment of such
Non-Defaulting Lender as in effect from time to time (with all commitment commissions payable as described in this clause (a) being herein referred to as
"RL Commitment Commission"). Accrued RL Commitment Commission shall be due and payable, in U.S. Dollars, quarterly in arrears on each Quarterly Payment Date and on the Revolving Loan Maturity Date or (i) in the case of RL Commitment
Commission payable pursuant to preceding clause (x), such earlier date upon which the Total Multicurrency Facility Revolving Loan Commitment is terminated and (ii) in the case of RL Commitment Commission payable pursuant to preceding clause (y), such earlier date upon which the Total Dollar Facility Revolving
Loan Commitment is terminated.

                                      -88-

          (b) (x) The Canadian Borrower agrees to pay to the Administrative
Agent for distribution to each Multicurrency Facility RL Lender (or, after
Sharing Event has occurred, each RL Lender) (based on their respective L/C
Participation Percentages as from time to time in effect in the outstanding
Multicurrency Facility Letters of Credit) in U.S. Dollars (or, in the case of
Canadian Dollar Denominated Letters of Credit, for periods prior to the occurrence of a Sharing Event, in Canadian Dollars) a fee in respect of each
Multicurrency Facility Letter of Credit issued hereunder, and (y) the U.S.
Borrower agrees to pay to the Administrative Agent for distribution to each
Dollar Facility RL Lender (or, after Sharing Event has occurred, each RL Lender)
(based on their respective L/C Participation Percentages in the outstanding
Dollar Facility Letters of Credit) in U.S. Dollars a fee in respect of each
Dollar Facility Letter of Credit issued hereunder (with all fees payable as described in this clause (b) being herein referred to as "Letter of Credit
Fees"), in each case, for the period from and including the date of issuance of such Letter of Credit through the termination of such Letter of Credit, computed at a rate per annum equal to the Applicable Margin for Multicurrency Facility
Revolving Loans (in the case of determinations pursuant to preceding clause (x))
or Dollar Facility Revolving Loans (in the case of determination pursuant to preceding clause (y)), in either case maintained as Eurodollar Loans, as in effect from time to time, on (i) the daily Stated Amount of such Letter of
Credit (in the case of a Dollar Denominated Letter of Credit and, for periods occurring after a Sharing Event, for all Letters of Credit) and (ii) the daily
Canadian Dollar L/C Stated Amount of such Letter of Credit (in the case of a
Canadian Dollar Denominated Letter of Credit for all periods prior to the occurrence of a Sharing Event). Accrued Letter of Credit Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date (commencing on March
31, 2005) and, in the case of Letter of Credit Fees owing pursuant to preceding clause (x), on the first day on or after the termination of the Total
Multicurrency Facility Revolving Loan Commitment upon which no Multicurrency
Facility Letters of Credit remain outstanding and, in the case of Letter of
Credit Fees payable pursuant to preceding clause (y), on the first day on or after the termination of the Total Dollar Facility Revolving Loan Commitment
upon which no Dollar Facility Letters of Credit remain outstanding.

          (c) Each Account Party agrees to pay to the respective Issuing Lender, for its own account, in U.S. Dollars (in the case of each Dollar Denominated
Letter of Credit and, for all periods after the occurrence of a Sharing Event, each Letter of Credit) or in Canadian Dollars (in the case of Canadian Dollar
Denominated Letters of Credit for periods prior to the occurrence of a Sharing
Event), a facing fee in respect of each Letter of Credit issued to it hereunder
(the "Facing Fee") for the period from and including the date of issuance or renewal of such Letter of Credit to and including the termination or expiration of such Letter of Credit, computed at a rate equal to 1/4 of 1% per annum of (x)
the daily Stated Amount of such Letter of Credit (in the case of a Dollar
Denominated Letter of Credit, and, for all periods occurring after a Sharing
Event, all Letters of Credit) and (y) the daily Canadian Dollar L/C Stated
Amount of such Letter of Credit (in the case of a Canadian Dollar Denominated
Letter of Credit at any time prior to a Sharing Event), provided that in no event shall the annual Facing Fee with respect to any Letter of Credit be less than the Minimum Applicable Facing Fee. Except as provided in the immediately preceding sentence, accrued Facing Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date (commencing on March 31, 2005) and upon the first day on or after the termination of the Total Revolving Loan Commitment upon which no Letters of Credit remain outstanding.

          (d) The respective Account Party agrees to pay to the respective
Issuing Lender, in U.S. Dollars, for its own account, upon each payment under, issuance of, or amendment to, any Letter of Credit, such amount as shall at the time of such event be the administrative charge which

                                      -89-

such Issuing Lender is customarily charging for issuances of, payments under or amendments of, Letters of Credit issued by it.

          (e) The Borrowers shall pay to the Administrative Agent for distribution to each Incremental Term Loan Lender such fees and other amounts, if any, as are specified in the relevant Incremental Term Loan Commitment
Agreement, with the fees and other amounts, if any, to be payable on the respective Incremental Term Loan Borrowing Date.

          (f) Each Borrower agrees to pay to each Agent, for its own account, such other fees as have been agreed to in writing by such Borrower and the
Agents.

          (g) The Drawing Fees shall be paid by the Canadian Borrower at the time of the incurrence of each Bankers' Acceptance Loan.

          (h) All computations of Fees shall be made in accordance with Section
13.07(b) and (c).

          4.02 Voluntary Termination or Reduction of Revolving Loan Commitments
and Adjustments of Multicurrency Facility Revolving Loan Commitments. (a) Upon
at least three Business Days' prior notice from an Authorized Officer of
Holdings to the Administrative Agent at its Notice Office (which notice the
Administrative Agent shall promptly transmit to each of the Lenders), Holdings shall have the right, at any time or from time to time, without premium or penalty, to terminate the Total Unutilized Revolving Loan Commitment at such time, in whole or in part, in aggregate minimum amounts of at least
U.S.$1,000,000 in the case of partial reductions, with the amount of each reduction pursuant to this Section 4.02(a) to apply to reduce, on a pro rata basis (based upon the relative amounts of the Total Multicurrency Facility
Revolving Loan Commitment and the Total Dollar Facility Revolving Loan
Commitment, in each case as in effect before giving effect to the respective reduction), the Total Multicurrency Facility Revolving Loan Commitment and the
Total Dollar Facility Revolving Loan Commitment, provided that no such reduction shall be permitted to be made pursuant to this Section 4.02(a) if the effect thereof is to cause either (x) the Aggregate Multicurrency Facility RL Exposure to exceed the Total Multicurrency Facility Revolving Loan Commitment after giving effect to the reduction thereto pursuant to this Section 4.02(a) or (y)
the Aggregate Dollar Facility RL Exposure to exceed the Total Dollar Facility
Revolving Loan Commitment after giving effect to the reduction thereto pursuant to this Section 4.02(a). Each reduction to (x) the Total Multicurrency Facility
Revolving Loan Commitment pursuant to this Section 4.02(a) shall apply to proportionately and permanently reduce the Multicurrency Facility Revolving Loan
Commitment of each Multicurrency Facility RL Lender (based on their respective
Multicurrency Facility RL Percentages) and (y) the Total Dollar Facility
Revolving Loan Commitment pursuant to this Section 4.02(a) shall apply to proportionally and permanently reduce the Dollar Facility Revolving Loan
Commitment of each Dollar Facility RL Lender (based on their respective Dollar
Facility RL Percentages).

          (b) In the event of certain refusals by a Lender as provided in
Sections 5.01 and 13.12(b) to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders, Holdings may, subject to the applicable requirements of said Sections 5.01 and 13.12(b), upon five Business Days' prior written notice to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders)
terminate the Multicurrency Facility Revolving Loan Commitment, if any, and/or
the Dollar Facility Revolving Loan Commitment, if any, of such Lender,

                                      -90-

so long as (x) all Loans, together with accrued and unpaid interest, Fees and all other amounts, owing to such Lender (excluding amounts owing in respect of
Loans of any Tranche maintained by such Lender which are not being repaid pursuant to Section 13.12(b)) are repaid concurrently with the effectiveness of such termination (at which time Schedule I shall be deemed modified to reflect such changed amounts) and (y) after giving effect to such termination (and the adjustments to the Multicurrency Facility RL Percentages, Dollar Facility RL
Percentages and/or related L/C Participation Percentages of the remaining
Lenders as contemplated below), neither the Individual Multicurrency Facility RL
Exposure nor the Individual Dollar Facility RL Exposure of any remaining Lender shall exceed its Multicurrency Facility Revolving Loan Commitment or Dollar
Facility Revolving Loan Commitment, as the case may be. After giving effect to the termination of the Commitments of any Lender pursuant to the provisions of this Section 4.02(b), unless the respective Lender continues to have outstanding
Term Loans or other Commitments (if any) hereunder, such Lender shall no longer constitute a "Lender" for purposes of this Agreement, except with respect to indemnifications under this Agreement (including, without limitation, Sections
2.10, 2.11, 3.06, 5.04, 13.01 and 13.06), which shall survive as to such repaid
Lender. In cases where the Multicurrency Facility Revolving Loan Commitment and/or the Dollar Facility Revolving Loan Commitment of any Lender is terminated pursuant to this Section 4.02(b), except in cases where the respective
Commitments are replaced in full, after giving effect to the termination of any such Commitments of a given Lender pursuant to this Section 4.02(b), there shall occur automatic adjustments (as determined by the Administrative Agent) in the
Multicurrency Facility RL Percentages and/or Dollar Facility RL Percentages, as
the case may be (and as a result thereof in the related L/C Participation
Percentages) of the remaining Multicurrency Facility RL Lenders and/or Dollar
Facility RL Lenders, as the case may be, after giving effect to the modifications to the Multicurrency Facility RL Percentages and Dollar Facility
RL Percentages of the various remaining Lenders as a result of the termination of the Multicurrency Facility Revolving Loan Commitment and/or Dollar Facility
Revolving Loan Commitment, as the case may be, of the respective Replaced
Lender.

          (c) In connection with any reduction or termination of the Total
Unutilized Revolving Loan Commitment and/or the Multicurrency Facility Revolving
Loan Commitment and/or the Dollar Facility Revolving Loan Commitment of any
Lender pursuant to this Section 4.02 and Section 4.03, as the case may be, each of the U.S. Borrower and the Canadian Borrower hereby irrevocably authorizes
Holdings to take all necessary action, in the name of the U.S. Borrower or the
Canadian Borrower, as the case may be, as described in this Section 4.02 or
Section 4.03 in order to effect the reduction or termination of the Total
Unutilized Revolving Loan Commitment and/or the Multicurrency Facility Revolving
Loan Commitment and/or the Dollar Facility Revolving Loan Commitment of such
Lender in accordance with the provisions of this Section 4.02 or Section 4.03, as the case may be.

          4.03 Mandatory Reduction of Commitments. (a) The Total Commitment
(other than the Total Incremental Term Loan Commitment under a given Tranche)
(and the Tranche A Term Loan Commitment, the Tranche B Term Loan Commitment, the
Tranche C Term Loan Commitment, the Multicurrency Facility Revolving Loan
Commitment and the Dollar Facility Revolving Loan Commitment of each Lender with such a Commitment) shall terminate in its entirety on January 31, 2005 unless the Initial Borrowing Date has occurred on or before such date.

          (b) In addition to any other mandatory commitment reductions pursuant to this Section 4.03, the Total Tranche A Term Loan Commitment (and the Tranche
A Term Loan

                                      -91-

Commitment of each Lender with such a Commitment) shall terminate in its entirety on the Initial Borrowing Date (after giving effect to the making of
Tranche A Term Loans on such date).

          (c) In addition to any other mandatory commitment reductions pursuant to this Section 4.03, the Total Tranche B Term Loan Commitment (and the Tranche
B Term Loan Commitment of each Lender with such a Commitment) shall terminate in its entirety on the Initial Borrowing Date (after giving effect to the making of
Tranche B Term Loans on such date).

          (d) In addition to any other mandatory commitment reductions pursuant to this Section 4.03, the Total Tranche C Term Loan Commitment (and the Tranche
C Term Loan Commitment of each Lender with such a Commitment) shall terminate in its entirety on the Initial Borrowing Date (after giving effect to the making of
Tranche C Term Loans on such date).

          (e) In addition to any other mandatory commitment reductions pursuant to this Section 4.03, the Total Revolving Loan Commitment (and the Multicurrency
Facility Revolving Loan Commitment and the Dollar Facility Revolving Loan
Commitment of each Lender with such a Commitment) shall terminate in its entirety on the Revolving Loan Maturity Date.

          (f) In addition to any other mandatory commitment reductions pursuant to this Section 4.03, the Total Incremental Term Loan Commitment pursuant to an
Incremental Term Loan Commitment Agreement (and the Incremental Term Loan
Commitment of each Lender with such a Commitment) shall terminate in its entirety on the respective Incremental Term Loan Borrowing Date for such Total
Incremental Term Loan Commitment (after giving effect to the making of
Incremental Term Loans on such date).

          (g) Each reduction to the Total Tranche A Term Loan Commitment, the
Total Tranche B Term Loan Commitment, the Total Tranche C Term Loan Commitment,
the Total Incremental Term Loan Commitment under a given Tranche, the Total
Multicurrency Facility Revolving Loan Commitment and the Total Dollar Facility
Revolving Loan Commitment pursuant to this Section 4.03 as provided above (or pursuant to Section 5.02) shall be applied proportionately to reduce the Tranche
A Term Loan Commitment, the Tranche B Term Loan Commitment, the Tranche C Term
Loan Commitment, the Incremental Term Loan Commitment under such Tranche, the
Multicurrency Facility Revolving Loan Commitment or the Dollar Facility
Revolving Loan Commitment, as the case may be, of each Lender with such a
Commitment.

          SECTION 5. Prepayments; Repayments; Taxes.

          5.01 Voluntary Prepayments. Each Borrower shall have the right to prepay the Loans made to such Borrower, without premium or penalty except as otherwise provided in this Agreement, and the right to allocate such prepayments to Tranche A Term Loans, Tranche B Term Loans, Tranche C Term Loans, Incremental
Term Loans of a given Tranche, Multicurrency Facility Revolving Loans, Dollar
Facility Revolving Loans and/or Swingline Loans as such Borrower elects, in whole or in part, at any time and from time to time on the following terms and conditions:

          (i) an Authorized Officer of such Borrower shall give the
     Administrative Agent at its Notice Office written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay the Loans, whether such Loans are Tranche A Term Loans, Tranche B Term Loans, Tranche
     C Term Loans, U.S. Borrower Incremental Term Loans under a given Tranche,
     Canadian Borrower Incremental Term Loans under a given Tranche,
     Multicurrency

                                      -92-

     Facility Revolving Loans, Dollar Facility Revolving Loans and/or Swingline
     Loans, the amount and currency (or currencies) of the Loans to be prepaid, the Types of Loans to be repaid, in the case of any Term Loans, the manner in which such prepayment shall apply to reduce the respective Scheduled
     Repayments of such Term Loans and, in the case of Eurodollar Loans and/or
     Bankers' Acceptance Loans, the specific Borrowing or Borrowings pursuant to which made, which notice shall be given by the Authorized Officer of such
     Borrower (x) prior to 1:00 P.M. (New York time) at least one Business Day prior to the date of such prepayment in the case of Loans maintained as
     Base Rate Loans (other than Swingline Loans) or Canadian Prime Rate Loans,
     (y) prior to 10:00 A.M. (New York time) on the date of such prepayment in the case of Swingline Loans and (z) prior to 10:00 A.M. (New York time) at least three Business Days prior to the date of such prepayment in the case of Eurodollar Loans and Bankers' Acceptance Loans and shall, except in the case of Swingline Loans, be promptly transmitted by the Administrative
     Agent to each of the Lenders;

          (ii) each partial prepayment applied to any Tranche of Loans shall be in an aggregate principal amount of at least U.S.$1,000,000 (taking the
     U.S. Dollar Equivalent of any amounts to be prepaid in Canadian Dollars)
     (or the applicable Minimum Borrowing Amount in the case of Swingline
     Loans), provided that if any partial prepayment of Eurodollar Loans made pursuant to any Borrowing shall reduce the outstanding Eurodollar Loans made pursuant to such Borrowing to an amount less than the Minimum
     Borrowing Amount applicable thereto, then such Borrowing may not be continued as a Borrowing of Eurodollar Loans beyond the Interest Period applicable thereto and any election of an Interest Period with respect thereto given by such Borrower shall have no force or effect;

          (iii) at the time of any prepayment of Eurodollar Loans pursuant to this Section 5.01 on any date other than the last day of the Interest
     Period applicable thereto, such Borrower shall pay the amounts required pursuant to Section 2.11;

          (iv) except as provided in clause (vii) below, each prepayment in respect of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans made pursuant to such Borrowing, provided, that at such
     Borrower's election in connection with any prepayment of Multicurrency
     Facility Revolving Loans or Dollar Facility Revolving Loans pursuant to this Section 5.01, such prepayment shall not be applied to the prepayment of the respective Revolving Loans of a Defaulting Lender;

          (v) prepayments of Bankers' Acceptance Loans may not be made prior to the maturity date of the respective underlying Bankers' Acceptances or B/A
     Equivalent Notes, as the case may be;

          (vi) each prepayment of principal of Tranche A Term Loans, Tranche B
     Term Loans, Tranche C Term Loans and Incremental Term Loans of a given
     Tranche pursuant to this Section 5.01 shall, subject to the immediately succeeding proviso, be applied to reduce the then remaining Scheduled
     Repayments of the respective Tranche of Term Loans in such manner as shall be directed by the applicable Borrower in the respective notice of prepayment delivered pursuant to Section 5.01(a) or, if no such direction is given, on a pro rata basis (based upon the then remaining principal amounts of the Scheduled Repayments of such Tranche of Term Loans after giving effect to all prior reductions thereto); provided that repayments of any Tranche of Term Loans pursuant to clause (vii) below shall only apply to

                                      -93-

     reduce the then remaining Scheduled Repayments of such Tranche to the extent the Term Loans so repaid are not replaced (and are not required to be replaced) pursuant to Section 13.12(b), with any such application to reduce the then remaining Scheduled Repayments of the respective Tranche in the manner provided above in this clause (vi), unless otherwise specifically agreed by the Required Lenders; and

          (vii) in the event of certain refusals by a Lender as provided in
     Section 13.12(b) to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders, such Borrower may, upon five Business
     Days' written notice by an Authorized Officer of such Borrower to the
     Administrative Agent at its Notice Office (which notice the Administrative
     Agent shall promptly transmit to each of the Lenders), repay all Loans and pay all accrued and unpaid interest, Fees, and other amounts, in each case owing to such Lender (or owing to such Lender with respect to each Tranche which gave rise to the need to obtain such Lender's individual consent) in accordance with, and subject to the requirements of, said Section 13.12(b)
     so long as (A) in the case of the repayment of Multicurrency Facility
     Revolving Loans of any Lender pursuant to this clause (vii), the
     Multicurrency Facility Revolving Loan Commitment of such Lender is terminated concurrently with such repayment (at which time Schedule I shall be deemed modified to reflect the changed Multicurrency Facility Revolving
     Loan Commitments), (B) in the case of the repayment of Dollar Facility
     Revolving Loans of any Lender pursuant to this clause (vii), the Dollar
     Facility Revolving Loan Commitment of such Lender is terminated concurrently with such repayment (at which time Schedule I shall be deemed modified to reflect the changed Dollar Facility Revolving Loan Commitments)
     and (C) the consents required by Section 13.12(b) in connection with the repayment pursuant to this clause (vii) have been obtained.

          5.02 Mandatory Repayments and Commitment Reductions. (a) (i) If on any
date the Aggregate Multicurrency Facility RL Exposure exceeds the Total
Multicurrency Facility Revolving Loan Commitment as then in effect, the Canadian
Borrower shall prepay on such date the principal of outstanding Multicurrency
Facility Revolving Loans (other than Bankers' Acceptance Loans where the underlying Bankers' Acceptances or B/A Equivalent Notes, as the case may be, have not matured), in an amount (in the case of payments made with respect to
Canadian Dollar Denominated Revolving Loans, taking the U.S. Dollar Equivalent of the amounts paid in Canadian Dollars in which payments on such Loans are owing) equal to such excess. If, after giving effect to the prepayment of all outstanding Multicurrency Facility Revolving Loans (other than Bankers'
Acceptance Loans where the underlying Bankers' Acceptances or B/A Equivalent
Notes, as the case may be, have not matured), the sum of (x) the Face Amount of outstanding Multicurrency Facility Revolving Loans maintained as Bankers'
Acceptance Loans (for this purpose, using the U.S. Dollar Equivalent of the Face
Amounts thereof) plus (y) the aggregate amount of the Multicurrency Facility
Letter of Credit Outstandings exceeds the Total Multicurrency Facility Revolving
Loan Commitment as then in effect, the Canadian Borrower agrees to pay to the
Administrative Agent at the Payment Office on such date an amount of cash or
Permitted Investments (in Canadian Dollars) equal to the amount of such excess, such cash or Permitted Investments to be held as security for the obligations of the Canadian Borrower to the Multicurrency Facility RL Lenders in respect of an equivalent Face Amount of outstanding Bankers' Acceptances accepted, and outstanding B/A Equivalent Notes held, by the Multicurrency Facility RL Lenders and which shall be paid to and applied by the Multicurrency Facility RL Lenders, in satisfaction of the obligations of the Canadian Borrower to the Multicurrency
Facility RL Lenders in respect of such Bankers' Acceptances and B/A Equivalent
Notes, on the respective maturity dates thereof. If, after giving effect to the prepayment of

                                      -94-

outstanding Multicurrency Facility Revolving Loans and the cash collateralization of the obligations of the Canadian Borrower in respect of outstanding Multicurrency Facility Revolving Loans maintained as Bankers'
Acceptance Loans as contemplated by the preceding two sentences, the aggregate amount of the Multicurrency Facility Letter of Credit Outstandings exceeds the
Total Multicurrency Facility Revolving Loan Commitment as then in effect (for such purposes, determined as if all outstanding Multicurrency Facility Revolving
Loans maintained as Bankers' Acceptance Loans had been repaid in full), the
Canadian Borrower agrees to pay to the Administrative Agent at the Payment
Office on such date an amount of cash or Permitted Investments (in U.S. Dollars or in the respective currencies in which the Multicurrency Facility Letter of
Credit Outstandings are denominated) equal to the amount of such excess (up to a maximum amount equal to the Multicurrency Facility Letter of Credit Outstandings
at such time), such cash or Permitted Investments to be held as security for all obligations of the Canadian Borrower hereunder, in each case, in a cash collateral account to be established by the Administrative Agent.

          (ii) If on any date the Aggregate Dollar Facility RL Exposure exceeds the Total Dollar Facility Revolving Loan Commitment as then in effect, the U.S.
Borrower shall prepay on such date the principal of outstanding Dollar Facility
Revolving Loans and/or Swingline Loans, in an amount equal to such excess (with such repayment of Dollar Facility Revolving Loans and Swingline Loans to be
allocated among Dollar Facility Revolving Loans and the Swingline Loans as the
U.S. Borrower may elect). If, after giving effect to the prepayment of all outstanding Swingline Loans and Dollar Facility Revolving Loans, the aggregate amount of the Dollar Facility Letter of Credit Outstandings exceeds the Total
Dollar Facility Revolving Loan Commitment as then in effect, the U.S. Borrower agrees to pay to the Administrative Agent at the appropriate Payment Office on such date an amount of cash or Permitted Investments (in U.S. Dollars) equal to the amount of such excess (up to a maximum amount equal to the Dollar Facility
Letter of Credit Outstandings at such time), such cash or Permitted Investments to be held as security for all obligations of the U.S. Borrower hereunder in a cash collateral account to be established by the Administrative Agent.

          (b) (i) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 5.02, on each date set forth below, the
Canadian Borrower shall be required to repay that principal amount of Tranche A
Term Loans, to the extent then outstanding, as is set forth opposite such date
(each such repayment, as the same may be reduced as provided in Sections 5.01 and 5.02(g), a "Tranche A Term Loan Scheduled Repayment"):

Tranche A Scheduled Repayment Date                       Amount
----------------------------------                   --------------
Last day of 1st Fiscal Quarter of Fiscal Year 2005   Cdn.$1,538,375
Last day of 2nd Fiscal Quarter of Fiscal Year 2005   Cdn.$1,538,375
Last day of 3rd Fiscal Quarter of Fiscal Year 2005   Cdn.$1,538,375
Last day of 4th Fiscal Quarter of Fiscal Year 2005   Cdn.$1,538,375

Last day of 1st Fiscal Quarter of Fiscal Year 2006   Cdn.$1,538,375
Last day of 2nd Fiscal Quarter of Fiscal Year 2006   Cdn.$1,538,375
Last day of 3rd Fiscal Quarter of Fiscal Year 2006   Cdn.$1,538,375
Last day of 4th Fiscal Quarter of Fiscal Year 2006   Cdn.$1,538,375

Last day of 1st Fiscal Quarter of Fiscal Year 2007   Cdn.$2,307,563
Last day of 2nd Fiscal Quarter of Fiscal Year 2007   Cdn.$2,307,563
Last day of 3rd Fiscal Quarter of Fiscal Year 2007   Cdn.$2,307,563

                                      -95-

Tranche A Scheduled Repayment Date                       Amount
----------------------------------                   --------------
Last day of 4th Fiscal Quarter of Fiscal Year 2007   Cdn.$2,307,563

Last day of 1st Fiscal Quarter of Fiscal Year 2008   Cdn.$2,307,563
Last day of 2nd Fiscal Quarter of Fiscal Year 2008   Cdn.$2,307,563
Last day of 3rd Fiscal Quarter of Fiscal Year 2008   Cdn.$2,307,563
Last day of 4th Fiscal Quarter of Fiscal Year 2008   Cdn.$2,307,563

Last day of 1st Fiscal Quarter of Fiscal Year 2009   Cdn.$3,845,937
Last day of 2nd Fiscal Quarter of Fiscal Year 2009   Cdn.$3,845,937
Last day of 3rd Fiscal Quarter of Fiscal Year 2009   Cdn.$3,845,937
Last day of 4th Fiscal Quarter of Fiscal Year 2009   Cdn.$3,845,937

Last day of 1st Fiscal Quarter of Fiscal Year 2010   Cdn.$3,845,937
Last day of 2nd Fiscal Quarter of Fiscal Year 2010   Cdn.$3,845,937
Last day of 3rd Fiscal Quarter of Fiscal Year 2010   Cdn.$3,845,937

Tranche A Term Loan Maturity Date                    Cdn.$3,845,937

          (ii) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 5.02, on each date set forth below, the
Canadian Borrower shall be required to repay that principal amount of Tranche B
Term Loans, to the extent then outstanding, as is set forth opposite such date
(each such repayment, as the same may be reduced as provided in Sections 5.01 and 5.02(g), a "Tranche B Term Loan Scheduled Repayment"):

Tranche B Scheduled Repayment Date                        Amount
----------------------------------                   ---------------
Last day of 1st Fiscal Quarter of Fiscal Year 2005   U.S.$287,500.00
Last day of 2nd Fiscal Quarter of Fiscal Year 2005   U.S.$287,500.00
Last day of 3rd Fiscal Quarter of Fiscal Year 2005   U.S.$287,500.00
Last day of 4th Fiscal Quarter of Fiscal Year 2005   U.S.$287,500.00

Last day of 1st Fiscal Quarter of Fiscal Year 2006   U.S.$287,500.00
Last day of 2nd Fiscal Quarter of Fiscal Year 2006   U.S.$287,500.00
Last day of 3rd Fiscal Quarter of Fiscal Year 2006   U.S.$287,500.00
Last day of 4th Fiscal Quarter of Fiscal Year 2006   U.S.$287,500.00

Last day of 1st Fiscal Quarter of Fiscal Year 2007   U.S.$287,500.00
Last day of 2nd Fiscal Quarter of Fiscal Year 2007   U.S.$287,500.00
Last day of 3rd Fiscal Quarter of Fiscal Year 2007   U.S.$287,500.00
Last day of 4th Fiscal Quarter of Fiscal Year 2007   U.S.$287,500.00

Last day of 1st Fiscal Quarter of Fiscal Year 2008   U.S.$287,500.00
Last day of 2nd Fiscal Quarter of Fiscal Year 2008   U.S.$287,500.00
Last day of 3rd Fiscal Quarter of Fiscal Year 2008   U.S.$287,500.00
Last day of 4th Fiscal Quarter of Fiscal Year 2008   U.S.$287,500.00

Last day of 1st Fiscal Quarter of Fiscal Year 2009   U.S.$287,500.00
Last day of 2nd Fiscal Quarter of Fiscal Year 2009   U.S.$287,500.00

                                      -96-

Tranche B Scheduled Repayment Date                          Amount
----------------------------------                   -------------------
Last day of 3rd Fiscal Quarter of Fiscal Year 2009   U.S.$    287,500.00
Last day of 4th Fiscal Quarter of Fiscal Year 2009   U.S.$    287,500.00

Last day of 1st Fiscal Quarter of Fiscal Year 2010   U.S.$    287,500.00
Last day of 2nd Fiscal Quarter of Fiscal Year 2010   U.S.$    287,500.00
Last day of 3rd Fiscal Quarter of Fiscal Year 2010   U.S.$    287,500.00
Last day of 4th Fiscal Quarter of Fiscal Year 2010   U.S.$    287,500.00

Last day of 1st Fiscal Quarter of Fiscal Year 2011   U.S.$    287,500.00
Last day of 2nd Fiscal Quarter of Fiscal Year 2011   U.S.$    287,500.00
Last day of 3rd Fiscal Quarter of Fiscal Year 2011   U.S.$    287,500.00

Tranche B Term Loan Maturity Date                    U.S.$107,237,500.00

          (iii) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 5.02, on each date set forth below, the U.S.
Borrower shall be required to repay that principal amount of Tranche C Term
Loans, to the extent then outstanding, as is set forth opposite such date (each such repayment, as the same may be reduced as provided in Sections 5.01 and
5.02(g) and as the same may be increased as provided in clause (ii) of Section
2.15(c), a "Tranche C Term Loan Scheduled Repayment"):

Tranche C Scheduled Repayment Date                       Amount
----------------------------------                   ---------------
Last day of 1st Fiscal Quarter of Fiscal Year 2005   U.S.$462,500.00
Last day of 2nd Fiscal Quarter of Fiscal Year 2005   U.S.$462,500.00
Last day of 3rd Fiscal Quarter of Fiscal Year 2005   U.S.$462,500.00
Last day of 4th Fiscal Quarter of Fiscal Year 2005   U.S.$462,500.00

Last day of 1st Fiscal Quarter of Fiscal Year 2006   U.S.$462,500.00
Last day of 2nd Fiscal Quarter of Fiscal Year 2006   U.S.$462,500.00
Last day of 3rd Fiscal Quarter of Fiscal Year 2006   U.S.$462,500.00
Last day of 4th Fiscal Quarter of Fiscal Year 2006   U.S.$462,500.00

Last day of 1st Fiscal Quarter of Fiscal Year 2007   U.S.$462,500.00
Last day of 2nd Fiscal Quarter of Fiscal Year 2007   U.S.$462,500.00
Last day of 3rd Fiscal Quarter of Fiscal Year 2007   U.S.$462,500.00
Last day of 4th Fiscal Quarter of Fiscal Year 2007   U.S.$462,500.00

Last day of 1st Fiscal Quarter of Fiscal Year 2008   U.S.$462,500.00
Last day of 2nd Fiscal Quarter of Fiscal Year 2008   U.S.$462,500.00
Last day of 3rd Fiscal Quarter of Fiscal Year 2008   U.S.$462,500.00
Last day of 4th Fiscal Quarter of Fiscal Year 2008   U.S.$462,500.00

Last day of 1st Fiscal Quarter of Fiscal Year 2009   U.S.$462,500.00
Last day of 2nd Fiscal Quarter of Fiscal Year 2009   U.S.$462,500.00
Last day of 3rd Fiscal Quarter of Fiscal Year 2009   U.S.$462,500.00
Last day of 4th Fiscal Quarter of Fiscal Year 2009   U.S.$462,500.00

                                      -97-

Tranche C Scheduled Repayment Date                       Amount
----------------------------------                   -------------------
Last day of 1st Fiscal Quarter of Fiscal Year 2010   U.S.$    462,500.00
Last day of 2nd Fiscal Quarter of Fiscal Year 2010   U.S.$    462,500.00
Last day of 3rd Fiscal Quarter of Fiscal Year 2010   U.S.$    462,500.00
Last day of 4th Fiscal Quarter of Fiscal Year 2010   U.S.$    462,500.00

Last day of 1st Fiscal Quarter of Fiscal Year 2011   U.S.$    462,500.00
Last day of 2nd Fiscal Quarter of Fiscal Year 2011   U.S.$    462,500.00
Last day of 3rd Fiscal Quarter of Fiscal Year 2011   U.S.$    462,500.00

Tranche C Term Loan Maturity Date                    U.S.$172,512,500.00

          (iv) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 5.02, each Incremental Term Loan Borrower shall be required to make, with respect to each Tranche of Incremental Term
Loans of such Incremental Term Loan Borrower, to the extent then outstanding, scheduled amortization payments of such Tranche of Incremental Term Loans on the dates and in the principal amounts set forth in the respective Incremental Term
Loan Commitment Agreement (each such repayment, as the same may be reduced as provided in Sections 4.02, 5.01 and 5.02(g), an "Incremental Term Loan Scheduled
Repayment"); provided that, if any Incremental Term Loans are incurred which will be added to (and form part of) an existing Tranche of Incremental Term
Loans as contemplated by Section 2.15(c), the amount of the then remaining
Incremental Term Loan Scheduled Repayments of the respective Tranche shall be proportionally increased (with the aggregate amount of increases to the then remaining Incremental Term Loan Scheduled Repayments to equal the aggregate principal amount of such new Incremental Term Loans then being incurred) in accordance with the requirements of clause (ii) of Section 2.15(c).

          (c) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 5.02, on each date on or after the Effective
Date upon which Holdings or any of the its Subsidiaries receives Net Proceeds from any Asset Sale, an amount equal to 100% of the Net Proceeds from such Asset
Sale shall be used to make an offer to prepay Term Loans in accordance with the requirements of Sections 5.02(g) and (h); provided that (i) Net Proceeds received by Holdings or any of its Subsidiaries from any Asset Sale shall not give rise to an offer to prepay Term Loans on such date of receipt as otherwise required above, so long as no Default and no Event of Default exists at the time such Net Proceeds are received and an Authorized Officer of Holdings or the U.S.
Borrower has delivered a certificate to the Administrative Agent on or prior to such date stating that such Net Proceeds shall be used to acquire Real Property, equipment or other assets (excluding inventory) to be used in the business of the U.S. Borrower and its Subsidiaries or to make Permitted Acquisitions within
360 days following the date of receipt of such Net Proceeds from such Asset Sale
(which certificate shall set forth the estimates of the proceeds to be so expended); provided, however, that if all or any portion of such Net Proceeds are not so used within such 360-day period, such remaining portion shall be applied on the last day of such period to make an offer to prepay Term Loans as provided above (without giving effect to the immediately preceding proviso);
provided, further, that notwithstanding the foregoing provisions of this Section
5.02(c), so long as no Default or Event of Default shall have occurred and be continuing, no offer to prepay Term Loans shall be required pursuant to this
Section 5.02(c) until the date on which the sum of (x) the Net Proceeds required to be used to make an offer to prepay Term Loans in the absence of this proviso plus (y) the Net Proceeds required to be used to make an offer to prepay Term
Loans pursuant to Sections 5.02(e) in the absence of the last proviso appearing in the first sentence in such Section,

                                      -98-

equals or exceeds $2,500,000. Notwithstanding anything to the contrary contained in this Section 5.02(c), (x) if the Additional Senior Subordinated Notes
Documents or any amendment or other modification to the Senior Notes Documents or the Senior Subordinated Notes Documents permit a lesser amount to be retained or reinvested, or have a shorter reinvestment period, than is provided above with respect to any Asset Sales, then such lesser permitted retained or reinvestment amount, and/or shorter reinvestment period, as the case may be, shall be applicable for purposes of this Section 5.02(c) so long as the Senior
Notes, the Senior Subordinated Notes or the Additional Senior Subordinated
Notes, as the case may be, remain outstanding, and (y) in no event shall
Holdings or any of its Subsidiaries use any proceeds from any Asset Sale to make any voluntary or mandatory repayment or prepayment of the Senior Notes, the
Senior Subordinated Notes or the Additional Senior Subordinated Notes and,
before any such obligation to use such proceeds to make such repayment shall arise, Holdings or the respective Subsidiary shall reinvest the respective amounts as permitted above in this Section 5.02(c) or use such proceeds to make an offer to prepay Term Loans in accordance with requirements of Sections
5.02(g) and (h).

          (d) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 5.02, on each date on or after the Effective
Date on which Holdings or any of its Subsidiaries receives any cash proceeds from any incurrence of Indebtedness (other than Indebtedness permitted to be incurred pursuant to clauses (i) through (xiii), inclusive, and clauses (xv),
(xvii) and (xviii) of Section 10.01(a), in each case as in effect of the
Effective Date), an amount equal to 100% of the Net Proceeds of the respective incurrence of Indebtedness, shall be applied as a mandatory repayment in accordance with the requirements of Sections 5.02(g) and (h) (it being understood that the transfer of Receivables in connection with the establishment of a Permitted Securitization (and any subsequent transfer of Receivables that results in an increase in the aggregate funded amount of any Permitted
Securitization over the greatest aggregate funded amount previously outstanding thereunder) shall be treated as an incurrence of Indebtedness for purposes of this Section 5.02(d)).

          (e) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 5.02, within five Business Days following each date on or after the Effective Date on which Holdings or any of its
Subsidiaries receives any proceeds from any Recovery Event, an amount equal to
100% of the Net Proceeds of such Recovery Event shall be used to make an offer to prepay Term Loans in accordance with the requirements of Sections 5.02(g) and
(h); provided that so long as no Default and no Event of Default then exists, such Net Proceeds shall not be required to be so used on such date to the extent that an Authorized Officer of Holdings or the U.S. Borrower has delivered a certificate to the Administrative Agent on or prior to such date stating that such Net Proceeds shall be used within 360 days following the date of receipt of such Net Proceeds from such Recovery Event to acquire Real Property, equipment or other assets (excluding inventory) to be used in the business of the U.S.
Borrower and its Subsidiaries or to make Permitted Acquisitions (which certificate shall set forth the estimates of the Net Proceeds to be so expended), and provided, however, that (x) in the case of Net Proceeds from a
Recovery Event relating to the destruction, loss or taking of Collateral, such after-acquired Real Property, equipment or other assets in which such Net
Proceeds are to be reinvested shall constitute Collateral and (y) if all or any portion of such Net Proceeds are not so used within such 360-day period, such remaining portion shall be applied on the last day of such 360-day period to make an offer to prepay Term Loans as provided above (without giving effect to the immediately preceding proviso), provided, further that notwithstanding the foregoing provisions of this Section 5.02(e), so long as no Default or Event of
Default shall have occurred and be continuing, no offer to prepay Term Loans shall be required pursuant to this Section 5.02(e) until the date on which the sum of (x) the Net Proceeds required to be used to make an offer

                                      -99-

to prepay Term Loans in the absence of this proviso plus (y) the Net Proceeds required to be used to make an offer to prepay Term Loans pursuant to Section
5.02(c) in the absence of the third proviso appearing in the first sentence in said Section, equals or exceeds $2,500,000. Notwithstanding anything to the contrary contained in this Section 5.02(e), (x) if the Additional Senior
Subordinated Notes Documents or any amendment or other modification to the
Senior Notes Documents or the Senior Subordinated Notes Documents permit a lesser amount to be retained or reinvested, or have a shorter reinvestment period, than is provided above with respect to any Net Proceeds from a Recovery
Event, then such lesser permitted retained or reinvestment amount, and/or shorter reinvestment period, as the case may be, shall be applicable for purposes of this Section 5.02(e) so long as the Senior Notes, the Senior
Subordinated Notes or the Additional Senior Subordinated Notes, as the case may be, remain outstanding, and (y) in no event shall Holdings or any of its
Subsidiaries use Net Proceeds from a Recovery Event to make any voluntary or mandatory repayment or prepayment of the Senior Notes, the Senior Subordinated
Notes or the Additional Senior Subordinated Notes and, before any such obligation to use such proceeds to make such repayment shall arise, Holdings or the respective Subsidiary shall reinvest the respective amounts as permitted above in this Section 5.02(e) or use such proceeds to make an offer to prepay
Term Loans in accordance with requirements of Sections 5.02(g) and (h).

          (f) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 5.02, on each Excess Cash Payment Date, an amount equal to the excess of (x) the Applicable Prepayment Percentage of the
Excess Cash Flow for the relevant Excess Cash Flow Payment Period over (y)
prepayments of Term Loans made pursuant to Section 5.01 during such Excess Cash
Flow Payment Period shall be applied as a mandatory repayment in accordance with the requirements of Sections 5.02(g) and (h).

          (g) (I) Each amount required to be applied pursuant to Sections
5.02(d) and (f) in accordance with this Section 5.02(g) shall be applied to repay the outstanding principal amount of Term Loans.

          (II) Each amount required to be used to make an offer to prepay Term
Loans pursuant to Sections 5.02(c) and (e) in accordance with this Section
5.02(g) (with any such offer to prepay being herein called an "Offer to Prepay
Term Loans") shall be subject to the following requirements: (A) each Borrower shall deliver a notice (each, an "Offer to Prepay Notice") to the Administrative
Agent (for distribution to the relevant Lenders) irrevocably and unconditionally offering to prepay Term Loans made by the Lenders (on a pro rata basis in accordance with the requirements of sub-clause (III) below) with the Net
Proceeds of the respective Asset Sale or Recovery Event giving rise to such
Offer to Prepay Term Loans pursuant to Section 5.02(c) or (e), as the case may be, which notice shall set forth (i) the date of the proposed consummation of such Offer to Prepay Term Loans (which shall be no later than the fifth Business
Day following delivery of the respective Offer to Prepay Notice), (ii) the last
Business Day on which such Offer to Prepay Term Loans may be accepted or declined (which shall in no event be later than the date occurring three
Business Days after the date of delivery of such Offer to Prepay Notice) and
(iii) the aggregate principal amount (or, Face Amount, as applicable) of the
Term Loans subject to such Offer to Prepay Term Loans (stated in U.S. Dollars)
and (B) unless the Required Lenders shall have otherwise instructed the
Administrative Agent on or prior to the last Business Day on which such Offer to
Prepay Term Loans may be accepted or declined, each Borrower shall prepay Term
Loans subject to the respective Offer to Prepay Term Loans, with such prepayment of Term Loans to be applied in accordance with the requirements of sub-clause
(III) below. Notwithstanding the foregoing provisions of this sub-clause (II) or
Section 5.02, the Credit Agreement Parties, the Agents and the

                                      -100-

Lenders hereby agree that nothing in this Agreement shall be understood to mean or suggest that the Term Loans subject to an Offer to Prepay Term Loans constitute "securities" for purposes of either the Securities Act or the
Exchange Act.

          (III) Each amount required to be applied to repay outstanding Term
Loans pursuant to this Section 5.02(g) shall, subject to the immediately succeeding provisos, be applied pro rata to each Tranche of Term Loans (based upon the TL Repayment Percentages of the various Tranches of Term Loans and the then outstanding principal amounts (or, Face Amounts, as applicable) of the respective Tranches of Term Loans); provided, however, that any amounts required to be applied pursuant to Section 5.02(d) or (f) pursuant to this Section
5.02(g) shall be applied (x) first, to repay principal of outstanding Tranche A
Term Loans, Tranche C Term Loans, U.S. Borrower Incremental Term Loans (if any)
and each Canadian Dollar Denominated Incremental Term Loan (if any) on a pro
rata basis to each such Tranche of Term Loans (based on the TL Repayment
Percentages of such Tranches of Term Loans and the then outstanding principal amount of such Tranches of Term Loans (but, for such purposes, calculated as if no Tranche B Term Loans and no Canadian Borrower Incremental Term Loans
denominated in U.S. Dollars were then outstanding)) and (y) second, after the repayment in full of all outstanding Tranche A Term Loans, Tranche C Term Loans,
U.S. Borrower Incremental Term Loans and each Canadian Dollar Denominated
Incremental Term Loan, to repay principal of outstanding Tranche B Term Loans and Canadian Borrower Incremental Term Loans denominated in U.S. Dollars (if any) on a pro rata basis to each such Tranche of Term Loans (based upon the TL
Repayment Percentages of such Tranches of Term Loans and the then outstanding principal amounts of such Tranches of Term Loans); provided further, that (A) in no case will the aggregate amount of Tranche B Term Loan Scheduled Repayments and mandatory repayments of Tranche B Term Loans made pursuant to Sections
5.02(d) and (f) during the five year period after the Initial Borrowing Date exceed 25% of the initial aggregate principal amount of the Tranche B Term Loans and (B) in no case will the aggregate amount of Incremental Term Loan Scheduled
Repayments of any Tranche of Canadian Borrower Incremental Term Loans
denominated in U.S. Dollars, when added to the aggregate amount of mandatory repayments of such Tranche of Canadian Borrower Incremental Term Loans made pursuant to Sections 5.02(d) and (f) during the five year period after the date of the incurrence of such Tranche of Canadian Borrower Incremental Term Loans exceed 25% of the initial aggregate principal amount of such Tranche of Canadian
Borrower Incremental Term Loans.

          (IV) All repayments of outstanding Term Loans pursuant to Sections
5.02(d) and all repayments of outstanding Term Loans required by Sections
5.02(c) and (e) pursuant to an Offer to Prepay Term Loans shall be applied to reduce the then remaining Scheduled Repayments of the respective Tranche of Term
Loans (x) first, to reduce the first four immediately succeeding Scheduled
Repayments of such Tranche of Term Loans in direct order of maturity (based upon the then remaining principal amounts of the Scheduled Repayments of such Tranche of Term Loans after giving effect to all prior reductions thereto) and (y)
second, to the extent in excess thereof, on a pro rata basis (based upon the then remaining principal amounts of the Scheduled Repayments of such Tranche of
Term Loans after giving effect to all prior reductions thereto). All repayments of outstanding Term Loans pursuant to Section 5.02(f) shall be applied to reduce the then remaining Scheduled Repayments of the respective Tranche of Term Loans in direct order of maturity (based upon the then remaining principal amounts of the Scheduled Repayments of such Tranche of Term Loans after giving effect to all prior reductions thereto).

          (h) With respect to each repayment of Loans required by this Section
5.02, the respective Borrower may (subject to the requirements of preceding clause (g)) designate the Types of

                                     -101-

Loans of the respective Tranche which are to be repaid and, in the case of
Eurodollar Loans (other than Swingline Loans), the specific Borrowing or
Borrowings of the respective Tranche pursuant to which made, provided that: (i)
in the case of repayments of Eurodollar Loans, repayments of such Loans pursuant to this Section 5.02 on any day other than the last day of an Interest Period applicable thereto shall be accompanied by payment by the respective Borrower of all amounts owing in connection therewith pursuant to Section 2.11; (ii) if any repayment of Eurodollar Loans made pursuant to a single Borrowing shall reduce the outstanding Eurodollar Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable to the respective Eurodollar
Loans, such Borrowing shall be converted at the end of the then current Interest
Period into a Borrowing of Base Rate Loans; and (iii) each repayment of any
Tranche of Loans made pursuant to a Borrowing shall be applied pro rata among such Tranche of Loans. In the absence of a designation by the respective
Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its sole discretion with a view, but no obligation, to minimize breakage costs owing under Section 2.11.

          (i) Notwithstanding anything to the contrary contained elsewhere in this Agreement, (i) the portion of the principal of any Tranche of Term Loans not required to be applied as a mandatory repayment as a result of the application of the second proviso appearing in Section 5.02(g)(III) shall be repaid on the fifth anniversary of the date of the initial incurrence of such
Tranche of Term Loans, (ii) all then outstanding Swingline Loans shall be repaid in full on the Swingline Expiry Date, and (iii) all other then outstanding Loans shall be repaid in full on the respective Maturity Date for such Loans.

          (j) Notwithstanding anything to the contrary contained above, all payments owing with respect to each Tranche pursuant to this Section 5.02 shall be made in the respective currency or currencies in which the respective obligations are owing in accordance with the terms of this Agreement. For purposes of making calculations pursuant to this Section 5.02, the
Administrative Agent shall be entitled to use the U.S. Dollar Equivalent or
Canadian Dollar Equivalent, as the case may be, of any such amounts required to be converted into other currencies for purposes of making determinations pursuant to this Section 5.02.

          5.03 Method and Place of Payment. Except as otherwise specifically provided herein, all payments under this Agreement or any Note shall be made to the Administrative Agent for the account of the Lender or Lenders entitled thereto not later than 12:00 Noon (New York time) on the date when due and shall be made in (x) U.S. Dollars in immediately available funds at the Payment Office of the Administrative Agent in respect of any obligation of the Borrowers under this Agreement except as otherwise provided in the immediately following clause
(y) and (y) subject to Section 2.14, Canadian Dollars in immediately available funds at the Payment Office of the Administrative Agent, if such payment is made in respect of (i) principal of, or Face Amount of, or interest on Canadian
Dollar Denominated Loans, (ii) Letter of Credit Fees, Facing Fees and Unpaid
Drawings (and interest thereon) in respect of Canadian Dollar Denominated
Letters of Credit at any time prior to the occurrence of a Sharing Event, or
(iii) any increased costs, indemnities or other amounts owing with respect to
Canadian Dollar Denominated Loans (or Commitments relating thereto) or Canadian
Dollar Denominated Letters of Credit at any time prior to the occurrence of a
Sharing Event, in the case of this clause (ii) to the extent the respective
Lender or Issuing Lender which is charging same denominates the amounts owing in
Canadian Dollars. The Administrative Agent will thereafter cause to be distributed on the same day (if payment was actually received by the
Administrative Agent prior to 12:00 Noon (New York time) like funds relating to the payment of principal, interest or Fees ratably to the Lenders entitled thereto. Any payments under this

                                     -102-

Agreement which are made later than 1:00 P.M. (New York time) shall be deemed to have been made on the next succeeding Business Day. Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding
Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.

          5.04 Net Payments. (a) All payments made by any Credit Party under any
Credit Document (including, in the case of Holdings or the U.S. Borrower, in its capacity as a guarantor pursuant to Section 14 or 15, as the case may be) or under any Note will be made without setoff, counterclaim or other defense.
Except as provided in Section 5.04(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding
(i) any tax imposed on or measured by the net income, capital, or net profits of a Lender pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or applicable lending office of such Lender is located or any subdivision thereof or therein and (ii) any U.S.
withholding tax that is imposed on amounts payable to such Lender with respect to any such payments of the U.S. Borrower at the time such Lender becomes party to this Agreement, except to the extent that such Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the U.S.
Borrower with respect to such withholding taxes pursuant to this paragraph
5.04(a)) and all interest, penalties or similar liabilities with respect thereto
(all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, the respective Borrower (or other Credit Party making the payment) shall, subject to the limitations with respect to the application of this Section 5.04 set forth in the first sentence of Section 2.12(a) and in the penultimate sentence of Section 13.04(b), pay the full amount of such Taxes to the appropriate Governmental Authority, and shall pay such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any Note, after withholding or deduction for or on account of any
Taxes, will not be less than the amount provided for herein or in such Note. The respective Borrower (or Credit Party) will furnish to the Administrative Agent within 45 days after the date of the payment of any Taxes due pursuant to applicable law certified copies of tax receipts or, to the extent such tax receipts are not customarily provided by the relevant Governmental Authority, other evidence of payment of such Tax reasonably acceptable to the Lender, evidencing such payment by such Borrower (or the respective other Credit Party).
The Credit Agreement Parties jointly and severally agree (and each Subsidiary
Guarantor pursuant to its respective Subsidiary Guaranty, and the incorporation by reference therein of the provisions of this Section 5.04, shall agree) to indemnify and hold harmless each Lender, and reimburse such Lender upon its written request, for the amount of any Taxes levied or imposed on and paid by such Lender.

          (b) Each Lender that is a Lender to the U.S. Borrower and that is not a United States person (as such term is defined in Section 7701(a)(30) of the
Code) agrees to deliver to the U.S. Borrower and the Administrative Agent on or
prior to the Effective Date, or in the case of a Lender that is a Lender to the
U.S. Borrower and that is an assignee or transferee of an interest under this
Agreement pursuant to Sections 2.13 or 13.04 (unless the respective Lender was already a Lender hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Lender, (i) two accurate and complete original signed copies of Internal Revenue Service Form W-8ECI or Form
W-8BEN (with respect to a complete exemption under an income tax treaty) (or successor forms) certifying to such Lender's entitlement as of such date to a complete exemption from United States withholding tax with respect to payments to be made under this

                                     -103-

Agreement and under any Note, or (ii) if the Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and cannot deliver either Internal
Revenue Service Form W-8ECI or Form W-8BEN (with respect to a complete exemption under an income tax treaty) pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit D (any such certificate, a "Section
5.04(b)(ii) Certificate") and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8BEN (with respect to the portfolio interest exemption) (or successor form) certifying to such Lender's entitlement as of such date to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and under any
Note. In addition, each Lender that is a Lender to the U.S. Borrower agrees that from time to time after the Effective Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, it will deliver to the U.S. Borrower and the Administrative
Agent two new accurate and complete original signed copies of Internal Revenue
Service Form W-8ECI, Form W-8BEN (with respect to the benefits of any income tax treaty), or Form W-8BEN (with respect to the portfolio interest exemption) and a
Section 5.04(b)(ii) Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Lender to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any Note, or it shall immediately notify the U.S. Borrower and the Administrative Agent of its inability to deliver any such Form or Certificate, in which case such Lender shall not be required to deliver any such Form or Certificate pursuant to this Section
5.04(b); provided, however, in the event that the Lender cannot deliver any Form or Certificate which certifies to such Lender's complete exemption from United
States withholding tax as of such date, the U.S. Borrower shall not be obligated pursuant to Section 5.04(a) to gross-up payments to be made to such Lender in respect of United States withholding taxes except to the extent that the
Lender's inability to provide the Form or Certificate is directly as a result of changes, after the date the Lender became a party to this Agreement, in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of such
United States withholding taxes. Notwithstanding anything to the contrary contained in Section 5.04(a), but subject to Section 13.04(b) and the immediately succeeding sentence, (x) the U.S. Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, fees or other amounts payable by the U.S. Borrower hereunder for the account of any Lender that is a Lender to the U.S. Borrower and which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes to the extent that such Lender has not provided to the U.S. Borrower U.S.
Internal Revenue Service Forms that establish a complete exemption from such deduction or withholding and (y) the U.S. Borrower shall not be obligated pursuant to Section 5.04(a) hereof to gross-up payments to be made to a Lender in respect of income or similar taxes imposed by the United States (including, without limitation, United States withholding taxes) if (I) such Lender has not provided to the U.S. Borrower the Internal Revenue Service Forms required to be provided to the U.S. Borrower pursuant to this Section 5.04(b) or (II) in the case of a payment, other than interest, to a Lender described in clause (ii)
above, to the extent that such forms do not establish a complete exemption from withholding of such taxes. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 5.04 and except as set forth in Section 13.04(b), the Borrower agrees to pay additional amounts and to indemnify each Lender in the manner set forth in Section 5.04(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any amounts deducted or withheld by it as described in the immediately preceding sentence (x) as a result of any changes after the
Effective Date (or, if later, after the date such Lender became party to this
Agreement) in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting
or

                                     -104-

withholding of income or similar taxes or (y) as a result of the purchase of a participation as required by Section 2.14 following the occurrence of a Sharing
Event.

          (c) If any Borrower pays any additional amount under this Section 5.04 to a Lender and such Lender determines in its sole good faith discretion that it has actually received or realized in connection therewith any refund or any reduction of, or credit against, its Tax liabilities in or with respect to the taxable year in which the additional amount is paid (a "Tax Benefit"), such
Lender shall pay to such Borrower an amount that the Lender shall, in its sole good faith discretion, determine is equal to the net benefit, after tax, which was obtained by the Lender in such year as a consequence of such Tax Benefit;
provided, however, that (i) any Lender may determine, in its sole good faith discretion consistent with the policies of such Lender, whether to seek a Tax
Benefit; (ii) any Taxes that are imposed on a Lender as a result of a disallowance or reduction (including through the expiration of any tax credit carryover or carryback of such Lender that otherwise would not have expired) of any Tax Benefit with respect to which such Lender has made a payment to such
Borrower pursuant to this Section 5.04(c) shall be treated as a Tax for which such Borrower is obligated to indemnify such Lender pursuant to this Section
5.04 without any exclusions or defenses; (iii) nothing in this Section 5.04(c)
shall require the Lender to disclose any confidential information to such
Borrower (including, without limitation, its tax returns); and (iv) no Lender shall be required to pay any amounts pursuant to this Section 5.04(c) at any time which a Default or Event of Default exists.

          (d) Each Lender agrees to use reasonable efforts (consistent with legal and regulatory restrictions and subject to overall policy considerations of such Lender) to file any certificate or document or to furnish to the
Non-U.S. Borrower any information, in each case, as reasonably requested by the
Non-U.S. Borrower that may be necessary to establish any available exemption from, or reduction in the amount of, any Taxes; provided, however, that nothing in this Section 5.04(c) shall require a Lender to disclose any confidential information (including, without limitation, its tax returns or its calculations).

          (e) Each Tranche A TL Lender and each Multicurrency Facility RL Lender making Tranche A Term Loans or providing Multicurrency Facility Revolving Loan
Commitments, as the case may be, on the Initial Borrowing Date shall have delivered to the Canadian Borrower and the Administrative Agent such certificates, forms, documents or other evidence as may be applicable and determined by the Canadian Borrower, acting reasonably, to be reasonably satisfactory to establish that such Lender is a Canadian Resident on the Initial
Borrowing Date (it being acknowledged that a representation by such Person that it is a Canadian Resident shall be deemed to be reasonably satisfactory evidence thereof if such representation is accompanied by an explanation of the basis for such status).

          (f) Notwithstanding the provisions of this Section 5.04, unless a
Sharing Event shall have occurred or an Event of Default shall have occurred and be continuing, no amounts shall be payable pursuant to this Section 5.04 in respect of:

          (i) any payment made by the Canadian Borrower in respect of a Tranche
     A Term Loan, a Canadian Dollar Denominated Incremental Term Loan, a
     Multicurrency Facility Revolving Loan or Multicurrency Facility Letter of
     Credit to a Lender that is not a Canadian Resident at the time of the payment; and

                                     -105-

          (ii) any payment made by the Canadian Borrower in respect of a Tranche
     B Term Loan to a Lender which does not deal at arm's length with the
     Canadian Borrower within the meaning of the Income Tax Act (Canada) at the time of the payment.

          (g) Unless a Sharing Event shall have occurred, each Tranche A TL
Lender and each Multicurrency Facility RL Lender that ceases to be a Canadian
Resident shall use commercially reasonable efforts to promptly (and in any event within 30 days thereof) notify the Canadian Borrower in writing that it is not a
Canadian Resident.

          SECTION 6. Conditions Precedent to Credit Events on the Initial
Borrowing Date. The obligation of each Lender to make each Loan hereunder and the obligation of each Issuing Lender to issue each Letter of Credit hereunder, in each case on the Initial Borrowing Date, is subject, at the time of the making of such Loans and the issuance of such Letters of Credit:

          6.01 Effective Date. On or prior to the Initial Borrowing Date, (i)
the Effective Date shall have occurred and (ii) there shall have been delivered to the Administrative Agent for the account of each Lender which has requested the same the appropriate Tranche A Term Note, Tranche B Term Note, Tranche C
Term Note, Multicurrency Facility Revolving Note and/or Dollar Facility
Revolving Note and to the Swingline Lender, if so requested by it, Swingline
Note, in each case executed by the relevant Borrower and in the amount, maturity and as otherwise provided herein.

          6.02 Officer's Certificate. On the Initial Borrowing Date, the
Administrative Agent shall have received a certificate from the U.S. Borrower, dated such date and signed by the chairman, a vice-chairman, the president or any vice-president of the U.S. Borrower, and attested to by the secretary, any assistant secretary or other senior officer of such the U.S. Borrower, certifying that all of the applicable conditions set forth in Sections 6.05 through 6.11, inclusive, and Section 7.01 (other than such conditions that are expressly subject to the satisfaction of the Agents and/or the Required
Lenders), have been satisfied on such date.

          6.03 Opinions of Counsel. On the Initial Borrowing Date, the
Administrative Agent shall have received (i) from Simpson Thacher & Bartlett
LLP, special counsel to the Credit Parties, an opinion addressed to each Agent, the Collateral Agent and each of the Lenders and dated the Initial Borrowing
Date substantially in the form of Exhibit E-1, (ii) from Osler, Hoskin &
Harcourt LLP, special Canadian counsel to the Canadian Credit Parties, an opinion addressed to each Agent, the Collateral Agent and each of the Lenders and dated the Initial Borrowing Date substantially in the form of Exhibit E-2,
(iii) from local counsel to the Credit Parties and/or the Agents satisfactory to the Agents practicing in those jurisdictions in which Mortgaged Properties are located, Credit Parties are organized and/or (in the case of Canadian Credit
Parties) personal property is located, such opinions as the Agents may reasonably request, which opinions (x) shall be addressed to each Agent, the
Collateral Agent and each of the Lenders and be dated the Initial Borrowing
Date, (y) shall cover the perfection of the security interests granted pursuant to the relevant Security Documents and/or such other matters incident to the transactions contemplated herein as the Agents may reasonably request and (z)
shall be in form and substance reasonably satisfactory to the Agents and (iv)
from foreign counsel to the Credit Parties and/or the Agents in Germany, France
and Mexico, in each case reasonably satisfactory to the Agents, opinions which shall (x) be addressed to each Agent, the Collateral Agent and each of the
Lenders and be dated the Initial Borrowing Date, (y) cover various matters regarding the execution, delivery and performance of the Local Law Pledge
Agreements and the perfection and, to the extent required by the Administrative
Agent, priority of security interests granted by Credit Parties in respect of entities organized in such jurisdiction, and/or such other

                                     -106-

matters incident to the transactions contemplated herein as the Agents may reasonably request and (z) be in form, scope and substance reasonably satisfactory to the Agents.

          6.04 Company Documents; Proceedings; Capital Structure. (a) On the
Initial Borrowing Date, the Administrative Agent shall have received from each
Credit Party a certificate, dated the Initial Borrowing Date, signed by the chairman, a vice-chairman, the president or any vice-president of such Credit
Party, and attested to by the secretary, any assistant secretary or other senior officer of such Credit Party, in the form of Exhibit F (or, in respect of the
Canadian Borrower, with such modification thereto as may be acceptable to the
Administrative Agent in its sole discretion) with appropriate insertions, together with copies of the certificate of incorporation, by-laws or equivalent organizational documents of such Credit Party and the resolutions of such Credit
Party referred to in such certificate, and all of the foregoing (including each such certificate of incorporation, by-laws or other organizational document)
shall be reasonably satisfactory to the Agents.

          (b) On the Initial Borrowing Date, all Company and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Agreement and the other Documents shall be reasonably satisfactory in form and substance to the Agents, and the Administrative Agent shall have received all information and copies of all certificates, documents and papers, including good standing certificates, bring-down certificates and any other records of Company proceedings and governmental approvals, if any, which the Agents may have reasonably requested in connection therewith, such documents and papers, where appropriate, to be certified by proper Company or governmental authorities.

          6.05 Adverse Change, etc. On the Initial Borrowing Date, nothing shall have occurred since December 31, 2003 (and the Agents shall have become aware of no condition or circumstance not previously known) which the Agents or the
Required Lenders shall reasonably determine has had, or could reasonably be expected to have, a Material Adverse Effect.

          6.06 Litigation. On the Initial Borrowing Date, there shall be no actions, suits, proceedings or investigations pending or threatened (a) with respect to the Transaction or any documentation executed in connection therewith
(including any Credit Document or other Document) or the transactions contemplated hereby and thereby or (b) which any Agent or the Required Lenders shall determine has had, or could reasonably be expected to have, a Material
Adverse Effect.

          6.07 Approvals. On or prior to the Initial Borrowing Date, (i) all necessary material governmental (domestic and foreign), material regulatory and material third party approvals and/or consents required in connection with any
Existing Indebtedness, the Transaction, the transactions contemplated by the
Credit Documents and otherwise referred to herein or therein shall have been obtained and remain in full force and effect and evidence thereof shall have been provided to the Administrative Agent, and (ii) all applicable waiting periods shall have expired without any action being taken by any competent authority which restrains, prevents or imposes materially adverse conditions upon the consummation of the Transaction, the making of the Loans, the issuance of Letters of Credit and the transactions contemplated by the Credit Documents or otherwise referred to herein or therein. Additionally, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing materially adverse conditions upon the consummation of the Transaction or the making

                                     -107-

of the Loans, the issuance of Letters of Credit or the other transactions contemplated by the Credit Documents or otherwise referred to herein or therein.

          6.08 Consummation of the Acquisition, etc. (a) On the Initial
Borrowing Date, the Acquisition shall have been (or simultaneously with the initial funding of the Loans shall be) consummated in all material respects in accordance with the Acquisition Documents and all applicable laws. On the
Initial Borrowing Date, (i) the Administrative Agent shall have received true and correct copies of all Acquisition Documents, certified as such by an appropriate officer of Holdings, (ii) all Acquisition Documents, and all terms and conditions thereof, shall be in form and substance reasonably satisfactory to the Agents and the Required Lenders, (iii) each of the conditions precedent to the consummation of the Acquisition as set forth in the Acquisition Documents shall have been satisfied in all material respects, and not waived in a manner that is materially adverse to the Lenders except with the consent of each Agent and the Required Lenders, (iv) all Liens or Indebtedness to be incurred or assumed in connection with the Acquisition shall otherwise be permitted under this Agreement (including, without limitation, Sections 10.01 and 10.02), and
(v) all Acquisition Documents shall be in full force and effect.

          (b) On the Initial Borrowing Date, (i) the Canadian Borrower shall have acquired substantially all of the legal and beneficial ownership of the
Foreign Subsidiaries of the U.S. Borrower specified on Part B of Schedule VII hereto (as same existed immediately before giving effect to the Acquisition)
(such acquisition and related transactions being herein referred to collectively as the "Foreign Asset Transfer"), (ii) the Foreign Asset Transfer shall have been consummated in all material respects in accordance with the Foreign Asset
Transfer Documents and all applicable laws, (iii) the Administrative Agent shall have received true and correct copies of all Foreign Asset Transfer Documents, certified as such by an appropriate officer of the U.S. Borrower, (iv) all such
Foreign Asset Transfer Documents, and all material terms and conditions thereof, shall be in form and substance reasonably satisfactory to the Agents and the
Required Lenders and (v) all such Foreign Asset Transfer Documents shall be in full force and effect. After giving effect to the Transaction, the organizational structure of Holdings and its Subsidiaries is accurately set forth on Part A of Schedule VII.

          6.09 Common Equity Financing; etc. (a) On or prior to the Initial
Borrowing Date, (i) Holdings shall have received cash proceeds of at least
U.S.$318,000,000 from a cash common equity contribution by the Initial Equity
Investors to Holdings (the "Common Equity Financing"), (ii) Holdings shall have contributed the full amount of the Common Equity Financing as a common equity contribution to the U.S. Borrower (the "Holdings Equity Contribution"), (iii)
the U.S. Borrower shall have received cash proceeds of U.S.$200,000,000 from the issuance by it of a like principal amount of Senior Notes, (iv) the U.S.
Borrower shall have received gross cash proceeds of U.S.$350,000,000 from the issuance by it of a like principal amount of Senior Subordinated Notes, and (v)
Holdings and the Borrowers shall have utilized (and caused its Subsidiaries to utilize) the full amount of the cash proceeds received by them as provided in preceding clauses (i) through (iv) to make payments owing in connection with the
Transaction prior to the utilization by either Borrower of any proceeds of Loans for such purpose.

          (b) On the Initial Borrowing Date (after giving effect to the transactions described in preceding clause (a)), the Canadian Borrower shall have (subject to Section 9.11(a)) utilized, and shall have caused its
Subsidiaries to utilize, all or a portion of the proceeds of the Tranche A Term
Loans and the Tranche B Term Loans incurred by the Canadian Borrower to (x) make intercompany loans and cash equity contributions to UNA 25. Equity Management
GmbH (to be renamed CSA Holding (Deutschland) GmbH) and (y) make cash equity contributions to U.S. Finco, and U.S. Finco shall have made intercompany loans to UNA 25. Equity Management GmbH (to

                                     -108-

be renamed CSA Holding (Deutschland) GmbH) with all of the proceeds thereof, in each case in amounts and on terms reasonably satisfactory to the Agents (the
"Intercompany Distribution Transactions").

          (c) On the Initial Borrowing Date, each of the Common Equity
Financing, the Holdings Equity Contribution, the issuance of the Senior Notes, the issuance of the Senior Subordinated Notes and the Intercompany Distribution
Transactions shall have been consummated in all material respects in accordance with the terms and conditions of the applicable Documents therefor and all applicable law. On the Initial Borrowing Date, (x) the Administrative Agent
shall have received true and correct copies of all Common Equity Financing
Documents, all Senior Notes Documents, all Senior Subordinated Notes Documents
and all Intercompany Distribution Transaction Documents, certified as such by an
Authorized Officer of Holdings, (y) all such Documents and all terms and conditions thereof (including, without limitation, in the case of the Senior
Notes Documents and Senior Subordinated Notes Documents, amortization, maturities, interest rates, covenants, defaults, remedies, sinking fund provisions, guaranties, guarantors and subordination provisions, as applicable)
shall be in form and substance reasonably satisfactory to each Agent and the
Required Lenders and (z) all such Documents shall be in full force and effect.
All conditions precedent to the consummation of the Common Equity Financing, the issuance of the Senior Notes, the issuance of the Senior Subordinated Notes and the Intercompany Distribution Transactions as set forth in the relevant
Documents therefor shall have been satisfied in all material respects, and not waived in a manner that is materially adverse to the Lenders unless consented to by each Agent and the Required Lenders, to the satisfaction of each Agent and the Required Lenders.

          6.10 Refinancing. (a) On the Initial Borrowing Date, the total commitments in respect of the Initial Indebtedness to be Refinanced shall have been terminated, and all loans with respect thereto shall have been repaid in full, together with interest thereon, all letters of credit and bank guaranties issued thereunder shall have been terminated and all other amounts owing pursuant to the Initial Indebtedness to be Refinanced shall have been repaid in full and all documents in respect of the Initial Indebtedness to be Refinanced and all guarantees with respect thereto shall have been terminated (except as to indemnification provisions contained therein which by their express terms are intended to survive such termination and as are satisfactory to the
Administrative Agent and the Required Lenders) and be of no further force and effect.

          (b) On the Initial Borrowing Date, the creditors in respect of the
Initial Indebtedness to be Refinanced shall have terminated and released or such creditors shall have agreed to terminate and release, subject to receipt of funds, all security interests and Liens on the assets and property owned by
Holdings, the U.S. Borrower and their respective Subsidiaries. The
Administrative Agent shall have received such releases of security interests in and Liens on the assets owned by Holdings, the U.S. Borrower and their respective Subsidiaries as may have been requested by the Administrative Agent, which releases shall be in form, scope and substance reasonably satisfactory to each of the Agents. Without limiting the foregoing, there shall have been delivered (i) proper termination statements (Form UCC-3 or the appropriate equivalent) for filing under the UCC (or the equivalent applicable laws) of each jurisdiction where a financing statement (Form UCC-1 or the appropriate equivalent) was filed with respect to Holdings, the U.S. Borrower or any of their respective Subsidiaries in connection with the security interests created with respect to the Initial Indebtedness to be Refinanced and the documentation related thereto, (ii) termination or reassignment of any security interest in, or Lien on, any patents, trademarks, copy rights, or similar interests

                                     -109-

of Holdings, the U.S. Borrower or any of their respective Subsidiaries on which filings have been made, (iii) terminations of all mortgages, leasehold mortgages, deeds of trust and leasehold deeds of trust created with respect to property of Holdings, the U.S. Borrower or any of their respective Subsidiaries, in each case, to secure the obligations in respect of the Initial Indebtedness to be Refinanced, all of which shall be in form, scope and substance reasonably satisfactory to each of the Agents, and (iv) all collateral owned by Holdings, the U.S. Borrower or any of their respective Subsidiaries in the possession of any of the creditors in respect of the Initial Indebtedness to be Refinanced or any collateral agent or trustee under any related security document shall have been returned to Holdings, the U.S. Borrower or such Subsidiary.

          6.11 Outstanding Indebtedness and Preferred Equity. On the Initial
Borrowing Date and after giving effect to the consummation of the Transaction,
Holdings and its Subsidiaries shall have no outstanding Preferred Equity or
Indebtedness, except for (i) Indebtedness pursuant to or in respect of the
Credit Documents, (ii) Indebtedness pursuant to the Senior Notes Documents,
(iii) Indebtedness pursuant to the Senior Subordinated Notes Documents, (iv)
intercompany Indebtedness incurred by the Canadian Borrower pursuant to the
Intercompany Distribution Transactions, (v) Intercompany Scheduled Existing
Indebtedness, and (vi) such other existing indebtedness of Holdings and its
Subsidiaries, if any, as shall be permitted by the Agents and Required Lenders to remain outstanding (all of which Indebtedness described in this clause (vii)
shall be required to be specifically listed as Third Party Scheduled Existing
Indebtedness on Part A of Schedule V). On and as of the Initial Borrowing Date,
all Indebtedness described in the immediately preceding sentence shall remain outstanding after giving effect to the Transaction and the other transactions contemplated hereby without any breach, required repayment, required offer to purchase, default, event of default or termination rights existing thereunder or arising as a result of the Transaction and the other transactions contemplated hereby and there shall not be any amendments or modifications to the Existing
Indebtedness Agreements (other than as requested or approved by the Agents and the Required Lenders).

          6.12 Consent Letter. On the Initial Borrowing Date, the Administrative
Agent shall have received a letter from Corporation Service Company, presently located at 80 State Street, Albany, New York, 12207, substantially in the form of Exhibit M, indicating its consent to its appointment by the Canadian Borrower as its agent to receive service of process as specified in Section 13.08.

          6.13 U.S. Subsidiaries Guaranty; Intercompany Subordination Agreement.
(a) On the Initial Borrowing Date, each U.S. Subsidiary Guarantor shall have duly authorized, executed and delivered the U.S. Subsidiaries Guaranty in the form of Exhibit G-1 (as amended, modified, restated and/or supplemented from time to time, the "U.S. Subsidiaries Guaranty"), guaranteeing all of the obligations of each of the Borrowers as more fully provided therein, and the
U.S. Subsidiaries Guaranty shall be in full force and effect.

          (b) On the Initial Borrowing Date, each Canadian Subsidiary Guarantor shall have duly authorized, executed and delivered the Canadian Subsidiaries
Guaranty in the form of Exhibit G-2 (as amended, modified, restated and/or supplemented from time to time, the "Canadian Subsidiaries Guaranty"), guaranteeing all of the obligations of the Canadian Borrower as more fully provided therein, and the Canadian Subsidiaries Guaranty shall be in full force and effect.

          (c) On the Initial Borrowing Date, each Credit Party and each other
Subsidiary of Holdings which is an obligee or obligor with respect to any
Intercompany Debt shall have duly

                                     -110-

authorized, executed and delivered the Intercompany Subordination Agreement in the form of Exhibit N hereto (as amended, modified, restated and/or supplemented from time to time, the "Intercompany Subordination Agreement"), and the
Intercompany Subordination Agreement shall be in full force and effect.

          6.14 Pledge Agreements. (a) On the Initial Borrowing Date, each U.S.
Credit Party shall have duly authorized, executed and delivered the U.S. Pledge
Agreement in the form of Exhibit H-1 (as amended, modified, restated and/or supplemented from time to time, the "U.S. Pledge Agreement") and shall have delivered to the Collateral Agent, as Pledgee thereunder, all of the certificated U.S. Pledge Agreement Collateral, if any, referred to therein and then owned by such U.S. Credit Party (other than the certificated U.S. Pledge
Agreement Collateral set forth on Part D of Schedule XIV which shall be delivered on such date as indicate on Part D of Schedule XIV), (x) endorsed in blank in the case of promissory notes constituting U.S. Pledge Agreement
Collateral and (y) together with executed and undated transfer powers in the case of certificated Equity Interests constituting U.S. Pledge Agreement
Collateral, and the U.S. Pledge Agreement shall be in full force and effect.

          (b) On the Initial Borrowing Date, (i) each Canadian Credit Party shall have duly authorized, executed and delivered the Canadian Pledge Agreement in the form of Exhibit H-2 (as amended, modified, restated and/or supplemented from time to time, the "Canadian Pledge Agreement") and shall have delivered to the Collateral Agent, as Pledgee thereunder, all of the certificated Collateral, if any, referred to therein and then owned by such Canadian Credit Party (other than the certificated Collateral set forth on Part D of Schedule XIV which shall be delivered on such date as indicated on Part D of Schedule XIV), (x) endorsed in blank in the case of promissory notes constituting Collateral therein and (y)
together with executed and undated transfer powers in the case of certificated
Equity Interests constituting Collateral therein, and the Canadian Pledge
Agreement shall be in full force and effect.

          (c) On the Initial Borrowing Date, with respect to any Credit Party which is pledging promissory notes or Equity Interests in one or more Persons organized under the laws of a different jurisdiction from the jurisdiction of organization of the respective Credit Party, if the Agents determine (based on advice of local counsel) that it would be in the interests of the Lenders that the respective Credit Party authorize, execute and deliver one or more additional pledge agreements governed by the laws of the jurisdiction or jurisdictions in which the Person or Persons whose promissory notes or Equity
Interests are being pledged is (or are) organized, then the respective Credit
Party shall (i) so authorize, execute and deliver one or more such additional pledge agreements (each, as amended, modified, restated and/or supplemented from time to time, a "Local Law Pledge Agreement" and, collectively, the "Local Law
Pledge Agreements") and (ii) take such actions as may be necessary or, in the reasonable opinion of the Collateral Agent, advisable under local law (as advised by local counsel) to create, maintain, effect, perfect, preserve, maintain and protect the security interests granted (or purported to be granted)
by each such Local Law Pledge Agreement. Each Local Law Pledge Agreement shall
(i) be prepared by local counsel reasonably satisfactory to the Agents, (ii) be in form and substance reasonably satisfactory to the Agents and (iii) be in full force and effect on the Initial Borrowing Date, it being understood and agreed, however, in the case of any Local Law Pledge Agreement entered into by Holdings or any of its Domestic Subsidiaries, the respective Credit Party shall not be required to pledge more than 65% of the total combined voting power of all classes of Equity Interests entitled to vote of any Foreign Subsidiary that is a corporation (or treated as such for U.S. federal tax purposes) in support of its obligations (x) as a Borrower under the Credit Agreement (in the case of the
U.S. Borrower) or (y) under its

                                     -111-

Guaranty in respect of the Obligations of the U.S. Borrower (in the case of the other U.S. Credit Parties) (although 100% of the non-voting Equity Interests, if any, of each such Foreign Subsidiary shall be required to be pledged in support of such obligations). Schedule X sets forth a list of all Local Law Pledge
Agreements to be executed and delivered on the Initial Borrowing Date.

          6.15 Security Agreements. (a) On the Initial Borrowing Date, each U.S.
Credit Party shall have duly authorized, executed and delivered the Security
Agreement in the form of Exhibit I-1 (as amended, modified, restated and/or supplemented from time to time, the "U.S. Security Agreement") covering all of such U.S. Credit Party's present and future Collateral referred to therein, together with:

          (i) proper Financing Statements (Form UCC-1 or the equivalent) fully executed (where required) for filing under the UCC or other appropriate filing offices of each jurisdiction as may be necessary or, in the reasonable opinion of the Collateral Agent, advisable to perfect the security interests purported to be created by the U.S. Security Agreement;
     and

          (ii) evidence of the completion of all other recordings and filings of, or with respect to, the U.S. Security Agreement or other actions as may be necessary or, in the reasonable opinion of the Collateral Agent, advisable to perfect the security interests intended to be created by the
     U.S. Security Agreement;

and the U.S. Security Agreement and such other documents shall be in full force and effect.

          (b) On the Initial Borrowing Date, each Canadian Credit Party shall have duly authorized, executed and delivered a Canadian Security Agreement in the form of Exhibit I-2 (as amended, amended and restated, modified and/or supplemented from time to time, the "Canadian Security Agreement") covering all of such Canadian Credit Party's present and future Collateral referred to therein, together with:

          (i) proper financing statements (PPSA Form 1-C or such other financing statements or similar notices as shall be required by local law), registered under the PPSA in Ontario and each other jurisdiction as may be necessary or, in the reasonable opinion of the Collateral Agent, advisable to perfect the security interests purported to be created by the Canadian
     Security Agreement;

          (ii) PPSA inquiry response certificates certified by the Ontario
     Registrar of Personal Property or any other equivalent certificate or search report in any other province or territory, listing all effective financing statements that name Holdings or any of its Subsidiaries, or a division or other operating unit of any such Person, as debtor and that are filed in the jurisdictions referred to in said clause (i), together with evidence of the discharge (by a PPSA Form 2-C or such other termination statements as shall be required by local law) of all Liens other than
     Permitted Liens and acknowledgments and confirmations from secured creditors of such Canadian Credit Party as reasonably requested by the
     Collateral Agent; and

          (iii) evidence of the completion of all other recordings and filings of, or with respect to, the Canadian Security Agreement as may be necessary or, in the reasonable

                                     -112-

     opinion of the Collateral Agent, advisable to perfect the security interests intended to be created by the Canadian Security Agreement;

and the Canadian Security Agreement shall be in full force and effect.

          6.16 Mortgages; Title Insurance; etc. (a) On the Initial Borrowing
Date, the Collateral Agent shall have received:

          (i) fully executed counterparts of Mortgages in form and substance reasonably satisfactory to the Collateral Agent (with such changes thereto as shall be advisable under the law of the jurisdiction in which such
     Mortgage is being recorded), which Mortgages shall cover such of the Real
     Property owned by Holdings or any of its Subsidiaries (after giving effect to the Transaction) as are designated on Part A of Schedule IV as a
     Mortgaged Property, together with evidence that counterparts of the
     Mortgages have been delivered to the title insurance company insuring the lien of such Mortgage for recording in all places to the extent necessary or, in the reasonable opinion of the Collateral Agent, advisable to effectively create a valid and enforceable first priority mortgage lien on each Mortgaged Property in favor of the Collateral Agent (or such other trustee as may be required or desired under local law) for the benefit of the Secured Creditors, subject to Permitted Encumbrances of the type described in clauses (a), (b) and (f) of the definition thereof and other matters of title shown on the title report prepared by, or provided to, the applicable title company and reasonably acceptable to the Administrative
     Agent;

          (ii) UCC-1 Fixture Filings (or the equivalent under applicable laws)
     covering each Mortgaged Property;

          (iii) Mortgage Policies on the Mortgaged Properties issued by such title insurers reasonably satisfactory to the Collateral Agent in amounts reasonably satisfactory to the Agents and the Required Lenders insuring the
     Collateral Agent that the Mortgages on such Mortgaged Properties are valid and enforceable first priority mortgage liens on the respective Mortgaged
     Properties, free and clear of all defects and encumbrances except the
     Permitted Encumbrances of the type described in clauses (a), (b) and (f) of the definition thereof and other matters of title shown on the title report prepared by, or provided to, the applicable title company and reasonably acceptable to the Administrative Agent and such Mortgage Policies shall otherwise be in form and substance reasonably satisfactory to the Agents and the Required Lenders and shall include, if available, an endorsement for future advances or revolving credit (to the extent available in the jurisdiction) under this Agreement and the Notes, and, if available, shall not include an exception for mechanics' liens or creditors' rights, and shall provide for affirmative insurance and such reinsurance at ordinary rates as the Collateral Agent may reasonably request; and

          (iv) flood certificates covering each Mortgaged Property located in the United States or any State thereof in form and substance acceptable to the Administrative Agent, certified to the Collateral Agent in its capacity as such and certifying whether or not each such Mortgaged Property is located in a special flood hazard zone by reference to the applicable FEMA map.

          6.17 Shareholders' Agreements; Management Agreements; Collective
Bargaining Agreements; Existing Indebtedness Agreements; and Tax Allocation
Agreements. On or prior to the

                                     -113-

Initial Borrowing Date, there shall have been made available to the
Administrative Agent by the U.S Borrower true and correct copies of the following documents, certified as such by the U.S. Borrower:

          (i) all written agreements (including, without limitation, shareholders' agreements, subscription agreements and registration rights agreements) entered into by Holdings or any of its Subsidiaries governing the terms and relative rights of its capital stock or other Equity
     Interests and any agreements entered into by shareholders relating to any such entity with respect to its capital stock or other Equity Interests
     (collectively, the "Shareholders' Agreements");

          (ii) all written agreements (excluding employment agreements) entered into by Holdings or any of its Subsidiaries with respect to the management of Holdings or any of its Subsidiaries after giving effect to the
     Transaction (including consulting agreements and other management advisory agreements) (collectively, the "Management Agreements");

          (iii) the collective bargaining agreements (A) between Cooper-Standard
     Automotive and the United Steel Workers (Local 769L of El Dorado,
     Arkansas), dated as of December 10, 1999, (B) between Cooper-Standard
     Automotive Group (Bowling Green, Ohio) and the United Steelworkers of
     America, AFL-CIO (Local No. 1152 of Bowling Green, Ohio), dated as of
     February 12, 2001, (C) between Cooper-Standard Automotive (Auburn, Indiana)
     and the United Steelworkers of America, AFL-CIO-CLC (Local No. 634 of
     Auburn, Indiana), dated as of November 8, 1999 and (D) between
     Cooper-Standard Automotive Group (Bowling Green, Ohio) and United
     Steelworkers of America, AFL-CIO-CLC (Local No. 1042 of Bowling Green,
     Ohio), dated as of July 23, 1999 (collectively, the "Collective Bargaining
     Agreements");

          (iii) all agreements evidencing or relating to any Existing
     Indebtedness of Holdings or any of its Subsidiaries (collectively, the
     "Existing Indebtedness Agreements"); and

          (iv) any tax sharing or tax allocation agreements entered into by
     Holdings or any of its Subsidiaries (collectively, the "Tax Allocation
     Agreements");

all of which Shareholders' Agreements, Management Agreements, Collective
Bargaining Agreements, Existing Indebtedness Agreements and Tax Allocation
Agreements shall be in form and substance satisfactory to the Agents and shall be in full force and effect on the Initial Borrowing Date.

          6.18 Solvency Certificate; Insurance Certificates. On or before the
Initial Borrowing Date, the Administrative Agent shall have received:

          (a) a solvency certificate in the form of Exhibit J from the chief financial officer of the U.S. Borrower, dated the Initial Borrowing Date, and supporting the conclusion that, after giving effect to the Transaction and the incurrence of all financings contemplated herein, each Borrower (on a stand-alone basis), the U.S. Borrower and its Subsidiaries (on a consolidated basis), the Canadian Borrower and its Subsidiaries (on a consolidated basis) and Holdings and its Subsidiaries (on a consolidated basis), in each case, are not insolvent and will not be rendered insolvent by the indebtedness incurred in connection herewith, will not be left with unreasonably small capital with which to engage in its or their respective

                                     -114-

     businesses and will not have incurred debts beyond its or their ability to pay such debts as they mature and become due; and

          (b) evidence of insurance complying with the requirements of Section
     9.07 for the business and properties of Holdings and its Subsidiaries, in scope, form and substance reasonably satisfactory to the Agents and naming the Collateral Agent as an additional insured and/or loss payee, and stating that such insurance shall not be canceled without at least 30 days'
     (or 10 days', in the case of any cancellation arising from any non-payment of insurance premium) prior written notice by the insurer to the Collateral
     Agent.

          6.19 Payment of Fees. On the Initial Borrowing Date, all costs, fees and expenses, and all other compensation due to the Agents and the Lenders
(including, without limitation, legal fees and expenses) shall have been paid to the extent then due.

          SECTION 7. Conditions Precedent to All Credit Events. The obligation of each Lender to make Loans (including Loans made on the Initial Borrowing Date and on each Incremental Term Loan Borrowing Date, but excluding Mandatory Dollar
Facility RL Borrowings made after the Initial Borrowing Date, which shall be made as provided in Section 2.01(h)) and the obligation of an Issuing Lender to issue any Letter of Credit, is subject, at the time of each such Credit Event
(except as hereinafter indicated), to the satisfaction of the following conditions:

          7.01 No Default; Representations and Warranties. At the time of each such Credit Event and immediately after giving effect thereto (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein or in any other Credit Document shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on the date of such Credit Event (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

          7.02 Notice of Borrowing; Letter of Credit Request; etc. (a) Prior to
the making of each Loan (excluding Swingline Loans and Mandatory Dollar Facility
RL Borrowings), the Administrative Agent shall have received a Notice of
Borrowing meeting the requirements of Section 2.03(a). Prior to the making of any Swingline Loan, the Swingline Lender shall have received the notice required by Section 2.03(b)(i).

          (b) Prior to the issuance of each Letter of Credit, the Administrative
Agent and the respective Issuing Lender shall have received a Letter of Credit
Request meeting the requirements of Section 3.03(a).

          7.03 Incremental Term Loans. Prior to the incurrence of any
Incremental Term Loans on a given Incremental Term Loan Borrowing Date, Holdings shall have satisfied (or caused to be satisfied) all of the applicable conditions set forth in Section 2.15.

          The occurrence of the Initial Borrowing Date and the acceptance of the benefits or proceeds of each Credit Event shall constitute a representation and warranty by each Credit Agreement Party to each Agent and each of the Lenders that all the conditions specified in Section 6 (with respect to Credit Events occurring on the Initial Borrowing Date) and Section 7 (with respect to Credit
Events on and after the Initial Borrowing Date) and applicable to such Credit
Event (other than such conditions that are expressly subject to the satisfaction of the Agents and/or the Required

                                     -115-

Lenders) exist as of that time. All of the Notes, certificates, legal opinions and other documents and papers referred to in Sections 6 and 7, unless otherwise specified, shall be delivered to the Administrative Agent at the Notice Office for the account of each of the Lenders and, except for the Notes, in sufficient counterparts or copies for each of the Lenders and shall be in form and substance reasonably satisfactory to the Lenders (as evidenced by their execution and delivery of this Agreement).

          SECTION 8. Representations and Warranties. In order to induce the
Lenders to enter into this Agreement, to make the Loans and issue and/or participate in the Letters of Credit as provided for herein, each Credit
Agreement Party makes the following representations, warranties and agreements with the Lenders, in each case after giving effect to the Transaction, all of which shall survive the execution and delivery of this Agreement, the making of the Loans and the issuance of the Letters of Credit (with the occurrence of the
Initial Borrowing Date and each Credit Event on or after the Initial Borrowing
Date being deemed to constitute a representation and warranty that the matters specified in this Section 8 are true and correct in all material respects on and as of the Initial Borrowing Date and on and as of the date of each such Credit
Event, unless stated to relate to a specific earlier date in which case such representations and warranties shall be true and correct in all material respects as of such earlier date):

          8.01 Company Status. Each Credit Agreement Party and each of its
Subsidiaries (i) is a duly organized and validly existing Company in good standing (or its equivalent) under the laws of the jurisdiction of its organization, (ii) has all requisite Company power and authority to own its assets, to carry on its business as now conducted and as proposed to be conducted and to execute, deliver and perform its obligations under each Credit
Document to which it is a party and (iii) except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

          8.02 Authorization; Enforceability. Each component of the Transaction to be entered into by each Credit Agreement Party and its Subsidiaries has been duly authorized by all necessary Company action and, if required, stockholder action. This Agreement has been duly executed and delivered by each Credit
Agreement Party and constitutes, and each other Credit Document to which any
Credit Party is to be a party, when executed and delivered by such Credit Party, will constitute, a legal, valid and binding obligation of such Credit Agreement
Party or such Credit Party, as applicable, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

          8.03 Governmental Approvals; No Conflicts. The Transaction (a) does not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except filings necessary to perfect
Liens created under the Credit Documents, (b) will not violate any Requirement of Law applicable to any Credit Agreement Party or any of its Subsidiaries, as
applicable, (c) will not violate or result in a default under any indenture or other material agreement or instrument binding upon any Credit Agreement Party or any of its Subsidiaries or any of their respective assets, or give rise to a right thereunder to require any payment to be made by any Credit Agreement Party or any of its Subsidiaries or give rise to a right of, or result in, termination, cancellation or acceleration of any material obligation thereunder
(including, without limitation, the

                                     -116-

Senior Notes Indenture and the Senior Subordinated Notes Indenture), and (d)
will not result in the creation or imposition of any Lien on any asset of any
Credit Agreement Party or any of its Subsidiaries, except Liens created under the Credit Documents.

          8.04 Financial Condition; No Material Adverse Change. (a) The U.S.
Borrower has heretofore furnished to the Agents and to the Lenders (i) its consolidated balance sheet as of December 31, 2003, (ii) its consolidated statements of income, stockholders' equity and cash flows for the Fiscal Years ended December 31, 2002, and December 31, 2003, in the case of clauses (i) and
(ii), reported on by Ernst & Young LLP, independent public accountants, and
(iii) its consolidated balance sheet and combined statements of income, stockholders' equity and cash flows as of and for the nine months ended
September 30, 2004 (and the comparable period for the prior Fiscal Year), as reviewed by Ernst & Young, LLP, independent public accountants, in accordance with Statement on Auditing Standards No. 100. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the U.S. Borrower and its Subsidiaries as of such dates and for such periods in accordance with U.S. GAAP consistently applied, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.

          (b) The U.S. Borrower has heretofore furnished to the Agents and to the Lenders its pro forma consolidated balance sheet as of September 30, 2004, prepared giving effect to the Transaction as if the same had occurred on such date. Such pro forma consolidated balance sheet (i) has been prepared in good faith based on the same assumptions used to prepare the pro forma financial statements included in the Information Memorandum (which assumptions are believed by the U.S. Borrower to be reasonable at the time made available to the
Lenders and as of the Effective Date), (ii) subject to the assumptions and qualifications described in the Information Memorandum, accurately reflects all adjustments necessary to give effect to the Transaction and (iii) presents fairly, in all material respects, the pro forma financial position of the U.S.
Borrower and the Subsidiaries as of September 30, 2004 as if the Transaction had
occurred on such date.

          (c) The U.S. Borrower has heretofore furnished to the Agents and to the Lenders projections of the U.S. Borrower and its Subsidiaries for the seven
Fiscal Years ended after the Initial Borrowing Date set forth in the Information
Memorandum (the "Projections"). The Projections have been prepared on a basis consistent with the financial statements referred to in Section 8.04(a) and are based on good faith estimates and assumptions made by the management of the U.S.
Borrower.

          (d) Except as disclosed in the financial statements referred to in clauses (a) and (b) above or the notes thereto or in the Information Memorandum, after giving effect to the Transaction, none of Holdings, the U.S. Borrower or any of their respective Subsidiaries has, as of the Initial Borrowing Date, any
material direct or contingent liabilities, unusual long term commitments or material unrealized losses.

          (e) There has not been any event, development or circumstance that has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect since December 31, 2003.

          8.05 Properties. (a) Each Credit Agreement Party and each of its
Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business (including each Mortgaged
Property), except for Permitted Encumbrances with respect to each Mortgaged
Property and with respect to each Real Property which is not a Mortgaged
Property,

                                     -117-

Permitted Liens and minor defects in title that do not interfere with its ability to conduct its business as currently conducted and as proposed to be conducted or to utilize such properties for their intended purposes.

          (b) Each Credit Agreement Party and each of its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and, to the knowledge of each
Credit Agreement Party or any of its respective Subsidiaries, the use thereof by each Credit Agreement Party and each of its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

          (c) Schedule IV sets forth the address of each Real Property that is owned or leased by Holdings or any of its Subsidiaries as of the Initial
Borrowing Date after giving effect to the Transaction.

          (d) As of the Initial Borrowing Date, neither Credit Agreement Party nor any of its Subsidiaries has received notice of, or has knowledge of, any pending or contemplated condemnation proceeding affecting any Mortgaged Property or any sale or disposition thereof in lieu of condemnation. Neither any
Mortgaged Property nor any interest therein is subject to any right of first refusal, option or other contractual right to purchase such Mortgaged Property or interest therein, except as permitted by Sections 10.02 and 10.05.

          8.06 Litigation and Environmental Matters. (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of any Credit Agreement Party or any of its
Subsidiaries, threatened against or affecting any Credit Agreement Party or any of its Subsidiaries (x) that could reasonably be expected, individually or in the aggregate, to (i) result in a Material Adverse Effect or (ii) adversely affect in any material respect the ability of the Credit Parties to consummate the Transaction or (y) with respect to any Credit Document.

          (b) Except with respect to any matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse
Effect, neither any Credit Agreement Party nor any of its Subsidiaries (i) has
failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law,
(ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

          8.07 Compliance with Laws and Agreements. Each Credit Agreement Party and each of its Subsidiaries is in compliance with all material Requirements of
Law applicable to it or its property and all material indentures, agreements and other instruments binding upon it or its property. No Default or Event of
Default has occurred and is continuing.

          8.08 Investment and Holding Company Status. Neither any Credit
Agreement Party nor any of its Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the
Public Utility Holding Company Act of 1935.

                                     -118-

          8.09 Taxes. Each Credit Agreement Party and each of its Subsidiaries has timely filed or caused to be filed all federal, state and provincial income tax returns and all other material tax returns and reports, domestic and foreign, required to be filed by it and has paid or caused to be paid all material taxes required to have been paid by it, except any taxes that are being contested in good faith by appropriate proceedings and for which such Credit
Agreement Party or such Subsidiary, as applicable, has set aside on its books adequate reserves in accordance with U.S. GAAP.

          8.10 ERISA; Canadian Welfare and Pension Plans. (a) No ERISA Event has
occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards
No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of all such underfunded Plans by an amount that, when combined with the amount of the total unfunded liability (whether on a going concern or wind-up basis of each Canadian
Pension Plan) using the actuarial methods and assumptions employed in the most recent actuarial reports prepared in respect of each such Canadian Pension Plan that had a deficiency on that basis, could reasonably be expected to result in a
Material Adverse Effect.

          (b) Except to the extent that a breach of any of the representations, warranties or agreements in this Section 8.10(b) could not reasonably be expected to result, individually or in the aggregate, in a Material Adverse
Effect, (x) each Canadian Welfare Plan has been maintained and is in compliance with the terms thereof and all applicable Requirements of Law including, without limitation, all requirements relating to employee participation, funding, investment of funds, benefits and transactions with the Credit Parties and persons related to them and (y) with respect to Canadian Pension Plans: (i) no steps have been taken to terminate any Canadian Pension Plan (wholly or in part)
which could result in any Credit Party being required to make any additional contribution to the Canadian Pension Plan; (ii) no contribution failure has occurred with respect to any Canadian Pension Plan sufficient to give rise to a
Lien under any applicable pension benefits laws of any other jurisdiction; (iii)
no condition exists and no event or transaction has occurred with respect to any
Canadian Pension Plan which is reasonably likely to result in any Credit Party incurring any material liability, fine or penalty; (iv) no Credit Party has a material contingent liability with respect to any post-retirement benefit under a Canadian Welfare Plan; (v) each Canadian Pension Plan is in compliance in all material respects with all applicable pension benefits and laws in respect to
Taxes; (vi) all contributions (including, employee contributions made by authorized payroll deductions or other withholdings) required to be made in respect of each Canadian Pension Plan as determined in the most recently completed and filed actuarial valuation report have been made in accordance with all Requirements of Law and the terms of each Canadian Pension Plan; (vii) all required special payments, if any, have been made in accordance with
Requirements of Law and the most recent actuarial report filed therefor; and
(viii) no event has occurred and no conditions exist with respect to any
Canadian Pension Plan that has resulted or could reasonably be expected to result in any Canadian Pension Plan (A) having its registration revoked or refused or (B) being subject of an involuntary winding-up (either in whole or in part) by any relevant pension benefits regulatory authority and no Taxes or penalties under any applicable pension benefits or laws in respect to Taxes are owing or eligible.

          (c) Except to the extent that a breach of any of the representations, warranties or agreements in this Section 8.10(c) could not reasonably be expected to result, individually or in the

                                     -119-

aggregate, in a Material Adverse Effect, (w) each Foreign Pension Plan has been maintained and administered in a timely manner in compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing
(including, without limitation, maintaining registered status) with applicable regulatory or other Governmental Authorities, (x) all contributions required to be made with respect to a Foreign Pension Plan have been timely made, (y) none of the Credit Parties nor any of their respective Subsidiaries has incurred any obligation in connection with the termination of, or withdrawal from, any
Foreign Pension Plan, and (z) the present value of the accrued benefit liabilities (whether or not vested) under each Foreign Pension Plan, determined as of the end of the Credit Party's most recently ended fiscal year on the basis of actuarial assumptions, each of which is reasonable, did not exceed the current value of the assets of such Foreign Pension Plan allocable to such benefit liabilities.

          8.11 Disclosure. Neither the Information Memorandum nor any of the
other reports, financial statements, certificates or other information furnished by or on behalf of any Credit Party to any Agent or any Lender in connection with the negotiation of this Agreement or any other Credit Document or delivered hereunder or thereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided that, with respect to projected financial information, each Credit Agreement Party represents only that such information was prepared in good faith based upon assumptions believed by it to be reasonable at the time delivered and, if such projected financial information was delivered prior to the Initial Borrowing
Date, as of the Initial Borrowing Date.

          8.12 Subsidiaries and Joint Ventures. (a) Before giving effect to the
Acquisition, Holdings does not have any Subsidiaries. After giving effect to the
Acquisition, Holdings does not have any Subsidiaries other than the U.S.
Borrower and the Subsidiaries of the U.S. Borrower listed on Schedule VII.
Schedule VII sets forth the name of, and the ownership interest of Holdings in,
(a) each Subsidiary, including the U.S. Borrower (and identifies each Subsidiary that is a Credit Party), and (b) each joint venture in which Holdings, the U.S.
Borrower or any of their respective Subsidiaries holds an Equity Interest, in each case as of the Initial Borrowing Date.

          (b) As of the Initial Borrowing Date (and after giving effect to the
Transaction), there does not exist any Subsidiary of Holdings that (x) is organized under the laws of the United States, or a State thereof, other than the U.S. Credit Parties and (y) that is organized under the laws of Canada, or a province or territory thereof, other than the Canadian Credit Parties.

          (c) (i) Holdings shall at all times own directly 100% of the capital stock or other Equity Interests of the U.S. Borrower and (ii) the U.S. Borrower
shall at all times own directly 100% of the capital stock or other Equity
Interests of the Canadian Borrower.

          8.13 Insurance. Schedule VIII sets forth a description of all insurance maintained by or on behalf of each Credit Agreement Party and each of its Subsidiaries as of the Initial Borrowing Date. As of the Initial Borrowing
Date, all premiums due and payable in respect of such insurance have been paid.
Each Credit Agreement Party reasonably believes that the insurance maintained by or on behalf of each Credit Agreement Party and each of its Subsidiaries is adequate.

          8.14 Labor Matters. As of the Initial Borrowing Date, there are no strikes, lockouts or slowdowns against any Credit Agreement Party or any of its
Subsidiaries pending or, to the

                                     -120-

knowledge of any Credit Agreement Party, threatened. The hours worked by and payments made to employees of the Credit Agreement Parties and their respective
Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, provincial, local or foreign law dealing with such matters. All payments due from any Credit Agreement Party or any of its
Subsidiaries, or for which any claim may be made against any Credit Agreement
Party or any of its Subsidiaries, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of such Credit Agreement Party or such Subsidiary. The consummation of the Transaction will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which any Credit Agreement Party or any of its Subsidiaries is bound.

          8.15 Solvency. Immediately after the consummation of the Transaction,
(a) the fair value of the assets of each Credit Party, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise, (b) the present fair saleable value of the property of each Credit Party will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, (c) each Credit Party will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, and (d) each Credit
Party will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following the Initial Borrowing Date.

          8.16 Senior Indebtedness; Designated Senior Indebtedness. The
subordination provisions contained in the Senior Subordinated Notes Documents
(and, on and after the execution and delivery thereof, the Additional Senior
Subordinated Notes Documents) are enforceable against the U.S. Borrower and the
U.S. Subsidiary Guarantors party thereto and the holders of the Senior
Subordinated Notes (and, on and after the issuance thereof, the Additional
Senior Subordinated Notes, as the case may be), and all Obligations of the U.S.
Borrower and all Guaranteed Obligations (as defined in the U.S. Subsidiaries
Guaranty) of the U.S. Subsidiary Guarantors are within the definitions of
"Senior Indebtedness" and "Designated Senior Indebtedness" included in such subordination provisions.

          8.17 Collateral Matters. (a) Except as set forth on Schedule XI, when executed and delivered by the U.S. Credit Parties, each of the U.S. Security
Agreement and the U.S. Pledge Agreement will be effective to create in favor of the Collateral Agent, for the benefit of the Secured Creditors, a valid and enforceable security interest in the Collateral (as described in each such
Security Document) and (i) when the Collateral (as described in the U.S. Pledge
Agreement) constituting certificated securities (as described in the UCC) is delivered to the Collateral Agent thereunder, together with undated instruments of transfer duly endorsed in blank, the U.S. Pledge Agreement will constitute a fully perfected Lien on, and security interest in, all right, title and interest of the pledgors thereunder in such Collateral, prior and superior in right to any other Person, and (ii) when financing statements in appropriate form are filed in the relevant jurisdictions of organization specified in the U.S.
Security Agreement, the U.S. Security Agreement and the U.S. Pledge Agreement
will constitute a fully perfected Lien on and security interest in all right, title and interest of the U.S. Credit Parties in the remaining Collateral (as described in each such Security Document) to the extent perfection can be obtained by filing Uniform Commercial Code financing statements, prior and superior to the rights of any other Person, except for rights secured by
Permitted Liens.

                                     -121-

          (b) Each Mortgage, upon execution and delivery by the parties thereto, will create in favor of the Collateral Agent, for the benefit of the Secured
Creditors, a legal, valid and enforceable Lien on all the applicable mortgagor's right, title and interest in and to the Mortgaged Properties subject thereto and the proceeds thereof, and when the Mortgages have been filed in the jurisdictions specified in Schedule IV, the Mortgages will constitute a fully perfected Lien on all right, title and interest of the mortgagors in the
Mortgaged Properties and the proceeds thereof, prior and superior in right to any other Person (but subject to Liens or other encumbrances for which exceptions are taken in the policies of title insurance delivered in respect of the Mortgaged Properties and subject to Permitted Liens).

          (c) Upon the timely and proper recordation of the U.S. Security
Agreement (or a memorandum incorporating the U.S. Security Agreement) with the
United States Patent and Trademark Office and the United States Copyright
Office, as applicable, the Lien created under the U.S. Security Agreement will constitute a fully perfected Lien on all right, title and interest of the U.S.
Credit Parties in the Patents, Trademarks and Copyrights (as each such terms is defined in the U.S Security Agreement) in which a security interest may be perfected by filing with such agencies in the United States and its territories and possessions, in each case prior and superior in right to any other Person, subject to Permitted Liens (it being understood that subsequent recordings in the United States Patent and Trademark Office may be necessary to perfect a Lien on registered trademarks, registered patents, trademark applications and patent applications acquired by the U.S. Credit Parties after the Initial Borrowing
Date, and subsequent recordings in the United States Copyright Office may be necessary to perfect a Lien on copyright registrations acquired by the U.S.
Credit Parties after the Initial Borrowing Date).

          (d) Each Security Document, other than the U.S. Security Agreement, the U.S. Pledge Agreement and the Mortgages, when executed and delivered, will be effective under applicable law to create in favor of the Collateral Agent, for the benefit of the Secured Creditors, a valid and enforceable security interest or hypothec, as the case may be, in the Collateral subject thereto (and defined therein), and will, upon the taking of any required action under applicable law to perfect each Lien, constitute a fully perfected Lien on and security interest or hypothec, as the case may be in all right, title and interest of the Credit Parties in the Collateral subject thereto, prior and superior to the rights of any other Person, except for rights secured by
Permitted Liens.

          8.18 Scheduled Existing Indebtedness. Schedule V sets forth a true and complete list of all Indebtedness of Holdings and its Subsidiaries as of the
Initial Borrowing Date which is to remain outstanding after giving effect to the
Transaction and the incurrence of Loans on such date (exclusive of (i)
Indebtedness pursuant to this Agreement and the other Credit Documents, (ii)
Indebtedness pursuant to the Senior Notes Documents, (iii) Indebtedness pursuant to the Senior Subordinated Notes Documents and (iv) intercompany Indebtedness pursuant to the Intercompany Distribution Transactions), in each case showing the aggregate principal amount thereof (and the aggregate amount of any undrawn commitments with respect thereto) and the name of the respective borrower and any other entity which directly or indirectly guarantees such debt. Part A of
Schedule V lists all Indebtedness as described in the immediately preceding sentence which is owed to Persons other than Holdings or any of its Subsidiaries
(after giving effect to the consummation of the Transaction) (with all such
Indebtedness being herein called "Third Party Scheduled Existing Indebtedness")
and Part B of Schedule V lists all Indebtedness as described in the immediately preceding sentence which is owed to Holdings and its Subsidiaries (after giving effect to the Transaction) (with all of such Indebtedness being herein called
"Intercompany Scheduled Existing Indebtedness").

                                     -122-

          SECTION 9. Affirmative Covenants. Each Credit Agreement Party hereby covenants and agrees that as of the Effective Date and thereafter for so long as this Agreement is in effect and until the Total Commitment and all Letters of
Credit have been terminated, and the Loans, Notes and Unpaid Drawings, together with interest, Fees and all other Obligations (other than any indemnities described in Section 13.13 which are not then due and payable) incurred hereunder, are paid in full:

          9.01 Financial Statements and Other Information. The U.S. Borrower
will furnish to the Administrative Agent (for distribution to each Lender):

          (a) within 90 days (or such shorter period as the SEC shall specify for the filing of annual reports on Form 10-K) after the end of each Fiscal
     Year, its audited consolidated balance sheet and consolidated statements of income, stockholders' equity and cash flows as of the end of and for such
     Fiscal Year, and the related notes thereto, setting forth in each case in comparative form the figures for the previous Fiscal Year, all reported on by independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the U.S.
     Borrower and its Subsidiaries on a consolidated basis in accordance with
     U.S. GAAP consistently applied;

          (b) within 45 days (or such shorter period as the SEC shall specify for the filing of quarterly reports on Form 10-Q) after the end of each of the first three Fiscal Quarters of each Fiscal Year, its consolidated balance sheet and consolidated statements of income, stockholders' equity and cash flows as of the end of and for such Fiscal Quarter and the then-elapsed portion of the Fiscal Year, setting forth in each case in comparative form the figures for the corresponding period or periods of
     (or, in the case of the balance sheet, as of the end of) the previous
     Fiscal Year, all certified by an Authorized Officer as presenting fairly in all material respects the financial condition and results of operations of the U.S. Borrower and its Subsidiaries on a consolidated basis in accordance with U.S. GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

          (c) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of an Authorized Officer (i)
     certifying as to whether a Default or Event of Default has occurred and, if a Default or Event of Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii)
     setting forth reasonably detailed calculations (A) demonstrating compliance with Sections 10.12, 10.13 and 10.14 and (B) in the case of financial statements delivered under clause (a) above for any Fiscal Year ending on or after December 31, 2005, the amount of (and the calculations required to establish the amount of) Excess Cash Flow for the respective Excess Cash
     Flow Payment Period;

          (d) concurrently with any delivery of financial statements under clause (a) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default or Event of Default and, if such knowledge has been obtained, describing such Default or Event of Default (which certificate may be limited to the extent required by accounting rules or guidelines);

                                     -123-

          (e) within 60 days after the commencement of each Fiscal Year, a detailed consolidated budget for such Fiscal Year (including a projected consolidated balance sheet and consolidated statements of income, stockholders' equity and cash flows as of the end of and for such Fiscal
     Year and setting forth the assumptions used for purposes of preparing such budget) and, promptly when available, any significant revisions of such budget;

          (f) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by any Credit Agreement Party or any of its Subsidiaries with the SEC or with any national securities exchange, as applicable; and

          (g) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of any
     Credit Agreement Party or any of its Subsidiaries or any Plan, or
     compliance with the terms of any Credit Document, as the Administrative
     Agent or any Lender may reasonably request.

          9.02 Notices of Material Events. The Credit Agreement Parties will furnish to the Administrative Agent (for distribution to each Lender), prompt written notice of the following:

          (a) the occurrence of any Default or Event of Default;

          (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting any
     Credit Agreement Party or any of its Affiliates that, if adversely determined, could reasonably be expected to result in a Material Adverse
     Effect;

          (c) the occurrence of any ERISA Event or Plan Termination Event or any
     fact or circumstance that gives rise to a reasonable expectation that any
     ERISA Event or Plan Termination Event will occur that, in either case, alone or together with any other ERISA Events or Plan Termination Events that have occurred, could reasonably be expected to result in liability of the Credit Agreement Parties and their respective Subsidiaries in an aggregate amount exceeding U.S.$5,000,000; and

          (d) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section 9.02 shall be accompanied by a statement of a Authorized Officer setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

          9.03 Information Regarding Collateral. (a) The U.S. Borrower will furnish to the Collateral Agent prompt written notice of any change (i) in any
Credit Party's corporate name, (ii) in the jurisdiction of incorporation or organization of any Credit Party, (iii) in any U.S. Credit Party's
organizational identification number or (iv) in the case of any Canadian Credit
Party, in the chief executive office or principal place of business of such
Person, or in any jurisdiction (country, state or province) where such Canadian
Credit Party stores or maintains tangible personal property or acquires Real
Property (owned or leased). For greater certainty, no Canadian Credit Party may change its jurisdiction of incorporation and become an unlimited liability company in such jurisdiction. Each Credit Agreement Party agrees not to effect or permit any change referred to in the

                                     -124-

preceding sentence unless any new documentation is executed by any Credit Party
(including, without limitation, a movable hypothec under any applicable laws of
Canada or province or territory thereof) and all filings have been made under the UCC, the PPSA, The Register of Personal and Movable Real Rights or otherwise that are required, in each case, in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral. The U.S. Borrower also agrees promptly to notify the Collateral Agent if any material portion of the Collateral is damaged, destroyed or otherwise the subject of a Recovery Event.

          (b) At the time of delivery of the annual financial statements pursuant to Section 9.01(a), the U.S. Borrower shall deliver to the Collateral
Agent a certificate of an Authorized Officer certifying that there have been no changes to Annexes A through H of the U.S. Security Agreement, Annexes A through
H of the Canadian Security Agreement, Annexes A through G of the U.S. Pledge
Agreement, Annexes A through G of the Canadian Pledge Agreement and the annexes or schedules to each other Security Document, in each case since the Initial
Borrowing Date or, if later, since the date of the most recent certificate delivered pursuant to this Section 9.03(b), or if there have been any such changes, a list in reasonable detail of such changes (but, in each case, only to the extent that such changes are required to be reported to the Collateral Agent pursuant to the terms of such Security Documents) and whether the relevant
Credit Parties have otherwise taken all actions required to be taken by them pursuant to such Security Documents in connection with any such changes, provided that the U.S. Borrower shall also deliver the certificate required by this Section 9.03(b) with respect to Annexes A, C, D and F of the U.S. Security
Agreement on a quarterly basis at the time of delivery of financial statements pursuant to Sections 9.01(b).

          9.04 Existence; Conduct of Business. Each Credit Agreement Party will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, qualifications, permits, approvals, authorizations, licenses, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business, provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section
10.03, and provided further, that the foregoing shall not prohibit any Credit
Agreement Party or any of its Subsidiaries from causing or permitting the expiration, cancellation, abandonment, impairment or invalidation of any rights, qualifications, permits, approvals, authorizations, licenses, franchises, patents, copyrights, domain names, trademarks or tradenames, or from failing to maintain or renew, abandoning, impairing or permitting to expire or be cancelled any applications or registrations for any of such item, if, in such Credit
Agreement Party's or such Subsidiary's, as applicable, reasonable business judgment, such item is no longer material to the conduct of its business.

          9.05 Payment of Taxes. Each Credit Agreement Party will, and will cause each of its Subsidiaries to, pay its liabilities for taxes, before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings and such Credit Agreement Party or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with U.S. GAAP, (b) such contest effectively suspends collection of the contested obligation and the enforcement of any Lien securing such obligation and (c) the failure to make payment pending such contest could not reasonably be expected to result in a
Material Adverse Effect.

          9.06 Maintenance of Properties. Each Credit Agreement Party will, and will cause each of its Subsidiaries to, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted.

                                     -125-

          9.07 Insurance. (a) Each Credit Agreement Party will, and will cause each of its Subsidiaries to, maintain, with financially sound and reputable insurance companies, (a) insurance in such amounts (with no greater risk retention) and against such risks as are customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations and (b) all insurance required to be maintained pursuant to the Security Documents. The U.S. Borrower will furnish to the
Administrative Agent, upon request of the Administrative Agent, information in reasonable detail as to the insurance so maintained.

          (b) Each Credit Agreement Party will, and will cause each of its
Subsidiaries to, at all times keep its property insured in favor of the
Collateral Agent, and all policies or certificates (or certified copies thereof)
with respect to such insurance (and any other insurance maintained by such
Credit Agreement Parties and/or such Subsidiaries) (i) shall be endorsed to the
Collateral Agent's reasonable satisfaction for the benefit of the Collateral
Agent (including, without limitation, by naming the Collateral Agent as loss payee and/or additional insured), (ii) shall state that such insurance policies shall not be canceled without at least 30 days' (or 10 days', in the case of any cancellation arising from any non-payment of insurance premium) prior written notice thereof by the respective insurer to the Collateral Agent, (iii) shall provide that the respective insurers irrevocably waive any and all rights of subrogation with respect to the Collateral Agent and the other Secured
Creditors, and (iv) shall be deposited with the Collateral Agent.

          (c) If any Credit Agreement Party or any of its Subsidiaries shall fail to maintain insurance in accordance with this Section 9.07, or if any
Credit Agreement Party or any of its Subsidiaries shall fail to so endorse and deposit all policies or certificates with respect thereto, the Administrative
Agent shall have the right (but shall be under no obligation) to procure such insurance and the Credit Agreement Parties jointly and severally agree to reimburse the Administrative Agent for all reasonable costs and expenses of procuring such insurance.

          9.08 Casualty and Condemnation. The U.S. Borrower (a) will furnish to the Administrative Agent and the Lenders prompt written notice of any casualty or other insured damage to any material portion of the Collateral or the commencement of any action or proceeding for the taking of any material portion of the Collateral or interest therein under power of eminent domain or by condemnation or similar proceeding and (b) will ensure that the net proceeds of any such event (whether in the form of insurance proceeds, condemnation awards or otherwise) are collected and applied in accordance with the applicable provisions of this Agreement and the Security Documents.

          9.09 Books and Records; Inspection and Audit Rights. Each Credit
Agreement Party will, and will cause each of its Subsidiaries to, keep proper books of record and account in accordance with U.S. GAAP, consistently applied, and in accordance with the internal controls of Holdings and each of its
Subsidiaries. Each Credit Agreement Party will, and will cause each of its
Subsidiaries to, permit any representatives designated by the Administrative
Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties during normal business hours, to examine and make extracts from its books and records, including Phase I or Phase II environment assessment reports, and to discuss its affairs, finances and condition with its officers, employees and independent accountants, all at such reasonable times and as often as reasonably requested (subject to reasonable requirements of confidentiality, including requirements imposed by law or by contract), provided that an officer of the Borrowers may attend any such discussions with such employees or accountants.

                                     -126-

          9.10 Compliance with Laws. Each Credit Agreement Party will, and will cause each of its Subsidiaries to, comply with all Requirements of Law, including Environmental Laws, applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

          9.11 Use of Proceeds and Letters of Credit. (a) Each Credit Agreement
Party will, and will cause each of its Subsidiaries to, use the proceeds of the
Loans for the purposes specified below:

          (i) The proceeds of the Tranche C Term Loans shall be utilized by the
     U.S. Borrower on the Initial Borrowing Date solely to (x) finance the
     Acquisition and the Refinancing, (y) effect Intercompany Distribution
     Transactions in accordance with the requirements of this Agreement and (z)
     pay fees and expenses incurred in connection with the Transaction. The proceeds of the Tranche A Term Loans and the Tranche B Term Loans shall be utilized by the Canadian Borrower on the Initial Borrowing Date solely to
     (x) finance the Acquisition and the Refinancing and (y) pay fees and expenses incurred in connection with the Transaction.

          (ii) All proceeds of Incremental Term Loans incurred by each
     Incremental Term Loan Borrower shall be used (i) to finance Permitted
     Acquisitions (and to pay the fees and expenses related thereto and post-closing adjustments and earn-outs in connection therewith) and to refinance any Indebtedness assumed as part of any such Permitted
     Acquisitions (and to pay all accrued and unpaid interest thereon, any prepayment premium associated therewith and the fees and expenses related thereto), (ii) to make Investments and expenditures permitted by Section
     10.04(p), 10.14(c) and 10.14(d) and (iii) for the Incremental Term Loan
     Borrowers' and their respective Subsidiaries' general corporate purposes;
     provided that no more than 50% of the aggregate amount of the proceeds from all incurrences of Incremental Term Loans may be used for the purposes described in preceding sub-clause (iii).

          (iii) All proceeds of Revolving Loans and Swingline Loans shall be used for the Borrowers' and their respective Subsidiaries' ongoing working capital requirements and general corporate purposes (including to effect
     Permitted Acquisitions (to the extent permitted by this Agreement) but excluding payments in connection with the Transaction).

          (b) No part of any Credit Event (or the proceeds thereof) will be used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock. Neither the making of any Loan nor the use of the proceeds thereof nor the occurrence of any other Credit Event will violate or be inconsistent with the provisions of the Margin Regulations.

          9.12 Additional Subsidiaries. If any additional Subsidiary of Holdings is formed or acquired after the Initial Borrowing Date, the U.S. Borrower will, promptly after such Subsidiary is formed or acquired, notify the Collateral
Agent and the Lenders (through the Administrative Agent) thereof and (i) cause the Equity Interests of such new Subsidiary to be pledged pursuant to, and to the extent required by, the relevant Security Document and the certificates, if any, representing such Equity Interests, together with appropriate transfer powers duly executed in blank, to be delivered to the Collateral Agent (provided that the foregoing requirements shall not apply to any SPE Subsidiary until the consummation of the Permitted Securitization to which such SPE Subsidiary relates, (ii) in the case of a new Wholly-Owned Domestic Subsidiary (other than an SPE Subsidiary), cause such new Domestic Subsidiary to execute a counterpart of (or joinder agreement for) the U.S. Subsidiaries

                                     -127-

Guaranty, the U.S. Pledge Agreement, the U.S. Security Agreement and the
Intercompany Subordination Agreement, (iii) in the case of a new Canadian
Subsidiary that is a Wholly-Owned Subsidiary, cause such new Canadian Subsidiary to execute a counterpart of (or joinder agreement for) the Canadian Subsidiaries
Guaranty, the Canadian Pledge Agreement, the Canadian Security Agreement and the
Intercompany Subordination Agreement (and, if such Subsidiary is organized under the laws of the Province of Quebec, has its chief executive office or principal place of business in the province of Quebec, or has at any time tangible or intangible personal or real property in Quebec the fair market value of which exceeds $5,000,000, execute a hypothec in form and substance reasonably satisfactory to the Collateral Agent), (iv) in the case of any new Wholly-Owned
Foreign Subsidiary (other than a Canadian Subsidiary), cause such new Foreign
Subsidiary to execute a counterpart of (or joinder agreement for) the
Intercompany Subordination Agreement, and (v) in the case of each such new
Subsidiary, cause such Subsidiary to take all other actions required pursuant to
Section 9.13 and, if such Subsidiary is required to execute a Credit Document, to execute and deliver all other relevant documentation of the type described in
Section 6 as such new Subsidiary would have had to deliver if such new
Subsidiary were a Credit Party on the Initial Borrowing Date.

          9.13 Further Assurances. (a) Each Credit Agreement Party will, and will cause each other Credit Party to, grant to the Collateral Agent security interests and mortgages in such assets and Real Property of such Credit
Agreement Party and such Credit Party which are of the type required to be pledged, assigned or hypothecated pursuant to the original Security Documents and as are not covered by such original Security Documents, in each case to the extent requested from time to time by the Administrative Agent or the Required
Lenders (collectively, the "Additional Security Documents"). All such security interests and mortgages shall be granted pursuant to documentation reasonably satisfactory in form and substance to the Collateral Agent and shall constitute valid and enforceable perfected security interests, hypothecations and mortgages superior to and prior to the rights of all third Persons and enforceable as against third parties and subject to no other Liens except for Permitted Liens or, in the case of Real Property, the Permitted Encumbrances described in clauses (a), (b) and (f) of the definition thereof and other matters of title shown on the title report prepared by the applicable title company and acceptable to the Administrative Agent. The Additional Security Documents or
instruments related thereto shall have been duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens in favor of the Collateral Agent required to be granted pursuant to the Additional Security Documents and all taxes, fees and other charges payable in connection therewith shall have been paid in full.
Notwithstanding the foregoing, (i) this Section 9.13(a) shall not apply to (and
Holdings and its Subsidiaries shall not be required to grant a mortgage in) any
Real Property the fair market value of which (as determined in good faith by senior management of Holdings) is less than U.S. $5,000,000 and (ii) the foregoing requirements shall not require the creation or perfection of pledges of or security interests in particular assets of the Credit Parties if and for so long as, the Administrative Agent, in consultation with Holdings, reasonably determines that the cost of creating or perfecting such pledges or security interests in such assets (taking into account any adverse tax consequences to
Holdings and its Affiliates (including the imposition of withholding or other material taxes on Lenders)) shall be excessive in view of the benefits to be obtained by the Lenders therefrom.

          (b) Each Credit Agreement Party will, and will cause each of its
Subsidiaries to, at the expense of such Borrower, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, real property surveys, reports and other assurances or instruments and take such further steps relating to

                                     -128-

the Collateral covered by any of the Security Documents as the Collateral Agent
may reasonably require (including any of the foregoing required for each Credit
Agreement Party to comply with Section 6.16 of the Credit Agreement).
Furthermore, each Credit Agreement Party shall cause to be delivered to the
Collateral Agent such opinions of counsel, title insurance and other related documents as may be reasonably requested by the Collateral Agent to assure itself that this Section 9.13 has been complied with. Each Credit Agreement
Party also agrees to provide to the Collateral Agent, from time to time upon reasonable request, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

          (c) Each Credit Agreement Party agrees that each action required above by this Section 9.13 shall be completed as soon as possible, but in no event later than 30 days after such action is either requested to be taken by the
Administrative Agent, the Collateral Agent or the Required Lenders or required to be taken by the Credit Agreement Parties and their respective Subsidiaries pursuant to the terms of this Section 9.13 (or such later date as shall be determined by the Administrative Agent in its sole discretion in any given case); provided that in no event will any Borrower or any of its Subsidiaries be required to take any action, other than using its commercially reasonable efforts, to obtain consents from third parties with respect to its compliance with this Section 9.13.

          (d) In the event that the Administrative Agent or the Required Lenders at any time after the Initial Borrowing Date determine in their sole discretion
(whether as a result of a position taken by an applicable bank regulatory agency or official, or otherwise) that real estate appraisals satisfying the requirements set forth in 12 C.F.R., Part 34-Subpart C, or any successor or similar statute, rule, regulation, guideline or order in any jurisdiction (any such appraisal a "Required Appraisal") are or were required to be obtained, in connection with any Mortgaged Property or Mortgaged Properties, then, within 90 days after receiving written notice thereof from the Administrative Agent, the relevant Credit Agreement Party shall cause such Required Appraisal to be delivered, at the expense of such Credit Agreement Party, to the Administrative
Agent, which Required Appraisal, and the respective appraiser, shall be satisfactory to the Administrative Agent.

          9.14 End of Fiscal Years; Fiscal Quarters. If Holdings and the U.S.
Borrower change their and their Subsidiaries' Fiscal Year or Fiscal Quarter end dates, Holdings and the U.S. Borrower shall give immediate written notice of such change to the Administrative Agent and, in such an event, the Credit
Agreement Parties and the Administrative Agent shall, and are hereby authorized by the Lenders to, make any modifications or adjustments to this Agreement
(including the financial covenants contained in Sections 10.12, 10.13 and 10.14)
that are necessary to reflect any such change; it being understood that each of the Credit Agreement Parties and the Administrative Agent agree to negotiate in good faith to implement such necessary modifications or adjustments.

          SECTION 10. Negative Covenants. Each Credit Agreement Party hereby covenants and agrees that as of the Effective Date and thereafter for so long as this Agreement is in effect and until the Total Commitment has terminated, no
Letters of Credit or Notes are outstanding and the Loans, together with interest, Fees and all other Obligations (other than any indemnities described in Section 13.13 which are not then due and payable) incurred hereunder, are paid in full:

          10.01 Indebtedness; Certain Equity Securities. (a) No Credit Agreement
Party will, nor will it permit any of its Subsidiaries to, create, incur, assume or permit to exist any Indebtedness, except:

                                     -129-

          (i) Indebtedness created under the Credit Documents;

          (ii) unsecured Indebtedness of the U.S Borrower incurred under the
     Senior Notes and the Senior Notes Indenture and of the U.S. Subsidiary
     Guarantors (so long as same remain U.S. Subsidiary Guarantors) and Holdings under Guarantees of the Obligations of the U.S. Borrower provided under the
     Senior Notes Documents to which they are a party, in an aggregate principal amount not to exceed U.S.$200,000,000 (less the amount of any repayments of principal thereof after the Initial Borrowing Date);

          (iii) unsecured Indebtedness of the U.S Borrower incurred under the
     Senior Subordinated Notes and the Senior Subordinated Notes Indenture and
     of the U.S. Subsidiary Guarantors (so long as same remain U.S. Subsidiary
     Guarantors) and Holdings under subordinated Guarantees of the Obligations of the U.S. Borrower provided under the Senior Subordinated Notes Documents to which they are a party, in an aggregate principal amount not to exceed
     U.S.$350,000,000 (less the amount of any repayments of principal thereof after the Initial Borrowing Date);

          (iv) Third Party Scheduled Existing Indebtedness existing on the
     Effective Date and set forth in Schedule V and extensions, renewals and replacements of any such Indebtedness, provided that such extending, renewal or replacement Indebtedness (A) shall not add guarantors, obligors or security from that which applied to the Indebtedness being extended, renewed or replaced, (B) shall not be in a principal amount that exceeds the principal amount of the Indebtedness being extended, renewed or replaced (plus accrued interest and premium thereon), (C) shall not have an earlier maturity date or a decreased Weighted Average Life to Maturity than the Indebtedness being extended, renewed or replaced and (D) shall be subordinated to the Obligations on the same terms (or, from the perspective of the Lenders, better terms), if any, as the Indebtedness being extended, renewed or replaced;

          (v) intercompany Indebtedness by and among the Borrowers and their
     Subsidiaries permitted pursuant to Section 10.04(e);

          (vi) Guarantees (v) by any U.S. Credit Party (other than Holdings) of
     Indebtedness of any other U.S. Credit Party, (w) by any Canadian Credit
     Party of Indebtedness of any other Credit Party, (x) by any U.S. Credit
     Party (other than Holdings) of Indebtedness of any Foreign Subsidiary of the U.S. Borrower, (y) by any Canadian Credit Party of Indebtedness of any
     Foreign Subsidiary of the U.S. Borrower that is not a Canadian Credit Party and (z) by any Foreign Subsidiary of the U.S. Borrower (other than a
     Canadian Credit Party) of Indebtedness of the U.S. Borrower or any
     Subsidiary of the U.S. Borrower (other than Indebtedness pursuant to the
     Senior Notes Documents, the Senior Subordinated Notes Documents or the
     Additional Senior Subordinated Notes Documents), provided that, in each case, (1) the Indebtedness so Guaranteed is permitted by this Section 10.01
     (other than Section 10.01(a)(iv)), (2) Guarantees permitted under this clause (vi) shall be subordinated to the Obligations of the U.S. Borrower or the applicable Subsidiary, as the case may be, on the same terms as the
     Indebtedness so Guaranteed is subordinated to the Obligations, (3) at no time shall the aggregate outstanding principal amount of all Indebtedness of Subsidiaries Guaranteed pursuant to subclause (x) of this clause (vi), when added to the aggregate principal amount of all intercompany loans made pursuant to (and in reliance on) Section 10.04(e)(x) and the aggregate amount of cash equity contributions made pursuant to (and in reliance on)
     Section 10.04(d)(x), exceed U.S.$60,000,000 (in each case, determined without regard to write-downs or write-offs thereof and, in the case of equity contributions, net of any returns of capital in the form of dividends or distributions actually received in cash in respect of any such
     Investments (which amount shall not exceed the amount of such Investment at the time such Investment was made)), (4) no Guarantees may be made or incurred pursuant to subclause (x) or (y) of this clause (vi) at any time any Default or any Event of Default is in existence (or would be in existence after giving effect thereto), and (5) at no time shall the aggregate outstanding principal amount of all Indebtedness of Subsidiaries
     Guaranteed pursuant to subclause (y) of this clause (vi), when added to the aggregate principal amount of all intercompany loans made pursuant to (and in

                                     -130-

     reliance on) Section 10.04(d)(x), exceed U.S.$60,000,000 (in each case, determined without regard to write-downs or write-offs thereof and, in the case of equity contributions, net of any returns of capital in the form of dividends or distributions actually received in cash in respect of any such
     Investments (which amount shall not exceed the amount of such Investment at the time such Investment was made)), (4) no Guarantees may be made or incurred pursuant to subclause (x) or (y) of this clause (vi) at any time any Default or any Event of Default is in existence (or would be in existence after giving effect thereto), and (5) at no time shall the aggregate outstanding principal amount of all Indebtedness of Subsidiaries
     Guaranteed pursuant to subclause (y) of this clause (vi), when added to the aggregate principal amount of all intercompany loans made pursuant to (and in reliance on) Section 10.04(e)(y) and the aggregate amount of cash equity contributions made pursuant to (and in reliance on) Section 10.04(d)(y)
     (exclusive of Investments made by a Canadian Credit Party directly with the proceeds of an Investment made by a U.S. Credit Party to such Canadian
     Credit Party in reliance on subclause (x) of Sections 10.04(d) and/or (e)), exceed U.S.$45,000,000 (in each case, determined without regard to write-downs or write-offs thereof);

          (vii) Indebtedness of the U.S. Borrower or any of its Subsidiaries
     incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any
     Indebtedness assumed by the U.S. Borrower or any of its Subsidiaries in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof (plus accrued interest and premium in respect thereof), provided that (A) such Indebtedness is incurred prior to or within 120 days after such acquisition or the completion of such construction or improvement and (B) the aggregate principal amount of
     Indebtedness permitted by this clause (vii) shall not exceed, together with the Remaining Present Value of all leases permitted under Section 10.06,
     U.S.$50,000,000 at any time outstanding;

          (viii) (A) Indebtedness of any Person that becomes a Subsidiary of the
     U.S. Borrower after the Initial Borrowing Date, provided that (1) such
     Indebtedness exists at the time such Person becomes a Subsidiary of the
     U.S. Borrower and is not created in contemplation of or in connection with such Person becoming a Subsidiary of the U.S. Borrower and (2) the aggregate principal amount of Indebtedness permitted by this clause (viii)
     shall not exceed U.S.$20,000,000 at any time outstanding and (B) any refinancings, renewals and replacements of any such Indebtedness pursuant to the preceding clause (A) that do not increase the outstanding principal amount thereof (plus accrued interest and premium in respect thereof);

          (ix) Indebtedness owed to any Person providing workers' compensation, health, disability or other employee benefits or property, casualty or liability insurance, pursuant to reimbursement or indemnification obligations to such Person, in each case incurred in the ordinary course of business;

          (x) (A) Indebtedness of the U.S. Borrower or any of its Subsidiaries
     in respect of performance bonds, bid bonds, appeal bonds, surety bonds, completion guarantees and similar obligations, in each case provided in the ordinary course of business and (B) any refinancings, renewals and replacements of any such Indebtedness pursuant to the preceding clause (A)
     that do not increase the outstanding principal amount thereof (plus accrued interest and premium in respect thereof);

                                     -131-

          (xi) Indebtedness of any Credit Party pursuant to Swap Agreements permitted by Section 10.07;

          (xii) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided that such
     Indebtedness is extinguished within five Business Days of its incurrence;

          (xiii) unsecured Indebtedness of the U.S Borrower incurred under the
     Additional Senior Subordinated Notes and the Additional Senior Subordinated
     Notes Documents, and of the U.S. Subsidiary Guarantors (so long as same remain U.S. Subsidiary Guarantors) and Holdings under subordinated
     Guarantees of the Obligations of the U.S. Borrower provided under the
     Additional Senior Subordinated Notes Documents to which they are a party, in each case to the extent not permitted by Section 10.01(a)(xvi), in an aggregate outstanding principal amount not to exceed U.S.$250,000,000 (less the amount of any repayments of principal thereof after the Initial
     Borrowing Date), provided that (A) at no time shall the sum of (x) the aggregate principal amount of Additional Senior Subordinated Notes issued pursuant this Section 10.01(a)(xiii) and outstanding at such time and (y)
     the aggregate amount of all Incremental Term Loan Commitments provided pursuant to Section 2.15 (taking the U.S. Dollar Equivalent of any
     Incremental Term Loan Commitments denominated in Canadian Dollars), exceed
     $400,000,000, (B) immediately prior to and after giving effect to any such issuance of Additional Senior Subordinated Notes, on a Pro Forma Basis, as
     of the last day of the most recently ended Fiscal Quarter prior to such issuance and for which financial statements are available, (1) the U.S.
     Borrower shall be in compliance with the covenants contained in Sections
     10.12 and 10.13, (2) the Leverage Ratio shall be less than 4.50 to 1.00 and
     (3) the Senior Secured Leverage Ratio shall be less than 2.50 to 1.00 and
     (C) the Net Proceeds of such Additional Senior Subordinated Notes are used to finance all or any portion of any investment or expenditure permitted by
     Section 10.04 (including all or any portion of any Permitted Acquisition permitted thereunder), to finance Capital Expenditures permitted by Section
     10.14 or for general corporate purposes of the U.S. Borrower and its
     Subsidiaries (provided that no more than 50% of the Net Proceeds of such
     Additional Senior Subordinated Notes may be used for general corporate purposes of the U.S. Borrower and its Subsidiaries);

          (xiv) Permitted Securitizations, provided that the Net Proceeds from each Permitted Securitization established pursuant to this clause (xiv)
     shall have been applied to prepay Term Loans pursuant to Section 5.02(d);

          (xv) Indebtedness of any Foreign Subsidiary (other than a Canadian
     Credit Party) incurred to finance working capital needs of such Foreign
     Subsidiary, provided that the aggregate principal amount of Indebtedness permitted by this clause (xv), shall not exceed U.S.$40,000,000 at any time outstanding;

          (xvi) unsecured Indebtedness of the U.S Borrower incurred under the
     Additional Senior Subordinated Notes and the Additional Senior Subordinated
     Notes Documents, and of the U.S. Subsidiary Guarantors (so long as same remain U.S. Subsidiary Guarantors) and Holdings under subordinated
     Guarantees of the Obligations of the U.S. Borrower provided under the
     Additional Senior Subordinated Notes Documents to which they are a party,

                                     -132-

     provided that the Net Proceeds of such Additional Senior Subordinated Notes shall have been applied to prepay Term Loans pursuant to Section 5.02(d);

          (xvii) Indebtedness arising from agreements of the U.S. Borrower or a
     Subsidiary of the U.S. Borrower providing for indemnification in connection with the disposition of any business, any assets or any Subsidiary of the
     U.S. Borrower, other than Guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition;

          (xviii) other Indebtedness of the U.S. Borrower or any Credit Party
     (other than Holdings), provided that the aggregate principal amount not
     Indebtedness permitted by this clause (xviii) shall not exceed
     U.S.$15,000,000 at any time outstanding; and

          (xix) Indebtedness of the Canadian Borrower owed to the U.S. Borrower for obligations to pay royalty and service fees in the event of a transfer pricing adjustment by a tax authority in an aggregate amount not to exceed
     U.S.$60,000,000 (without giving effect to any refinancing thereof).

          (b) The U.S. Borrower will not, and will not permit any of its
Subsidiaries to, issue any Preferred Equity.

          (c) Holdings will not issue any Preferred Equity other than Qualified
Preferred Stock.

          10.02 Liens. (a) No Credit Agreement Party will, nor will it permit any of its Subsidiaries to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except (Liens described below are herein referred to as "Permitted
Liens")

          (i) Liens created under the Credit Documents;

          (ii) Permitted Encumbrances;

          (iii) any Lien on any property or asset of the U.S. Borrower or any of its Subsidiaries existing on the Initial Borrowing Date and set forth in
     Schedule IX, provided that (A) such Lien shall not apply to any other property or asset of the U.S. Borrower or any of its Subsidiaries and (B)
     such Lien shall secure only those obligations which it secures on the
     Initial Borrowing Date and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof (plus accrued interest and premium in respect thereof);

          (iv) any Lien existing on any property or asset prior to the acquisition thereof by the U.S. Borrower or any of its Subsidiaries or existing on any property or asset of any Person that becomes a Subsidiary of the U.S. Borrower after the Initial Borrowing Date prior to the time such Person becomes a Subsidiary of the U.S. Borrower, provided that (A)
     such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as applicable, (B) such
     Lien shall not apply to any other property or asset of the U.S. Borrower or any of its Subsidiaries and (C) such Lien shall secure only

                                     -133-

     those obligations that it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as applicable, and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof (plus accrued interest and premiums in respect thereof);

          (v) Liens on fixed or capital assets acquired, constructed or improved by the U.S. Borrower or any of its Subsidiaries, provided that (A) such
     Liens secure Indebtedness permitted by clause (vii) of Section 10.01(a),
     (B) such Liens and the Indebtedness secured thereby are incurred prior to or within 120 days after such acquisition or the completion of such construction or improvement, (C) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets and (D) such Liens shall not apply to any other property or assets of the U.S. Borrower or any of its Subsidiaries;

          (vi) Liens of a collecting bank arising in the ordinary course of business under Section 5-208 of the UCC covering only the items being collected upon;

          (vii) Liens that are statutory, common law or contractual rights of set-off relating to deposit accounts in favor of banks and other depositary institutions arising in the ordinary course of business;

          (viii) Liens arising out of sale and leaseback transactions permitted by Section 10.06;

          (ix) Liens granted by a Subsidiary of the U.S. Borrower that is not a
     Credit Party in favor of the U.S. Borrower or another Credit Party in respect of Indebtedness owed by such Subsidiary;

          (x) Liens representing any interest or title of a licensor, lessor or sub-licensor under any lease or license entered into by the U.S. Borrower or any of its Subsidiaries in the ordinary course of business;

          (xi) sales or other transfers of Receivables pursuant to, and Liens existing or deemed to exist in connection with, Permitted Securitizations permitted by Section 10.01(a)(xiv);

          (xii) Liens on property of a Foreign Subsidiary of the U.S. Borrower
     (other than a Canadian Credit Party) or any of its Foreign Subsidiaries
     (other than a Canadian Credit Party) securing Indebtedness permitted by
     Section 10.01(a)(xv);

          (xiii) Liens with respect to property or assets of the U.S. Borrower or any of its Subsidiaries not constituting Collateral with an aggregate fair value (valued at the time of creation thereof) of not more than
     U.S.$5,000,000 at any time;

          (xiv) Liens securing obligations in respect of trade-related letters of credit or trade-related bankers acceptances issued in the ordinary course of business of the U.S. Borrower and its Subsidiaries, in each case covering the goods (or the documents of title in respect of such goods)
     financed by such letters of credit or trade-related bankers acceptances and the proceeds and products thereof; and

                                     -134-

          (xv) Liens on securities held by the U.S. Borrower or any of its
     Subsidiaries representing an interest in a joint venture to which the U.S.
     Borrower or such Subsidiary is a party (provided that such joint venture is not a Subsidiary of the U.S. Borrower) to the extent that (A) such Liens constitute purchase options, calls or similar rights of a counterparty to such joint venture and (B) such Liens are granted pursuant to the terms of the partnership agreement, joint venture agreement or other similar document or documents pursuant to which such joint venture was created or otherwise governing the rights and obligations of the parties to such joint venture.

          10.03 Fundamental Changes. (a) No Credit Agreement Party will, nor will it permit any of its Subsidiaries to, merge into or consolidate or amalgamate with any other Person, or permit any other Person to merge into or consolidate or amalgamate with it, or liquidate or dissolve, except that (i) any
Domestic Subsidiary of the U.S. Borrower may be merged, consolidated or liquidated with or into the U.S. Borrower (so long as the surviving Person of such merger, consolidation or liquidation is a corporation, limited liability company or limited partnership organized or existing under the laws of the
United States of America, any State thereof or the District of Columbia and, if such surviving Person is not the U.S. Borrower, such Person expressly assumes, in writing, all the obligations of the U.S. Borrower under the Credit Documents pursuant to an assumption agreement in form and substance reasonably satisfactory to the Administrative Agent) or any U.S. Subsidiary Guarantor (so
long as the surviving Person of such merger, consolidation or liquidation is a
Wholly-Owned Domestic Subsidiary of the U.S. Borrower, is a corporation, limited liability company or limited partnership and is or becomes a U.S. Subsidiary
Guarantor concurrently with such merger, consolidation or liquidation), (ii) any
Canadian Subsidiary of the U.S. Borrower (other than the Canadian Borrower and any unlimited liability company) may be merged, consolidated, amalgamated or liquidated with or into the Canadian Borrower (so long as the Canadian Borrower is the surviving corporation of such merger, consolidation, amalgamation or liquidation and is not an unlimited liability company) or any Canadian
Subsidiary Guarantor (so long as the surviving Person of such merger, consolidation, amalgamation or liquidation is a Wholly-Owned Subsidiary of the
U.S. Borrower organized or existing under the laws of Canada or any province thereof, is not an unlimited liability company and is or becomes a Canadian
Subsidiary Guarantor concurrently with such merger, consolidation or liquidation), (iii) any Foreign Subsidiary of the U.S. Borrower (other than a
Canadian Credit Party) may be merged, consolidated, amalgamated or liquidated with or into any Wholly-Owned Foreign Subsidiary of the U.S. Borrower, so long as such Wholly-Owned Foreign Subsidiary is the surviving corporation of such merger, consolidation, amalgamation or liquidation, (iv) any Foreign Subsidiary
(other than a Canadian Credit Party) of the U.S. Borrower may be merged, consolidated or liquidated with or into any U.S. Credit Party (so long as such
U.S. Credit Party is the surviving corporation of such merger, consolidation or liquidation), (v) any Subsidiary of the U.S. Borrower that is not a Credit Party may liquidate, dissolve or discontinue its operations if the U.S. Borrower determines in good faith that such liquidation, dissolution or discontinuation is in the best interests of the U.S. Borrower and is not materially disadvantageous to the Lenders and (vi) any asset sale permitted by Section
10.05(j) may be effected through the merger of a Subsidiary with a third party;
provided that any such merger, consolidation, amalgamation or liquidation shall only be permitted pursuant to this clause (a), so long as (I) no Default and no
Event of Default then exists or would exist immediately after giving effect thereto and (II) except in the case of sub-clauses (v) and (vi) above, any security interests granted to the Collateral Agent for the benefit of the
Secured Creditors in the assets (and Equity Interests) of any such Person subject to any such transaction shall remain in full force and effect and perfected and enforceable (to at least the same extent as in effect immediately prior to such merger, consolidation, amalgamation or liquidation).

                                     -135-

          (b) No Credit Agreement Party will, nor will permit any of its
Subsidiaries to, engage to any material extent in any business other than (i)
businesses of the type conducted by the U.S. Borrower and its Subsidiaries on the Initial Borrowing Date and businesses reasonably related or incidental thereto and (ii) in the case of SPE Subsidiaries of the U.S. Borrower, Permitted
Securitizations.

          (c) Notwithstanding anything to the contrary contained in Section
10.03(b), (i) Holdings will not engage in any business or activity other than the ownership of all the outstanding Equity Interests of the U.S. Borrower and activities incidental thereto and (ii) Holdings will not own or acquire any assets (other than Equity Interests of the U.S. Borrower and the cash proceeds of any Restricted Payments permitted by Section 10.08) or incur any liabilities
(other than liabilities under the Credit Documents and liabilities reasonably incurred in connection with its maintenance of its existence).

          (d) Notwithstanding anything to the contrary contained in Section
10.03(b), (i) U.S. Finco will not engage in any business or activity other than the making of an intercompany loan to UNA 25. Equity Management GmbH (to be renamed CSA Holding (Deutschland) GmbH) on the Initial Borrowing Date and
activities incidental thereto and (ii) U.S. Finco will not own or acquire any assets (other than the intercompany obligation owing to it by UNA 25. Equity
Management GmbH (to be renamed CSA Holding (Deutschland) GmbH) described in preceding clause (i) and cash proceeds from any payments made in respect thereof) or incur any liabilities (other than liabilities under the Credit
Documents to which it is a party and liabilities reasonably incurred in connection with its maintenance of its existence).

          10.04 Investments, Loans, Advances, Guarantees and Acquisitions. No
Credit Agreement Party will, nor will permit any of its Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a Wholly-Owned Subsidiary prior to such merger) any Equity Interests in or evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit (each of the foregoing, an
"Investment"), except:

          (a) Domestic Permitted Acquisitions, provided that the aggregate purchase price (calculated as described in the definition of the term
     "Permitted Acquisition") in respect of all Domestic Permitted Acquisitions made after the Initial Borrowing Date shall not exceed U.S.$400,000,000 plus an amount equal to any returns of capital actually received in cash in respect of such Domestic Permitted Acquisitions (which amount shall not exceed the purchase price paid (calculated as described in the definition of the term "Permitted Acquisition") in respect of such Domestic Permitted
     Acquisitions);

          (b) Permitted Investments;

          (c) Investments existing on the Effective Date and set forth on
     Schedule VI;

          (d) (v) any U.S. Credit Party may make cash common equity
     contributions to any of its direct Wholly-Owned Subsidiaries that is a U.S.
     Credit Party, (w) any Canadian Credit Party may make cash common equity contributions to any of its direct Wholly-Owned

                                     -136-

     Subsidiaries that is a Credit Party, (x) any U.S. Credit Party may make cash common equity contributions to any of its direct Foreign Subsidiaries,
     (y) any Canadian Credit Party may make cash common equity contributions to any of its direct Foreign Subsidiaries that is not a Canadian Credit Party and (z) any Foreign Subsidiary (other than a Canadian Credit Party) may make cash common equity contributions to any of its direct Foreign
     Subsidiaries; provided that (I) at no time shall the aggregate amount of the cash common equity contributions made pursuant to subclause (x) of this clause (d), when added to the aggregate outstanding principal amount of all intercompany loans made pursuant to (and in reliance on) subclause (x) of clause (e) below and the aggregate outstanding principal amount of all
     Indebtedness of Subsidiaries Guaranteed pursuant to Section 10.01(vi)(x), exceed U.S.$60,000,000 (in each case, determined without regard to write-downs or write-offs thereof and, in the case of equity contributions, net of any returns of capital in the form of dividends or distributions actually received in cash in respect of any such Investments (which amount shall not exceed the amount of such Investment at the time such Investment was made)), (II) at no time shall the aggregate amount of the cash common equity contributions made pursuant to subclause (y) of this clause (d), when added to the aggregate outstanding principal amount of all intercompany loans made pursuant to (and in reliance on) subclause (y) of clause (e) below and the aggregate outstanding principal amount of all
     Indebtedness of Subsidiaries Guaranteed pursuant to Section 10.01(vi)(y), exceed U.S.$45,000,000 (in each case, determined without regard to write-downs or write-offs thereof and exclusive of Investments made by a
     Canadian Credit Party directly with the proceeds of an Investment made by a
     U.S. Credit Party to such Canadian Credit Party in reliance on subclause
     (x) of this clause (d) and/or of Section 10.04(e)), (III) no contributions may be made pursuant to subclause (x) or (y) of this clause (d) at any time any Default or any Event of Default is in existence (or would be in existence after giving effect thereto), and (IV) any Equity Interests held by a Credit Party shall be pledged to the Collateral Agent for the benefit of the Secured Creditors as, and to the extent required by, the relevant
     Pledge Agreement;

          (e) (u) Intercompany Distribution Transactions in the form of intercompany loans may be made in accordance with the requirements of
     Section 6.09, (v) U.S. Credit Parties (other than Holdings) may make intercompany loans to each other, (w) Canadian Credit Parties may make intercompany loans to any other Credit Party, (x) U.S. Credit Parties
     (other than Holdings) may make intercompany loans to any Foreign Subsidiary of the U.S. Borrower, (y) Canadian Credit Parties may make intercompany loans to any Foreign Subsidiary of the U.S. Borrower that is not a Canadian
     Credit Party, and (z) any Foreign Subsidiary of the U.S. Borrower may make intercompany loans to any Credit Party and to any Foreign Subsidiary of the
     U.S. Borrower, provided that (I) any such intercompany loan made by a
     Credit Party pursuant to this clause (e) shall be evidenced by an
     Intercompany Note pledged in favor of the Collateral Agent for the benefit of the relevant Secured Creditors pursuant to the relevant Pledge
     Agreement, (II) at no time shall the aggregate outstanding principal amount of all such intercompany loans made pursuant to subclause (x) of this clause (e) above, when added to the aggregate amount of cash equity contributions made pursuant to (and in reliance on) Section 10.04(d)(x)
     above and the aggregate outstanding principal amount of all Indebtedness of
     Subsidiaries Guaranteed pursuant to Section 10.01(vi)(x), exceed
     U.S.$60,000,000 (in each case, determined without regard to write-downs or write-offs thereof and, in the case of equity contributions, net of any returns of capital in the form of dividends or distributions actually received in cash in respect of any such Investments (which amount shall not exceed the amount of such Investment at the time such Investment was made)), (III) at no time shall the aggregate outstanding principal amount

                                     -137-

     of all such intercompany loans made pursuant to subclause (y) of this clause (e) above, when added to the aggregate amount of cash equity contributions made pursuant to (and in reliance on) Section 10.04(d)(y)
     above and the aggregate outstanding principal amount of all Indebtedness of
     Subsidiaries Guaranteed pursuant to Section 10.01(vi)(y), exceed
     U.S.$45,000,000 (in each case, determined without regard to write-downs or write-offs thereof and exclusive of Investments made by a Canadian Credit
     Party directly with the proceeds of an Investment made by a U.S. Credit
     Party to such Canadian Credit Party in reliance on subclause (x) of this clause (e) and/or of Section 10.04(d)), (IV) no intercompany loans may be made pursuant to subclause (x) or (y) of this clause (e) at any time any
     Default or any Event of Default is in existence (or would be in existence after giving effect thereto), (V) each intercompany loan made pursuant to this clause (e) shall be subject to subordination as, and to the extent required by, the Intercompany Subordination Agreement, and (VI) any
     intercompany loans made pursuant to this clause (e) shall cease to be permitted hereunder if the obligor or obligee thereunder ceases to constitute a Credit Party or a Subsidiary of the U.S. Borrower, as
     applicable, as contemplated above;

          (f) Guarantees constituting Indebtedness expressly permitted by
     Section 10.01(a);

          (g) receivables or other trade payables owing to the U.S. Borrower or any of its Subsidiaries if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms, provided that such trade terms may include such concessionary trade terms as the U.S. Borrower or any such Subsidiary deems reasonable under the circumstances;

          (h) Investments consisting of Equity Interests, obligations, securities or other property received in settlement of delinquent accounts of and disputes with customers and suppliers in the ordinary course of business and owing to the U.S. Borrower or any of its Subsidiaries or in satisfaction of judgments;

          (i) Investments by the U.S. Borrower or any of its Subsidiaries in
     payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

          (j) loans or advances by the U.S. Borrower or any of its Subsidiaries to employees made in the ordinary course of business (including travel, entertainment and relocation expenses) of the U.S. Borrower or any of its
     Subsidiaries not exceeding U.S.$1,000,000 in the aggregate at any time outstanding (determined without regard to any write-downs or write-offs of such loans or advances);

          (k) Investments in the form of Swap Agreements permitted by Section
     10.07;

          (l) Investments of any Person existing at the time such Person becomes a Subsidiary of the U.S. Borrower or consolidates, merges or amalgamates with the U.S. Borrower or any of its Subsidiaries (including in connection with a Permitted Acquisition), so long as such investments were not made in contemplation of such Person becoming a Subsidiary or of such merger, consolidation or amalgamation

                                     -138-

          (m) Investments received in connection with the dispositions of assets permitted by Section 10.05;

          (n) Investments constituting deposits described in clauses (c) and (d)
     of the definition of the term "Permitted Encumbrances";

          (o) Investments and Guarantees arising or made under Permitted
     Securitizations permitted by Section 10.01(a)(xiv);

          (p) Investments by the U.S. Borrower or any of its Subsidiaries (i) in
     Subsidiaries that are not Credit Parties (to the extent not otherwise permitted under clauses (c), (d) or (e) of this Section 10.04), (ii) in
     Permitted Joint Ventures and (iii) in respect of Foreign Permitted
     Acquisitions (the purchase price with respect to which shall be calculated as described in the definition of the term "Permitted Acquisition" and which, for purposes of this clause (p), shall be deemed to include any strategic acquisition or development of assets constituting capital expenditures of a Foreign Subsidiary of the U.S. Borrower), in an amount, as valued at cost at the time each such investment is made (including all commitments for future investments), not exceeding, together with the aggregate amount of Capital Expenditures made pursuant to Section 10.14(d),
     U.S.$60,000,000 in the aggregate for all such Investments and Capital
     Expenditures made from and after the Initial Borrowing Date plus an amount equal to any returns of capital actually received in cash in respect of any such Investments (which amount shall not exceed the amount of such
     Investment at the time such Investment was made);

          (q) other Investments by the U.S. Borrower or any of its Subsidiaries
     in an aggregate amount, as valued at cost at the time each such Investment is made (including all commitments for future investments), not exceeding
     U.S.$10,000,000 in the aggregate for all such Investments made from and after the Initial Borrowing Date plus an amount equal to any returns of capital actually received in cash in respect of any such Investments (which amount shall not exceed the amount of such investment valued at cost at the time such investment was made); and

          (r) the intercompany loan made by the U.S. Borrower to the Canadian
     Borrower for obligations of the Canadian Borrower owed to the U.S. Borrower for royalty and service fees in the event of a transfer pricing adjustment by a tax authority in an aggregate amount not to exceed U.S.$60,000,000 at any time outstanding.

          10.05 Asset Sales. No Credit Agreement Party will, nor will it permit any of its Subsidiaries to, sell, transfer, lease or otherwise dispose of any asset, including any Equity Interest owned by it, nor will the U.S. Borrower permit any of its Subsidiaries to issue any additional Equity Interest in such
Subsidiary (other than to the U.S. Borrower or any of its Subsidiaries in compliance with Section 10.04), except:

          (a) sales, transfers and dispositions of (i) inventory in the ordinary course of business and (ii) surplus, obsolete or worn out equipment or property in the ordinary course of business;

          (b) sales, transfers and dispositions of assets (v) among the U.S.
     Credit Parties (other than Holdings), (w) by any Canadian Credit Party to any other Credit Party (other than

                                     -139-

     Holdings), (x) by any Credit Party to any Foreign Subsidiary of the U.S.
     Borrower, (y) by any Subsidiary of the U.S. Borrower to any Credit Party
     (other than Holdings) and (z) by any Foreign Subsidiary of the U.S.
     Borrower (other than a Canadian Credit Party) to any Credit Party (other than Holdings) or any Foreign Subsidiary of the U.S. Borrower, in the case of any such transfer, so long as (I) no Default and no Event of Default then exists or would exist immediately after giving effect to the respective transfer, (II) any security interests granted to the Collateral
     Agent for the benefit of the Secured Creditors pursuant to the relevant
     Security Documents in the assets so transferred shall remain in full force and effect and perfected and enforceable (to at least the same extent as in effect immediately prior to such transfer) and (III) the aggregate fair market value of all assets sold, transferred or otherwise disposed of in reliance upon subclause (x) of this clause (b) does not exceed
     U.S.$15,000,000 in any Fiscal Year;

          (c) sales, transfers and dispositions of accounts receivable in connection with the compromise, settlement or collection thereof;

          (d) sales, transfers and dispositions of property to the extent such property constitutes an investment permitted by clause (b), (h), (l), (m)
     or (n) of Section 10.04;

          (e) sale and leaseback transactions permitted by Section 10.06;

          (f) dispositions resulting from any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of the U.S. Borrower or any of its Subsidiaries;

          (g) sales, transfers and other dispositions of Receivables and Related
     Assets (as defined in the definition of "Permitted Securitization")
     pursuant to Permitted Securitizations permitted by Section 10.01(a)(xiv);

          (h) licensing and cross-licensing arrangements entered into in the ordinary course of business involving any technology or other intellectual property of the U.S. Borrower or any of its Subsidiaries;

          (i) sales, transfers, leases and other dispositions of assets to the extent such assets are exchanged substantially simultaneously for similar replacement assets, provided that, (i) the fair value of the assets received in any such sale, transfer or other disposition is equal to or greater than the fair value of the assets exchanged therefor and (ii) after giving effect to each such sale, transfer or other disposition, the aggregate fair value of all assets sold, transferred or otherwise disposed of in reliance upon this clause (i) shall not exceed U.S.$10,000,000 in any
     Fiscal Year;

          (j) sales, transfers and other dispositions of assets for proceeds not constituting cash or Permitted Investments, provided that the aggregate fair market value of all assets, sold, transferred or otherwise disposed of in reliance upon this paragraph (j) shall not exceed $10,000,000 during the term of this Agreement; and

          (k) sales, transfers and other dispositions of assets (other than
     Equity Interests in a Subsidiary of the U.S. Borrower unless all Equity
     Interests in such Subsidiary are sold) that are not permitted by any other clause of this Section 10.05, provided that the aggregate fair

                                     -140-

     market value of all assets sold, transferred or otherwise disposed of in reliance upon this clause (k) shall not exceed U.S.$10,000,000 during any
     Fiscal Year and, provided further, that the amount of sales, transfers and other dispositions permitted to be made during any Fiscal Year pursuant to this clause (k) shall be increased by the unused amount of such sales, transfers and other dispositions that were permitted to be made during the immediately preceding Fiscal Year (including any amounts carried forward from prior Fiscal Years), so long as the aggregate amount of sales, transfers and other dispositions permitted to be made during any Fiscal
     Year pursuant to this clause (k) shall not exceed U.S.$25,000,000,

provided that (i) all sales, transfers, leases and other dispositions permitted hereby (other than those permitted by clauses (b) and (f) above) shall be made for fair value, (ii) all sales, transfers, leases and other dispositions permitted hereby (other than those permitted by paragraphs (b), (f), (h) (to the extent relating to cross-licensing), (i) and (j) above) shall be made for at least 75% cash consideration (which cash consideration (1) for purposes of clause (a)(i) above, shall be deemed to include accounts receivable and (2) for purposes of clause (a)(ii) above, shall be deemed to include additions to property, plant and equipment received in connection with a trade in of surplus, obsolete or worn out equipment) and provided further, that for purposes of the preceding proviso, the assumption by the transferee of liabilities associated with the assets subject to any sale, transfer or other disposition (other than any liabilities that are subordinated to the Obligations or have stated maturity that is outside the Tranche C Term Loan Maturity Date) shall not be deemed to be consideration paid in respect of such assets.

          10.06 Sale and Leaseback Transactions. No Credit Agreement Party will, nor will permit any of its Subsidiaries to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred (a "Sale and Leaseback Transaction"), provided that a Sale and
Leaseback Transaction shall be permitted so long as at the time the lease in connection therewith is entered into, and after giving effect to the entering into of such lease, the Remaining Present Value of such lease (together with
Indebtedness outstanding pursuant to clause (vii) of Section 10.01(a) and the
Remaining Present Value of outstanding leases previously entered into under this
Section 10.06) does not exceed U.S.$30,000,000.

          10.07 Swap Agreements. No Credit Agreement Party will, nor will it permit any of its Subsidiaries to, enter into any Swap Agreement, except (a)
Swap Agreements entered into to hedge or mitigate risks to which the U.S.
Borrower or any of its Subsidiaries has actual exposure (other than those in respect of Equity Interests of the U.S. Borrower or any of its Subsidiaries) and
(b) Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of U.S. Borrower or any of its Subsidiaries.

          10.08 Restricted Payments; Certain Payments of Indebtedness. (a) No
Credit Agreement Party will, nor will it permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted
Payment, or incur any obligation (contingent or otherwise) to do so, except (i)
each of Holdings and the U.S. Borrower may declare and pay dividends with respect to its common stock payable solely in additional shares of its common stock, and Holdings may declare and pay dividends with respect to its preferred stock payable solely in additional shares of such preferred stock or in shares of its common stock, (ii) Subsidiaries of the

                                     -141-

U.S. Borrower may declare and pay dividends ratably with respect to their capital stock, membership or partnership interests or other similar Equity
Interests, (iii) the U.S. Borrower may make Restricted Payments to Holdings to permit Holdings to make Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for management or employees of
Holdings and its Subsidiaries that have been approved by the board of directors of Holdings in an amount during any Fiscal Year equal to the sum of (A)
U.S.$1,000,000 and (B) amounts received by Holdings as a result of the sale of
Equity Interests in Holdings to employees, officer, directors or consultants of
Holdings, the U.S. Borrower or any Subsidiary of the U.S. Borrower, which amounts, if not used in any Fiscal Year, may be carried forward to any subsequent Fiscal Year, (iv) the U.S. Borrower may pay dividends to Holdings, at such times and in such amounts (A) not exceeding U.S.$2,500,000 during any
Fiscal Year, as shall be necessary to permit Holdings to discharge its corporate overhead (including franchise taxes and directors fees) and other permitted liabilities and to make payments permitted by Section 10.09 and (B) as shall be necessary to pay any taxes that are due and payable by Holdings as part of a consolidated, combined, unitary or similar group that includes the U.S. Borrower or any of its Subsidiaries, to the extent that such taxes relate to the operations of the U.S. Borrower and its Subsidiaries and so long as any refunds received by Holdings attributable to the U.S. Borrower or any of its
Subsidiaries shall be promptly returned by Holdings to the U.S. Borrower, (v) so long as no Default has occurred and is continuing or would result therefrom, the
U.S. Borrower may make Restricted Payments to the extent necessary to permit it or Holdings to, and the U.S. Borrower or Holdings may, make payments of or on account of monitoring or management or similar fees (including reasonable out-of-pocket expenses incurred in connection therewith) to the Sponsor or its
Affiliates in an aggregate amount in any fiscal year not in excess of $4,000,000 and (vi) without duplication as to amounts distributable with respect to taxes under clause (iv) above, in the event that Holdings and the U.S. Borrower become pass-through or disregarded entities for U.S. federal income tax purposes, the
U.S. Borrower may make Tax Distributions to Holdings to the extent that the aggregate amount of Tax Distributions made pursuant to this clause (vi) in respect of any taxable year does not exceed the aggregate amount of U.S.
federal, state and local income taxes that would have otherwise been payable by the U.S. Borrower for such taxable year had it remained a corporation for U.S.
federal income tax purposes for such taxable year.

          (b) No Credit Agreement Party will, nor will it permit any of its
Subsidiaries to, make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Senior Notes, Senior
Subordinated Notes, Additional Senior Subordinated Notes or Scheduled Existing
Indebtedness, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Indebtedness, except:

          (i) payment of regularly scheduled interest and principal payments as and when due in respect of any such Indebtedness, other than (x) payments in respect of any such Indebtedness prohibited by the subordination provisions thereof and (y) payments required to be made as a result of a
     "change of control" under the Senior Notes Documents, unless the consent of the Required Lenders has been obtained;

          (ii) refinancings of such Indebtedness to the extent permitted by
     Section 10.01 (in which case the provisions of this Section 10.08 shall apply to such refinancing Indebtedness); and

                                     -142-

          (iii) Senior Notes, Senior Subordinated Notes and Additional Senior
     Subordinated Notes may be exchanged for Exchange Senior Notes, Exchange
     Senior Subordinated Notes or Exchange Additional Senior Subordinated Notes,
     as the case may be, in accordance with the requirements of the respective definitions thereof.

          10.09 Transactions with Affiliates. No Credit Agreement Party will, nor will it permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its
Affiliates, except (a) transactions that (i) are in the ordinary course of business and (ii) are at prices and on terms and conditions not less favorable to such Credit Agreement Party or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, (b) transactions between or among (x) the U.S. Borrower and the other Credit Parties not involving any other
Affiliate or (y) the Canadian Borrower and the other Canadian Credit Parties not involving any other Affiliate, (c) any investment or Guarantee permitted by
Sections 10.04(d), 10.04(e), 10.04(f) or 10.04(o), (d) any Indebtedness
permitted under Section 10.01(a)(v) or Section 10.01(a)(vi), (e) any Restricted
Payment permitted by Section 10.08, (f) loans or advances to employees of the
U.S. Borrower or any of its Subsidiaries permitted under Section 10.04, (g) any contribution to the capital of Holdings by any Permitted Holder or any purchase of Equity Interests of Holdings by any Permitted Holder, (h) the payment of reasonable fees to directors of Holdings or any of its Subsidiaries who are not employees of Holdings or any of its Subsidiaries, and compensation and employee benefit arrangements paid to, and indemnities provided for the benefit of, directors, officers, employees and consultants of Holdings or any of its
Subsidiaries in the ordinary course of business, (i) any transactions permitted by Section 10.05(g), (j) payments by Holdings or any of its Subsidiaries to the
Sponsor or any of its Affiliates in respect of any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, in each case in connection with acquisitions or divestitures, which payments are approved in good faith by a majority of the members of the board of directors of Holdings disinterested with respect to such payments and do not exceed (i) in connection with any one transaction or series of related transactions, the greater of (A) U.S.$2,500,000 and (B) 1.50% of the total value of the assets acquired or divested in such transaction or series of related transactions and (ii) in the aggregate during the term of this
Agreement, the greater of (A) U.S.$5,000,000 and (B) 1.50% of the total value of the assets acquired or divested in all such transactions and series of related transactions consummated during the term of this Agreement and (k) transactions in existence on the Effective Date or pursuant to agreements in existence on the
Effective Date and, in each case, set forth on Schedule XII or any amendment thereto to the extent such amendment is not adverse to the Lenders in any material respect.

          10.10 Restrictive Agreements. No Credit Agreement Party will, nor will permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of any Credit Agreement Party or any of its Subsidiaries to create, incur or permit to exist any Lien upon any of its property or assets or (b) the ability of any Subsidiary of the U.S. Borrower to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the U.S. Borrower or any other
Subsidiary of the U.S. Borrower or to Guarantee Indebtedness of the U.S.
Borrower or any other Subsidiary of the U.S. Borrower, provided that (i) the foregoing shall not apply to restrictions and conditions imposed by (A)
applicable law (B) any Credit Document, Senior Subordinated Notes Document,
Senior Subordinated Notes Document or Additional Senior Subordinated Notes
Document, (C) any agreement or instrument governing the terms of Indebtedness permitted under Section 10.01(a)(viii), but only to the extent such restrictions or conditions are

                                     -143-

imposed only on the Person who becomes a Subsidiary concurrently with the incurrence of such Indebtedness, and (D) any instrument or agreement governing any Indebtedness incurred by a Foreign Subsidiary of the U.S. Borrower (other than a Canadian Credit Party) pursuant to Section 10.01(a)(xv), but only to the extent such restrictions or conditions are imposed only on such Foreign
Subsidiary and its Foreign Subsidiaries, (ii) the foregoing shall not apply to restrictions and conditions existing on the Effective Date identified on
Schedule XIII (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition),
(iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements and other documents (including organizational documents)
governing any Permitted Joint Venture, (iv) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary of the U.S. Borrower or the sale of assets pending such sale, provided such restrictions and conditions apply only to the Subsidiary or assets that are to be sold and such sale is permitted hereunder, (v) clause (a)
of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to Permitted Securitizations permitted by this Agreement if such restrictions or conditions apply only to the Receivables and the Related
Assets that are the subject of the Permitted Securitization, and neither clause
(a) nor clause (b) of the foregoing shall apply to restrictions or conditions imposed on any SPE Subsidiary in connection with any Permitted Securitization,
(vi) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this
Agreement (other than in respect of a Permitted Securitization) if such restrictions or conditions apply only to the property or assets securing such
Indebtedness and (vii) clause (a) of the foregoing shall not apply to customary provisions in leases restricting the assignment thereof.

          10.11 Amendment of Material Documents. No Credit Agreement Party will, nor will it permit any of its respective Subsidiaries to, amend, modify or waive any of its rights under (a) any Acquisition Document, (b) any Senior Notes
Document, Senior Subordinated Notes Document or Additional Senior Subordinated
Notes Document, (c) any Tax Allocation Agreement, (d) any Management Agreement,
or (e) its certificate of incorporation, by-laws or other organizational documents, in each case to the extent such amendment, modification or waiver would be materially adverse to the Lenders; provided that in no event shall any amendment or modification to the foregoing (i) increase the applicable interest rate, (ii) shorten the maturity date from that theretofore in effect, (iii)
modify or change any subordination provisions contained therein or (iv) make any covenant more restrictive in any material respect than previously existed thereunder.

          10.12 Interest Expense Coverage Ratio. The U.S. Borrower will not permit the ratio of (a) Consolidated EBITDA to (b) Consolidated Cash Interest
Expense (the "Interest Coverage Ratio"), in each case for any period of four consecutive Fiscal Quarters ending on any date set forth below, to be less than the ratio set forth below opposite such date below, provided that, to the extent the U.S. Borrower or any of its Subsidiaries makes any Permitted Acquisition,
Asset Disposition or Discontinuation during the period of four Fiscal Quarters most recently ended, the Interest Coverage Ratio for such period shall be calculated on a Pro Forma Basis:

       Date            Ratio
       ----            -----
  March 31, 2005     2.50:1.00
   June 30, 2005     2.50:1.00
September 30, 2005   2.50:1.00
 December 31, 2005   2.50:1.00
  March 31, 2006     2.60:1.00
   June 30, 2006     2.60:1.00

                                     -144-

September 30, 2006   2.60:1.00
 December 31, 2006   2.70:1.00
  March 31, 2007     2.70:1.00
   June 30, 2007     2.70:1.00
September 30, 2007   2.80:1.00
 December 31, 2007   2.80:1.00
  March 31, 2008     2.90:1.00
   June 30, 2008     2.90:1.00
September 30, 2008   3.00:1.00
 December 31, 2008   3.00:1.00
  March 31, 2009     3.10:1.00
   June 30, 2009     3.10:1.00
September 30, 2009   3.25:1.00
 December 31, 2009   3.25:1.00
  March 31, 2010     3.25:1.00
   June 30, 2010     3.25:1.00
September 30, 2010   3.25:1.00
 December 31, 2010   3.25:1.00
  March 31, 2011     3.25:1.00
   June 30, 2011     3.25:1.00
September 30, 2011   3.25:1.00
 December 31, 2011   3.25:1.00

          10.13 Leverage Ratio. The U.S. Borrower will not permit the Leverage
Ratio as of the last day of any Fiscal Quarter during any period set forth below to be greater than the ratio set forth opposite such period below:

               Period                    Ratio
               ------                    -----
January 1, 2005 - September 30, 2005   4.90:1.00
 October 1, 2005 - December 31, 2005   4.85:1.00
  January 1, 2006 - March 31, 2006     4.80:1.00
 April 1, 2006 - September 30, 2006    4.75:1.00
 October 1, 2006 - December 31, 2006   4.50:1.00
   January 1, 2007 - June 30, 2007     4.25:1.00
  July 1, 2007 - December 31, 2007     4.00:1.00
  January 1, 2008 - March 31, 2008     3.75:1.00
    April 1, 2008 - June 30, 2008      3.50:1.00
  July 1, 2008 - December 31, 2008     3.25:1.00
 January 1, 2009 - December 31, 2011   3.00:1.00

          10.14 Maximum Capital Expenditures. (a) The U.S. Borrower will not, nor will it permit any of its Subsidiaries to, incur or make any Capital
Expenditures during any Fiscal Year set forth below in an amount exceeding the amount set forth opposite such Fiscal Year:

Fiscal Year   Maximum Capital Expenditures
-----------   ----------------------------

                                     -145-

    2005              $100,000,000
    2006              $100,000,000
    2007              $100,000,000
    2008              $105,000,000
    2009              $110,000,000
    2010              $115,000,000
    2011              $120,000,000

          (b) The amount of any Capital Expenditures permitted to be made in respect of any Fiscal Year shall be increased by the unused amount of Capital
Expenditures that were permitted to be made during the immediately preceding
Fiscal Year pursuant to Section 10.14(a). Capital Expenditures in any Fiscal
Year shall be deemed to use (i) first, any amount carried forward to such Fiscal
Year pursuant to this Section 10.14(b) and (ii) second, the amount for such
Fiscal Year set forth in Section 10.14(a).

          (c) The amount of any Capital Expenditures permitted to be made in respect of any Fiscal Year shall be further increased, after the consummation of any Permitted Acquisition, in an amount equal to 100% of the aggregate amount of capital expenditures made by the Person or business so acquired during the fiscal year of such Person or business most recently completed prior to such
Permitted Acquisition, as reflected in the financial statements of such Person or business (such amount, the "Acquired Business Annual Capital Expenditure
Amount"), provided that, with respect to the Fiscal Year of the U.S. Borrower during which any such Permitted Acquisition occurs (the "Acquisition Fiscal
Year"), the amount of Capital Expenditures permitted to be made during the
Acquisition Fiscal Year shall only be increased by the amount equal to the
Acquired Business Annual Capital Expenditure Amount less the amount of capital expenditures made by such Person or business during the Acquisition Fiscal Year.

          (d) In addition to the Capital Expenditures permitted pursuant to the preceding paragraphs (a) through (c), Foreign Subsidiaries may make additional
Capital Expenditures as part of an acquisition or strategic development of assets which, together with investments made under Section 10.04(p), do not exceed $60,000,000 in the aggregate for all such Capital Expenditures and investments made since the Effective Date plus an amount equal to any returns of capital actually received in cash in respect of any investments made under
Section 10.04(p) (which amount shall not exceed the amount of such investment at the time such investment was made).

          10.15 Limitation on Issuance of Equity Interests.

          Neither Borrower will issue any capital stock or other Equity
Interests (including by way of sales of treasury stock) or any options or warrants to purchase, or securities convertible into, capital stock or other
Equity Interests, except (i) for transfers and replacements of then outstanding shares of capital stock or other Equity Interests and (ii) for stock splits, stock dividends and additional issuances which do not decrease the percentage ownership of Holdings (in the case of the U.S. Borrower) or the U.S. Borrower
(in the case of the Canadian Borrower) in any class of the capital stock or other Equity Interests of such Borrower.

                                     -146-

          SECTION 11. Events of Default. If any of the following specified events (any such event, an "Event of Default") shall occur:

          (a) either Borrower shall fail to (I) pay (x) any principal (or, Face
     Amount, as applicable) of any Loan or Note or (y) any Unpaid Drawing when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise or (II) fail to make an offer to prepay Term Loans, or fail to prepay Term Loans subject to an Offer to Prepay Term Loans, in any case pursuant to, and in accordance with the requirements of, Section 5.02(c), (e) or (g)(II);

          (b) either Borrower shall fail to pay any interest on any Loan or Note or any Fee or any other amount (other than an amount referred to in clause
     (a) of this Section) payable under this Agreement or any other Credit
     Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three Business Days;

          (c) any representation or warranty made or deemed made by or on behalf of any Credit Agreement Party or any of its Subsidiaries in or in
     connection with any Credit Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any
     Credit Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect, in either case when made or deemed made, except to the extent such representation or warranty relates expressly to an earlier date (in which case such representation or warranty shall prove to have been incorrect in any material respect as of such earlier date);

          (d) any Credit Agreement Party shall fail to observe or perform any covenant, condition or agreement contained in Sections 9.02(a), 9.03(a),
     9.04 (with respect to the existence of any Credit Agreement Party) or 9.11 or in Section 10;

          (e) any Credit Agreement Party or any other Credit Party shall fail to observe or perform any covenant, condition or agreement contained in any
     Credit Document (other than those specified in clause (a), (b) or (d) of this Section 11), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to Holdings or the U.S. Borrower (which notice will be given at the request of any
     Lender);

          (f) any Credit Agreement Party or any of its Subsidiaries shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable (after giving effect to any applicable grace period with respect thereto, provided that, during the applicable grace period, no additional consideration is paid or additional rights are granted in respect of such Material Indebtedness);

          (g) any event or condition occurs that results in any Material
     Indebtedness becoming due or, in the case of a Permitted Securitization, terminating (except voluntary terminations) prior to its scheduled maturity or that enables or permits (with all applicable grace periods having expired) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due or, in the case of a Permitted Securitization, to be terminated, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity, provided that this clause

                                     -147-

     (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets (to the extent not prohibited under this Agreement) securing such Indebtedness;

          (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of any Credit Agreement Party or any of its Subsidiaries
     or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect (including the Bankruptcy Code) or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Credit Agreement Party or any of its Subsidiaries or for a
     substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

          (i) any Credit Agreement Party or any of their respective Subsidiaries shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Section 11, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Credit Agreement Party or any of its Subsidiaries
     or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding,
     (v) make a general assignment for the benefit of creditors or (vi) take any formal action for the purpose of effecting any of the foregoing;

          (j) any Credit Agreement Party or any of its Subsidiaries shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

          (k) one or more judgments for the payment of money in an aggregate amount in excess of U.S.$17,500,000 shall be rendered against any Credit
     Agreement Party or any of its Subsidiaries or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of any Credit Agreement Party or any of its Subsidiaries to enforce any such judgment;

          (l) (x) an ERISA Event shall have occurred and/or (y) a Credit Party or a Governmental Authority shall have taken steps to terminate a Canadian
     Pension Plan and/or a Foreign Pension Plan ("Plan Termination Events")
     that, when taken together with all other ERISA Events and/or Plan
     Termination Events that have occurred, could reasonably be expected to result in liability of, and/or required contribution by, Holdings and its
     Subsidiaries in an aggregate amount exceeding U.S.$17,500,000 for all periods;

          (m) any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by any Credit Party not to be, a valid and perfected Lien on any material portion of the Collateral, with the priority required by the applicable Security Document, except (i) as a result of the sale or other disposition of the applicable Collateral in a transaction permitted under the Credit Documents or (ii) as a result of the
     Collateral Agent's

                                     -148-

     failure to maintain possession of any stock certificates, promissory notes or other instruments (if any) delivered to it under the Security Documents or to file all continuation statements;

          (n) any Credit Document shall for any reason be asserted by any Credit
     Party not to be a legal, valid and binding obligation of any party thereto;

          (o) any Guaranty shall cease to be in full force and effect (other than in accordance with the terms thereof) or shall be asserted by any
     Credit Party not to be in effect or not to be legal, valid and binding obligations;

          (p) the Senior Subordinated Notes, the Additional Senior Subordinated
     Notes or any Guarantees thereof shall cease, for any reason, to be validly subordinated to the Obligations of the U.S. Borrower or the Guaranteed
     Obligations (as defined in the U.S. Subsidiaries Guaranty) of the U.S.
     Subsidiary Guarantors, as the case may be, as provided in the Senior
     Subordinated Notes Documents or Additional Senior Subordinated Notes
     Documents, as applicable, or any Credit Party or the holders of at least
     25% in aggregate principal amount of the Senior Subordinated Notes or the
     Additional Senior Subordinated Notes, as applicable, shall so assert; or

          (q) a Change in Control shall occur;

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent shall, upon the written request of the Required Lenders, by written notice to Holdings or the U.S.
Borrower, take any or all of the following actions, without prejudice to the rights of any Agent or any Lender to enforce its claims against any Credit Party
(provided that if an Event of Default specified in clause (h), (i) or (j) of this Section 11 shall occur with respect to either Borrower, the result which would occur upon the giving of written notice by the Administrative Agent as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice): (i) declare the Total Commitment terminated, whereupon the Commitment of each Lender shall forthwith terminate immediately and any RL Commitment Commission and any other Fees shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued interest in respect of all Loans and all Obligations owing hereunder (including the Face Amount of all outstanding Bankers Acceptance Loans and Unpaid Drawings) to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each of the Borrowers; (iii) enforce, as Collateral
Agent (or direct the Collateral Agent to enforce), any or all of the Liens and security interests created pursuant to the Security Documents; (iv) terminate any Letter of Credit which may be terminated in accordance with its terms; (v)
direct the Canadian Borrower to pay (and the Canadian Borrower agrees that upon receipt of such notice, or upon the occurrence of an Event of Default specified in clause (h), (i) or (j) of this Section 11 with respect to either Borrower, it will pay) to the Administrative Agent at the Payment Office such additional amount of cash (in the respective currencies in which such Letters of Credit are denominated), to be held as security by the Administrative Agent, as is equal to the sum of (x) the aggregate Stated Amount of all Multicurrency Facility Letters
of Credit issued for the account of the Canadian Borrower and then outstanding;
(vi) direct the U.S. Borrower to pay (and the U.S. Borrower agrees that upon receipt of such notice, or upon the occurrence of an Event of Default specified in clause (h), (i) or (j) of this Section 11 with respect to either Borrower, it will pay) to the Administrative Agent at the Payment Office such additional amount of cash (in the respective currencies in which such Letters of Credit are denominated), to be held as security by the

                                     -149-

Administrative Agent, as is equal to sum of the aggregate Stated Amount of all
Dollar Facility Letters of Credit then outstanding; and (vii) apply any cash collateral held by the Administrative Agent as provided in Section 5.02 to the repayment of the Obligations.

          SECTION 12. The Agents.

          12.01 Appointment. (a) Each Lender hereby irrevocably designates and appoints (w) DBAG as the Canadian Sub-Agent, (x) DBTCA as Administrative Agent
for such Lender (as used hereinafter for purposes of this Section 12, the term
"Administrative Agent" shall mean DBTCA in its capacities as Administrative
Agent and as Collateral Agent hereunder and pursuant to the Security Documents and DBAG as the Canadian Sub-Agent and the term "Agent" shall include the term
"Administrative Agent" as so defined), (y) LCPI as Syndication Agent for such
Lender, and (z) GSCP, UBS Securities and Scotia as Co-Documentation Agents for
such Lender, each to act as specified herein and in the other Credit Documents, and each such Lender hereby irrevocably authorizes, and each holder of any Note by the acceptance of such Note shall be deemed irrevocably to authorize, the
Administrative Agent, each Syndication Agent and each Co-Documentation Agent to take such action on its behalf under the provisions of this Agreement, the other
Credit Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder or thereunder as are specifically delegated to or required of the Administrative
Agent, such Syndication Agent or such Co-Documentation Agent, as the case may be, by the terms hereof or thereof, together with such other powers as are reasonably incidental thereto. Each of the Agents may perform any of their respective duties under this Agreement, the other Credit Documents and any other instruments and agreements referred to herein or therein by or through its respective officers, directors, agents, employees or affiliates (it being understood and agreed, for avoidance of doubt and without limiting the generality of the foregoing, that the Administrative Agent and/or Collateral
Agent may perform any of its duties under the Security Documents by or through one or more of its affiliates).

          (b) The provisions of this Section 12 are solely for the benefit of the Administrative Agent, the Syndication Agent, the Co-Documentation Agents and
the Lenders, and neither Holdings nor any of its Subsidiaries shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, each of the
Administrative Agent, the Syndication Agent and each Co-Documentation Agent shall act solely as agent for the Lenders, and none of the Administrative Agent, the Syndication Agent or the Co-Documentation Agents assumes (and shall not be deemed to have assumed) any obligation or relationship of agency or trust with or for Holdings or any of its Subsidiaries.

          12.02 Nature of Duties. (a) No Agent shall have any duties or responsibilities except those expressly set forth in this Agreement and in the other Credit Documents. Neither any Agent nor any of its officers, directors, agents, employees, representatives or affiliates shall be liable for any action taken or omitted by it or them hereunder or under any other Credit Document or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision). The duties of the Agents shall be mechanical and administrative in nature; no Agent shall have by reason of this Agreement or any other Credit Document a fiduciary relationship in respect of any Lender or the holder of any Note and nothing in this Agreement or in any other Credit Document, expressed or implied, is intended to or shall be so construed as to impose upon any Agent any obligations in

                                     -150-

respect of this Agreement or any other Credit Document except as expressly set forth herein or therein.

          (b) Notwithstanding any other provision of this Agreement or any provision of any other Credit Document, each of the Joint Lead Arrangers is named as such for recognition purposes only, and in their respective capacities as such shall have no powers, duties, responsibilities or liabilities with respect to this Agreement or the other Credit Documents or the transactions contemplated hereby and thereby; it being understood and agreed that the Joint
Lead Arrangers shall be entitled to all indemnification and reimbursement rights in favor of "Agents" as, and to the extent, provided for under Sections 12.07 and 13.01. Without limitation of the foregoing, none of the Joint Lead Arrangers shall, solely by reason of this Agreement or any other Credit Documents, have any fiduciary relationship in respect of any Lender or any other Person.

          12.03 Certain Rights of the Agents. The Agents shall have the right to request instructions from the Required Lenders at any time. If any Agent shall request instructions from the Required Lenders with respect to any act or action
(including failure to act) in connection with this Agreement or any other Credit
Document, such Agent shall be entitled to refrain from such act or taking such action unless and until such Agent shall have received instructions from the
Required Lenders; and such Agent shall not incur liability to any Lender by reason of so refraining. Without limiting the foregoing, neither any Lender nor the holder of any Note shall have any right of action whatsoever against any
Agent or any of its employees, directors, officers, agents, representatives or affiliates as a result of such Agent or such other person acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Required Lenders.

          12.04 Reliance by Agents. Each Agent shall be entitled to rely, and shall be fully protected (and shall have no liability to any Person) in relying, upon any note, writing, resolution, notice, statement, certificate, telex, facsimile, teletype or telecopier message, cablegram, radiogram, order, telephone message or other document or conversation that such Agent believed, in the absence of gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision), to be the proper Person, and, with respect to all legal matters pertaining to this
Agreement and any other Credit Document and its duties hereunder and thereunder, upon advice of counsel selected by such Agent (which may be counsel for the
Credit Parties) and, with respect to other matters, upon advice of independent public accountants or other experts, consultants or specialists selected by it.

          12.05 Notice of Default, etc. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of
Default unless the Administrative Agent has actually received written notice from a Lender or a Credit Agreement Party referring to this Agreement, describing such Default or Event of Default and stating that such notice is a
"notice of default." In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the
Lenders. The Administrative Agent shall take such action with respect to such
Default or Event of Default as shall be reasonably directed by the Required
Lenders; provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders (as determined by the Administrative Agent in its sole discretion).

          12.06 Nonreliance on Agents and Other Lenders. Independently and
without reliance upon any Agent, each Lender and the holder of each Note, to the extent it deems appropriate,

                                     -151-

has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of Holdings and its Subsidiaries in connection with the making and the continuance of the Loans and the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of Holdings and its Subsidiaries and, except as expressly provided in this Agreement, no Agent shall have any duty or responsibility, either initially or on a continuing basis, to provide any Lender or the holder of any Note with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter. No Agent or their respective affiliates nor any of their respective officers, directors, agents or employees shall be responsible to any
Lender or the holder of any Note for, or be required or have any duty to ascertain, inquire or verify the accuracy of, (i) any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith, (ii) the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of this Agreement or any other Credit
Document, (iii) the financial condition of Holdings and any of its Subsidiaries,
(iv) the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document, (v) the satisfaction of any of the conditions precedent set forth in Sections 6 or 7, or (vi) the existence or possible existence of any Default or Event of Default.

          12.07 Indemnification. (a) To the extent any Agent (or any affiliate thereof) is not reimbursed and indemnified by the Credit Agreement Parties, the
Lenders will reimburse and indemnify such Agent (and any affiliate thereof) in proportion to their respective "percentage" as used in determining the Required
Lenders (determined as if there were no Defaulting Lenders), for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by such Agent (or any affiliate thereof) in performing its respective duties hereunder or under any other Credit
Document or in any way relating to or arising out of this Agreement or any other
Credit Document, provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, claims, judgments, suits, costs, expenses or disbursements resulting from such Agent's
(or such affiliate's) gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).

          (b) Any Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Credit Document (except actions expressly required to be taken by it hereunder or under the Credit Documents)
unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

          (c) The agreements in this Section 12.07 shall survive the payment of all Obligations.

          12.08 Agents in their Individual Capacities. With respect to its obligation to make Loans, or issue or participate in Letters of Credit, under this Agreement, each Agent shall have the rights and powers specified herein for a "Lender" and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term "Lender", "Required
Lenders", "Supermajority Lenders", "Majority Lenders", "holders of Notes" or any similar terms shall, unless the context clearly indicates otherwise, include each Agent in its individual capacity. Each Agent and its affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, investment banking, trust or other business with, or provide debt financing, equity

                                     -152-

capital or other services (including financial advisory services) to, any Credit
Party or any Affiliate of any Credit Party (or any Person engaged in a similar business with any Credit Party or any Affiliate thereof) as if they were not performing the duties specified herein, and may accept fees and other consideration from any Credit Party or any Affiliate of any Credit Party for
services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

          12.09 Holders. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Administrative Agent. Any request, authority or consent of any Person or entity who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or endorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

          12.10 Resignation of the Agents. (a) The Administrative Agent may
resign from the performance of all its functions and duties hereunder and/or under the other Credit Documents (including, without limitation, its functions and duties as Collateral Agent) at any time by giving 15 Business Days' prior written notice to the Lenders and, unless a Default or an Event of Default under clause (h), (i) or (j) of Section 11 then exists, Holdings. Any such resignation by the Administrative Agent hereunder shall also constitute its resignation (if applicable) as an Issuing Lender and Swingline Lender, in which case the resigning Administrative Agent (x) shall not be required to issue any further
Letters of Credit make any additional Swingline Loans hereunder and (y) shall maintain all of its rights as Issuing Lender or Swingline Lender, as the case may be, with respect to any Letter of Credit issued by it, or Swingline Loans made by it, prior to the date of such resignation. Such resignation shall take effect upon the appointment of a successor Administrative Agent pursuant to clauses (b) and (c) below or as otherwise provided below.

          (b) Upon any such notice of resignation by the Administrative Agent, the Required Lenders shall appoint a successor Administrative Agent hereunder and/or under the other Credit Documents who shall be a commercial bank or trust company acceptable to Holdings, which acceptance shall not be unreasonably withheld or delayed (provided that Holdings' approval shall not be required if an Event of Default then exists).

          (c) If a successor Administrative Agent shall not have been so appointed within such 15 Business Day period, the Administrative Agent, with the consent of Holdings (which consent shall not be unreasonably withheld or delayed, provided that Holdings' consent shall not be required if an Event of
Default then exists), shall then appoint a successor Administrative Agent who shall serve as Administrative Agent hereunder and/or under the other Credit
Documents until such time, if any, as the Required Lenders appoint a successor
Administrative Agent as provided above.

          (d) If no successor Administrative Agent has been appointed pursuant to clause (b) or (c) above by the 20th Business Day after the date such notice of resignation was given by the Administrative Agent, the Administrative Agent's
resignation shall become effective and the Required Lenders shall thereafter perform all the duties of the Administrative Agent hereunder and/or under any other Credit Document until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above.

                                      -153-

          (e) The Syndication Agent may resign from the performance of all its functions and duties hereunder and/or under the other Credit Documents at any time by giving five Business Days' prior written notice to the Lenders. Such resignation shall take effect at the end of such five Business Day period.

          (f) Either Co-Documentation Agent may resign from the performance of all its functions and duties hereunder and/or under the other Credit Documents at any time by giving five Business Days' prior written notice to the Lenders.
Such resignation shall take effect at the end of such five Business Day period.

          (g) Upon a resignation of any Agent pursuant to this Section 12.10, such Agent shall remain indemnified to the extent provided in this Agreement and the other Credit Documents and the provisions of this Section 12 shall continue in effect for the benefit of such Agent for all of its actions and inactions while serving as such Agent.

          12.11 Collateral Matters. (a) Each Lender authorizes and directs the
Collateral Agent to enter into the Security Documents for the benefit of the
Lenders and the other Secured Creditors. Each Lender hereby agrees, and each holder of any Note or participant in Letters of Credit by the acceptance thereof will be deemed to agree, that, except as otherwise set forth herein, any action taken by the Required Lenders in accordance with the provisions of this
Agreement or the Security Documents, and the exercise by the Required Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the
Lenders. The Collateral Agent is hereby authorized on behalf of all of the
Lenders, without the necessity of any notice to or further consent from any
Lender, from time to time prior to an Event of Default, to take any action with respect to any Collateral or Security Documents which may be necessary to perfect and maintain perfected the security interest in and liens upon the
Collateral granted pursuant to the Security Documents.

          (b) The Lenders hereby authorize the Collateral Agent, at its option and in its discretion, to release any Lien granted to or held by the Collateral
Agent upon any Collateral (i) upon termination of the Commitments and payment and satisfaction of all of the Obligations at any time arising under or in respect of this Agreement or the Credit Documents or the transactions contemplated hereby or thereby, (ii) constituting property being sold or otherwise disposed of (to Persons other than the Credit Parties) upon the sale or other disposition thereof in compliance with Sections 10.05 or 10.06, (iii)
if approved, authorized or ratified in writing by the Required Lenders (or all of the Lenders hereunder, to the extent required by Section 13.12) or (iv) as otherwise may be expressly provided in the relevant Security Documents. Upon request by the Administrative Agent at any time, the Lenders will confirm in writing the Collateral Agent's authority to release particular types or items of
Collateral pursuant to this Section 12.11.

          (c) The Collateral Agent shall have no obligation whatsoever to the
Lenders or to any other Person to assure that the Collateral exists or is owned by any Credit Agreement Party or any of its Subsidiaries or is cared for, protected or insured or that the Liens granted to the Collateral Agent herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise or to continue exercising at all or in any manner or under any duty of care, disclosure or fidelity any of the rights, authorities and powers granted or available to the Collateral Agent in this Section 12.11 or in any of the Security Documents, it being understood and agreed that in respect of the
Collateral, or any act, omission or event related thereto, the Collateral Agent may act in any manner it may deem appropriate, in its sole

                                     -154-

discretion, given the Collateral Agent's own interest in the Collateral as one of the Lenders and that the Collateral Agent shall have no duty or liability whatsoever to the Lenders, except for its gross negligence or willful misconduct
(as determined by a court of competent jurisdiction in a final and non-appealable decision).

          12.12 Delivery of Information. The Administrative Agent shall not be required to deliver to any Lender originals or copies of any documents, instruments, notices, communications or other information received by the
Administrative Agent from any Credit Agreement Party, any Subsidiary, the
Required Lenders, any Lender or any other Person under or in connection with this Agreement or any other Credit Document except (i) as specifically provided in this Agreement or any other Credit Document and (ii) as specifically requested from time to time in writing by any Lender with respect to a specific document, instrument, notice or other written communication received by and in the possession of the Administrative Agent at the time of receipt of such request and then only in accordance with such specific request.

          12.13 Special Appointment of Collateral Agent (German Security
Documents). (a) Without prejudice to the generality of Section 12.11:

          (i) Each Lender hereby appoints, on the terms hereof, and each Hedging
     Creditor (as defined in the U.S. Security Agreement) by their acceptance of the benefits of the German Security (as defined below) and by notice in writing to the Collateral Agent to that effect hereby appoints, on the terms hereof, the Collateral Agent as trustee (Treuhaender), agent and administrator for the purpose of holding on trust (Treuhand) accepting, administering and enforcing the German Security for and on behalf of the
     Lenders and the other Secured Creditors.

          (ii) The Collateral Agent accepts its appointment as a trustee
     (Treuhaender), agent and administrator of the German Security on the terms and subject to the conditions set out in this Agreement.

          (iii) The Secured Creditors agree that, in relation to the German
     Security, no Secured Creditor shall exercise any independent power to enforce any German Security or take any other action in relation to the enforcement of the German Security, or make or receive any declarations in relation thereto; and

          (b) The Collateral Agent shall:

          (i) hold and administer any German Security which is security assigned or otherwise transferred (Sicherungsubereignung/Sicherungsabtretung) under
     German law under a non-accessory security right (nicht akzessorische
     Sicherheit) to it as a trustee (Treuhaender) for the benefit of the Secured
     Creditors; and

          (ii) administer any German Security which is pledged under German law
     (Verpfaendung) or otherwise transferred in accordance with German law to any of the Secured Creditors under an accessory security right
     (akzessorische Sicherheit),

where "German Security" means the assets the subject of a security document which is governed by German Law. Each Secured Creditor hereby authorizes the
Collateral Agent to accept, as its representative (Stellvertreter), any German
Security created in favor of such Secured Creditor.

                                     -155-

          (c) Furthermore, each Secured Creditor hereby authorizes
(bevollmaechtigt) the Collateral Agent (with the right of sub-delegation) to enter into any documents evidencing German Security and to make and accept all declarations and take all actions as it considers necessary or useful in connection with any German Security on behalf of such Secured Creditor. The
Collateral Agent shall further be entitled to rescind, amend and/or execute new and different documents securing the German Security. The Collateral Agent is released from the restrictions arising under Clause 181 of the German Civil Code
(Buergerliches Gesetzbuch) (restrictions on self-dealing).

          12.14 Special Appointment of Collateral Agent (French Security
Documents). (a) Each of Secured Creditors (as such defined below) as "mandants"
under French law:

          (i) hereby irrevocably appoints the Collateral Agent to act as its agent ("mandataire" under French law) under and in connection with the
     French Security Documents (as such term is defined below); and

          (ii) irrevocably authorises the Collateral Agent to execute for and on its behalf the French Security Documents (as such term is defined below)
     and to perform the duties and to exercise the rights, powers and discretions that are specifically delegated to it under or in connection with the French Security Documents (as such term is defined below), together with any other rights, powers and discretions which are incidental thereto and to give a good discharge for any moneys payable under the
     French Security Documents (as such term is defined below).

For purposes of this Section 12.14, "French Security Documents" means those
Security Documents stated to be governed by the laws of France and reference to
"Secured Creditors" shall be construed as a reference to such Secured Creditors as defined in the French Security Documents.

          (b) The Collateral Agent will act solely for itself and as agent for the other Secured Creditors in carrying out its functions as agent under the
French Security Documents.

          (c) The relationship between the Secured Creditors (other than the
Collateral Agent) on the one hand and the Collateral Agent on the other is that of principal ("mandant" under French law) and agent ("mandataire" under French law) only. The Collateral Agent shall not have, nor be deemed to have, assumed any obligations to, or trust or fiduciary relationship with, any party to this
Agreement other than those for which specific provision is made by the French
Security Documents and, to the extent permissible under French law, the other provisions of this Agreement, which shall be deemed to be incorporated in this
Section 12.14, where reference is made to any French Security Documents.

          (d) Notwithstanding Section 13.08 (Governing Law; Submission to
Jurisdiction; Venue) of this Agreement, the provision of this Section 12.14 and the other provisions of this Agreement which are deemed to be incorporated in this Section 12.14 as stated in paragraph (c) above, shall be governed by, and construed in accordance with, French law and any dispute arising out of this
Section 12.14 shall be submitted to the Commercial Court of Paris (Tribunal de
Commerce de Paris).

          (e) The Secured Creditors, the Collateral Agent and the other parties hereto which are also party to any French Security Document irrevocably acknowledge that the existence

                                     -156-

and extent of the Collateral Agent's authority resulting from this Section 12.14 and the effects of the Collateral Agent's exercise of this authority shall be governed by French law.

          SECTION 13. Miscellaneous.

          13.01 Payment of Expenses, etc. The Credit Agreement Parties jointly and severally agree to: (i) whether or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of the
Agents and the Collateral Agent (including, without limitation, the reasonable fees and disbursements of White & Case LLP and local and foreign counsel and consultants) in connection with the negotiation, preparation, execution and delivery of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein and of the Administrative Agent and the Collateral Agent in connection with any amendment, waiver or consent relating hereto or thereto, and of each Agent in connection with its syndication efforts with respect to this Agreement; (ii) pay all reasonable out-of-pocket costs and expenses of each Agent, the Collateral Agent, each Issuing Lender and each of the Lenders in connection with the enforcement of the Credit Documents and the documents and instruments referred to herein or therein or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or pursuant to any insolvency or bankruptcy proceeding (including, without limitation, the reasonable fees and disbursements of counsel) and the protection of the rights of each Agent, the
Collateral Agent, each Issuing Lender and each of the Lenders hereunder or thereunder (including, without limitation, the reasonable fees and disbursements of counsel (including in-house counsel) and consultants for each Agent, the
Collateral Agent, each Issuing Lender and each of the Lenders); (iii) pay and hold each of the Agents, the Collateral Agent, each Issuing Lender and each of the Lenders harmless from and against any and all present and future stamp, documentary, transfer, sales and use, goods and services, harmonized sales, value added, excise and other similar taxes with respect to the foregoing matters, the performance of any obligation under this Agreement or any other
Credit Document or any payment thereunder, and save each of the Agents, the
Collateral Agent, each Issuing Lender and each of the Lenders harmless from and against any and all liabilities (including, without limitation, penalties and interest) with respect to or resulting from any delay or omission to pay such taxes; and (iv) indemnify each Agent, the Collateral Agent, each Issuing Lender, each Lender and each of its respective affiliates and its and their respective officers, directors, employees, representatives, trustees, investment advisors and agents from and hold each of them harmless against any and all liabilities, obligations (including removal or remedial actions), losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements (including reasonable attorneys' and consultants' fees and disbursements) incurred by, imposed on or assessed against any of them as a result of, or arising out of, or in any way related to, or by reason of, (a) any investigation, litigation or other proceeding (whether or not any Agent, the Collateral Agent, any Issuing
Lender, or any Lender is a party thereto and whether or not any such investigation, litigation or other proceeding is brought by or on behalf of any
Agent, the Collateral Agent, any Issuing Lender, any Lender, any Credit Party or
any third Person or otherwise) related to the entering into and/or performance of this Agreement or any other Document or the use of any Letter of Credit or the proceeds of any Loans hereunder or the Transaction or the consummation of any other transactions contemplated by any Document or the exercise or enforcement of any of their rights or remedies provided herein or in any other
Credit Documents, or (b) the actual or alleged presence of Hazardous Materials in the air, surface water or groundwater or on the surface or subsurface of any
Real Property at any time owned, leased or operated by any Credit Agreement
Party or any of its Subsidiaries, the Release, generation, storage, transportation, handling or disposal of Hazardous Materials at any location, whether or not owned,

                                     -157-

leased or operated by any Credit Agreement Party or any of its Subsidiaries, the
non-compliance of any Real Property with foreign, federal, state and local laws, regulations, and ordinances (including applicable permits thereunder) applicable to any Real Property, or any Environmental Liability in connection with or relating to any Credit Agreement Party, any of its Subsidiaries or any of their operations or activities or any Real Property at any time owned, leased or operated by any Credit Agreement Party or any of its Subsidiaries, in each case, including, without limitation, the reasonable fees and disbursements of counsel and other consultants incurred in connection with any such investigation, litigation or other proceeding (but excluding any such liabilities, obligations
(including removal or remedial actions), losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements (including reasonable attorneys' and consultants' fees and disbursements) to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified (as determined by a court of competent jurisdiction in a final and non-appealable decision)). To the extent that the undertaking to indemnify, pay or hold harmless any Agent, the Collateral Agent, any Issuing Lender, any
Lender or any other indemnified person set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Credit
Agreement Parties hereby agree to make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law.

          13.02 Right of Setoff. (a) In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of
Default, each Agent, each Issuing Lender, each Lender and the Collateral Agent is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to any Credit Agreement Party or any of its Subsidiaries or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits
(general or special) and any other Indebtedness at any time held or owing by such Agent, such Issuing Lender, such Lender or the Collateral Agent (including, without limitation, by branches and agencies of such Agent, such Issuing Lender, such Lender or the Collateral Agent wherever located) to or for the credit or the account of any Credit Agreement Party or any of its Subsidiaries against and on account of the Obligations and liabilities of such Credit Agreement Party or such Subsidiary, as the case may be, to such Agent, such Issuing Lender, such
Lender or the Collateral Agent under this Agreement or under any of the other
Credit Documents, including, without limitation, all interests in Obligations purchased by such Lender pursuant to Section 13.06(b), all participations by any
Lender in any Swingline Loans or Letters of Credit as required pursuant to the provisions of this Agreement and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Agent, such Issuing Lender, such Lender or the Collateral Agent shall have made any demand hereunder and although said
Obligations, liabilities or claims, or any of them, shall be contingent or unmatured. Each Borrower agrees that any Lender purchasing participations in one or more Letters of Credit issued, or Swingline Loans made, to it as required by the provisions of this Agreement, or purchasing participations as required by
Section 13.06(b), may, to the fullest extent permitted by law, exercise all rights (including without limitation the right of setoff) with respect to such participations as fully as if such Lender is a direct creditor of such Borrower with respect to such participations in the amount thereof.

          (b) NOTWITHSTANDING THE FOREGOING SUBSECTION (A), AT ANY TIME THAT THE
LOANS OR ANY OTHER OBLIGATION SHALL BE SECURED BY REAL PROPERTY LOCATED IN
CALIFORNIA, NO LENDER OR THE ADMINISTRATIVE AGENT SHALL EXERCISE A RIGHT OF
SETOFF, LIEN OR COUNTERCLAIM OR TAKE ANY COURT OR ADMINISTRATIVE ACTION OR
INSTITUTE ANY

                                     -158-

PROCEEDING TO ENFORCE ANY PROVISION OF THIS AGREEMENT OR ANY NOTE UNLESS IT IS
TAKEN WITH THE CONSENT OF THE REQUIRED LENDERS OR APPROVED IN WRITING BY THE
ADMINISTRATIVE AGENT, IF SUCH SETOFF OR ACTION OR PROCEEDING WOULD OR MIGHT
(PURSUANT TO CALIFORNIA CODE OF CIVIL PROCEDURE SECTIONS 580A, 580B, 580D AND
726 OF THE CALIFORNIA CODE OF CIVIL PROCEDURE OR SECTION 2924 OF THE CALIFORNIA
CIVIL CODE, IF APPLICABLE, OR OTHERWISE) AFFECT OR IMPAIR THE VALIDITY, PRIORITY
OR ENFORCEABILITY OF THE LIENS GRANTED TO THE COLLATERAL AGENT PURSUANT TO THE
SECURITY DOCUMENTS OR THE ENFORCEABILITY OF THE NOTES AND OTHER OBLIGATIONS
HEREUNDER, AND ANY ATTEMPTED EXERCISE BY ANY LENDER OR THE ADMINISTRATIVE AGENT
OF ANY SUCH RIGHT WITHOUT OBTAINING SUCH CONSENT OF THE REQUIRED LENDERS OR THE
ADMINISTRATIVE AGENT SHALL BE NULL AND VOID. THIS SUBSECTION (B) SHALL BE SOLELY
FOR THE BENEFIT OF EACH OF THE LENDERS AND THE ADMINISTRATIVE AGENT HEREUNDER.

          13.03 Notices. (a) Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing
(including telecopier or facsimile communication) and mailed, telecopied or delivered: if to any Credit Agreement Party, at the address specified opposite its signature below; if to any Lender, at its address specified on Schedule II;
and if to the Administrative Agent, at its Notice Office; or, as to any Credit
Agreement Party or any of the Agents, at such other address as shall be designated by such party in a written notice to the other parties hereto and, as to each Lender, at such other address as shall be designated by such Lender in a written notice to Holdings and the Administrative Agent. All such notices and communications shall be mailed, telecopied or faxed, or sent by overnight courier, and shall be effective when deposited in the mails, delivered overnight courier, or sent by facsimile, or telecopier, as the case may be, except that notices and communications to the Administrative Agent and/or any Credit
Agreement Party shall not be effective until received by the Administrative
Agent or the applicable Credit Agreement Party, as the case may be.

          (b) Without in any way limiting the obligation of Holdings and its
Subsidiaries to confirm in writing any telephonic notice permitted to be given hereunder, any Agent, the Swingline Lender (in the case of a Borrowing of
Swingline Loans) or any Issuing Lender (in the case of the issuance of a Letter of Credit), as the case may be, may prior to receipt of written confirmation act without liability upon the basis of such telephonic notice, believed by such
Agent, the Swingline Lender or such Issuing Lender in good faith to be from an
Authorized Officer. In each such case, each Credit Agreement Party hereby waives the right to dispute such Agent's, the Swingline Lender's or such Issuing
Lender's record of the terms of such telephonic notice.

          13.04 Benefit of Agreement. (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, no Credit Agreement Party may assign or transfer any of its rights, obligations or interest hereunder or under any other Credit Document without the prior written consent of each of the
Lenders and, provided further, that, although any Lender may (without the consent of any Credit Party) transfer, assign or grant participations in its rights hereunder, such Lender shall remain a "Lender" for all purposes hereunder
(and may not transfer or assign all or any portion of its Commitments or Loans hereunder except as provided in Section 13.04(b)) and the transferee, assignee or participant, as the case may be, shall not constitute a "Lender" hereunder and, provided further, that no Lender shall transfer or grant any participation under which the participant shall have

                                     -159-

rights to approve any amendment to or waiver of this Agreement or any other
Credit Document except to the extent such amendment or waiver would (i) extend the final scheduled maturity of any Loan, Note or Letter of Credit (unless such
Letter of Credit is not extended beyond the Revolving Loan Maturity Date) in which such participant is participating, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof or increase the amount of the participant's participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the
Total Commitment or of a mandatory repayment of Loans shall not constitute a change in the terms of such participation, and that an increase in any
Commitment (or the available portion thereof) or Loan shall be permitted without the consent of any participant if the participant's participation is not increased as a result thereof and that any amendment or modification to the financial definitions in this Agreement or to Section 13.07 shall not constitute a reduction in any rate of interest or Fees for purposes of this clause (i), notwithstanding the fact that such amendment or modification actually results in such a reduction), (ii) consent to the assignment or transfer by any Credit
Agreement Party of any of its rights and obligations under this Agreement, or
(iii) release all or substantially all of the Collateral under all of the
Security Documents (except as expressly provided in the Credit Documents)
supporting the Obligations in which such participant is participating. In the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant's rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the participant relating thereto) and all amounts payable by the Borrowers hereunder shall be determined as if such Lender had not sold such participation.

          (b) Notwithstanding the foregoing, any Lender (or any Lender together with one or more other Lenders) may (x) assign all or a portion of its
Commitments and related outstanding Obligations (or, if the Commitments with respect to the relevant Tranche have terminated, outstanding Obligations)
hereunder to (i) its parent company and/or any affiliate of such Lender which is at least 50% owned by such Lender or its parent company, (ii) one or more
Lenders or any affiliate of any such other Lender which is at least 50% owned by such other Lender or its parent company (provided that any fund that invests in loans and is managed or advised by the same investment advisor of another fund which is a Lender (or by an Affiliate of such investment advisor) shall be treated as an affiliate of such other Lender for the purposes of this sub-clause
(x)(ii)), or (iii) in the case of any Lender that is a fund that invests in bank loans, any other fund that invests in bank loans and is managed by the same investment advisor of a Lender or by an Affiliate of such investment advisor or
(y) assign all, or if less than all, a portion equal to at least U.S.$1,000,000
(or, in the case of Commitments and Term Loans denominated in Canadian Dollars,
Cdn.$1,000,000) in the aggregate for the assigning Lender or assigning Lenders, of such Commitments and related outstanding Obligations (or, if the Commitments with respect to the relevant Tranche have terminated, outstanding Obligations)
hereunder to one or more Eligible Transferees (treating (I) any fund that invests in loans and (II) any other fund that invests in loans and is managed or advised by the same investment advisor of such fund or by an Affiliate of such investment advisor, as a single Eligible Transferee), each of which assignees shall become a party to this Agreement as a Lender by execution of an Assignment and Assumption Agreement, provided that (i) at such time Schedule I shall be deemed modified to reflect the Commitments and/or outstanding Loans, as the case may be, of such new Lender and of the existing Lenders, (ii) new Notes will be issued, at the respective Borrower's expense, to such new Lender and to the assigning Lender upon the request of such new Lender or assigning Lender, as the case may be, such new Notes to be in conformity with the requirements of Section
2.05 (with appropriate modifications) to the extent needed to reflect the revised Commit-

                                     -160-

ments and/or outstanding Loans, as the case may be, of the affected Tranche,
(iii) except in the case of assignments by the Agents in connection with their syndication of this Agreement, the consent of the Administrative Agent and, so long as no Default or Event of Default then exists and is continuing, the U.S.
Borrower shall be required in connection with any such assignment pursuant to clause (y) of this Section 13.04(b) (which consent shall not be unreasonably withheld or delayed), (iv) (A) the consent of the Swingline Lender and each
Issuing Lender set forth in clause (i) of the definition thereof shall be required in connection with any assignment of Dollar Facility Revolving Loan
Commitments and (B) the consent of each Issuing Lender set forth in clause (ii)
of the definition thereof shall be required in connection with any assignment of
Multicurrency Facility Revolving Loan Commitments, in each case, pursuant to this Section 13.04(b) (which consent shall not be unreasonably withheld or delayed), (v) prior to the occurrence of a Sharing Event, no Lender may assign any portion of its Tranche A Term Loans, Canadian Dollar Denominated Incremental
Term Loans or Multicurrency Facility Revolving Loan Commitment (or related
Obligations) to any Person who is not a Canadian Resident with respect to such
Tranche A Term Loans, Canadian Dollar Denominated Incremental Term Loans or
Multicurrency Facility Revolving Loan Commitment (or related Obligations), as the case may be, and (vi) the Administrative Agent shall receive at the time of each such assignment, from the assigning or assignee Lender, the payment of a non-refundable assignment fee of U.S.$3,500 and, provided further, that such transfer or assignment will not be effective until recorded by the
Administrative Agent on the Register pursuant to Section 13.17. To the extent of any assignment pursuant to this Section 13.04(b), the assigning Lender shall be relieved of its obligations hereunder with respect to its assigned Commitments and/or outstanding Term Loans, as the case may be. At the time of each assignment pursuant to this Section 13.04(b) to a Person which is not already a
Lender hereunder and which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes, the respective assignee Lender shall, to the extent legally entitled to do so, provide to the U.S. Borrower and the Administrative Agent the appropriate
Internal Revenue Service Forms (and, if applicable, a Section 5.04(b)(ii)
Certificate) described in Section 5.04(b)(ii) to the extent such forms would provide a complete exemption from or reduction in United States withholding tax.
To the extent that an assignment of all or any portion of a Lender's Commitments and related outstanding Obligations pursuant to Section 2.13 or this Section
13.04(b) would, at the time of such assignment, result in increased costs under
Sections 2.10, 2.11, 3.06 or 5.04 from those being charged by the respective assigning Lender prior to such assignment, then the Borrowers shall not be obligated to pay such increased costs (although the Borrowers, in accordance with and pursuant to the other provisions of this Agreement, shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective assignment). Notwithstanding anything to the contrary contained above, at any time after the termination of the Total
Revolving Loan Commitment, if any Revolving Loans or Letters of Credit remain outstanding, assignments may be made as provided above, except that the respective assignment shall be of a portion of the outstanding Revolving Loans of the respective RL Lender and its participation in Letters of Credit and its obligation to make Mandatory Dollar Facility RL Borrowings, although any such assignment effected after the termination of the Total Revolving Loan Commitment shall not release the assigning RL Lender from its obligations as a participant with respect to outstanding Letters of Credit or to fund its share of any
Mandatory Dollar Facility RL Borrowing (although the respective assignee may agree, as between itself and the respective assigning RL Lender, that it shall be responsible for such amounts).

          (c) Nothing in this Agreement shall prevent or prohibit any Lender from pledging its Loans and Notes hereunder to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank and, with prior notification to the Administrative Agent (but

                                     -161-

without the consent of the Administrative Agent or any Credit Agreement Party),
any Lender which is a fund may pledge all or any portion of its Loans or Notes to its trustee or to a collateral agent or to another creditor providing credit or credit support to such Lender in support of its obligations to such trustee, such collateral agent or a holder of, or any other representative of a holder of, such obligations, or such other creditor, as the case may be. No pledge pursuant to this clause (c) shall release the transferor Lender from any of its obligations hereunder.

          13.05 No Waiver; Remedies Cumulative. No failure or delay on the part of any Agent, any Issuing Lender, the Collateral Agent, any Issuing Lender or
any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between any Credit Party and any
Agent, any Issuing Lender, the Collateral Agent, any Issuing Lender or any
Lender shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit
Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other Credit Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which any Agent, any Issuing Lender, the Collateral Agent, any Issuing Lender or any Lender would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of any Agent, any
Issuing Lender, the Collateral Agent, any Issuing Lender or any Lender to any
other or further action in any circumstances without notice or demand.

          13.06 Payments Pro Rata. (a) Except as otherwise provided in this
Agreement, the Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of any Credit Party in respect of any Obligations of such Credit Party, it shall, except as otherwise provided in this Agreement, distribute such payment to the Lenders entitled thereto (other than any Lender that has consented in writing to waive its pro rata share of any such payment)
pro rata based upon their respective shares, if any, of the Obligations with respect to which such payment was received.

          (b) Each of the Lenders agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise) which is applicable to the payment of the principal (or, Face Amount, as applicable) of, or interest on, the Loans, Unpaid Drawings, RL Commitment
Commission or other Fees, of a sum which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such
Obligation then owed and due to such Lender bears to the total of such
Obligation then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the
Obligations of the respective Credit Party to such Lenders in such amount as shall result in a proportional participation by all of the Lenders in such amount; provided that if all or any portion of such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

          (c) Notwithstanding anything to the contrary contained herein, the provisions of the preceding Sections 13.06(a) and (b) shall be subject to the express provisions of this Agreement which require, or permit, differing payments to be made to Non-Defaulting Lenders as opposed to Defaulting Lenders.

                                     -162-

          13.07 Calculations; Computations. (a) The financial statements to be furnished to the Lenders pursuant hereto shall be made and prepared in accordance with U.S. GAAP consistently applied throughout the periods involved
(except as set forth in the notes thereto), provided that (i) if the U.S.
Borrower notifies the Administrative Agent that the U.S. Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in U.S. GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the
U.S. Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in U.S. GAAP or in the application thereof, then such provision shall be interpreted on the basis of U.S. GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith, (ii) to the extent expressly required pursuant to the provisions of this Agreement, certain calculations shall be made on a Pro Forma Basis, and
(iii) for purposes of determining compliance with any incurrence or expenditure tests set forth in Sections 9 and/or 10 (excluding Sections 10.12 and 10.13), any amounts so incurred or expended (to the extent incurred or expended in a currency other than U.S. Dollars) shall be converted into U.S. Dollars on the basis of the exchange rates (as shown on Reuters ECB page 37 or, if same does not provide such exchange rates, on such other basis as is reasonably satisfactory to the Administrative Agent) as in effect on the date of such incurrence or expenditure under any provision of any such Section that has an aggregate U.S. Dollar limitation provided for therein (and to the extent the respective incurrence or expenditure test regulates the aggregate amount outstanding at any time and it is expressed in terms of U.S. Dollars, all outstanding amounts originally incurred or spent in currencies other than U.S.
Dollars shall be converted into U.S. Dollars on the basis of the exchange rates
(as shown on Reuters ECB page 37 or, if same does not provide such exchange rates, on such other basis as is reasonably satisfactory to the Administrative
Agent) as in effect on the date of any new incurrence or expenditures made under any provision of any such Section that regulates the Dollar amount outstanding at any time).

          (b) All computations of interest (other than interest based on the
Canadian Prime Rate and the Base Rate at times when the Base Rate is based on the Prime Lending Rate), RL Commitment Commission and other Fees (other than the
Drawing Fee) hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day, except that, in the case of Letter of Credit Fees and Facing Fees, the last day shall be included) occurring in the period for which such interest, RL
Commitment Commission or Fees are payable. All computations of interest based on the Canadian Prime Rate, the Prime Lending Rate, clause (x) of the definition of
Base Rate and all computations of the Drawing Fee shall be based on a year of
365 days.

          (c) For purposes of the Interest Act (Canada), (i) whenever any interest or fee under this Agreement is calculated using a rate based on a year of 360 days or 365 days, as the case may be, the rate determined pursuant to such calculation, when expressed as an annual rate, is equivalent to (x) the applicable rate based on a year of 360 days or 365 days, as the case may be, (y)
multiplied by the actual number of days in the calendar year in which such annual rate is to be ascertained, and (z) divided by 360 or 365, as the case may be; (ii) the principle of deemed reinvestment or interest does not apply to any interest calculation under this Agreement; and (iii) the rates of interest stipulated in this Agreement are intended to be nominal rates and not effective rates or yields.

          (d) If any provision of this Agreement or of any of the other Credit
Documents would obligate any Credit Party to make any payment of interest with respect to the Obligations or other amount payable to any Lender in an amount or calculated at a rate which would result in a

                                     -163-

receipt by that Lender of "interest" with respect to the Obligations at a
"criminal rate" (as such terms are construed under the Criminal Code (Canada))
then, notwithstanding such provision, such amount or rates shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not so result in a receipt by that Lender of interest with respect to the Obligations at a criminal rate, such adjustment to be effected, to the extent necessary, as follows: (i) first, by reducing the amount or rates of interest required to be paid to the affected Lender under
Section 2.08; and (ii) thereafter, by reducing any charges, fees, commissions, expenses, premiums and other amounts required to be paid to the affected Lender which would constitute "interest" with respect to the Obligations for purposes of Section 347 of the Criminal Code (Canada). Notwithstanding the foregoing, and after giving effect to all adjustments contemplated thereby, if any Lender shall have received an amount in excess of the maximum permitted by that section of the Criminal Code (Canada), then the Canadian Borrower shall be entitled, by notice in writing to the affected Lender, to obtain reimbursement from that
Lender in an amount equal to such excess, and pending such reimbursement, such amount shall be deemed to be an amount payable by that Lender to Canadian
Borrower. Any amount or rate of interest on the Obligations referred to in this
Section 13.07(d) shall be determined in accordance with generally accepted actuarial practices and principles as an effective annual rate of interest over the term that the applicable Loan or Loans remain outstanding on the assumption that any charges, fees, commissions, expenses, premiums and other amounts that fall within the meaning of "interest" (as defined in the Criminal Code (Canada))
shall, if they relate to a specific period of time, be pro-rated over that period of time and otherwise be pro-rated over the period from the Initial
Borrowing Date to the applicable Maturity Date and, in the event of a dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by the
Administrative Agent shall be conclusive for the purposes of such determination.

          13.08 Governing Law; Submission to Jurisdiction; Venue. (a) THIS
AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE
PARTIES HEREUNDER AND THEREUNDER SHALL, EXCEPT AS OTHERWISE PROVIDED IN CERTAIN
OF THE SECURITY DOCUMENTS, BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY
THE LAW OF THE STATE OF NEW YORK. Any legal action or proceeding with respect to this Agreement or any other Credit Document may be brought in the courts of the
State of New York or of the United States for the Southern District of New York,
in each case located within the City of New York and, by execution and delivery of this Agreement, each Credit Agreement Party hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The Canadian Borrower hereby irrevocably designates, appoints and empowers Corporation Service Company, with offices on the date hereof at 80 State Street, Albany, NY 12207, as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents which may be served in any such action or proceeding. If for any reason such designee, appointee and agent shall cease to be available to act as such, the Canadian Borrower agrees to designate a new designee, appointee and agent in New York City on the terms and for the purposes of this provision reasonably satisfactory to the Administrative Agent under this Agreement. Each
Credit Agreement Party hereby further irrevocably waives any claim that any such courts lack jurisdiction over such Credit Agreement Party, and agrees not to plead or claim, in any legal action or proceeding with respect to this Agreement or any other Credit Document brought in any of the aforesaid courts, that any such court lacks jurisdiction over such Credit Agreement Party. Each Credit
Agreement Party further irrevocably consents to the service of process in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such Credit Agreement Party, as the case may be, at its address for notices pursuant to Section 13.03, such service to become effective 30 days after such mailing. Each Credit

                                     -164-

Agreement Party hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder or under any other Credit Document that service of process was in any way invalid or ineffective. Nothing herein shall affect the right of any Agent, any Issuing Lender, the Collateral Agent, any
Lender or the holder of any Note to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any Credit
Agreement Party in any other jurisdiction.

          (b) EACH CREDIT AGREEMENT PARTY HEREBY IRREVOCABLY WAIVES ANY
OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF
THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS
AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN
CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD
OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY
SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

          13.09 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with each Credit Agreement
Party and the Administrative Agent.

          13.10 Effectiveness. This Agreement shall become effective on the date
(the "Effective Date") on which each Credit Agreement Party, each Agent, the
Collateral Agent and each of the Lenders shall have signed a counterpart hereof
(whether the same or different counterparts) and shall have delivered the same
(including by way of facsimile transmission) to the Administrative Agent at the
Notice Office or at the office of the Administrative Agents' counsel or, in the case of the Lenders, shall have given to the Administrative Agent or the
Administrative Agents' counsel telephonic (confirmed in writing), written or telex notice (actually received) at such applicable office that the same has been signed and mailed to it. The Administrative Agent will give Holdings and each Lender prompt written notice of the occurrence of the Effective Date.

          13.11 Headings Descriptive. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

          13.12 Amendment or Waiver; etc. (a) Neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the respective Credit Parties party hereto or thereto and the Required Lenders (although additional parties may be added to (and annexes may be modified to reflect such additions), and Subsidiaries of the U.S.
Borrower may be released from, any Subsidiaries Guaranty and the Security
Documents in accordance with the provisions hereof and thereof without the consent of the other Credit Parties party thereto or the Required Lenders), provided that no such change, waiver, discharge or termination shall, without the consent of each Lender (other than a Defaulting Lender) (with Obligations being directly affected thereby in the case of the following clause (i)), (i)
extend the final scheduled maturity of any Loan or Note or extend the stated
expiration date of any Letter of Credit beyond the Revolving Loan Maturity Date or extend the duration of any Interest Period beyond six months, or reduce the rate or extend the

                                     -165-

time of payment of interest (other than as a result of any waiver of the applicability of any post-default increase in interest rates) or Fees thereon, or reduce the principal amount thereof (except to the extent paid in cash) (it being understood that any amendment or modification to the financial definitions in this Agreement or to Section 13.07 shall not constitute a reduction in any rate of interest or fees for purposes of this clause (i), notwithstanding the fact that such amendment or modification actually results in such a reduction),
(ii) release all or substantially all of the Collateral (except as expressly provided in the Credit Documents) under all the Security Documents, (iii) amend, modify or waive any provision of this Section 13.12 (except for technical amendments with respect to additional extensions of credit pursuant to this
Agreement which afford the protections to such additional extensions of credit of the type provided to the Tranche A Term Loans, Tranche B Term Loans, Tranche
C Term Loans and the Revolving Loan Commitments on the Effective Date), (iv)
reduce the percentage specified in the definition of Required Lenders (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the
Required Lenders on substantially the same basis as the extensions of Term Loans and Revolving Loan Commitments are included on the Effective Date), (v) consent to the assignment or transfer by any Credit Agreement Party of any of its rights and obligations under this Agreement, or (vi) release the Holdings Guaranty or the U.S. Borrower's Guaranty; provided further, that no such change, waiver, discharge or termination shall (1) amend, modify or waive any condition precedent set forth in Section 7 with respect to the making of Revolving Loans,
Swingline Loans or the issuance of Letters of Credit, without the written consent of the Majority Lenders holding Revolving Loan Commitments, (2) increase the Commitments of any Lender over the amount thereof then in effect without the consent of such Lender (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the Total Commitment shall not constitute an increase of the
Commitment of any Lender, and that an increase in the available portion of any
Commitment of any Lender shall not constitute an increase in the Commitment of such Lender), (3) without the consent of each Issuing Lender affected thereby, amend, modify or waive any provision of Section 3 or alter its rights or obligations with respect to Letters of Credit, (4) without the consent of the
Swingline Lender, alter its rights or obligations with respect to Swingline
Loans, (5) without the consent of each Agent affected thereby, amend, modify or waive any provision of Section 12 as same applies to such Agent or any other provision as same relates to the rights or obligations of such Agent, (6)
without the consent of the Collateral Agent, amend, modify or waive any provision relating to the rights or obligations of the Collateral Agent, (7)
except in cases where additional extensions of term loans and/or revolving loans are being afforded substantially the same treatment afforded to the Term Loans and Revolving Loans pursuant to this Agreement as originally in effect, without the consent of the Majority Lenders of each Tranche which is being allocated a lesser prepayment, repayment or commitment reduction as a result of the actions described below, alter the required application of any prepayments or repayments
(or commitment reduction), as between the various Tranches, pursuant to Sections
5.01 or 5.02 (excluding Section 5.02(b)) (although the Required Lenders may waive, in whole or in part, any such prepayment, repayment or commitment reduction, so long as the application, as amongst the various Tranches, of any such prepayment, repayment or commitment reduction which is still required to be made is not altered), (8) without the consent of the Majority Lenders of the respective Tranche affected thereby, amend the definition of Majority Lenders
(it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Majority Lenders on substantially the same basis as the extensions of Loans and Commitments are included on the Effective Date), (9)
except in cases where additional extensions of term loans and/or revolving loans are being afforded substantially the same treatment afforded to the Term Loans and Revolving Loans pursuant to Section 2.14 (as originally in effect) and except for technical amendments which are

                                     -166-

consistent with the intent of the provisions of such Section and do not adversely affect the protections afforded to the Lenders pursuant to said
Section, without the consent of the Majority Lenders of each Tranche adversely affected thereby, amend, modify or waive any provisions of Section 2.14 or (10)
without the consent of the Supermajority Lenders of the respective Tranche, reduce the amount of or extend the date of, any Tranche A Term Loan Scheduled
Repayment, Tranche B Term Loan Scheduled Repayment, Tranche C Term Loan
Scheduled Repayment or Incremental Term Loan Scheduled Repayment (except that, if additional Loans are made pursuant to a given Tranche, the Scheduled
Repayments of such Tranche may be increased on a proportionate basis without the consent otherwise required by this clause (10)), or amend the definition of
Supermajority Lenders (it being understood that, with the consent of the
Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Supermajority Lenders on substantially the same basis as the extensions of Loans and Commitments are included on the
Effective Date). Notwithstanding anything to the contrary contained above in this Section 13.12(a), the Administrative Agent and/or the Collateral Agent
shall be permitted to enter into such amendments and/or modifications to the
Foreign Security Documents which may be required in the discretion of the
Administrative Agent and/or the Collateral Agent which are of a technical nature and/or are, in the judgment of the Collateral Agent, required by applicable law, in the interests of the Secured Creditors or necessary or, in the reasonable opinion of the Collateral Agent, advisable to preserve, maintain, perfect and/or protect the security interests purported to the granted by the respective
Foreign Security Documents.

          (b) If, in connection with any proposed change, waiver, discharge or termination of or to any of the provisions of this Agreement as contemplated by clauses (i) through (vi), inclusive, of the first proviso to Section 13.12(a), the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then Holdings shall have the right, so long as all non-consenting Lenders whose individual consent is required are treated as described in either clause (A) or (B) below, to either (A) replace each such non-consenting Lender or Lenders (or, at the option of Holdings if the respective Lender's consent is required with respect to less than all Tranches (or related Commitments), to replace only the respective Tranche or Tranches of Commitments (and related Obligations) and/or
Loans of the respective non-consenting Lender which gave rise to the need to obtain such Lender's individual consent) with one or more Replacement Lenders pursuant to Section 2.13 so long as at the time of such replacement, each such
Replacement Lender consents to the proposed change, waiver, discharge or termination or (B) terminate each Tranche of Revolving Loan Commitment of such non-consenting Lender (if such Lender's consent is required as a result of such
Tranche of its Revolving Loan Commitment), and/or repay outstanding Obligations under each Tranche of such Lender which gave rise to the need to obtain such
Lender's consent, in accordance with Sections 4.02(b) and/or 5.01(vii), provided that, unless the Commitments which are terminated and Loans and other
Obligations which are repaid pursuant to preceding clause (B) are immediately replaced in full at such time through the addition of new Lenders or the increase of the Commitments and/or outstanding Loans of existing Lenders (who in each case must specifically consent thereto), then in the case of any action pursuant to preceding clause (B), the Required Lenders (determined both (x)
after giving effect to the proposed action and (y) as if the Commitments, Loans and related Obligations being terminated and/or repaid (and not replaced) were not outstanding) shall specifically consent thereto, provided further, that
Holdings shall not have the right to replace a Lender, terminate its Commitment or repay its Loans or other Obligations solely as a result of the exercise of such Lender's rights (and the withholding of any required consent by such
Lender) pursuant to the second proviso to Section 13.12(a).

                                     -167-

          (c) Notwithstanding anything to the contrary contained in clause (a)
above of this Section 13.12, the respective Borrower, the Administrative Agent and each Incremental Term Loan Lender may, in accordance with the provisions of
Section 2.15, enter into an Incremental Term Loan Commitment Agreement, provided that after the execution and delivery by the respective Borrower, the
Administrative Agent and each such Incremental Term Loan Lender of such
Incremental Term Loan Commitment Agreement, such Incremental Term Loan
Commitment Agreement may thereafter only be modified in accordance with the requirements of clause (a) above of this Section 13.12.

          13.13 Survival. All indemnities set forth herein including, without limitation, in Sections 2.10, 2.11, 3.06, 5.04, 12.07, 13.01 and 13.17, shall survive the execution and delivery of this Agreement and the making and repayment of the Loans and the other Obligations.

          13.14 Domicile of Loans and Commitments. Each Lender may transfer and carry its Loans and/or Commitments at, to or for the account of any branch office, subsidiary or affiliate of such Lender. Notwithstanding anything to the contrary contained herein, to the extent that a transfer of Loans pursuant to this Section 13.14 would, at the time of such transfer, result in increased costs under Sections 2.10, 2.11, 3.06 or 5.04 from those being charged by the respective Lender prior to such transfer, then the Borrowers shall not be obligated to pay such increased costs (although the Borrowers shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective transfer).

          13.15 Confidentiality. (a) Subject to the provisions of clause (b) of this Section 13.15, each of the Lenders agrees that it will use its reasonable efforts not to disclose without the prior consent of any Credit Agreement Party
(other than to its affiliates and its and their respective directors, employees, auditors, counsel or other professional advisors, to affiliates or to another
Lender if the Lender or such Lender's holding or parent company in its sole discretion determines that any such party should have access to such information) any information with respect to Holdings or any of its Subsidiaries which is now or in the future furnished pursuant to this Agreement; provided that any Lender may disclose any such information (a) as has become generally available to the public other than by virtue of a breach of this Section
13.15(a) by the respective Lender, (b) as may be required or appropriate (x) in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such Lender or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or
similar organizations (whether in the United States or elsewhere) or their successors or (y) in connection with any request or requirement of any such regulatory body, (c) as may be required or appropriate in respect to any summons or subpoena or in connection with any litigation, (d) to comply with any law, order, regulation or ruling applicable to such Lender, (e) to the Administrative
Agent, the Collateral Agent or any other Agent, (f) to any direct or indirect contractual counterparty in any swap, hedge or similar agreement (or to any such contractual counterparty's professional advisor), so long as such contractual counterparty (or such professional advisor) agrees to be bound by the provisions of this Section 13.15 and (g) to any creditor or any prospective transferee or participant in connection with any contemplated transfer or participation of any of the Obligations or any interest therein by such Lender; provided that such creditor or prospective transferee or participant agrees to be bound by the confidentiality provisions contained in this Section 13.15 to the same extent as such Lender.

          (b) Each Credit Agreement Party hereby acknowledges and agrees that each Lender may share with any of its affiliates or its investment advisors, and such affiliates and investment advisors may share with such Lender, any information related to Holdings or any of its Subsidiaries (including, without limitation, any non-public customer information regarding the

                                     -168-

creditworthiness of such entities), provided that such Persons shall be subject to the provisions of this Section 13.15 to the same extent as such Lender and shall only use such information in connection with matters relating to this
Agreement.

          13.16 Waiver of Jury Trial. EACH OF THE PARTIES TO THIS AGREEMENT
HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING
OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT
DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

          13.17 Register. Each of the Borrowers hereby designates the
Administrative Agent, and the Administrative Agent agrees, to serve as such
Borrower's agent, solely for purposes of this Section 13.17, to maintain a register at one of its offices in New York, New York (the "Register") on which it will record the Commitments from time to time of each of the Lenders, the
Loans made by each of the Lenders and each repayment in respect of the principal amount (or, Face Amount, as applicable) of the Loans of each Lender. Failure to make any such recordation, or any error in such recordation shall not affect either Borrower's obligations in respect of such Loans. With respect to any
Lender, the transfer of the Commitments of such Lender and the rights to the principal (or, Face Amount, as applicable) of, and interest on, any Loan made pursuant to such Commitments shall not be effective until such transfer is recorded on the Register maintained by the Administrative Agent with respect to ownership of such Commitments and/or Loans. Prior to such recordation, all amounts owing to the transferor with respect to such Commitments and/or Loans shall remain owing to the transferor. The registration of an assignment or transfer of all or part of any Commitments and/or Loans shall be recorded by the
Administrative Agent on the Register only upon the acceptance by the
Administrative Agent of a properly executed and delivered Assignment and
Assumption Agreement pursuant to Section 13.04(b). Coincident with the delivery of such an Assignment and Assumption Agreement to the Administrative Agent for
acceptance and the registration of assignment or transfer of all or part of a
Commitment and/or Loan, or as soon thereafter as practicable, the assigning or transferor Lender shall surrender any Note evidencing such Commitment and/or
Loan and such Note shall be marked "cancelled", and one or more new Notes in the same aggregate principal amount shall be issued to the assigning or transferor
Lender and/or, if requested thereby, the new Lender. The registration of any provision of Incremental Term Loan Commitments pursuant to Section 2.15 shall be recorded by the Administrative Agent on the Register only upon the acceptance of the Administrative Agent of a properly executed and delivered Incremental Term
Loan Commitment Agreement. Coincident with the delivery of such Incremental Term
Loan Commitment Agreement for acceptance and registration of the provision of an
Incremental Term Loan Commitment, or as soon thereafter as practicable, to the extent requested by such Incremental Term Loan Lenders and Incremental Term
Notes shall be issued, at the respective Borrower's expense, to such Incremental
Term Loan Lenders, to be in conformity with Section 2.05 (with appropriate modification) to the extent needed to reflect the Incremental Term Loan
Commitments and outstanding Incremental Term Loans made by such Incremental Term
Loan Lender. Each Borrower agrees to indemnify the Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature that may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties under this Section 13.17 in respect of the Loans and
Commitments made to such Borrower.

          13.18 English Language. This Agreement and all other Credit Documents shall be in the English language, except as required by applicable local law (in which event certified English translations thereof shall, upon the request of the Administrative Agent, be provided by Holdings to

                                     -169-

the Administrative Agent). All documents, certificates, reports or notices to be delivered or communications to be given or made by any party hereto pursuant to the terms of this Agreement or any other Credit Document shall be in the English language or, if originally written in another language, shall, upon request of the Administrative Agent, be accompanied by an accurate English translation upon which the other parties hereto shall have the right to rely for all purposes of this Agreement and the other Credit Documents.

          13.19 Special Provisions Regarding Pledges of Equity Interests in
Persons Not Organized in Qualified Jurisdictions. The parties hereto acknowledge and agree that the provisions of the various Security Documents executed and delivered by the Credit Parties require that, among other things, all Equity
Interests in, various Persons owned by the respective Credit Party be pledged, and delivered for pledge, pursuant to the Security Documents. The parties hereto further acknowledge and agree that each Credit Party shall be required to take all actions under the laws of the jurisdiction in which such Credit Party is organized to create and perfect all security interests granted pursuant to the various Security Documents and to take all actions under the laws of the United
States, Canada, Germany, France and Mexico to perfect the security interests in the Equity Interests of any Person organized under the laws of said jurisdictions (to the extent said Equity Interests are owned by any Credit
Party). Except as provided in the immediately preceding sentence, to the extent any Security Document requires or provides for the pledge of Equity Interests in any Person organized under the laws of a jurisdiction other than those specified in the immediately preceding sentence, it is acknowledged that, as of the
Initial Borrowing Date, no actions have been required to be taken to perfect, under local law of the jurisdiction of the Person who issued the respective promissory notes or whose Equity Interests are pledged, under the Security
Documents. The Credit Agreement Parties hereby agree that, following any reasonable request by the Administrative Agent or Required Lenders to do so,
each Credit Agreement Party shall, and shall cause its Subsidiaries to, take such actions (including, without limitation, the execution of Additional
Security Documents, the making of any filings and the delivery of appropriate legal opinions) under the local law of any jurisdiction with respect to which such actions have not already been taken as are determined by the Administrative
Agent or Required Lenders to be necessary or, in the reasonable opinion of the
Administrative Agent, advisable in order to fully perfect, preserve or protect the security interests granted pursuant to the various Security Documents under the laws of such jurisdictions. If requested to do so pursuant to this Section
13.19, all such actions shall be taken in accordance with the provisions of this
Section 13.19 and Sections 9.12 and 9.13 and within the time periods set forth therein. All conditions and representations contained in this Agreement and the other Credit Documents shall be deemed modified to the extent necessary to effect the foregoing and so that same are not violated by reason of the failure to take actions under local law (but only with respect to Equity Interests in
Persons organized under laws of jurisdictions other than the United States,
Canada, Germany, France or Mexico) not required to be taken in accordance with the provisions of this Section 13.19, provided that to the extent any representation or warranty would not be true because the foregoing actions were not taken, the respective representation of warranties shall be required to be true and correct in all material respects at such time as the respective action is required to be taken in accordance with the foregoing provisions of this
Section 13.19 or pursuant to Sections 9.12 and 9.13.

          13.20 Powers of Attorney; etc. Each of Holdings and the U.S. Borrower
is hereby authorized by, and on behalf of, the Canadian Borrower to give Notices of Borrowing, Notices of Conversion/Continuation and other notices and directions in connection with the extensions of credit and repayments thereof to be made pursuant to this Agreement to the Canadian Borrower (including without limitation notices as to the application of proceeds of such extensions of credit). The

                                     -170-

Canadian Borrower hereby grants to each of Holdings and the U.S. Borrower an irrevocable power-of attorney, in the Canadian Borrower's name, to take the actions contemplated above in this Section 13.20 and in the last sentence of
Section 2.13 hereof. Furthermore, the Canadian Borrower agrees that the Agents, the Issuing Lenders and the Lenders may at any time rely upon any notices, instructions or other information furnished by Holdings or the U.S. Borrower.

          13.21 Waiver of Sovereign Immunity. Each of the Credit Agreement
Parties, in respect of itself, its Subsidiaries, its process agents, and its properties and revenues, hereby irrevocably agrees that, to the extent that such
Credit Agreement Party, its Subsidiaries or any of its properties has or may hereafter acquire any right of immunity, whether characterized as sovereign immunity or otherwise, from any legal proceedings, whether in the United States,
Canada or elsewhere, to enforce or collect upon the Loans or any Credit Document or any other liability or obligation of such Credit Agreement Party or any of its Subsidiaries related to or arising from the transactions contemplated by any of the Credit Documents, including, without limitation, immunity from service of process, immunity from jurisdiction or judgment of any court or tribunal, immunity from execution of a judgment, and immunity of any of its property from attachment prior to any entry of judgment, or from attachment in aid of execution upon a judgment, such Credit Agreement Party, for itself and on behalf of its Subsidiaries, hereby expressly waives, to the fullest extent permissible under applicable law, any such immunity, and agrees not to assert any such right or claim in any such proceeding, whether in the United States, Canada or elsewhere. Without limiting the generality of the foregoing, each Credit
Agreement Party further agrees that the waivers set forth in this Section 13.21 shall have the fullest extent permitted under the Foreign Sovereign Immunities
Act of 1976 of the United States and are intended to be irrevocable for purposes of such Act.

          13.22 Judgment Currency. (a) The Credit Parties' obligations hereunder and under the other Credit Documents to make payments in the respective
Applicable Currency (the "Obligation Currency") shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by the
Administrative Agent, the Collateral Agent, the respective Issuing Lender or the respective Lender of the full amount of the Obligation Currency expressed to be payable to the Administrative Agent, the Collateral Agent, such Issuing Lender or such Lender under this Agreement or the other Credit Documents. If for the purpose of obtaining or enforcing judgment against any Credit Party in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the "Judgment Currency") an amount due in the
Obligation Currency, the conversion shall be made, at the Canadian Dollar
Equivalent or the U.S. Dollar Equivalent thereof, as the case may be, and, in the case of other currencies, the rate of exchange (as quoted by the
Administrative Agent or if the Administrative Agent does not quote a rate of exchange on such currency, by a known dealer in such currency designated by the
Administrative Agent) determined, in each case, as of the day on which the judgment is given (such day being hereinafter referred to as the "Judgment
Currency Conversion Date").

          (b) If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due by any Borrower, such Borrower covenants and agrees to pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount), as may be necessary to ensure that the amount paid in the Judgment
Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of Judgment

                                     -171-

Currency stipulated in the judgment or judicial award at the rate or exchange prevailing on the Judgment Currency Conversion Date.

          (c) For purposes of determining the U.S. Dollar Equivalent or the
Canadian Dollar Equivalent or any other rate of exchange for this Section, such amounts shall include any premium and costs payable in connection with the purchase of the Obligation Currency. If the amount of the Judgment Currency so purchased exceeds the sum originally due to the Lenders in the Judgment
Currency, the Lenders shall, except during the occurrence and continuation of an
Event of Default under paragraph (a), (b), (h), (i) or (j) of Section 11 (in which case such excess shall be applied by such Lender to any outstanding
Obligations owed to such Lender by any Credit Party), remit such excess to the relevant Borrower.

          13.23 Absence of Financial Assistance by Canadian Borrower. The
parties hereto acknowledge and agree that notwithstanding anything to the contrary in this Agreement (i) the Obligations of the U.S. Borrower and of
Holdings under this Agreement are solely those of the U.S. Borrower or Holdings, as the case may be, and not the Canadian Borrower (which shall have no liability therefor), and (ii) any indemnities or other amounts owing under Section 13.01 for which the Credit Agreement Parties may be deemed to be jointly and severally liable shall instead constitute the joint and several obligations of the U.S.
Borrower and of Holdings only and shall not be obligations of the Canadian
Borrower under this Agreement.

          13.24 Limitation on Additional Amounts, etc. Notwithstanding anything to the contrary contained in Section 2.10, 2.11 or 3.06 of this Agreement, unless a Lender gives notice to the respective Borrower that it is obligated to pay an amount under such Section within six months after the date the Lender incurs the respective increased costs, loss, expense or liability, reduction in amounts received or receivable or reduction in return on capital, then such
Lender shall only be entitled to be compensated for such amount by the respective Borrower pursuant to said Section 2.10, 2.11 or 3.06, as the case may be, to the extent of the costs, loss, expense or liability, reduction in amounts received or receivable or reduction in return on capital that are incurred or suffered on or after the date which occurs six months prior to such Lender giving notice to the respective Borrower that it is obligated to pay the respective amounts pursuant to said Section 2.10, 2.11 or 3.06, as the case may be (provided further that, if any Requirement of Law giving rise, directly or indirectly, to such obligation to pay under Section 2.10, 2.11 or 3.06, as the case may be, is retroactive, then the six month period referred to above shall be extended to include the period of retroactive effect thereof). This Section
13.24 shall have no applicability to any Section of this Agreement other than said Sections 2.10, 2.11 or 3.06.

          13.25 USA PATRIOT Act. Each Lender subject to the Act hereby notifies the Borrowers that pursuant to the requirements of the USA PATRIOT Act (Title
III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Patriot Act"), it is required to obtain, verify and record information that identifies the
Borrowers, which information includes the name and address of each of the
Borrowers and other information that will allow such Lender to identify each of the Borrowers in accordance with the Patriot Act.

          13.26 Abstract Acknowledgment of Indebtedness and Joint Creditorship;
Release of German Pledge Agreement. (a) In connection with the Local Law Pledge
Agreement pursuant to which the Canadian Borrower has pledged all of its Equity
Interests in its wholly-owned Subsidiary UNA 25. Equity Management GmbH (to be renamed CSA Holding (Deutschland) GmbH) to the Collateral Agent (the "German Law
Pledge Agreement"), the Canadian Borrower has granted an

                                     -172-

abstract acknowledgement of indebtedness (abstraktes Schuldanerkenntnis) to the
Collateral Agent in an amount of U.S.$500,000,000 in a separate agreement governed by German law (the "Abstract Acknowledgement of Indebtedness"). The
parties hereto agree that this Abstract Acknowledgement of Indebtedness has been entered into for purposes of the German Law Pledge Agreement and that it shall, notwithstanding any other provision of this Agreement and the Abstract
Acknowledgement of Indebtedness, reflect sums equal to, and in the currency of, each amount payable by the Canadian Borrower to each of the Secured Creditors
(as defined in the Canadian Pledge Agreement) under each of the Credit Documents and the Swap Agreements as and when that amount falls due for payment under the relevant Credit Document or Swap Agreement or would have fallen due but for any discharge resulting from failure of another Secured Creditor to take appropriate steps, in insolvency proceedings affecting the Canadian Borrower or any other
Credit Party, to preserve its entitlement to be paid that amount. For purposes of the Abstract Acknowledgement of Indebtedness only, the Collateral Agent shall be the joint creditor (together with the relevant Secured Creditor) of all obligations of the Canadian Borrower towards each of the Secured Creditors under the Credit Documents and the Swap Agreements.

          (b) Any amount due and payable by the Canadian Borrower to the
Collateral Agent under the Abstract Acknowledgement of Indebtedness shall be decreased to the extent that the other Secured Creditors have received (and are able to retain) payment in full of the corresponding amount under the other provisions of the Credit Documents or the Swap Agreements and any amount due and payable by the Canadian Borrower to the other Secured Creditors under those provisions shall be decreased to the extent that the Collateral Agent has received (and is able to retain) payment in full in cash of the corresponding amount under the Abstract Acknowledgement of Indebtedness, provided that the
Canadian Borrower may not consider its obligations towards a Secured Creditor to be so discharged by virtue of any set-off, counterclaim or similar defence that it may invoke vis-a-vis the Collateral Agent. For purposes of the Abstract
Acknowledgement of Indebtedness and German Law Pledge Agreement only, for the avoidance of doubt and notwithstanding any provision in the Abstract
Acknowledgement of Indebtedness, irrevocable and unconditional payment in full in cash of all of the Credit Document Obligations (as defined in the Canadian
Pledge Agreement) shall satisfy in full all obligations owed by the Canadian
Borrower under the Abstract Acknowledgement of Indebtedness.

          (c) Subject to paragraph (b) above, the rights of the Secured
Creditors (other than the Collateral Agent) to receive payment of amounts payable by the Canadian Borrower under the Credit Documents and the Swap
Agreements are several and are separate and independent from, and without prejudice to, the rights of the Collateral Agent to receive payment under the
Abstract Acknowledgement of Indebtedness.

          (d) On the German Pledge Termination Date (as defined below), the
German Law Pledge Agreement shall terminate and the security interests granted thereby shall be released automatically (provided that all indemnities set forth therein shall survive any such termination) and the Collateral Agent, at the request and expense of the Canadian Borrower, will execute and deliver to the
Canadian Borrower a proper instrument or instruments (including local law termination statements) acknowledging the satisfaction and termination of the
German Law Pledge Agreement (including, without limitation, local law termination statements and instruments of satisfaction, discharge and/or reconveyance), and will assign, transfer and deliver to the Canadian Borrower
(without recourse and without any representation or warranty) such of the Equity
Interests in UNA 25. Equity Management GmbH (to be renamed CSA Holding
(Deutschland) GmbH) as may be in the possession of the Collateral Agent or any of its sub-agents thereunder and as has not theretofore been

                                     -173-

sold or otherwise applied or released pursuant to the German Law Pledge
Agreement, together with any moneys at the time held by the Collateral Agent or any of its sub-agents hereunder. As used in this Agreement, "German Pledge
Termination Date" shall mean the date upon which the Commitments under the
Credit Agreement have been terminated, no Letter of Credit or Note is outstanding (and all Loans have been paid in full), all Letters of Credit have been terminated, and all other Credit Document Obligations (as defined in the
Canadian Pledge Agreement) (other than indemnities described in the German Law
Pledge Agreement and described in Section 13.01 hereof, and any other indemnities set forth in any other Security Documents, in each case which are not then due and payable) then due and payable have been paid in full.

          (e) In the event that any Equity Interests in UNA 25. Equity
Management GmbH (to be renamed CSA Holding (Deutschland) GmbH) are sold or otherwise disposed of (to a Person other than a Credit Party) at any time prior to the time at which all Credit Document Obligations (as defined in the Canadian
Pledge Agreement) have been paid in full and all Commitments and Letters of
Credit have been terminated, in connection with a sale or disposition permitted by Section 10.05 hereof or is otherwise released at the direction of the
Required Lenders (or all the Lenders if required by Section 13.12 hereof), the proceeds of such sale or disposition (or from such release) are applied in accordance with the terms of the Credit Agreement to the extent required to be so applied, such Equity Interests shall be automatically released from the security interest granted under the German Law Pledge Agreement and the
Collateral Agent, at the request and expense of the Canadian Borrower, will execute and deliver such documentation (including termination or partial release statements and the like in connection therewith) and assign, transfer and deliver to the Canadian Borrower (without recourse and without any representation or warranty) such Equity Interests as are then being (or has been) so sold or released and as may be in the possession of the Collateral
Agent (or, in the case of Equity Interests held by any sub-agent designated pursuant to the German Law Pledge Agreement, such sub-agent) and has not theretofore been released pursuant to this Agreement.

          (f) At any time that the Canadian Borrower desires that the Collateral
Agent execute and deliver any release documentation as provided in the foregoing in this Section 13.26, the Canadian Borrower shall deliver to the Collateral
Agent (and the relevant sub-agent, if any, designated pursuant to the German Law
Pledge Agreement) a certificate signed by an authorized officer of the Canadian
Borrower stating that the release of the respective Collateral is permitted pursuant to this Section 13.26. The Collateral Agent shall have no liability whatsoever to any other Secured Creditor (as defined in the Canadian Pledge
Agreement) as the result of any release of Collateral by it in accordance with
(or which the Collateral Agent believes to be in accordance with) this Section
13.26.

          (g) If at any time all of the Equity Interests of the Canadian
Borrower owned by the U.S. Borrower or any of its Subsidiaries are sold (to a
Person other than a Credit Party) in a transaction permitted pursuant to the
Credit Agreement (and which does not violate the terms of any other Secured Debt
Agreement (as defined in the Canadian Pledge Agreement) then in effect), then, at the request and expense of the U.S. Borrower, the Canadian Borrower shall be released as a pledgor under the German Law Pledge Agreement pursuant to this
Section 13.26 automatically without any further action hereunder (it being understood that the sale of all of the Equity Interests in any Person that owns, directly or indirectly, all of the Equity Interests in the Canadian Borrower
shall be deemed to be a sale of all of the Equity Interests in the Canadian
Borrower for purposes of this Section), and the Collateral Agent is authorized and directed to execute and deliver such instruments of release as are reasonably satisfactory to it. At any time that the U.S. Borrower desires that the Canadian Borrower be released from the German Law Pledge Agreement as provided in this Section

                                     -174-

13.26, the U.S. Borrower shall deliver to the Collateral Agent a certificate signed by a principal executive officer of the U.S. Borrower stating that the release of the Canadian Borrower is permitted pursuant to this Section 13.26.
The Collateral Agent shall have no liability whatsoever to any other Secured
Creditor as a result of the release of the Canadian Borrower by it in accordance with, or which it believes to be in accordance with, this Section 13.26.

          13.27 Post-Closing Actions. Notwithstanding anything to the contrary contained in this Agreement or the other Credit Documents, the parties hereto acknowledge and agree that:

          (a) The U.S. Credit Parties are not required to have filed (or cause to have filed) on or prior to the Initial Borrowing Date Financing
     Statements (on Form UCC-1) necessary to perfect the security interests purported to be created by the U.S. Security Agreement or the U.S. Pledge
     Agreement, it being understood that the Collateral Agent shall file (or cause to have filed) all of such Financing Statements (Form UCC-1)
     necessary to perfect the security interest purported to be created by the
     U.S. Security Agreement and the U.S. Pledge Agreement promptly following the Initial Borrowing Date.

          (b) The applicable Credit Parties shall deliver to the Collateral
     Agent pursuant to the relevant Pledge Agreement the certificates evidencing the capital stock of Cooper-Standard Automotive (Australia) Pty. Ltd., CSA
     (Barbados) Investment Co. Ltd., Cooper-Standard Automotive India Private
     Limited, Cooper-Standard Services Korea, Inc., Cooper-Standard Automotive
     Korea, Inc. and Cooper-Standard Automotive UK Sealing Limited, as the case may be, within 20 days following the Initial Borrowing Date; provided that the share certificates representing 20 shares in Cooper-Standard Automotive
     India Private Limited shall only be required to be provided within 60 days following the Initial Borrowing Date.

          (c) The actions relating to the Mortgages and Real Property of
     Holdings and its Subsidiaries described on Part A of Schedule XIV shall be completed in accordance with Part A of said Schedule XIV.

          (d) The Canadian Borrower is not required to have filed on or prior to the Initial Borrowing Date the notices of security interest to be filed with the Canadian Intellectual Property Office ("CIPO") in order to better perfect the security interests in trademarks of the Canadian Borrower purported to be created by the Canadian Security Agreement, provided that the Canadian Borrower files or causes to be filed such notices, together with all documents required by CIPO to reflect ownership of such trademarks in the current name of the Canadian Borrower, not later than the 20th day after the Initial Borrowing Date.

          (e) The U.S. Borrower shall cause to be delivered to the
     Administrative Agent within 60 days following the Initial Borrowing Date a certificate signed by the chairman, a vice-chairman, the president or any vice-president of the U.S. Borrower, and attested to by the secretary, any assistant secretary or other senior officer of the U.S. Borrower, in a form reasonably satisfactory to the Administrative Agent, attaching copies of the certificate of incorporation, by-laws or equivalent organizational documents (the "Foreign Organization Documents") of each Foreign Subsidiary of the U.S. Borrower in respect of whose Equity Interests are being pledged by a Credit Party, and all of the foregoing (including each such certificate of incorporation, by-laws or other organizational document)
     shall be reasonably satisfactory to the Agents; provided that if any such
     Foreign Organization Documents of any such Foreign Subsidiary shall contain any restriction, prohibition or other limitation on the

                                     -175-

     granting of such aforementioned pledge, then the U.S. Borrower, upon the reasonable request of the Administrative Agent, shall, or shall cause such
     Foreign Subsidiary, to amend or otherwise modify such Foreign Organization
     Documents within 60 days following the Initial Borrowing Date to permit such pledge without restriction, prohibition or other limitation.

          (f) The Credit Agreement Parties shall cause each Foreign Subsidiary of the U.S. Borrower (other than the Canadian Credit Parties) identified on
     Part B of Schedule XIV to duly authorize and execute the Intercompany
     Subordination Agreement and deliver its original executed signature page to the Administrative Agent within 30 days following the Initial Borrowing
     Date and deliver contemporaneously therewith such other evidence of due authorization of such execution and delivery as the Administrative Agent may reasonably request.

          (g) The Credit Agreement Parties shall cause the delivery to the
     Administrative Agent of evidence of insurance (including the certificates of insurance) with regard to foreign insurance policies within 45 days following the Initial Borrowing Date.

          (h) The Credit Agreement Parties shall, and shall cause its
     Subsidiaries, to consummate each of the actions, within the applicable specified time periods, set forth on Part C of Schedule XIV with respect to the Local Law Pledge Agreements.

          All conditions precedent and representations contained in this
Agreement and the other Credit Documents shall be deemed modified to the extent necessary to effect the foregoing (and to permit the taking of the actions described above within the time periods required above, rather than as elsewhere provided in the Credit Documents), provided that (x) to the extent any representation and warranty would not be true because the foregoing actions were not taken on the Initial Borrowing Date, the respective representation and warranty shall be required to be true and correct in all material respects at the time the respective action is taken (or was required to be taken) in accordance with the foregoing provisions of this Section 13.27 and (y) all representations and warranties relating to the Security Documents shall be required to be true immediately after the actions required to be taken by
Section 13.27 have been taken (or were required to be taken). The occurrence of each Credit Event shall constitute a representation, warranty and covenant by the Credit Agreement Parties to each of the Lenders that the actions required pursuant to this Section 13.27 will be, or have been, taken within the relevant time periods referred to in this Section 13.26 and that, at such time, all representations and warranties contained in this Agreement and the other Credit
Documents shall then be true and correct in all material respects without any modification pursuant to this Section 13.27, and the parties hereto acknowledge and agree that the failure to take any of the actions required above, within the relevant time periods required above, shall give rise to an immediate Event of
Default pursuant to this Agreement.

          SECTION 14. Holdings Guaranty.

          14.01 The Guaranty. In order to induce the each of the Agents, the
Collateral Agent, the Issuing Lenders and the Lenders to enter into this
Agreement and to extend credit hereunder, and to induce the other Guaranteed
Creditors to enter into Swap Agreements, and in recognition of the direct benefits to be received by Holdings from the proceeds of the Loans, the issuance of the Letters of Credit and the entering into of such Swap Agreements, Holdings hereby agrees with the primary, absolute and unconditional, as follows: Holdings hereby unconditionally and irrevocably guarantees, as primary obligor and not merely as surety the full and prompt payment when due, whether upon

                                     -176-

maturity, acceleration or otherwise, of any and all of the Holdings Guaranteed
Obligations to the Guaranteed Creditors. If any or all of the Holdings
Guaranteed Obligations to the Guaranteed Creditors becomes due and payable hereunder, Holdings unconditionally and irrevocably promises to pay such indebtedness to the Guaranteed Creditors, or order, on demand, together with any and all expenses which may be incurred by the Guaranteed Creditors in collecting any of the Holdings Guaranteed Obligations. This Holdings Guaranty is a guaranty of payment and not of collection. This Holdings Guaranty is a continuing one and all liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon. If claim is ever made upon any Guaranteed Creditor for repayment or recovery of any amount or amounts received in payment or on account of any of the Holdings Guaranteed
Obligations and any of the aforesaid payees repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (ii) any settlement or compromise of any such claim effected by such payee with any such claimant (including the Borrowers and any other Holdings Guaranteed Party), then and in such event Holdings agrees that any such judgment, decree, order, settlement or compromise shall be binding upon Holdings, notwithstanding any revocation of this Holdings Guaranty or any other instrument evidencing any liability of either Borrower or any other Holdings Guaranteed Party, and
Holdings shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.

          14.02 Bankruptcy. Additionally, Holdings unconditionally and irrevocably guarantees the payment of any and all of the Holdings Guaranteed
Obligations to the Guaranteed Creditors whether or not due or payable by either
Borrower or any other Holdings Guaranteed Party upon the occurrence of any of the events specified in clause (h), (i) or (j) of Section 11, and irrevocably and unconditionally promises to pay such indebtedness to the Guaranteed
Creditors, or order, on demand.

          14.03 Nature of Liability. The liability of Holdings hereunder is primary, absolute and unconditional, exclusive and independent of any security for or other guaranty of the Holdings Guaranteed Obligations whether executed by
Holdings, any other guarantor or by any other party, and the liability of
Holdings hereunder is not affected or impaired by (a) any direction as to application of payment by either Borrower, any other Holdings Guaranteed Party or any other party, or (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the Holdings
Guaranteed Obligations, or (c) any payment on or in reduction of any such other guaranty or undertaking, or (d) any dissolution, termination or increase, decrease or change in personnel by either Borrower or any other Holdings
Guaranteed Party, or (e) any payment made to the Guaranteed Creditors on the
Holdings Guaranteed Obligations which any such Guaranteed Creditor repays to either Borrower or any other Holdings Guaranteed Party pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and Holdings waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding, or (f) any action or inaction of the type described in Section 14.05, or (g) the lack of validity or enforceability of any Credit Document or any other instrument relating thereto.

          14.04 Independent Obligation. No invalidity, irregularity or unenforceability of all or any part of the Holdings Guaranteed Obligations or of any security therefor shall affect, impair or be a defense to this Holdings
Guaranty, and this Holdings Guaranty shall be primary, absolute and unconditional notwithstanding the occurrence of any event or the existence of any other circumstances which might constitute a legal or equitable discharge of a surety or guarantor except

                                     -177-

payment in full in cash of the Holdings Guaranteed Obligations. The obligations of Holdings hereunder are independent of the obligations of either Borrower, any other Holdings Guaranteed Party, any other guarantor or any other party and a separate action or actions may be brought and prosecuted against Holdings whether or not action is brought against either Borrower, any other Holdings
Guaranteed Party, any other guarantor or any other party and whether or not either Borrower, any other Holdings Guaranteed Party, any other guarantor or any other party be joined in any such action or actions. Holdings waives, to the fullest extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by a
Borrower or any other Holdings Guaranteed Party or other circumstance that operates to toll any statute of limitations as to such Borrower or such other
Holdings Guaranteed Party shall operate to toll the statute of limitations as to
Holdings.

          14.05 Authorization. Holdings authorizes the Guaranteed Creditors without notice or demand (except as shall be required by applicable statute and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to:

          (a) change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew, increase, accelerate or alter, any of the Holdings Guaranteed Obligations (including any increase or decrease in the principal amount thereof or the rate of interest or fees thereon), any security therefor, or any liability incurred directly or indirectly in respect thereof, and this Holdings Guaranty made shall apply to the
     Holdings Guaranteed Obligations as so changed, extended, renewed, increased or altered;

          (b) take and hold security for the payment of the Holdings Guaranteed
     Obligations and sell, exchange, release, impair, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Holdings Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset thereagainst;

          (c) exercise or refrain from exercising any rights against either
     Borrower, any other Holdings Guaranteed Party or others or otherwise act or refrain from acting;

          (d) release or substitute any one or more endorsers, guarantors, either Borrower, any other Holdings Guaranteed Party or other obligors;

          (e) settle or compromise any of the Holdings Guaranteed Obligations, any security therefor or any liability (including any of those hereunder)
     incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of either Borrower or any other Holdings
     Guaranteed Party to their respective creditors other than the Guaranteed
     Creditors;

          (f) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of either Borrower or any other Holdings
     Guaranteed Party to the Guaranteed Creditors regardless of what liability or liabilities of such Borrower or such other Holdings Guaranteed Party remain unpaid;

          (g) consent to or waive any breach of, or any act, omission or default under, this Agreement, any other Credit Document or any Swap Agreement or any of the instruments or

                                     -178-

     agreements referred to herein or therein, or otherwise amend, modify or supplement this Agreement, any other Credit Document, any Swap Agreement or any of such other instruments or agreements; and/or

          (h) take any other action that would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of
     Holdings from its liabilities under this Holdings Guaranty.

          14.06 Reliance. It is not necessary for the Guaranteed Creditors to inquire into the capacity or powers of either Borrower or any other Holdings
Guaranteed Party or the officers, directors, partners or agents acting or purporting to act on their behalf, and any Holdings Guaranteed Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

          14.07 Subordination. Any of the indebtedness of either Borrower or any other Holdings Guaranteed Party now or hereafter owing to Holdings is hereby subordinated to the Holdings Guaranteed Obligations of such Borrower or such other Holdings Guaranteed Party owing to the Guaranteed Creditors; and if the
Administrative Agent so requests at a time when an Event of Default exists, all such indebtedness of such Borrower or such other Holdings Guaranteed Party to
Holdings shall be collected, enforced and received by Holdings for the benefit of the Guaranteed Creditors and be paid over to the Administrative Agent on behalf of the Guaranteed Creditors on account of the Holdings Guaranteed
Obligations of such Borrower or such Holdings Guaranteed Party to the Guaranteed
Creditors, but without affecting or impairing in any manner the liability of
Holdings under the other provisions of this Holdings Guaranty. Prior to the transfer by Holdings of any note or negotiable instrument evidencing any of the indebtedness of either Borrower or any other Holdings Guaranteed Party to
Holdings, Holdings shall mark such note or negotiable instrument with a legend that the same is subject to this subordination.

          14.08 Waiver. (a) Holdings waives any right (except as shall be required by applicable statute and cannot be waived) to require any Guaranteed
Creditor to (i) proceed against either Borrower, any other Holdings Guaranteed
Party, any other guarantor or any other party, (ii) proceed against or exhaust any security held from either Borrower, any other Holdings Guaranteed Party, any other guarantor or any other party or (iii) pursue any other remedy in any
Guaranteed Creditor's power whatsoever. Holdings waives any defense based on or arising out of any defense of either Borrower, any other Holdings Guaranteed
Party, any other guarantor or any other party, other than payment in full in cash of the Holdings Guaranteed Obligations, based on or arising out of the disability of either Borrower, any other Holdings Guaranteed Party, any other guarantor or any other party, or the unenforceability of the Holdings Guaranteed
Obligations or any part thereof from any cause, or the cessation from any cause of the liability of either Borrower or any other Holdings Guaranteed Party other than payment in full in cash of the Holdings Guaranteed Obligations. The
Guaranteed Creditors may, at their election, foreclose on any security held by the Administrative Agent, the Collateral Agent or any other Guaranteed Creditor by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Guaranteed Creditors may have against either Borrower, any other Holdings Guaranteed Party or any other party, or any security, without affecting or impairing in any way the liability of Holdings hereunder except to the extent the Holdings Guaranteed
Obligations have been paid in full in cash. Holdings waives any defense arising out of any such election by the Guaranteed Creditors, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy

                                     -179-

of Holdings against either Borrower, any other Holdings Guaranteed Party or any other party or any security.

          (b) Holdings waives all presentments, demands for performance, protests and notices, including, without limitation, notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Holdings
Guaranty, and notices of the existence, creation or incurring of new or additional Holdings Guaranteed Obligations. Holdings assumes all responsibility for being and keeping itself informed of each Borrower's and each other Holdings
Guaranteed Party's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Holdings Guaranteed
Obligations and the nature, scope and extent of the risks which Holdings assumes and incurs hereunder, and agrees that the Guaranteed Creditors shall have no duty to advise Holdings of information known to them regarding such circumstances or risks.

          (c) Until such time as the Holdings Guaranteed Obligations have been paid in full in cash, Holdings hereby waives all rights of subrogation which it may at any time otherwise have as a result of this Holdings Guaranty (whether contractual, under Section 509 of the Bankruptcy Code, or otherwise) to the claims of the Guaranteed Creditors against either Borrower, any other Holdings
Guaranteed Party or any other guarantor of the Holdings Guaranteed Obligations and all contractual, statutory or common law rights of reimbursement, contribution or indemnity from either Borrower, any other Holdings Guaranteed
Party or any other guarantor which it may at any time otherwise have as a result of this Holdings Guaranty.

          (d) Holdings hereby acknowledges and affirms that it understands that to the extent the Holdings Guaranteed Obligations are secured by Real Property located in California, Holdings shall be liable for the full amount of the liability hereunder notwithstanding the foreclosure on such Real Property by trustee sale or any other reason impairing Holdings' or any Guaranteed
Creditor's right to proceed against either Borrower, any other Holdings
Guaranteed Party or any other guarantor of the Holdings Guaranteed Obligations.
In accordance with Section 2856 of the California Code of Civil Procedure,
Holdings hereby waives until such time as the Holdings Guaranteed Obligations have been paid in full in cash:

          (i) all rights of subrogation, reimbursement, indemnification, and contribution and any other rights and defenses that are or may become available to Holdings by reason of Sections 2787 to 2855, inclusive, 2899 and 3433 of the California Code of Civil Procedure;

          (ii) all rights and defenses that Holdings may have because the
     Holdings Guaranteed Obligations are secured by Real Property located in
     California, meaning, among other things, that: (A) the Guaranteed Creditors may collect from Holdings without first foreclosing on any real or personal property collateral pledged by either Borrower or any other Credit Party, and (B) if the Guaranteed Creditors foreclose on any Real Property collateral pledged by either Borrower or any other Credit Party, (1) the amount of the Holdings Guaranteed Obligations may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price, and (2) the Guaranteed
     Creditors may collect from Holdings even if the Guaranteed Creditors, by foreclosing on the Real Property collateral, have destroyed any right
     Holdings may have to collect from either Borrower or any other Holdings
     Guaranteed Party, it being understood that this is an unconditional and irrevocable waiver of any rights and defenses Holdings may have because the
     Holdings Guaranteed Obligations are secured by Real Property (including,

                                     -180-

     without limitation, any rights or defenses based upon Sections 580a, 580d or 726 of the California Code of Civil Procedure); and

          (iii) all rights and defenses arising out of an election of remedies by the Guaranteed Creditors, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for the Holdings
     Guaranteed Obligations, has destroyed Holdings' rights of subrogation and reimbursement against either Borrower or any other Holdings Guaranteed
     Party by the operation of Section 580d of the California Code of Civil
     Procedure or otherwise.

          (e) Holdings warrants and agrees that each of the waivers set forth above is made with full knowledge of its significance and consequences and that if any of such waivers are determined to be contrary to any applicable law of public policy, such waivers shall be effective only to the maximum extent permitted by law.

          14.09 Payments. All payments made by Holdings pursuant to this Section
14 shall be made in the respective Applicable Currency in which the Holdings
Guaranteed Obligations are then due and payable (giving effect, in the circumstances contemplated by Section 2.14, to any conversion occurring pursuant thereto). All payments made by Holdings pursuant to this Section 14 will be made without setoff, counterclaim or other defense, and shall be subject to the provisions of Sections 5.03, 5.04 and 13.22.

          14.10 Maximum Liability. It is the desire and intent of Holdings and the Guaranteed Creditors that this Holdings Guaranty shall be enforced against
Holdings to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If, however, and to the extent that, the obligations of Holdings under this Holdings Guaranty shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers), then the amount of Holdings' obligations under this Holdings Guaranty shall be deemed to be reduced and Holdings shall pay the maximum amount of the Holdings Guaranteed Obligations which would be permissible under applicable law.

          SECTION 15. U.S. Borrower's Guaranty.

          15.01 The U.S. Borrower's Guaranty. In order to induce the each of the
Agents, the Collateral Agent, the Issuing Lenders and the Lenders to enter into this Agreement and to extend credit hereunder, and to induce the other
Guaranteed Creditors to enter into Swap Agreements, and in recognition of the direct benefits to be received by the U.S. Borrower from the proceeds of the
Loans, the issuance of the Letters of Credit and the entering into of such Swap
Agreements, the U.S. Borrower hereby agrees with the Guaranteed Creditors as follows: the U.S. Borrower hereby unconditionally and irrevocably guarantees, as primary obligor and not merely as surety the full and prompt payment when due, whether upon maturity, acceleration or otherwise, of any and all of the U.S.
Borrower Guaranteed Obligations to the Guaranteed Creditors. If any or all of
the U.S. Borrower Guaranteed Obligations to the Guaranteed Creditors becomes due and payable hereunder, the U.S. Borrower unconditionally and irrevocably promises to pay such indebtedness to the Guaranteed Creditors, or order, on demand, together with any and all expenses which may be incurred by the
Guaranteed Creditors in collecting any of the U.S. Borrower Guaranteed
Obligations. This U.S. Borrower's Guaranty is a guaranty of payment and not of collection. This U.S. Borrower's Guaranty is a continuing one and all liabilities to which it applies or may apply under the terms

                                     -181-

hereof shall be conclusively presumed to have been created in reliance hereon.
If claim is ever made upon any Guaranteed Creditor for repayment or recovery of any amount or amounts received in payment or on account of any of the U.S.
Borrower Guaranteed Obligations and any of the aforesaid payees repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (ii) any settlement or compromise of any such claim effected by such payee with any such claimant (including the Canadian Borrower or any other U.S.
Borrower Guaranteed Party), then and in such event the U.S. Borrower agrees that any such judgment, decree, order, settlement or compromise shall be binding upon the U.S. Borrower, notwithstanding any revocation of this U.S. Borrower's
Guaranty or any other instrument evidencing any liability of the Canadian
Borrower or any U.S. Borrower Guaranteed Party, and the U.S. Borrower shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.

          15.02 Bankruptcy. Additionally, the U.S. Borrower unconditionally and irrevocably, guarantees the payment of any and all of the U.S. Borrower
Guaranteed Obligations to the Guaranteed Creditors whether or not due or payable by the Canadian Borrower or any other U.S. Borrower Guaranteed Party upon the occurrence of any of the events specified in clause (h), (i) or (j) of Section
11, and irrevocably and unconditionally promises to pay such indebtedness to the
Guaranteed Creditors, or order, on demand.

          15.03 Nature of Liability. The liability of the U.S. Borrower hereunder is primary, absolute and unconditional, exclusive and independent of any security for or other guaranty of the U.S. Borrower Guaranteed Obligations whether executed by the U.S. Borrower, any other guarantor or any other party, and the liability of the U.S. Borrower hereunder is not affected or impaired by
(a) any direction as to application of payment by the Canadian Borrower, any other U.S. Borrower Guaranteed Party or any other party, or (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the U.S. Borrower Guaranteed Obligations, or (c) any
payment on or in reduction of any such other guaranty or undertaking, or (d) any dissolution, termination or increase, decrease or change in personnel by the
Canadian Borrower or any other U.S. Borrower Guaranteed Party or (e) any payment made to the Guaranteed Creditors on the U.S. Borrower Guaranteed Obligations
which any such Guaranteed Creditor repays to the Canadian Borrower or any other
U.S. Borrower Guaranteed Party pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and the U.S. Borrower waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding, or (f) any action or inaction of the type described in Section 15.05, or (g) the lack of validity or enforceability of any Credit Document or any other instrument relating thereto.

          15.04 Independent Obligation. No invalidity, irregularity or unenforceability of all or any part of the U.S. Borrower Guaranteed Obligations or of any security therefor shall affect, impair or be a defense to this U.S.
Borrower's Guaranty, and this U.S. Borrower's Guaranty shall be primary, absolute and unconditional notwithstanding the occurrence of any event or the existence of any other circumstances which might constitute a legal or equitable discharge of a surety or guarantor except payment in full in cash of the U.S.
Borrower Guaranteed Obligations. The obligations of the U.S. Borrower hereunder are independent of the obligations of the Canadian Borrower, any other U.S.
Borrower Guaranteed Party, any other guarantor or any other party, and a separate action or actions may be brought and prosecuted against the U.S.
Borrower whether or not action is brought against the Canadian Borrower, any other U.S. Borrower Guaranteed Party, any other guarantor or any other party and whether or not the Canadian Borrower, any other U.S. Borrower Guaranteed

                                     -182-

Party, any other guarantor or any other party be joined in any such action or actions. The U.S. Borrower waives, to the fullest extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by the Canadian Borrower or any other U.S.
Borrower Guaranteed Party or other circumstance that operates to toll any statute of limitations as to the Canadian Borrower or such other U.S. Borrower
Guaranteed Party shall operate to toll the statute of limitations as to the U.S.
Borrower.

          15.05 Authorization. The U.S. Borrower authorizes the Guaranteed
Creditors without notice or demand (except as shall be required by applicable statute and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to:

          (a) change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew, increase, accelerate or alter, any of the U.S. Borrower Guaranteed Obligations (including any increase or decrease in the principal amount thereof or the rate of interest or fees thereon), any security therefor, or any liability incurred directly or indirectly in respect thereof, and this U.S. Borrower's Guaranty made shall apply to the U.S. Borrower Guaranteed Obligations as so changed, extended, renewed, increased or altered;

          (b) take and hold security for the payment of the U.S. Borrower
     Guaranteed Obligations and sell, exchange, release, impair, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the U.S. Borrower Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset thereagainst;

          (c) exercise or refrain from exercising any rights against the
     Canadian Borrower, any other U.S. Borrower Guaranteed Party or others or otherwise act or refrain from acting;

          (d) release or substitute any one or more endorsers, guarantors, the
     Canadian Borrower, any other U.S. Borrower Guaranteed Party or other obligors;

          (e) settle or compromise any of the U.S. Borrower Guaranteed
     Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Canadian Borrower or any other
     U.S. Borrower Guaranteed Party to their respective creditors other than the
     Guaranteed Creditors;

          (f) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Canadian Borrower or any other U.S.
     Borrower Guaranteed Party to the Guaranteed Creditors regardless of what liability or liabilities of the Canadian Borrower or such other U.S.
     Borrower Guaranteed Party remain unpaid;

          (g) consent to or waive any breach of, or any act, omission or default under, this Agreement, any other Credit Document or any Swap Agreement or any of the instruments or agreements referred to herein or therein, or otherwise amend, modify or supplement this Agreement, any other Credit
     Document or any Swap Agreement or any of such other instruments or agreements; and/or

                                     -183-

          (h) take any other action that would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of the U.S. Borrower from its liabilities under this U.S. Borrower's Guaranty.

          15.06 Reliance. It is not necessary for the Guaranteed Creditors to inquire into the capacity or powers of the Canadian Borrower or any other U.S.
Borrower Guaranteed Party or the officers, directors, partners or agents acting or purporting to act on its or their behalf, and any U.S. Borrower Guaranteed
Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

          15.07 Subordination. Any of the indebtedness of the Canadian Borrower or any other U.S. Borrower Guaranteed Party now or hereafter owing to the U.S.
Borrower is hereby subordinated to the U.S. Borrower Guaranteed Obligations of the Canadian Borrower or such other U.S. Borrower Guaranteed Party owing to the
Guaranteed Creditors; and if the Administrative Agent so requests at a time when an Event of Default exists, all such indebtedness of the Canadian Borrower or such other U.S. Borrower Guaranteed Party to the U.S. Borrower shall be collected, enforced and received by the U.S. Borrower for the benefit of the
Guaranteed Creditors and be paid over to the Administrative Agent on behalf of the Guaranteed Creditors on account of the U.S. Borrower Guaranteed Obligations of the Canadian Borrower or such other U.S. Borrower Guaranteed Party to the
Guaranteed Creditors, but without affecting or impairing in any manner the liability of the U.S. Borrower under the other provisions of this U.S.
Borrower's Guaranty. Prior to the transfer by the U.S. Borrower of any note or negotiable instrument evidencing any of the indebtedness of the Canadian
Borrower or any other U.S. Borrower Guaranteed Party to the U.S. Borrower, the
U.S. Borrower shall mark such note or negotiable instrument with a legend that the same is subject to this subordination.

          15.08 Waiver. (a) The U.S. Borrower waives any right (except as shall be required by applicable statute and cannot be waived) to require any
Guaranteed Creditor to (i) proceed against the Canadian Borrower, any other U.S.
Borrower Guaranteed Party, any other guarantor or any other party, (ii) proceed against or exhaust any security held from the Canadian Borrower, any other U.S.
Borrower Guaranteed Party, any other guarantor or any other party or (iii)
pursue any other remedy in any Guaranteed Creditor's power whatsoever. The U.S.
Borrower waives any defense based on or arising out of any defense of the
Canadian Borrower, any other U.S. Borrower Guaranteed Party, any other guarantor or any other party, other than payment in full in cash of the U.S. Borrower
Guaranteed Obligations, based on or arising out of the disability of the
Canadian Borrower, any other Guaranteed Party, any other guarantor or any other party, or the unenforceability of the U.S. Borrower Guaranteed Obligations or
any part thereof from any cause, or the cessation from any cause of the liability of the Canadian Borrower or any other U.S. Borrower Guaranteed Party other than payment in full in cash of the U.S. Borrower Guaranteed Obligations.
The Guaranteed Creditors may, at their election, foreclose on any security held by the Administrative Agent, the Collateral Agent or any other Guaranteed
Creditor by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the
Guaranteed Creditors may have against the Canadian Borrower, any other U.S.
Borrower Guaranteed Party or any other party, or any security, without affecting or impairing in any way the liability of the U.S. Borrower hereunder except to the extent the U.S. Borrower Guaranteed Obligations have been paid in full in cash. The U.S. Borrower waives any defense arising out of any such election by the Guaranteed Creditors, even though such election operates to impair or extinguish any right of reimbursement or

                                      -184-

subrogation or other right or remedy of the U.S. Borrower against the Canadian
Borrower, any other U.S. Borrower Guaranteed Party or any other party or any security.

          (b) The U.S. Borrower waives all presentments, demands for performance, protests and notices, including, without limitation, notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this U.S. Borrower's Guaranty, and notices of the existence, creation or incurring of new or additional U.S. Borrower Guaranteed Obligations. The U.S.
Borrower assumes all responsibility for being and keeping itself informed of the
Canadian Borrower's and each other U.S. Borrower Guaranteed Party's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the U.S. Borrower Guaranteed Obligations and the nature, scope and extent of the risks which the U.S. Borrower assumes and incurs hereunder, and agrees that the Guaranteed Creditors shall have no duty to advise the U.S.
Borrower of information known to them regarding such circumstances or risks.

          (c) Until such time as the U.S. Borrower Guaranteed Obligations have been paid in full in cash, the U.S. Borrower hereby waives all rights of subrogation which it may at any time otherwise have as a result of this U.S.
Borrower's Guaranty (whether contractual, under Section 509 of the Bankruptcy
Code, or otherwise) to the claims of the Guaranteed Creditors against the
Canadian Borrower, any other U.S. Borrower Guaranteed Party or any other guarantor of the U.S. Borrower Guaranteed Obligations and all contractual, statutory or common law rights of reimbursement, contribution or indemnity from the Canadian Borrower, any other U.S. Borrower Guaranteed Party or any other guarantor which it may at any time otherwise have as a result of this U.S.
Borrower's Guaranty.

          (d) The U.S. Borrower hereby acknowledges and affirms that it understands that to the extent the U.S. Borrower Guaranteed Obligations are secured by Real Property located in California, the U.S. Borrower shall be liable for the full amount of the liability hereunder notwithstanding the foreclosure on such Real Property by trustee sale or any other reason impairing the U.S. Borrower's or any Guaranteed Creditor's right to proceed against any
U.S. Borrower Guaranteed Party or any other guarantor of the U.S. Borrower
Guaranteed Obligations. In accordance with Section 2856 of the California Code of Civil Procedure, the U.S. Borrower hereby waives until such time as the U.S.
Borrower Guaranteed Obligations have been paid in full in cash:

          (i) all rights of subrogation, reimbursement, indemnification, and contribution and any other rights and defenses that are or may become available to the U.S. Borrower by reason of Sections 2787 to 2855, inclusive, 2899 and 3433 of the California Code of Civil Procedure;

          (ii) all rights and defenses that the U.S. Borrower may have because the U.S. Borrower Guaranteed Obligations are secured by Real Property located in California, meaning, among other things, that: (A) the
     Guaranteed Creditors may collect from the U.S. Borrower without first foreclosing on any real or personal property collateral pledged by any
     Credit Party, and (B) if the Guaranteed Creditors foreclose on any Real
     Property collateral pledged by any Credit Party, (1) the amount of the U.S.
     Borrower Guaranteed Obligations may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price, and (2) the Guaranteed Creditors may collect from the U.S. Borrower even if the Guaranteed Creditors, by foreclosing on the Real Property collateral, have destroyed any right the
     U.S. Borrower may have to collect from any U.S. Borrower Guaranteed Party, it being understood that this is an unconditional and irrevo-

                                      -185-

     cable waiver of any rights and defenses the U.S. Borrower may have because the U.S. Borrower Guaranteed Obligations are secured by Real Property
     (including, without limitation, any rights or defenses based upon Sections
     580a, 580d or 726 of the California Code of Civil Procedure); and

          (iii) all rights and defenses arising out of an election of remedies by the Guaranteed Creditors, even though that election of remedies, such as a non-judicial foreclosure with respect to security for the U.S. Borrower
     Guaranteed Obligations, has destroyed the U.S. Borrower' rights of subrogation and reimbursement against any U.S. Borrower Guaranteed Party by the operation of Section 680d of the California Code of Civil Procedure or
     otherwise.

          (e) The U.S. Borrower warrants and agrees that each of the waivers set forth above is made with full knowledge of its significance and consequences and that if any of such waivers are determined to be contrary to any applicable law of public policy, such waivers shall be effective only to the maximum extent permitted by law.

          15.09 Payments. All payments made by the U.S. Borrower pursuant to this Section 15 shall be made in the respective Applicable Currency in which the
U.S. Borrower Guaranteed Obligations are then due and payable (giving effect, in the circumstances contemplated by Section 2.14, to any conversion occurring pursuant thereto). All payments made by the U.S. Borrower pursuant to this
Section 15 will be made without setoff, counterclaim or other defense, and shall be subject to the provisions of Sections 5.03, 5.04 and 13.22.

          15.10 Maximum Liability. It is the desire and intent of the U.S
Borrower and the Guaranteed Creditors that this U.S. Borrower's Guaranty shall be enforced against the U.S Borrower to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If, however, and to the extent that, the obligations of the U.S Borrower under this U.S. Borrower's Guaranty shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers), then the amount of the U.S Borrower's obligations under this U.S.
Borrower's Guaranty shall be deemed to be reduced and the U.S. Borrower shall pay the maximum amount of the U.S Borrower Guaranteed Obligations which would be permissible under applicable law.

                                     * * * *

                                      -186-

          IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

Address:

39550 Orchard Hill Place Drive       CSA ACQUISITION CORP.
Novi, MI 48375
Telephone No.:
Facsimile No.:                       By /s/ Allen J. Campbell
Attention:                              ----------------------------------------
                                        Title: Vice President

39550 Orchard Hill Place Drive       COOPER-STANDARD AUTOMOTIVE INC.
Novi, MI 48375
Telephone No.:
Facsimile No.:                       By /s/ Allen J. Campbell
Attention:                              ----------------------------------------
                                        Title: Vice President

703 Douro Street                     COOPER-STANDARD AUTOMOTIVE CANADA
Stratford, Ontario                   LIMITED
N5A 3T1
Telephone No.:
Facsimile No.:                       By /s/ Allen J. Campbell
Attention:                              ----------------------------------------
                                        Title: Vice President and Director

                                     DEUTSCHE BANK TRUST COMPANY AMERICAS,
                                     Individually and as Administrative Agent

                                     By /s/ Marguerite Sutton
                                        ----------------------------------------
                                        Title: Vice President

                                     DEUTSCHE BANK SECURITIES INC.,
                                     as Joint Lead Arranger

                                     By /s/ James Paris
                                        ----------------------------------------
                                        Title: Director

                                     By /s/ Kevin M. Sherlock
                                        ----------------------------------------
                                        Title: Vice President

                                     LEHMAN COMMERCIAL PAPER INC.,
                                     Individually and as Syndication Agent

                                     By /s/ Craig Malloy
                                        ----------------------------------------
                                        Title: Authorized Signatory

                                     LEHMAN BROTHERS INC.,
                                     Individually and as and Joint Lead Arranger

                                     By /s/ Francis Chang
                                        ----------------------------------------
                                        Title: Vice President

                                     GOLDMAN SACHS CREDIT PARTNERS, L.P.,
                                     Individually and as Co-Documentation Agent

                                     By /s/ William W. Archer
                                        ----------------------------------------
                                        Title: Managing Director

                                     UBS SECURITIES LLC,
                                     As Co-Documentation Agent

                                     By /s/ Thomas J.W. Archie
                                        ----------------------------------------
                                        Title: Director

                                     By /s/ Oliver O. Trumbo II
                                        ----------------------------------------
                                        Title: Director

                                     UBS Loan Finance LLC,
                                     As a Lender

                                     By /s/ Joselin Fernandes
                                        ----------------------------------------
                                        Title: Associate Director Banking
                                               Products Services, US

                                     By /s/ Doris Mesa
                                        ----------------------------------------
                                        Title: Associate Director Banking
                                               Products Services, US

                                       (2)

                                     THE BANK OF NOVA SCOTIA,
                                     Individually and as Co-Documentation Agent

                                     By /s/ V. Gibson
                                        ----------------------------------------
                                        Title: Assistant Agent

                                     DEUTSCHE BANK AG, CANADA BRANCH,
                                     as Lender

                                     By /s/ Karyn Curran
                                        ----------------------------------------
                                        Title: Credit Product Manager

                                     By /s/ John Maynard
                                        ----------------------------------------
                                        Title: Managing Director

                                      (3)

                         LIST OF LENDERS AND COMMITMENTS

                         Multicurrency
                           Facility               Dollar
                           Revolving             Facility             Tranche A            Tranche B             Tranche C
                             Loan             Revolving Loan          Term Loan            Term Loan             Term Loan
Lender                     Commitment           Commitment           Commitment            Commitment            Commitment
------                ------------------   -------------------   ------------------   -------------------   -------------------

Deutsche Bank Trust
   Company Americas   U.S.$25,000,000.00   U.S.$   100,000,000                        U.S.$   115,000,000   U.S.$185,000,000.00
Deutsche Bank AG,
   Canada Branch                                                 U.S.$50,000,000.00
TOTAL                 U.S.$25,000,000.00   U.S.$100,000,000.00   U.S.$50,000,000.00   U.S.$115,000,000.00   U.S.$185,000,000.00

                                       (i)